Exhibit 10.2

CREDIT AGREEMENT

among

INAMED CORPORATION

as Borrower

The Several Lenders

from Time to Time Parties Hereto

FIRST UNION NATIONAL BANK,

as Administrative Agent,

BEAR STEARNS CORPORATE LENDING INC.,

as Syndication Agent,

GMAC COMMERCIAL CREDIT LLC,

as Documentation Agent,

and

BEAR, STEARNS & CO.,

as Arranger

Dated as of February 1, 2000

INDEX

1.	Credit Agreement

SCHEDULES
	Schedule 1.1A	Commitments
	Schedule 4.4	Consents, Authorizations, Filings and Notices
	Schedule 4.6	Litigation
	Schedule 4.9	Intellectual Property
	Schedule 4.15	Subsidiaries
	Schedule 4.19	UCC Filing Jurisdictions
	Schedule 7.2(d)	Existing Indebtedness
	Schedule 7.3(f)	Existing Liens
	Schedule 7.8 (i)	Existing Investments

EXHIBITS

	Exhibit A	Form of Guarantee and Collateral Agreement
	Exhibit B	Form of Compliance Certificate
	Exhibit C	Form of Closing Certificate
	Exhibit D	Form of Assignment and Acceptance
	Exhibit E - 1	Form of Legal Opinion of Skadden, Arps, Slate, Meagher & Flom
	Exhibit E - 2	Form of Legal Opinion of David Bamberger, General Counsel to the Borrower
	Exhibit F	Form of Tax Exemption Certificate
	Exhibit G - 1	Form of Term Note
	Exhibit G - 2	Form of Revolving Note
	Exhibit G - 3	Form Swing Line Note
	Exhibit H	Form of Standby Letter of Credit

2.	Guarantee and Collateral Agreement

3.	Acknowledgment and Consent Forms

4.	Inamed Corporation Officers Certificate

5.	Closing Certificates

Inamed Corporation
Biodermis Corporation
Bioenterics Corporation
Bioplexus Corporation
Collagen Aesthetics, Inc.
Collagen Aesthetics International Inc.
CUI Corporation
Flowmatrix Corporation
Inamed Development Company
Inamed International Corp.
Inamed Japan, Inc.
McGhan Medical Corporation
Medisyn Technologies Corporation

6.	Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

7.	Legal Opinion of David Bamberger, General Counsel to Inamed Corporation

8.	Solvency Certificate

9.	Payoff Letter

10.	Insurance Certificates

2

EXECUTION COPY

$107,500,000

CREDIT AGREEMENT

among

INAMED CORPORATION,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

GMAC COMMERCIAL CREDIT LLC,

as Documentation Agent,

BEAR STEARNS CORPORATE LENDING INC.

as Syndication Agent,

and

FIRST UNION NATIONAL BANK,

as Administrative Agent

Dated as of February 1, 2000

BEAR, STEARNS & CO. INC., as Sole Lead Arranger and Sole Book Manager

SECTION 1. DEFINITIONS
1.1	Defined Terms
1.2	Other Definitional Provisions

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
2.1	Term Commitments
2.2	Procedure for Term Loan Borrowing
2.3	Repayment of Term Loans
2.4	Revolving Commitments
2.5	Procedure for Revolving Loan Borrowing
2.6	Swingline Commitment
2.7	Procedure for Swingline Borrowing; Refunding of Swingline Loans
2.8	Commitment Fees, etc .
2.9	Termination or Reduction of Revolving Commitments
2.10	Optional Prepayments
2.11	Mandatory Prepayments and Commitment Reductions
2.12	Conversion and Continuation Options
2.13	Limitations on Eurodollar Tranches
2.14	Interest Rates and Payment Dates
2.15	Computation of Interest and Fees
2.16	Inability to Determine Interest Rate
2.17	Pro Rata Treatment and Payments
2.18	Requirements of Law
2.19	Taxes
2.20	Indemnity
2.21	Change of Lending Office
2.22	Replacement of Lenders
2.23	Evidence of Debt
2.24	Illegality

SECTION 3. LETTERS OF CREDIT
3.1	L/C Commitment
3.2	Procedure for Issuance of Letter of Credit
3.3	Fees and Other Charges
3.4	L/C Participations
3.5	Reimbursement Obligation of the Borrower
3.6	Obligations Absolute
3.7	Letter of Credit Payments
3.8	Applications

SECTION 4. REPRESENTATIONS AND WARRANTIES
4.1	Financial Condition
4.2	No Change
4.3	Corporate Existence; Compliance with Law
4.4	Corporate Power; Authorization; Enforceable Obligations
4.5	No Legal Bar
4.6	Litigation
4.7	No Default
4.8	Ownership of Property; Liens

4.9	Intellectual Property
4.10	Taxes
4.11	Federal Regulations
4.12	Labor Matters
4.13	ERISA
4.14	Investment Company Act; Other Regulations
4.15	Subsidiaries
4.16	Use of Proceeds
4.17	Environmental Matters
4.18	Accuracy of Information, etc
4.19	Security Documents
4.20	Solvency
4.21	Year 2000 Matters

SECTION 5. CONDITIONS PRECEDENT
5.1	Conditions to Initial Extension of Credit
5.2	Conditions to Each Extension of Credit

SECTION 6. AFFIRMATIVE COVENANTS
6.1	Financial Statements
6.2	Certificates; Other Information
6.3	Payment of Obligations
6.4	Maintenance of Existence; Compliance
6.5	Maintenance of Property; Insurance
6.6	Inspection of Property; Books and Records; Discussions
6.7	Notices
6.8	Environmental Laws
6.9	Interest Rate Protection
6.10	Additional Collateral, etc
6.11	Further Assurances

SECTION 7. NEGATIVE COVENANTS
7.1	Financial Condition Covenants
7.2	Indebtedness
7.3	Liens
7.4	Fundamental Changes
7.5	Disposition of Property
7.6	Restricted Payments
7.7	Capital Expenditures
7.8	Investments
7.9	Transactions with Affiliates
7.10	Sales and Leasebacks
7.11	Changes in Fiscal Periods
7.12	Negative Pledge Clauses
7.13	Clauses Restricting Subsidiary Distributions
7.14	Lines of Business

SECTION 8. EVENTS OF DEFAULT

SECTION 9. THE AGENTS

ii

9.1	Appointment
9.2	Delegation of Duties
9.3	Exculpatory Provisions
9.4	Reliance by Agents
9.5	Notice of Default
9.6	Non-Reliance on Agents and Other Lenders
9.7	Indemnification
9.8	Agent in Its Individual Capacity
9.9	Successor Administrative Agent
9.10	Agents Generally
9.11	The Lead Arranger
9.12	The Documentation Agent

SECTION 10. MISCELLANEOUS
10.1	Amendments and Waivers
10.2	Notices
10.3	No Waiver; Cumulative Remedies
10.4	Survival of Representations and Warranties
10.5	Payment of Expenses and Taxes
10.6	Successors and Assigns; Participations and Assignments
10.7	Adjustments; Set-off
10.8	Counterparts
10.9	Severability
10.10	Integration
10.11	GOVERNING LAW
10.12	Submission To Jurisdiction; Waivers
10.13	Acknowledgments
10.14	Releases of Guarantees and Liens
10.15	Confidentiality
10.16	WAIVERS OF JURY TRIAL

iii

ANNEX:

A	Pricing Grid

SCHEDULES:

1.1A	Commitments
4.4	Consents, Authorizations, Filings and Notices
4.6	Litigation
4.9	Intellectual Property
4.15	Subsidiaries
4.19	UCC Filing Jurisdictions
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens
7.8(i)	Existing Investments

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Assignment and Acceptance
E-1	Form of Legal Opinion of Skadden, Arps, Slate, Meagher & Flom
E-2	Form of Legal Opinion of David Bamberger, General Counsel to the Borrower
F	Form of Tax Exemption Certificate
G-1	Form of Term Note
G-2	Form of Revolving Note
G-3	Form Swing Line Note
H	Form of Standby Letter of Credit

iv

CREDIT AGREEMENT, dated as of February 1, 2000, among INAMED CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), BEAR, STEARNS & CO. INC., as sole lead arranger and sole book manager (in such capacity, the “Lead Arranger”),  GMAC COMMERCIAL CREDIT LLC, as documentation agent (in such capacity, the “Documentation Agent”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”), and FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”).

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Acquired Debt”: with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition”: with respect to any Person, (a) the acquisition of all of the Capital Stock of any other Person, (b) the acquisition of all or substantially all of the assets of any other Person or (c) the acquisition of all of the assets comprising a division or business unit of any other Person.

“Adjustment Date”: as defined in the Pricing Grid.

“Administrative Agent”: as defined in the recitals to this Agreement.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Syndication Agent, the Documentation Agent, the Lead Arranger and the Administrative Agent, which term shall include, for purposes of Section 9 only, the Issuing Lender.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	Base Rate Loans	Eurodollar Loans
Revolving Loans, Swingline Loans and Term Loans	2.75%	3.75%

; provided, that from and after the date which is six months after the Closing Date, the Applicable Margin will be determined pursuant to the Pricing Grid.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund”: with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 7.5) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

“Assignee”: as defined in Section 10.6(c).

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit D.

“Assignor”: as defined in Section 10.6(c).

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in Charlotte, North Carolina (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective

Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble to this Agreement.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Bridge Loan Agreement”: the Loan Agreement, dated as of September 1, 1999, among the Borrower, Inamed Acquisition Corporation, the lenders from time to time parties thereto and Ableco Finance LLC, as administrative agent.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to close; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the night to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash In–License Fees”: for any period, with respect to any Person, the aggregate expenditures by such Person and its Subsidiaries for the right to sell, use, market and/or distribute the products of another Person, but only to the extent that such expenditures would be required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is February 1, 2000.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”: as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

“Commitment Fee Rate”: 0.50% per annum.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conduit Lender”: any special purpose entity organized and administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender)

shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated January 2000 and furnished to the Lenders.

“Consolidated Domestic Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Domestic Subsidiaries at such date.

“Consolidated Domestic Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Domestic Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Domestic Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

“Consolidated Domestic Net Income”: for any period, the consolidated net income (or loss) of the Borrower and the Domestic Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Domestic Subsidiary or is merged into or consolidated with the Borrower or any other Domestic Subsidiary, (b) the income (or deficit) of any Person (other than a Domestic Subsidiary) in which the Borrower or any Domestic Subsidiary has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Domestic Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Domestic Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Domestic Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Domestic Subsidiary.

“Consolidated Domestic Working Capital”: at any date, the excess of Consolidated Domestic Current Assets on such date over Consolidated Domestic Current Liabilities on such date.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income or franchise tax expense (whether federal, state, local, foreign or otherwise), (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition. “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $500,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $500,000.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period less Cash In-License Fees for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred during such period to finance such expenditures, but including repayment of any such Indebtedness during such period), (c) scheduled principal payments in respect of the Term Loans and (d) cash income taxes paid by the Borrower and its Subsidiaries during such period.

“Consolidated Funded Debt”: at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided that for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, Consolidated Interest Expense shall be calculated giving pro forma effect to the Loans to be made on the Closing Date and the use of the proceeds thereof to consummate the Refinancing, as if such events had occurred on October 1, 1999.

“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA less Cash In-License Fees for such period.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Net Worth”: at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders’ equity at such date.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors”: the directors of the Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Documentation Agent”: as defined in the preamble to this Agreement.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning  protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., Charlotte, North Carolina time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow Percentage”: 50%.

“Excess Domestic Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Domestic Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Domestic Net Income, (iii) decreases in Consolidated Domestic Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and the Subsidiary Guarantors during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Domestic Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Domestic Net Income, (ii) the aggregate amount actually paid by the Borrower and the Subsidiary Guarantors in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred to finance such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount, but including repayment of any such Indebtedness during such fiscal year), (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and the Subsidiary Guarantors made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Domestic Working Capital for such fiscal year, and (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and the Subsidiary Guarantors during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Domestic Net Income.

“Excess Domestic Cash Flow Application Date”: as defined in Section 2.11 (c).

“Excluded Foreign Subsidiary”: McGhan Medical Mexico, S.A. de C.V., a corporation organized under the laws of Mexico, McGhan Medical Asia/Pacific Ltd., a corporation organized under the laws of Hong Kong, Bioenterics Latin America S.A. de C.V., a corporation organized under the laws of Mexico, Biodermis Limited, a corporation organized under the laws of Ireland, Bioplexus Limited, a corporation organized under the laws of Ireland, Collagen Scandinavia A/S, a corporation organized under the laws of Denmark, Collagen Luxembourg S.A., a corporation organized under the laws of Luxembourg and Collagen B.V., a corporation organized under the laws of the Netherlands.

“Facility”: each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”) and (d) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans, but excluding obligations in respect of undrawn letters of credit.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent (on behalf of the Required Lenders) agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor as of the date hereof, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hedge Agreements”: all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds. debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing night, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day:

(ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans, as applicable;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Investments”: as defined in Section 7.8.

“Issuing Lender”: First Union National Bank, in its capacity as issuer of any Letter of Credit.

“L/C Commitment”: $25,000,000.

“L/C Fee Payment Date”: the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.

“Lead Arranger”: as defined in the recitals to this Agreement.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”: as defined in Section 3.1(a).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents and the Notes.

“Loan Parties”: the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

“Majority Facility Lenders”: with respect to any Facility the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Material Adverse Effect”: a material adverse effect on (a) the Refinancing, (b) the business, assets, property, results of operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, recording fees, title transfer fees, appraisal fees, sales commissions, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-Excluded Taxes”: as defined in Section 2.19(a).

“Non-U.S. Lender”: as defined in Section 2.19(d).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement entered into with any Agent or Lender or any affiliate of any

Agent or Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 10.6(b).

“Permitted Acquisition”: any Acquisition by the Borrower or any of its Subsidiaries, provided that (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) the assets or Person acquired shall be in the same or similar line of business to the business of the Borrower, (c) the Borrower shall have delivered at least five days prior to the consummation of such Acquisition, a certificate of its chief financial officer to the Administrative Agent demonstrating compliance on a pro forma basis with the covenants set forth in Section 7.1 as if such Acquisition had been consummated at the beginning of the relevant period, (d) such Acquisition is initiated and consummated on a friendly basis and approved by the Board of Directors of the target, (e) the cash consideration (including Acquired Debt) for any such Acquisition does not exceed $5,000,000 and the aggregate cash consideration (including Acquired Debt) for all such Acquisitions does not exceed $25,000,000 during the term of this Agreement, (f) the aggregate stock consideration (valued at fair market value on the date of such Acquisition) for all such Acquisitions does not exceed $25,000,000 during the term of this Agreement and (g) any Person which becomes a Domestic Subsidiary as a result of such Acquisition shall become a Subsidiary Guarantor.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Investors”: Appaloosa Management, L.P. and its Affiliates.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Grid”: the pricing grid attached hereto as Annex A.

“Prime Rate”: as defined in the definition of “Base Rate.”

“Pro Forma Balance Sheet”: as defined in Section 4.1(a).

“Projections”: as defined in Section 6.2(c).

“Properties”: as defined in Section 4.17(a).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

“Reference Lender”: the Administrative Agent.

“Refinancing”: as defined in Section 5.1(b).

“Refunded Swingline Loans”: as defined in Section 2.7.

“Refunding Date”: as defined in Section 2.7.

“Register” : as defined in Section 10.6(d).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to repair the assets which were the subject of such Recovery Event or to acquire new assets which are substitutes for, and are similar to, the assets which were the subject of such Recovery Event.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair fixed or capital assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair fixed or capital assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or ..35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Payments”: as defined in Section 7.6.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.  The original amount of the Total Revolving Commitments is $25,000,000.

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Revolving Extensions of Credit of all the Revolving Lenders then outstanding).

“Revolving Termination Date”: January 31, 2005.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Hedge Agreement”: any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Agent or Lender or any affiliate thereof, as counterparty and (b) that has been designated by such Agent or Lender, as the case may be, and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Agent, Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Foreign Subsidiary.

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

“Swingline Lender”: the Administrative Agent, in its capacity as the lender of Swingline Loans.

“Swingline Loans”: as defined in Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7.

“Syndication Agent”: as defined in the preamble to this Agreement.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $82,500,000.

“Term Lender”: each Lender that has a Term Commitment or is the holder of a Term Loan.

“Term Loan”: as defined in Section 2.1.

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“United States”: the United States of America.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2  Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender; provided that the failure of any Lender to make any Term Loan required to be made by it shall not relieve any other Lender of its obligations to make a Term Loan hereunder. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., Charlotte, North Carolina time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, Charlotte, North Carolina time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3 Repayment of Term Loans. The Term Loan of each Term Lender shall mature in 20 consecutive quarterly installments, commencing on March 31, 2000, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
March 31, 2000	$206,250
June 30, 2000	$206,250
September 30, 2000	$206,250
December 31, 2000	$206,250
March 31, 2001	$206,250
June 30, 2001	$206,250
September 30, 2001	$206,250
December 31, 2001	$206,250
March 31, 2002	$206,250
June 30, 2002	$206,250
September 30, 2002	$206,250
December 31, 2002	$206,250
March 31, 2003	$206,250
June 30, 2003	$206,250
September 30, 2003	$206,250
December 31, 2003	$206,250
March 31, 2004	$19,800,000
June 30, 2004	$19,800,000
September 30, 2004	$19,800,000
January 31, 2005	$19,800,000

2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment; provided that the failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender from its obligations to make Revolving Loans hereunder. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable telephonic notice confirmed promptly in writing (which notice must be received by the Administrative Agent prior to 12:00 Noon, Charlotte, North Carolina time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor and (iv) the location and number of the Borrower’s account to which funds are to be distributed. If no Interest Period is specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Any Revolving Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, S 1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than S 1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 2.7.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, Charlotte, North Carolina time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.

(b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender and the Administrative Agent irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., Charlotte, North Carolina time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of S 100,000 in excess thereof. Not later than 3:00 P.M., Charlotte, North Carolina time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower an amount in immediately available funds equal to the amount of the Swingline Loan to be made.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, Charlotte, North Carolina time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”)

outstanding on the date of such notice, to repay the Swing1ine Lender.  Each Revolving Lender shall in make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., Charlotte, North Carolina time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Administrative Agent shall notify the Borrower of any Refunded Swingline Loans made in accordance with Section 2.7(b) or any participating interests purchased in accordance with Section 2.7(c).

2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days prior written notice to the Administrative Agent (or telephonic notice confirmed promptly in writing), to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable written notice (or telephonic notice confirmed promptly in writing) delivered to the Administrative Agent prior to 12:00 Noon, Charlotte, North Carolina time at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Any optional prepayment of the Term Loans pursuant to this Section 2.10 made (i) on or prior to the first anniversary of the Closing Date shall be accompanied by a prepayment fee in the amount equal to 2% of the aggregate principal amount so prepaid and (ii) after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date shall be accompanied by a prepayment fee in the amount equal to 1% of the aggregate principal amount so prepaid.

2.11 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock or Indebtedness shall be issued or incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 or any Capital Stock issued by a Subsidiary to the Borrower or to another Subsidiary), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Sections 2.11(d) and 2.17(b).

(b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect of a Recovery Event, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Sections 2.11 (d) and 2.17(b); provided, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Sections 2.11(d) and 2.17(b).

(c) If, for any fiscal year of the Borrower commencing after the Closing Date, there shall be Excess Domestic Cash Flow, the Borrower shall, on the relevant Excess Domestic Cash Flow Application Date, apply the Excess Cash Flow Percentage of such Excess Domestic Cash Flow toward the prepayment of the Term Loans as set forth in Sections 2.11(d) and 2.17(b). Each such prepayment shall be made on a date (an “Excess Domestic Cash Flow Application Date”) no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d) The application of any prepayment pursuant to Section 2.11 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 shall (i) be accompanied by accrued interest to the date of such prepayment on the amount prepaid, (ii) not be subject to any prepayment penalties or premiums and (iii) be subject to any amounts owing pursuant to Section 2.20 in connection with such prepayment.

2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, upon irrevocable written notice (or telephonic notice confirmed promptly in writing) delivered to the Administrative Agent prior to 12:00 Noon, Charlotte, North Carolina time, at least two Business Days prior thereto, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans upon irrevocable written notice (or telephonic notice confirmed promptly in writing) prior to 12:00 Noon, Charlotte, North Carolina time, at least three Business Days prior thereto (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto upon irrevocable written notice (or telephonic notice confirmed promptly in writing) given by the Borrower to the Administrative Agent prior to 12:00 Noon, Charlotte, North Carolina time, at least three Business Days prior thereto, in accordance with the applicable provisions of the term “Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if (i) such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and (ii) the Borrower shall fail to give any required notice as described above in this paragraph, such Eurodollar Loans shall be continued as Eurodollar Loans with an interest period of one month’s duration. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto. the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section p1us 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non–payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. Notwithstanding the foregoing, the failure of the Administrative Agent to provide the Borrower or the Lenders with any notice referred to in this subsection (a) shall not affect any obligations of the Borrower or the Lenders hereunder.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (w) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (x) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (y) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be pro  rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made prorata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof.  Amounts prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Charlotte, North Carolina time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof

(i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six–month period shall be extended to include the period of such retroactive effect.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) taxes imposed on a net income basis on any Agent or any Lender by the jurisdiction under the laws of which such Lender or Agent is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (ii) any branch profits taxes imposed by the United States or any similar tax imposed in any other jurisdiction in which the Borrower is located. If any such non–excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non–Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as reasonably possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or if not available, evidence reasonably satisfactory to the Administrative Agent. If the Borrower falls to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

(d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-89EC1, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the reasonable request of the Borrower or the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office or assign its rights and obligations hereunder to another of its branches, offices or affiliates for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation or assignment is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.23 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.23(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded. provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

2.24 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20.

SECTION 3. LETTERS OF CREDIT

3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit substantially in the form of Exhibit H hereto (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero.  Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $100,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one–year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the Available Revolving Commitments would not be less than zero, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% on the daily average aggregate of the undrawn and unexpired amount of all Letters of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to the Issuing Lender.

(b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Administrative Agent for the account of the Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or the Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed by the Administrative Agent or the Issuing Lender, as the case may be, to it.

3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower (such notice to be promptly delivered by the Issuing Lender to the Borrower) of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.14(b) and (ii) thereafter, Section 2.14(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 or, if applicable, Section 2.7, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender or the breach of its obligations under this Agreement. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof.  The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 App1ications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

4.1 Financial Condition (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1999 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof to consummate the Refinancing and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at December 31, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheets of the Borrower as at December 31, 1998 and December 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from BDO Seidman LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at September 30, 1999, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long–term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1998 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or property.

(c) The consolidated balance sheets of Collagen Aesthetics, Inc. (“Collagen”) and its Subsidiaries as of June 30, 1999, and the related consolidated statements of earnings, cash flows and stockholders’ equity of Collagen and its Subsidiaries for the fiscal year ended on such date, including the notes and schedules thereto and accompanied by an opinion of Ernst & Young LLP, independent certified public accountants of Collagen, copies of which have been furnished to the Syndication Agent, present fairly the consolidated financial condition of Collagen and its Subsidiaries as at such date and the consolidated results of operations and cash flows of Collagen and its Subsidiaries for the period ended on such date in accordance with GAAP applied consistently throughout the periods involved, subject to year-end audit adjustments.

4.2 No Change Since September 30, 1999, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Refinancing, the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6 Litigation. Except as disclosed on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. Except as disclosed on Schedule 4.9, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

4. 10 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material Federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no material tax Lien (other than any Lien that is permitted to exist pursuant to 7.3 hereof) has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

4.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five–year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five–year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents. As of the date hereof, each of the Excluded Foreign Subsidiaries has no assets or liabilities and does not conduct business operations.

4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to consummate the Refinancing and to pay related fees and expenses. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes.

4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

4.21 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, have been completed. The costs to the Borrower and its Subsidiaries for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. The computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date (but in any event no later than February 1, 2000), of the following conditions precedent:

(a) Credit Agreement; Guarantee and Collateral Agreement. The Syndication Agent shall have received (i) this Agreement, executed and delivered by each Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

In the event that this Agreement has not been duly executed and delivered by each Person listed on Schedule 1.1A on the date scheduled to be the Closing Date, the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Syndication Agent shall have designated one or more Persons (the “Designated Lenders”) to assume, in the aggregate, all of the Commitments that would have been held by the Persons listed on Schedule 1.1A (the “Non-Executing Persons”) which have not so executed and delivered this Agreement (subject to each such Designated Lender’s consent and its execution and delivery of this Agreement). Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

(b) Refinancing. Concurrently with the making of the Loans on the Closing Date, the loans and all other amounts owing under the Bridge Loan Agreement shall have been repaid in full and any Liens securing the Bridge Loan Agreement shall have been terminated, in each case, pursuant to documentation in form and substance reasonably satisfactory to the Syndication Agent (collectively, the “Refinancing”).

(c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for the 1998 and 1997 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum (such receipt to be evidenced by such Lender’s execution of this Agreement).

(d) Approvals. All governmental and third party approvals (including landlords’ and other consents) necessary in connection with the Refinancing, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Refinancing or the financing contemplated hereby.

(e) Lien Searches. The Syndication Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Syndication Agent.

(f) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Syndication Agent on or before the Closing Date.

(g) Closing Certificate. The Syndication Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(h) Legal Opinions. The Syndication Agent shall have received the following executed legal opinions:

(i) the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1; and

(ii) the legal opinion of David Bamberger, general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Syndication Agent may reasonably require.

(i) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Syndication Agent or the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation and arrangements reasonably satisfactory to the Syndication Agent for the filing, registration or recordation thereof shall have been made.

(k) Solvency Certificate. The Syndication Agent shall have received a solvency certificate from the chief financial officer of the Borrower.

(1) Financial Projections. Each of the Lenders shall have received and be satisfied with financial projections for fiscal years 1999–2004 and a written analysis of the business and prospects of the Borrower and its subsidiaries for the period from the Closing Date through the final maturity of the Term Loans.

(m) Minimum EBITDA . The Borrower shall have presented evidence and supporting calculations reasonably satisfactory to the Syndication Agent that the Borrower’s Consolidated EBITDA for the 12–month period ended September 30, 1999, calculated on a pro forma basis as if the Refinancing had occurred on the first day of such period (which pro forma calculation may include operating expense reductions and other cost savings to the extent permitted under

Regulation S-X of the SEC or to the extent otherwise approved by the Syndication Agent), was at least $60,000,000.

(n) Insurance. The Syndication Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date (except to the extent that such representation or warranty specifically refers to a particular date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent, the Syndication Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Seidman LLP or other independent certified public accountants of nationally recognized standing;

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2 Certificates; Other Information. Furnish to the Administrative Agent, the Syndication Agent and each Lender (or, in the case of clause (f), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

(c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within ten days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

(f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) following reasonable notice by any Lender, permit representatives of such Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

6.7 Notices. Promptly give notice to the Administrative Agent, the Syndication Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8 Environmental Laws. (a) Comply in all material respects with, and require compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and require that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9 Interest Rate Protection. In the case of the Borrower, in the event that the Consolidated Fixed Charge Coverage Ratio for any fiscal quarter of the Borrower is less than 2.00 to 1.00, within 10 (ten) Business Days after such occurrence, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) and (z) property acquired by any Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (z) real property acquired by any Foreign Subsidiary), promptly (i) execute and deliver a first priority mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary) promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries or with respect to any Excluded Foreign Subsidiary to the extent such Excluded Foreign Subsidiary engages in any business or acquires any assets after the Closing Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

SECTION 7.  NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1 Financial Condition Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
March 31, 2000	2.50 to 1.00
June 30, 2000	2.50 to 1.00
September 30, 2000	2.50 to 1.00
December 31, 2000 and thereafter	2.00 to 1.00

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending March 31, 2000 and June 30, 2000, Consolidated EBITDA for the relevant period shall be deemed to equal Consolidated EBITDA for the period commencing October 1, 1999 through March 31, 2000 or June 30, 2000, as the case may be, multiplied by 2 and 4/3, respectively.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to September 30, 1999) to be less than 1.50 to 1.00.

(c) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $110,000,000, (ii) 50% of cumulative Consolidated Net Income for each fiscal year of the Borrower (beginning with the fiscal year ending December 31, 2000) for which Consolidated Net Income is positive, (iii) 100% of the Net Cash Proceeds of any offering by the Borrower of common equity consummated after the Closing Date and (iv) 100% of any capital contribution made to the Borrower or any of its Subsidiaries after the Closing Date by any holder of the Borrower’s Capital Stock.

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness (i) of the Borrower to any Subsidiary, (ii) of any Subsidiary Guarantor to the Borrower or any other Subsidiary, (iii) of any Foreign Subsidiary to any Foreign Subsidiary and (iv) subject to Section 7.8(h), of any Foreign Subsidiary to the Borrower or any Subsidiary Guarantor;

(c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Subsidiary Guarantor and, subject to Section 7.8(h), of any Foreign Subsidiary;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(f) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

(g) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding for all Foreign Subsidiaries;

(h) Indebtedness of the Borrower or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business and in no event in excess of $500,000 at any one time outstanding for all such Indebtedness;

(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence in accordance with customary business practices;

(j) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary; and

(k) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $5,000,000 at any one time outstanding.

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), and any Liens in connection with the refinancing of any Indebtedness secured by such Liens, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created within 180 days of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(h) Liens created pursuant to the Security Documents;

(i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(j) Liens existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, and

(k) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Borrower and all Subsidiaries) $5,000,000 at any one time.

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

(a) any Subsidiary of the Borrower or any Person acquired by the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation) or, subject to Section 7.8(h), with or into any Foreign Subsidiary;

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor, or, subject to Section 7.8(h), any Foreign Subsidiary; and

(c) any Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) any related Dispositions of property are permitted under Section 7.5.

7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 7.4(b);

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor or, subject to Section 7.8(h), any Foreign Subsidiary; and

(e) the Disposition of other property; provided that the fair market value of such property plus the aggregate value of all sale and leaseback transactions entered into by the Borrower pursuant to clause (b) of Section 7.10, does not exceed $25,000,000 in the aggregate during the term of this Agreement.

7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

(b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may make a single purchase of its common stock or common stock options from present or former directors, officers or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of such purchase shall not exceed $5,000,000;

(c) a Subsidiary of the Borrower may make dividends or other payments or distributions to (i) a Person that is not an Affiliate of the Borrower or any of its Subsidiaries or (ii) a Person that is an Affiliate of NovaMed Inc. in connection with the strategic alliance between the Borrower and NovaMed Inc. described in Section 7.8(k), provided that each such dividend or other payment or distribution is made to such Person concurrently with a dividend or other payment or distribution, as the case may be, to the Borrower or any of its Wholly Owned Subsidiaries on a pro rata basis in accordance with their respective ownership interests in the Subsidiary making such dividend or other payment or distribution; and

(d) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase its common stock; provided that the aggregate amount of such purchases during any fiscal year of the Borrower may not exceed 25% of Consolidated Domestic Net Income for the immediately preceding fiscal year of the Borrower.

7.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding (i) an aggregate amount of $20,000,000 during the fiscal years of the Borrower ending December 31, 2000 and December 31, 2001; provided that no more than $15,000,000 of such amount shall be expended in either such fiscal year and (ii) $7,500,000 during any fiscal year of the Borrower occurring thereafter.

7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 7.2;

(d) loans and advances to directors, officers and employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary of the Borrower not to exceed $2,500,000 at any one time outstanding;

(e) Investments made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount in order to repair assets which were the subject of a

Recovery Event or to acquire new assets which are substitutes for, and are similar to, the assets which were the subject of a Recovery Event;

(f) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

(g) the Borrower and its Subsidiaries may make Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers in the ordinary course of business and in accordance with applicable collection and credit policies established by the Borrower or its applicable Subsidiary;

(h) intercompany Investments by the Borrower or any of its Subsidiaries in any Person, that, prior to such Investment, is a Foreign Subsidiary (including, without limitation, Guarantee Obligations with respect to obligations of any such Foreign Subsidiary, loans made to any such Foreign Subsidiary and Investments resulting from mergers with or sales of assets to any such Foreign Subsidiary) in an aggregate amount (valued at cost) not to exceed, together with any Investment pursuant to paragraph (i) of this Section that results in the creation or acquisition of a Foreign Subsidiary or the acquisition of assets by a Foreign Subsidiary or any Investment in the Capital Stock of any Person which is incorporated outside the United States of America, $5,000,000 during the term of this Agreement;

(i) the Borrower and its Subsidiaries may maintain Investments existing on the Closing Date and described in Schedule 7.8(i);

(j) the Borrower and its Subsidiaries may make Investments in an aggregate amount not to exceed $5,000,000 pursuant to the strategic alliance between the Borrower and Advanced Tissue Sciences, Inc. set forth in the letter agreement dated as of May 10, 1999 between Advanced Tissue Sciences, Inc. and the Borrower;

(k) the Borrower and its Subsidiaries may make Investments in an aggregate amount not to exceed $2,500,000 pursuant to the strategic alliance between the Borrower and NovaMed Inc. set forth in the letter agreement dated March 25, 1999 between NovaMed Inc. and the Borrower;

(1) Investments resulting from Capital Expenditures permitted under Section 7.7;

(m) Permitted Acquisitions; and

(n) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $1,000,000 during the term of this Agreement.

7.9 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) not prohibited under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except for (a) any such sale and leaseback transactions which result in the creation of Capital Lease Obligations, which shall be permitted to the extent such Capital Lease obligations are permitted under Section 7.2, and (b) any such sale and leaseback transactions (other than any such transaction which results in the creation of a Capital Lease Obligation) the aggregate value of which, together with the aggregate value of all Dispositions of property made pursuant to Section 7.5(e), do not exceed $25,000,000.

7.11 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters; provided that the Borrower may make one election after the Closing Date to change its fiscal year end, if the Borrower enters into such amendments to this Agreement as the Administrative Agent shall request to reflect such change, including modifications to Section 7, such that the covenants affected by such change shall have the same effect (or, in any case, be substantively no less favorable to the Lenders, in the determination of the Administrative Agent) after giving effect thereto as if such change were not made. The Lenders hereby authorize the Administrative Agent to enter into such amendments to effect such modifications, if any, in accordance with the provisions of this Section.

7.12 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) or any agreements governing any Indebtedness permitted under Section 7.2 (in which case any prohibition or limitation shall permit the obligation of the Borrower and its Subsidiaries in respect of the Loan Documents (any extension, renewal, refunding, refinancing, replacement or increase thereof) to be secured by any and all of the assets of the Borrower and its Subsidiaries), (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or incurred or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or any Person, other than the Person or the property of the Person, so acquired and (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices.

7.13 Clauses Restricting Subsidiary Distribution. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such

Acquired Debt was incurred or such Capital Stock was issued or incurred or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or any Person, other than the Person or the property of the Person, so acquired and (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices.

7.14 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

SECTION 8.  EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.6 and 5.8(b) of the Guarantee and Collateral Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii)

of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

(f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding–up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Borrower; or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9. THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing result from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take an), such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The Agents shall have the right to deduct any amount owed to it by any Lender under this

Section 9.7 from any payment made by it to such Lender hereunder. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Agents Generally. Except as expressly set forth herein, neither the Administrative Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

9.11 The Lead Arranger. The Lead Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and other Loan Documents.

9.12 The Documentation Agent. The Documentation Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

SECTION 10. MISCELLANEOUS

10. 1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan

Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or releasing any Collateral or any Subsidiary Guarantor (other than, in each case, any such release in connection with any Disposition expressly permitted under Section 7.5) or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent (with the consent of the Required Lenders), as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 5.2 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Facility Lenders with respect to the Revolving Facility; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 without the written consent of each Agent adversely affected thereby; (vii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; or (viii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Syndication Agent, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; provided, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the

Majority Facility Lenders with respect to the Term Facility or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Facility Lenders with respect to the Revolving Facility.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	Inamed Corporation
11 Penn Plaza
Suite 946
New York, New York 10001
Telecopy: (212) 273-9622
Telephone: (212) 273-3430

The Administrative Agent:	First Union National Bank
201 South College Street, CP-23
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telecopy: (704) 383-0835
Telephone: (704) 383-3721

with a copy to:	Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Attention: Richard L. Mack
Telecopy: (704) 378-4000
Telephone: (704) 377-2536

The Syndication Agent:	Bear Steams Corporate Lending Inc.
245 Park Avenue
New York, NY 10167
Attention: Andrea LaBonte
Telecopy: (212) 272-9743
Telephone: (212) 272-0832

provided that any notice, request or demand to or upon any Agent, the Issuing Lender, or the Lenders shall not be effective until received.

10.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse each Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (b) to pay or reimburse each Lender and such Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to such Agent, (c) to pay, indemnify, and hold each Lender and such Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities result from the gross negligence or willful misconduct of such Indemnitee or from the breach of its obligations under this Agreement. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Michael Doty (Telephone No. 212-273-3430) (Telecopy No. 212-273-9622) at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all

future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender other than any Conduit Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower, the Syndication Agent and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such

Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) shall have occurred and be continuing with respect to the Borrower. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it my have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment by the parties to such assignment to the Administrative Agent of a registration and processing fee of $3,000 (or, in the case of assignments by or to the Syndication Agent and its affiliates, $500), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

(h) Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless, each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY,

AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10. 12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof.

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10. 13 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) no Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10. 14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents. and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10. 15 Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender, any affiliate of any Agent or Lender or any Approved Fund, (b) to any actual or prospective Transferee or Hedge Agreement counterparty that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15).

10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INAMED CORPORATION

By:	/s/ Ilan K. Reich
Name: Ilan K. Reich
Title: President

FIRST UNION NATIONAL BANK, as Administrative
Agent and as a Lender

By:	/s/ Paul Solitark
Name:PAUL SOLITARK
Title:VICE PRESIDENT

BEAR STEARNS CORPORATE LENDING INC., as
Syndication Agent and as a Lender

By:	/s/ Monk S Lies
Name: Monk S Lies
Title: Senior Managing Director

GMAC COMMERCIAL CREDIT LLC, as
Documentation Agent and as a Lender

By:	/s/ Sam Cirelli
Name: Sam Cirelli
Title: SVP

FOOTHILL CAPITAL CORPORATION

By:	/s/ Karen S. Sandler
Name: Karen S. Sandler
Title: SVP

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

By:

/s/ Stewart Flaherty

Name: Stewart Flaherty
Title: Senior Vice President

Annex A

PRICING GRID FOR REVOLVING LOANS, SWINGLINE LOANS,

TERM LOANS AND COMMITMENT FEES

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
≥ 2.00 to 1.00	3.50%	2.50%
< 2.00 to 1.00 and ≥ 1.50 to 1.00	3.25%	2.25%
< 1.50 to 1.00	3.00%	2.00%

Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply.  In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply.  Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

Schedule 1.1A to Credit Agreement

Commitments

On file with the Administrative Agent

Schedule 4.4 to Credit Agreement

Consents, Authorizations, Filings and Notices

None.

Schedule 4.6 to Credit Agreement

Litigation

In January 1999, Medical Products Development Inc. instituted an action against our subsidiary McGhan Medical Corporation in the U.S. District Court for the Central District of California.  Medical Products Development alleges that McGhan Medical has infringed on some of its U.S. patents and has breached an agreement between McGhan Medical and Medical Products Development that exclusively licensed those patents to McGhan Medical.  Those patents pertain to the textured surface of the silicone shell used in our breast implants and the methods of making those textured shells.  Until last year, McGhan Medical was the exclusive licensee under these patents and paid royalties to Medical Products Development on sales in the U.S. of its textured implant products.  In 1997, the last full year for which McGhan Medical paid royalties under the license, McGhan Medical paid Medical Products Development approximately $2.5 million in royalties.  In 1994, McGhan Medical and Medical Products Development entered into a consent judgment in settlement of a dispute which stipulated that the patent claims were valid in certain respects.  The consent judgment did not address McGhan Medical’s present non-infringement defense nor its unenforceability defense.  Medical Products Development is seeking unpaid royalties up until the date of termination of the license, unspecified damages, including enhanced damages for alleged willful infringement, and an injunction.  The unpaid royalties allegedly due when the lawsuit was commenced were approximately $1.0 million.

McGhan Medical filed an answer denying all of the material allegations of Medical Products Development’s complaint and raising affirmative defenses and counterclaims of non-infringement, invalidity on grounds not precluded by the consent judgment, unenforceability of the patents and breach of contract.  McGhan Medical believes that its textured breast implant products are made using significantly different processes than that claimed in the patents, and that the alleged inventor of the patents engaged in inequitable conduct before the U.S. Patent and Trademark Office during prosecution of the patents.  In August 1999, the court granted Medical Products Development’s motion to dismiss some of the counterclaims, and on its own motion dismissed the remaining counterclaims.  In September 1999, Medical Products Development filed a motion for leave to amend its complaint to add another cause of action for breach of contract.  Discovery is currently ongoing.  In November 1999, we moved for summary judgment on grounds of enforceability owing to inequitable conduct and of non-infringement.  That motion is pending.  A scheduling order in the case calls for a trial in January 2000.  We believe our affirmative defenses have considerable merit, but we cannot assure you that the resolution of the action will not result in the payment of damages and future royalties or limit our ability to sell textured breast implants covered by the patents.

In May 1998, Societe Anonyme de Development des Utilisations du Collagene (SADUC) commenced an arbitration under the rules of the International Chamber of Commerce against Collagen Corporation under a technology license and human collagen supply agreement between the parties.  Following the spin-off of Cohesion Technologies, Inc., Collagen Corporation changed its name to Collagen Aesthetics, Inc.  SADUC is ultimately owned by Rhone-Poulenc.  SADUC seeks recovery for alleged lost profits and royalties for Collagen Corporation’s allegedly wrongful termination of the agreement as well as compensation for confidential information allegedly misappropriated by Collagen Corporation, including the assignment to SADUC of certain Collagen Corporation patents allegedly disclosing and claiming processes allegedly developed by SADUC.  SADUC seeks approximately $4.5 million in termination damages and $2.1 million as losses for breach of the contractual confidentiality obligations, plus ongoing royalties.  Collagen Corporation has denied all material allegations, as it is Collagen Corporation’s belief that SADUC breached the agreement by being unable and unwilling to supply the specified product at the contract price.  In addition, Collagen Corporation has stated that its patents do not disclose or claim any of SADUC’s allegedly confidential information, and that SADUC’s allegedly confidential information was neither novel nor useful.  Accordingly, Collagen Corporation seeks rescission of the agreement and restitution to it of all amounts paid and the costs incurred by it in attempting to perform under the agreement.  Collagen Corporation’s position is believed to have considerable merit, but we cannot assure you that the resolution of this arbitration will not require us to pay damages or require these patents to be assigned to SADUC.

2

Schedule 4.9 to Credit Agreement

Intellectual Property

In January 1999, Medical Products Development Inc. instituted an action against our subsidiary McGhan Medical Corporation in the U.S. District Court for the Central District of California.  Medical Products Development alleges that McGhan Medical has infringed on some of its U.S. patents and has breached an agreement between McGhan Medical and Medical Products Development that exclusively licensed those patents to McGhan Medical.  Those patents pertain to the textured surface of the silicone shell used in our breast implants and the methods of making those textured shells.  Until last year, McGhan Medical was the exclusive licensee under these patents and paid royalties to Medical Products Development on sales in the U.S. of its textured implant products.  In 1997, the last full year for which McGhan Medical paid royalties under the license, McGhan Medical paid Medical Products Development approximately $2.5 million in royalties.  In 1994, McGhan Medical and Medical Products Development entered into a consent judgment in settlement of a dispute which stipulated that the patent claims were valid in certain respects.  The consent judgment did not address McGhan Medical’s present non-infringement defense nor its unenforceability defense.  Medical Products Development is seeking unpaid royalties up until the date of termination of the license, unspecified damages, including enhanced damages for alleged willful infringement, and an injunction.  The unpaid royalties allegedly due when the lawsuit was commenced were approximately $1.0 million.

McGhan Medical filed an answer denying all of the material allegations of Medical Products Development’s complaint and raising affirmative defenses and counterclaims of non-infringement, invalidity on grounds not precluded by the consent judgment, unenforceability of the patents and breach of contract.  McGhan Medical believes that its textured breast implant products are made using significantly different processes than that claimed in the patents, and that the alleged inventor of the patents engaged in inequitable conduct before the U.S. Patent and Trademark Office during prosecution of the patents.  In August 1999, the court granted Medical Products Development’s motion to dismiss some of the counterclaims, and on its own motion dismissed the remaining counterclaims.  In September 1999, Medical Products Development filed a motion for leave to amend its complaint to add another cause of action for breach of contract.  Discovery is currently ongoing.  In November 1999, we moved for summary judgment on grounds of enforceability owing to inequitable conduct and of non-infringement.  That motion is pending.  A scheduling order in the case calls for a trial in January 2000.  We believe our affirmative defenses have considerable merit, but we cannot assure you that the resolution of the action will not result in the payment of damages and future royalties or limit our ability to sell textured breast implants covered by the patents.

In May 1998, Societe Anonyme de Development des Utilisations du Collagene (SADUC) commenced an arbitration under the rules of the International Chamber of Commerce against Collagen Corporation under a technology license and human collagen supply agreement between the parties.  Following the spin-off of Cohesion Technologies, Inc., Collagen Corporation changed its name to Collagen Aesthetics, Inc.  SADUC is ultimately owned by Rhone-Poulenc.  SADUC seeks recovery for alleged lost profits and royalties for Collagen Corporation’s allegedly wrongful termination of the agreement as well as compensation for confidential information allegedly misappropriated by Collagen Corporation, including the assignment to SADUC of certain Collagen Corporation patents allegedly disclosing and claiming processes allegedly developed by SADUC.  SADUC seeks approximately $4.5 million in termination damages and $2.1 million as losses for breach of the contractual confidentiality obligations, plus ongoing royalties.  Collagen Corporation has denied all material allegations, as it is Collagen Corporation’s belief that SADUC breached the agreement by being unable and unwilling to supply the specified product at the contract price.  In addition, Collagen Corporation has stated that its patents do not disclose or claim any of SADUC’s allegedly confidential information, and that SADUC’s allegedly confidential information was neither novel nor useful.  Accordingly, Collagen Corporation seeks rescission of the agreement and restitution to it of all amounts paid and the costs incurred by it in attempting to perform under the agreement.  Collagen Corporation’s position is believed to have considerable merit, but we cannot assure you that the resolution of this arbitration will not require us to pay damages or require these patents to be assigned to SADUC.

2

Schedule 4.15 to Credit Agreement

Subsidiaries

*immaterial subsidiaries

Name	Jurisdiction of Incorporation	Type of Stock	Percentage of Ownership		Names of Stockholders or Members
McGHAN MEDICAL CORPORATION	California	Common Preferred	100%		INAMED International Corp.
INAMED JAPAN, INC.*	Nevada	Common	100%		INAMED Corporation
INAMED International Corp.	Delaware	Common	100%		INAMED Corporation
Biodermis Limited*	Ireland	Ordinary	100%		INAMED Corporation
Bioplexus Limited*	Ireland	Ordinary	100%		INAMED Corporation
BioEnterics Corporation	California	Common	100%		INAMED Corporation
BIODERMIS CORPORATION*	Nevada	Common Preferred	100%		INAMED Corporation
BIOPLEXUS CORPORATION*	Nevada	Common Preferred	100%		INAMED Corporation
INAMED DEVELOPMENT COMPANY*	California	Common	100%		INAMED Corporation
CUI CORPORATION*	California	Common	100%		INAMED Corporation
FLOWMATRIX CORPORATION*	Nevada	Common Preferred	100%		INAMED Corporation
MEDISYN TECHNOLOGIES CORPORATION*	Nevada	Common Preferred	100%		INAMED Corporation
INAMED Medical Group*	Japan	Common	100%		INAMED International Corp.
McGhan Medical Mexico, S.A. de C.V.*	Mexico	Common	99 1	% %	McGhan Medical Corp. Donald McGhan
McGhan Medical Asia/Pacific Ltd.*	Hong Kong	Ordinary	10 90	% %	INAMED Corporation McGhan Medical Corporation
Medisyn Technologies Limited*	Ireland	Ordinary	100%		INAMED International Corp.
McGhan Medical B.V.*	Netherlands	Ordinary	100%		INAMED International Corp.
McGhan Limited	Ireland	Ordinary	100%		INAMED International Corp.
Chamfield Limited*	Ireland	Ordinary	100%		INAMED International Corp.
Bioenterics Latin America S.A. de C.V.*	Mexico		100%		BioEnterics Corporation
Bioenterics Limited	Ireland	Ordinary	100%		BioEnterics Corporation
McGhan Medical Benelux B.V.	Netherlands	Ordinary	100%		McGhan Medical B.V.
McGhan Medical U.K. Limited	U.K.	Ordinary	100%		McGhan Medical B.V.
McGhan Medical Benelux B.V.B.A.	Belgium	Ordinary	100%		McGhan Medical B.V.
McGhan Medical GmbH	Germany	Ordinary	100%		McGhan Medical B.V.
McGhan Medical, S.A.	Spain	Ordinary	100%		McGhan Medical B.V.
McGhan Medical S.A.R.L.	France	Ordinary	100%		McGhan Medical B.V.
McGhan Medical S.R.L.	Italy	Ordinary	100%		McGhan Medical B.V.
Innermedical Ltd.	U.K.	Ordinary	100%		McGhan Medical U.K. Limited
McGhan Medical & Co. KG*	Germany	Ordinary	100%		McGhan Medical GmbH
McGhan Deutschland Gmbh & Co.*	Germany	Ordinary	100%		McGhan Medical GmbH
INAMED do Brasil, Ltda*	Brazil	Common	99.99 .01	% %	McGhan Medical, S.A. Pedro Ramirez Rincon
Inamedical B.V.*	Netherlands	Ordinary	100%		McGhan Medical Benelux B/V/

(a)            Outstanding subscriptions, options, warrants, calls, rights to acquire, convertible securities or instruments

None.

(b)           Shareholder agreements, voting trusts or similar agreements

None.

Name	Jurisdiction of Incorporation	Type of Stock	Percentage of Ownership		Names of Stockholders or Members
Collagen Aesthetics, Inc.	Delaware	Common	100%		INAMED Corporation
Collagen Aesthetics International Inc.	Delaware	Common	100%		Collagen Aesthetics, Inc.
Collagen Aesthetics Australia Pty Ltd.	Australia	Ordinary	50 50	% %	Collagen Aesthetics International Inc. Ross G. McClean
Collagen Biomedical Pty Ltd.	Australia	Common	99 1	% %	Collagen Aesthetics International Inc. Collagen Aesthetics, Inc.
Collagen Aesthetics Vertrieb	Austria	Common	100%		Collagen Aesthetics International Inc.
Collagen Aesthetics Canada Ltd.	Canada	Common Class A Class B Class C	100%		Collagen Aesthetics International Inc.
Collagen Aesthetics France SARL	France		99.8 0.2	% %	Collagen Aesthetics International Inc. Collagen Aesthetics, Inc.
Collagen Aesthetics GmbH	Germany	Common	100%		Collagen Aesthetics International Inc.
Collagen Aesthetics S.r.l.	Italy		1 99	% %	Collagen Aesthetics International Inc. Collagen Aesthetics, Inc.
Collagen KK	Japan	n/a	100%		Collagen Aesthetics, Inc.
Collagen Aesthetics Iberica SA	Spain	n/a	90.625 9.375	% %	Collagen Aesthetics International Inc. Francisco J. Fuentes
Collagen Aesthetics SA	Switzerland		98.5 0.5 0.5 0.5	% % % %	Collagen Aesthetics International Inc. Karl-Heinz Hantke Denis Berdoz Alain Stehle
Collagen Aesthetics (UK) Limited	United Kingdom		100%		Collagen Aesthetics International Inc.

The following subsidiaries of Collagen Aesthetics, Inc. are dormant:

Name	Jurisdiction of Incorporation	Type of Stock	Percentage of Ownership		Names of Stockholders or Members
Collagen Aesthetics Benelux S.A.	Belgium	n/a	99 1	% %	Collagen Aesthetics International Inc. Collagen Aesthetics, Inc
Collagen Scandinavia A/S	Denmark		100%		Collagen Aesthetics International Inc.
Collagen Luxcmbourg S.A.	Luxembourg	Common	99 1	% %	Collagen Aesthetics International Inc. Collagen Aesthetics, Inc.
Collagen B.V.	Netherlands		100%		Collagen Aesthetics International Inc.

(b)           Outstanding subscriptions, options, warrants, calls, rights to acquire, convertible securities or instruments

None.

(b)           Shareholder agreements, voting trusts or similar agreements

None.

Schedule 4.19 to Credit Agreement

UCC Filing Jurisdictions

Debtor	State/Filing Office
Biodermis Corporation	California Secretary of State; New York County/City Registrar; New York Secretary of State
Bioenterics Corporation	California Secretary of State; New York County/City Registrar; New York Secretary of State
Bioplexus Corporation	California Secretary of State; New York County/City Registrar; New York Secretary of State
Collagen Aesthetics, Inc.	California, Secretary of State; New York County/City Registrar; New York Secretary of State
Collagen Aesthetics International, Inc.	California Secretary of State; New York County/City Registrar; New York Secretary of State
CUI Corporation	California Secretary of State; New York County/City Registrar; New York Secretary of State
Flowmatrix Corporation	California Secretary of State; New York County/City Registrar; New York Secretary of State
Inamed Corporation	California Secretary of State; Nevada Secretary of State; New York Secretary of State; New York County/City
Inamed Development Company	California Secretary of State; New York County/City Register
Inamed International Corp.	California Secretary of State; New York County/City Registrar; New York Secretary of State
Inamed Japan, Inc.	California Secretary of State; New York County/City Registrar; New York Secretary of State
McGhan Medical Corporation	California Secretary of State; New York County/City Registrar; New York Secretary of State
Medisyn Technologies Corporation	California Secretary of State; New York County/City Registrar; New York Secretary of State

Schedule 7.2(d) to Credit Agreement

Existing Indebtedness

None.

Schedule 7.3(f) to Credit Agreement

Existing Liens

None.

Schedule 7.8(i)

to Credit Agreement

Existing Investments

1.             $3,466,198.00 Note, dated September 1, 1993, issued by Innovative Specialty Silicone Acquisition Corporation in favor of INAMED Corporation and secured by the assets of Specialty Silicone Fabricators, Inc.

2.             Pursuant to that certain Heads of Agreement for Plastic Surgery and Cosmetic Dermatology Tissue Engineered Products  entered into effective as of May 10, 1999 by and between Advanced Tissue Sciences, Inc. (“ATS”) and the Parent, the Parent has made a capital investment of $2,000,000 in ATS, consisting of common stock of ATS and warrants to purchase common stock of ATS.

Investments of Collagen Aesthetics, Inc.

1.             $250,000.00 loan to Prather Ranch pursuant to Second Amended and Restated Hide Supply Agreement between Collagen Aesthetics, Inc. and Prather Ranch, dated January 1, 1999.

2.             $500,000.00 Convertible Promissory Note issued by Cosmederm Technologies, Inc. in favor of Collagen Corporation, dated February 27, 1998.

3.             $66,864.00 Amended and Restated Promissory Note issued by Dale A. Stringfellow in favor of Collagen Corporation, dated September 7, 1990.  (The payee does not expect repayment and has written off this note.)

EXHIBIT A

[FORM OF GUARANTEE AND COLLATERAL AGREEMENT]

made by

INAMED CORPORATION

and certain of its Subsidiaries

in favor of

FIRST UNION NATIONAL BANK,

as Administrative Agent

Dated as of February 1, 2000

SECTION 1. DEFINED TERMS
1.1	Definitions
1.2	Other Definitional Provisions

SECTION 2. GUARANTEE
2.1	Guarantee
2.2	Right of Contribution
2.3	No Subrogation
2.4	Amendments, etc. with respect to the Borrower Obligations
2.5	Guarantee Absolute and Unconditional
2.6	Reinstatement
2.7	Payments

SECTION 3. GRANT OF SECURITY INTEREST

SECTION 4. REPRESENTATIONS AND WARRANTIES
4.1	Representations in Credit Agreement
4.2	Title; No Other Liens
4.3	Perfected First Priority Liens
4.4	Chief Executive Office
4.5	Inventory and Equipment
4.6	Farm Products
4.7	Investment Property
4.8	Receivables
4.9	Intellectual Property

SECTION 5. COVENANTS
5.1	Covenants in Credit Agreement
5.2	Delivery of Instruments, Certificated Securities and Chattel Paper
5.3	Maintenance of Insurance
5.4	Payment of Obligations
5.5	Maintenance of Perfected Security Interest; Further Documentation
5.6	Changes in Locations, Name, etc.
5.7	Notices
5.8	Investment Property
5.9	Receivables
5.10	Intellectual Property

SECTION 6. REMEDIAL PROVISIONS
6.1	Certain Matters Relating to Receivables
6.2	Communications with Obligors; Grantors Remain Liable
6.3	Pledged Stock
6.4	Proceeds to be Turned Over To Administrative Agent
6.5	Application of Proceeds
6.6	Code and Other Remedies
6.7	Registration Rights

i

6.8	Waiver; Deficiency

SECTION 7. THE ADMINISTRATIVE AGENT
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc
7.2	Duty of Administrative Agent
7.3	Execution of Financing Statements
7.4	Authority of Administrative Agent

SECTION 8. MISCELLANEOUS
8.1	Amendments in Writing
8.2	Notices
8.3	No Waiver by Course of Conduct; Cumulative Remedies
8.4	Enforcement Expenses; Indemnification
8.5	Successors and Assigns
8.6	Set-Off
8.7	Counterparts
8.8	Severability
8.9	Section Headings
8.10	Integration
8.11	GOVERNING LAW
8.12	Submission To Jurisdiction; Waivers
8.13	Acknowledgments
8.14	Additional Grantors
8.15	Releases
8.16	WAIVER OF JURY TRIAL

SCHEDULES

Schedule 1	Guarantor Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property

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GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 1, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as herein, the “Grantors”), in favor of First Union National Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1 DEFINED TERMS

1.1   Definitions.  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Goods, Instruments and Inventory.

(b)   The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Lender Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Lender Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Foreign Subsidiary”:  any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Foreign Subsidiary.

“General Intangibles”:  all “general intangibles” as such term is defined in Section 9-106 of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to

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which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Agent or to any Lender that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor other than the Borrower.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9–115 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“Lender Hedge Agreements”:  all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower with any Lender (or any Affiliate of any Lender) providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”:  all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-306(l) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act”:  the Securities Act of 1933, as amended.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

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1.2   Other Definitional Provisions.  (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)   Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GUARANTEE

2.1   Guarantee.  (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)   Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)   Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)   The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)   No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2   Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such

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Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3   No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4   Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5   Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the

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guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6   Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7   Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified in the Credit Agreement.

SECTION 3.  GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations,:

(a)           all Accounts;

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(b)   all Chattel Paper;

(c)   all Deposit Accounts;

(d)   all Documents;

(e)   all Equipment;

(f)    all General Intangibles;

(g)   all Instruments;

(h)   all Intellectual Property;

(i)    all Inventory;

(j)    all Investment Property;

(k)   all Goods and other property not otherwise described above;

(1)   all books and records pertaining to the Collateral; and

(m)  to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that any contracts or other agreements which require the consent of a party other than the Borrower or Subsidiary thereof in order to pledge its rights thereunder shall be excluded from the definition of “Collateral”.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1   Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.14, 4.17, and 4.20 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2   Title:  No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect

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to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

4.3   Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral.

4.4   Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

4.5   Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.6   Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7   Investment Property.  (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)   All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)   Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitableprinciples (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)   Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or as permitted by the Credit Agreement.

4.8   Receivables.  (a) No amount payable to such Grantor in excess of $1,000 under or in connection with any Receivable is evidenced by any Instrument which has not been delivered to the Administrative Agent.

(b)   None of the obligors on any Receivables is a Governmental Authority.

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(c)   The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

4.9   Intellectual Property.  (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

(b)   On the date hereof, all material Intellectual Property of such Grantor described on Schedule 6 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c)   Except as set forth in Schedule 6 on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)   No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)   No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

SECTION 5.  COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1   Covenants in Credit Agreement.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2   Delivery of Instruments and Certificated Securities.  If an amount in excess of $50,000 shall become payable under or in connection with any of the Collateral and shall be or become evidenced by any Instrument or Certificated Security, such Instrument or Certificated Security shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.3   Maintenance of Insurance.  (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

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(b)   All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

(c)   The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

5.4   Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.5   Maintenance of Perfected Security Interest; Further Documentation.  (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)   Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)   At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.6   Changes in Locations, Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

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(i)    permit any of the Inventory or Equipment (other than Inventory and Equipment in transit between two locations listed on Schedule 5) to be kept at a location other than those listed on Schedule 5;

(ii)   change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(iii)  change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

5.7   Notices.  Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a)   any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)   of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8   Investment Property (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations subject to the 65% limitation for Foreign Subsidiary Voting Stock.  Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)   Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase

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or exchange for any stock or other equity securities of any nature of any Issuer unless such issuance is made part of the Collateral (subject to the 65% limitation for Foreign Subsidiary Voting Stock), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or as permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)   In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.9   Receivables.  (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)   Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.10 Intellectual Property.  (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use unless in the good faith judgment of such Grantor the use of such Trademark is no longer commercially reasonable, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)   Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public unless in the good faith judgment of such Grantor the use of such Patent is no longer commercially reasonable.

(c)   Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or

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otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)   Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)   Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)   Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)   In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

SECTION 6.  REMEDIAL PROVISIONS

6.1   Certain Matters Relating to Receivables.  (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.  At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish

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to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)   The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)   At the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2   Communications with Obligors; Grantors Remain Liable.  (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)   Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)   Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3   Pledged Stock.  (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the

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relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Adminstrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)   If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)   Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) following an Event of Default, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4   Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5   Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of

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Proceeds constituting Collateral, whether or not held in any Collateral Account and any proceeds of the guarantee set forth in Section 2 in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Agents under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

Fourth, any balance of such proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6   Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of

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Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7   Registration Rights.  (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section II (a) of the Securities Act.

(b)   Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)   Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8   Waiver; Deficiency.  Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

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SECTION 7.  THE ADMINISTRATIVE AGENT

7.1   Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)   in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)  execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)   (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any

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agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)   If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)   The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)   Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2   Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3   Execution of Financing Statements.  Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

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7.4   Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.  MISCELLANEOUS

8.1   Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, nor may any Subsidiary Guarantor or any Collateral be released, except in accordance with subsection 10.1 of the Credit Agreement.

8.2   Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3   No Waiver by Course of Conduct;  Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4   Enforcement Expense;  Indemnification.  (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the reasonable allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b)   Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)   Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits,

21

costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

(d)   The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5   Successors and Assigns .  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6   Set-Off.  Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

8.7   Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8   Severability .  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9   Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the

22

Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction;  Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)   submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements.  Each Grantor hereby acknowledges that:

(a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)   neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)   no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

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8.14 Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

8.15 Releases.  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than obligations under or in respect of Lender Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)   If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16 WAIVER OF JURY TRIAL.  EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

INAMED CORPORATION
BIODERMIS CORPORATION
BIOENTERICS CORPORATION
BIOPLEXUS CORPORATION
COLLAGEN AESTHETICS, INC.
COLLAGEN AESTHETICS INTERNATIONAL, INC.
CUI CORPORATION
FLOWMATRIX CORPORATION
INAMED DEVELOPMENT COMPANY
INAMED INTERNATIONAL CORP.
INAMED JAPAN, INC.
MCGHAN MEDICAL CORPORATION
MEDISYN TECHNOLOGIES CORPORATION

By:
Name:
Title:

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Pledged Notes:

Issuer	Payee	Principal Amount

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed]

Patent and Trademark Filings

[List all filings]

Actions with respect to Pledged Stock

Other Actions

[Describe other actions to be taken]

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Location

Schedule 5

LOCATION OF INVENTORY AND EQUIPMENT

Grantor	Location

Schedule 6

COPYRIGHTS AND COPYRIGHT LICENSES

PATENTS AND PATENT LICENSES

TRADEMARKS AND TRADEMARK LICENSES

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”),made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                    200    , made by                 , a                   corporation (the “Additional Grantor”), in favor of First Union National Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Inamed Corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of January     , 2000 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

EXHIBIT B

[FORM OF COMPLIANCE CERTIFICATE]

This Compliance Certificate is delivered to you pursuant to Section 6.2 of the Credit Agreement, dated as of February 1, 2000, among INAMED CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC., as sole lead arranger and sole book manager (in such capacity, the “Lead Arranger”), GMAC COMMERCIAL CREDIT LLC, as documentation agent (in such capacity, the “Documentation Agent”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”), and FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1.             I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.

2.             1 have reviewed and are familiar with the contents of this Compliance Certificate.

3.             1 have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

4.             Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1 and 7.2 of the Credit Agreement.

IN WITNESS WHEREOF, I execute this Compliance Certificate this                     day of           , 200   .

INAMED CORPORATION

By:
Name:
Title:

Attachment 1

to Exhibit B

[Financial Statements]

Attachment 2

to Exhibit B

The information described herein is as of           , 200  , and pertains to the period from                   ,         to                   , 200        .

[Set forth Covenant Calculations]

EXHIBIT C

[FORM OF CLOSING CERTIFICATE] (1)

Pursuant to Section 5.1(g) of the Credit Agreement, dated as of February 1, 2000, among INAMED CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC., as sole lead arranger and sole book manager (in such capacity, the “Lead Arranger”), GMAC COMMERCIAL CREDIT LLC, as documentation agent (in such capacity, the “Documentation Agent”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”), and FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), the undersigned officer of the [Borrower] [Guarantor as representative of [NAME OF COMPANY] under the Loan Documents (the “Guarantor”)] hereby certifies as follows (capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Credit Agreement).

a.        Attached hereto as Exhibit 1 is a true, complete and correct copy of the Certificate of Incorporation of the [Borrower][Guarantor], certified as of a recent date by the Secretary of State of the [Borrower’s][Guarantor’s] jurisdiction of incorporation;

b.        Attached hereto as Exhibit 2 is a true, complete and correct copy of the good standing certificate of the [Borrower][Guarantor], certified as of a recent date by the Secretary of State of the [Borrower’s] [Guarantor’s] jurisdiction of incorporation;

c.        Attached hereto as Exhibit 3 is a true and complete copy of resolutions duly adopted by the Board of Directors of the [Borrower][Guarantor]on           , 2000 authorizing the execution, delivery and performance by it of the Loan Documents to which it is a party, and authorizing the [borrowings][guarantees] provided for in the Loan Documents, and such other acts and things necessary for the consummation of the transactions contemplated by the Loan Documents; and such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect;

d.        Attached hereto as Exhibit 4 are true, complete and correct copies of the by-laws or other organizational documents of the [Borrower][Guarantor] as in effect on the date the resolutions specified in paragraph (c) were adopted and which have not have been amended since such date;

e.        [The Borrower has obtained all consents, licenses and approvals required in connection with the execution, delivery and performance of the Loan Documents to which it is a party, and the continuing operation of the Borrower and its Subsidiaries; copies of all such consents, licenses and approvals, if any, received

(1)           A Separate Closing Certificate will be necessary for the Borrower and each Guarantor.

to the date hereof are attached as Exhibit 5 hereto or have previously been delivered to the Administrative Agent; and all such consents, licenses and approvals, if any, are in full force and effect on the date hereof] [There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Guarantor or the validity and enforceability against the Guarantor of the Loan Documents to which it is a party];

f.         The representations and warranties of the [Borrower][Guarantor]set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the [Borrower][Guarantor]pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

g.        [The Lenders, the Agents and the Lead Arranger have received all fees required to be paid, and all reasonable expenses for which invoices have been presented, on or before the Closing Date];(2)

h.        [After giving effect to the funding of the Loans and the application of the proceeds therefrom, the Borrower will be in compliance with, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect, all its agreements relating to Indebtedness];(2)

i.         [Evidence that the Bridge Loan Agreement has been terminated and all amounts owing thereunder have been paid in full has previously been provided to the Syndication Agent in accordance with Section 5.1(b) of the Credit Agreement;](2)

j.         [No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.](2)

k.        The following person is a duly elected and qualified officer of the [Borrower][Guarantor], holding the office indicated next to his name below, and the signature appearing opposite his name below is the true and genuine signature of such officer, and such officer is duly authorized to execute and deliver on behalf of the [Borrower][Guarantor] the Loan Documents to which it is a party, and all certificates and other documents necessary or appropriate in connection with such Loan Documents, or with the consummation of the transactions contemplated thereby:

Name	Office	Signature

(2)           These items should be included only in the Borrower’s Closing Certificate.

2

IN WITNESS WHEREOF, I hereunto set my name and signature as of the date set forth below.

INAMED CORPORATION

By:
Name:
Dated: January , 2000		Title:

I, the [Insert title](3) of Inamed Corporation, do hereby certify that [Insert name of officer who signed above] is the [Insert title of officer who signed above] of the [Borrower][Guarantor] and that the signature set forth above is his own true and genuine signature.

By:
Name:
Title:

Exhibits attached hereto:

Exhibit 1	-	Certificate of Incorporation
Exhibit 2	-	Good Standing Certificate
Exhibit 3	-	Resolutions
Exhibit 4	-	By-laws
[Exhibit 5	-	Required Consents, Licenses and Approvals, if any]

(3)           To be completed by a corporate secretary or similar officer.

3

EXHIBIT D

[FORM OF MASTER ASSIGNMENT AND ACCEPTANCE]

Reference is made to the Credit Agreement, dated as of February 1, 2000, among INAMED CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC., as sole lead arranger and sole book manager (in such capacity, the “Lead Arranger”), GMAC COMMERCIAL CREDIT LLC, as documentation agent (in such capacity, the “Documentation Agent”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”), and FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The Assignor[s] identified on Schedule 1 hereto ([individually, an “Assignor” collectively, the “Assignors”][the “Assignor]”) hereby agree[s] with each Assignee identified on Schedule 2 hereto (individually, an “Assignee”; collectively, the “Assignees”) that, effective as of the Assignment Effective Date set forth under such Assignee’s name on Schedule 2 hereto (as to each such Assignee, the “Assignment Effective Date”), the Assignor[s] hereby sell[s] and assign[s] to such Assignee, without recourse to the Assignor[s], and each such Assignee hereby purchases and assumes from the Assignor[s], without recourse to the Assignor[s], the portion of the principal amount of the Loans outstanding under the Credit Agreement set forth under such Assignee’s name on Schedule 2 hereto (as to each such Assignee, the “Assigned Interest”).  From and after the Assignment Effective Date (i) each Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor[s] shall, to the extent of the Assigned Interest, relinquish [its][their] rights and be released from [its][their] obligations under the Credit Agreement [(with each such assignment of an Assigned Interest to an Assignee by the Assignors, in the case of assignments which become effective on the Issue Date, to be made pro rata by the Assignors and to reduce equally the Loans of the Assignors pro rata under the Loan Agreement and, in the case of assignments which become effective after the Issue Date, to be made individually by the relevant Assignor as set forth on Schedule 2 hereto and to reduce the Loans of such Assignor under the Loan Agreement)].

The Assignor[s] (a) make[s] no representation or warranty and assume[s] no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor[s] ha[ve][s] not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim, and (b) make[s] no representation or warranty and assume[s] no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

Each Assignee (a) represents and warrants that it is legally authorized to enter into this Master Assignment and Acceptance, (b) confirms that it has received a copy of the Credit Agreement,

together with copies of the most recent financial statements delivered pursuant to Section 4.1 or 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Master Assignment and Acceptance, (c) agrees that it will, independently and without reliance upon the Assignor[s], any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, and (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

Following the execution of this Master Assignment and Acceptance, it will be delivered to the Administrative Agent (with a copy to the Syndication Agent) and to the Borrower for their consent (if such consent is required) and, if such consent is granted, for acceptance and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

Upon such consent, acceptance and recording, from and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Assignment Effective Date.  The Assignor[s] and each Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.  This Master Assignment and Acceptance shall become a binding agreement between the Assignor[s] and each Assignee upon the execution and delivery of this Master Assignment and Acceptance by the Assignor[s] and such Assignee.

This Master Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.  This Master Assignment and Acceptance may be executed by one or more of the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Master Assignment and Acceptance to be executed as of February [1], 2000 by their respective duly authorized officers on Schedules 1 and 2[ * / ] hereto.

*  [Schedule 2 to be revised to specify individual (as opposed to pro rata) assignments by the Assignors]

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Schedule l

[Assignor]

By:
Title:

Accepted and [Consented to]:  **/

INAMED CORPORATION		FIRST UNION NATIONAL BANK, as Administrative Agent

By:		By:
	Title:		Title:

BEAR STEARNS CORPORATE LENDING
INC., as Syndication Agent

By:
Title:

**           Pursuant to Section 10.6(c) of the Credit Agreement, the consent of the Borrower, the Syndication Agent and the Administrative Agent is only required in the case of an assignment of Loans and/or Commitments to an Assignee that is not a Lender, an affiliate of a Lender or an Approved Fund; provided that the consent of the Borrower is not required for any assignment that occurs when an Event of Default pursuant to Section 8(f) of the Credit Agreement has occurred and is continuing.

Schedule 2

[Assignee]

By:
Title:

Loan Amount Assumed: $
Assignment Effective Date: , 200

Assignor:

Exhibit E - I

SEE TAB 6

Exhibit E–2

SEE TAB 7

EXHIBIT F

[FORM OF TAX EXEMPTION CERTIFICATE]

Reference is made to the Credit Agreement, dated as of February 1, 2000, among INAMED CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC., as sole lead arranger and sole book manager (in such capacity, the “Lead Arranger”), GMAC COMMERCIAL CREDIT LLC, as documentation agent (in such capacity, the “Documentation Agent”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”), and FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.  The undersigned lender (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.19(d) of the Credit Agreement.  The Lender hereby represents and warrants that:

1.             The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2.             The Non-U.S. Lender is not a “bank” for purposes of Section 881 (c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Lender further represents and warrants that:

(a)           the Non-U.S Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)          the Non-U.S Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

(c)           The Non-U.S Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

(d)          The Non-U.S Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON–U.S. LENDER]

By:
Name:
Title:

Date:

2

EXHIBIT G-1

[FORM OF TERM NOTE]

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

New York, New York
$	, 200

FOR VALUE RECEIVED, the undersigned, INAMED CORPORATION, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to               (the “Lender”) or its registered assigns in lawful money of the United States and in immediately available funds, the principal amount of (a)                    DOLLARS ($             ), or, if less, (b) the unpaid principal amount of the Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement.  The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement.  The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.14 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such endorsement shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, First Union National Bank, as Administrative Agent, Bear, Stearns & Co., Inc., as Lead Arranger, GMAC Commercial Credit LLC, as Documentation Agent, and Bear Stearns Corporate Lending Inc., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive to the extent permitted by applicable law presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

INAMED CORPORATION

By:
Name:
Title:

2

Schedule A

to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B

to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G-2

[FORM OF REVOLVING NOTE]

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

New York, New York
$	, 200

FOR VALUE RECEIVED, the undersigned, INAMED CORPORATION, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                      (the “Lender”) or its registered assigns in lawful money of the United States and in immediately available funds, on the Revolving Termination Date the principal amount of (a)                DOLLARS ($          ) or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Credit Agreement.  The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.14 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such endorsement shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Loan.

This Note (a) is one of the Revolving Notes referred to in the Credit Agreement dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, First Union National Bank, as Administrative Agent, Bear, Stearns & Co., Inc., as Lead Arranger, GMAC Commercial Credit LLC, as Documentation Agent, and Bear Stearns Corporate Lending Inc., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive to the extent permitted by applicable law presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

INAMED CORPORATION

By:
Name:
Title:

2

Schedule A

to Revolving Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B

to Revolving Note

LOANS CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G-3

[FORM OF SWING LINE NOTE]

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
, 200

FOR VALUE RECEIVED, the undersigned, INAMED CORPORATION, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                  (the “Swing Line Lender”) or its registered assigns in lawful money of the United States and in immediately available funds, on the Revolving Termination Date the principal amount of (a)           DOLLARS ($        ), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.6 of the Credit Agreement, as hereinafter defined.  The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.14 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof.  Each such endorsement shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information endorsed.   The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swing Line Loan.

This Note (a) is the Swing Line Note referred to in the Credit Agreement dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Swing Line Lender, the other banks and financial institutions or entities from time to time parties thereto, First Union National Bank, as Administrative Agent, Bear, Stearns & Co., Inc., as Lead Arranger, GMAC Commercial Credit LLC, as Documentation Agent, and Bear Stearns Corporate Lending Inc., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive to the extent permitted by applicable law presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

INAMED CORPORATION

By:
Name:
Title:

2

Schedule A

to Swing Line Note

LOANS AND REPAYMENTS OF SWING LINE LOANS

Date	Amount of Swing Line Loans	Amount of Principal of Swing Line Loans Repaid	Unpaid Principal Balance of Swing Line Loans	Notation Made By

EXHIBIT H

[FORM OF STANDBY LETTER OF CREDIT]

On file with the Administrative Agent

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

made by

INAMED CORPORATION

and certain of its Subsidiaries

in favor of

FIRST UNION NATIONAL BANK,

as Administrative Agent

Dated as of February 1, 2000

SECTION 1. DEFINED TERMS
1.1	Definitions
1.2	Other Definitional Provisions

SECTION 2. GUARANTEE
2.1	Guarantee
2.2	Right of Contribution
2.3	No Subrogation
2.4	Amendments, etc. with respect to the Borrower Obligations
2.5	Guarantee Absolute and Unconditional
2.6	Reinstatement
2.7	Payments

SECTION 3. GRANT OF SECURITY INTEREST

SECTION 4. REPRESENTATIONS AND WARRANTIES
4.1	Representations in Credit Agreement
4.2	Title; No Other Liens
4.3	Perfected First Priority Liens
4.4	Chief Executive Office
4.5	Inventory and Equipment
4.6	Farm Products
4.7	Investment Property
4.8	Receivables
4.9	Intellectual Property

SECTION 5. COVENANTS
5.1	Covenants in Credit Agreement
5.2	Delivery of Instruments, Certificated Securities and Chattel Paper
5.3	Maintenance of Insurance
5.4	Payment of Obligations
5.5	Maintenance of Perfected Security Interest; Further Documentation
5.6	Changes in Locations, Name, etc.
5.7	Notices
5.8	Investment Property
5.9	Receivables
5.10	Intellectual Property

SECTION 6. REMEDIAL PROVISIONS
6.1	Certain Matters Relating to Receivables
6.2	Communications with Obligors; Grantors Remain Liable
6.3	Pledged Stock
6.4	Proceeds to be Turned Over To Administrative Agent
6.5	Application of Proceeds
6.6	Code and Other Remedies
6.7	Registration Rights

i

6.8	Waiver; Deficiency

SECTION 7. THE ADMINISTRATIVE AGENT
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc
7.2	Duty of Administrative Agent
7.3	Execution of Financing Statements
7.4	Authority of Administrative Agent

SECTION 8. MISCELLANEOUS
8.1	Amendments in Writing
8.2	Notices
8.3	No Waiver by Course of Conduct; Cumulative Remedies
8.4	Enforcement Expenses; Indemnification
8.5	Successors and Assigns
8.6	Set-Off
8.7	Counterparts
8.8	Severability
8.9	Section Headings
8.10	Integration
8.11	GOVERNING LAW
8.12	Submission To Jurisdiction; Waivers
8.13	Acknowledgments
8.14	Additional Grantors
8.15	Releases
8.16	WAIVER OF JURY TRIAL

ii

GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 1, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of First Union National Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Goods, Instruments and Inventory.

(b) The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Lender Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Lender Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Foreign Subsidiary”:  any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Foreign Subsidiary.

“General Intangibles”:  all “general intangibles” as such term is defined in Section 9-106 of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to

2

which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Agent or to any Lender that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor other than the Borrower.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-115 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“Lender Hedge Agreements”:  all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower with any Lender (or any Affiliate of any Lender) providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

3

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”:  all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act”:  the Securities Act of 1933, as amended.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing, referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

4

1.2 Other Definitional Provisions.  (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used ‘in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1 Guarantee.  (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2 Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such

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Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any  Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4 Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the

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guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations,:

(a) all Accounts;

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(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment;

(f) all General Intangibles;

(g) all Instruments;

(h) all Intellectual Property;

(i) all Inventory;

(j) all Investment Property;

(k) all Goods and other property not otherwise described above;

(l) all books and records pertaining to the Collateral; and

(m) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that any contracts or other agreements which require the consent of a party other than the Borrower or Subsidiary thereof in order to pledge its rights thereunder shall be excluded from the definition of “Collateral”.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4 1 Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.14, 4.17, and 4.20 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2 Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect

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to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

4.3 Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral.

4.4 Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

4.5 Inventory and Equipment.  On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.6 Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7 Investment Property.  (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or as permitted by the Credit Agreement.

4.8 Receivables.  (a) No amount payable to such Grantor in excess of $1,000 under or in connection with any Receivable is evidenced by any Instrument which has not been delivered to the Administrative Agent.

(b) None of the obligors on any Receivables is a Governmental Authority.

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(c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

4.9 Intellectual Property.  (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property of such Grantor described on Schedule 6 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1 Covenants in Credit Agreement.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2 Delivery of Instruments and Certificated Securities.  If an amount in excess of $50,000 shall become payable under or in connection with any of the Collateral and shall be or become evidenced by any Instrument or Certificated Security, such Instrument or Certificated Security shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.3 Maintenance of Insurance.  (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

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(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

(c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

5.4 Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.5 Maintenance of Perfected Security Interest;  Further Documentation.  (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.6 Changes in Locations, Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

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(i) permit any of the Inventory or Equipment (other than Inventory and Equipment in transit between two locations listed on Schedule 5) to be kept at a location other than those listed on Schedule 5;

(ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

5.7 Notices.  Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8 Investment Property.  (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations subject to the 65% limitation for Foreign Subsidiary Voting Stock.  Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase

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or exchange for any stock or other equity securities of any nature of any Issuer unless such issuance is made part of the Collateral (subject to the 65% limitation for Foreign Subsidiary Voting Stock), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or as permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.9 Receivables.  (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.10 Intellectual Property.  (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use unless in the good faith judgment of such Grantor the use of such Trademark is no longer commercially reasonable, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public unless in the good faith judgment of such Grantor the use of such Patent is no longer commercially reasonable.

(c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or

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otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.  (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish

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to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the AdministrativeAgent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable.  (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock.  (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the

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relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) following an Event of Default, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4 Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of

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Proceeds constituting Collateral, whether or not held in any Collateral Account and any proceeds of the guarantee set forth in Section 2 in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Agents under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

Fourth, any balance of such proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation.  Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of

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Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights.  (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11 (a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 Waiver; Deficiency.  Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

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SECTION 7. THE ADMINISTRATTVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premium therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any

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agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Execution of Financing Statements.  Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

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7.4 Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, nor may any Subsidiary Guarantor or any Collateral be released, except in accordance with subsection 10.1 of the Credit Agreement.

8.2 Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3 No Waiver by Course of Conduct:  Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses:  Indemnification.  (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the reasonable allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits,

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costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6 Set-Off.  Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

8.7 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the

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Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgments.  Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

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8.14 Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15 Releases.  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than obligations under or in respect of Lender Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16 WAIVER OF JURY TRIAL.  EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

INAMED CORPORATION

BIODERMIS CORPORATION

BIOENTERICS CORPORATION

BIOPLEXUS CORPORATION

COLLAGEN AESTHETICS, INC.

COLLAGEN AESTHETICS INTERNATIONAL, INC.

CUI CORPORATION

FLOWMATRIX CORPORATION

INAMED DEVELOPMENT COMPANY

INAMED INTERNATIONAL CORP.

INAMED JAPAN, INC.

MCGHAN MEDICAL CORPORATION

MEDISYN TECHNOLOGIES CORPORATION

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
	Title:	President, Inamed Corporation
President, Biodermis Corporation
Executive V.P., Bioenterics Corporation
President, Bioplexus Corporation
President, Collagen Aesthetics, Inc.
President, Collagen Aesthetics International
President, CUI corporation
President, Flowmatrix Corporation
President, Inamed Development Company
Executive V.P., Inamed International Corp.
President, Inamed Japan, Inc.
Executive V.P., McGhan Medical Corporation
President, Medisyn Technologies Corporation

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                   , 200       , made by               , a                  corporation (the “Additional Grantor”), in favor of First Union National Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Inamed Corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of January __, 2000 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Schedule 1 to Guarantee and Collateral Agreement

Notice Addresses of Guarantors

INAMED INTERNATIONAL CORP.

McGHAN MEDICAL CORPORATION

BIOENTERICS CORPORATION

INAMED DEVELOPMENT COMPANY

CUI CORPORATION

INAMED JAPAN, INC.

BIODERMIS CORPORATION

BIOPLEXUS CORPORATION

FLOWMATRIX CORPORATION

MEDISYN TECHNOLOGIES CORPORATION

5540 Ekwill Street, Suite D

Santa Barbara, CA 93111

COLLAGEN AESTHETICS INTERNATIONAL, INC.

Kilbride Industrial Estate

Arklow, Co. Wicklow

Ireland

COLLAGEN AESTHETICS, INC.

1850 Embarcadero Road

Palo Alto, CA 94303

SCHEDULE 2

to

Guarantee and Collateral Agreement

Description of Investment Property

1. PLEDGED DEBT

Name of Payee	Description	Interest Rate	Principal Amount As of Specified Date
INAMED Corporation

$3,466,198.00 Note, dated September 1, 1993, issued by Innovative Specialty Silicone Acquisition Corporation in favor of INAMED Corporation and secured by the assets of Specialty Silicone Fabricators, Inc.

		Prime rate	$3,363,000.00 as of December 31, 1999

Collagen Aesthetics, Inc.	$250,000.00 loan to Prather Ranch pursuant to Second Amended and Restated Hide Supply Agreement between Collagen Aesthetics, Inc. and Prather Ranch, dated January 1, 1999	interest-free	($100,000 drawn)

Collagen Aesthetics, Inc.	$500,000.00 Convertible Promissory Note issued by Cosmederm Technologies, Inc. in favor of Collagen Corporation, dated February 27, 1998	simple interest at 10% per annum

Collagen Aesthetics, Inc.	$66,864.00 Amended and Restated Promissory Note issued by Dale A. Stringfellow in favor of Collagen Corporation, dated September 7, 1990	interest-free	(The payee does not expect repayment and has written off this note.)

2. PLEDGED SHARES

Grantor:         INAMED CORPORATION

Name of Issuer	Jurisdiction	Number of Shares	Class	Certificate No.(s)
McGHAN MEDICAL CORPORATION	California	1,823,165	Common	76

INAMED JAPAN, INC	Nevada	25,000	Common	1

INAMED International Corp.	Delaware	100	Common	1

BioEnterics Corporation	California	50,000	Common	1

BIODERMIS CORPORATION	Nevada	5,000	Common	1

CUI CORPORATION	California	100,000	Common	2

FLOWMATRIX CORPORATION	Nevada	1,000	Common	1

INAMED DEVELOPMENT COMPANY	California	2,000	Common	1

2

MEDISYN TECHNOLOGIES CORPORATION	Nevada	5,000	Common	1

BIOPLEXUS CORPORATION	Nevada	1,000	Common	1

Collagen Aesthetics, Inc.	Delaware	100	Common	2

CUI Acquisition Corp.	California	100,000	Common	1

Grantor :        INAMED INTERNATIONAL CORP.

Name of Issuer	Jurisdiction	Number of Shares	Class	Certificate No.(s)
Chamfield Ltd.	Ireland	325,000	Ordinary	99/2

McGhan Limited	Ireland	319,800	Ordinary	99/1

MediSyn Technologies Ltd.	Ireland	130	Ordinary	99/2

McGhan Medical B.V.	Netherlands	651	N/A	N/A

Grantor:         BIOENTERICS CORPORATION

Name of Issuer	Jurisdiction	Number of Shares	Class	Certificate No.(s)
BioEnterics Ltd.	Ireland	130	Ordinary	99/2

3

Grantor:         COLLAGEN AESTHETICS INTERNATIONAL, INC.

Name of Issuer	Jurisdiction	Number of Shares	Class	Certificate No.(s)
Collagen KK	Japan	520	n/a	1B-002

Medical Canada Ltd.	Canada	n/a	Common	n/a

Grantor:         COLLAGEN AESTHETICS, INC.

Name of Issuer	Jurisdiction	Number of Shares	Class	Certificate No.(s)
Collagen Aesthetics International, Inc.	Delaware	1000	Common	CS-1

Collagen Aesthetics (UK) Limited	United Kingdom	650	Ordinary	4

Schedule 3 to Guarantee and Collateral Agreement

Perfection Matters

A.  INVESTMENT PROPERTY

The following information is based on the Borrower’s knowledge, and not on advice received from separate counsel retained in jurisdictions outside of the United States, and may therefore be incomplete.

1.  For all domestic and also the Irish Subsidiaries of the Company, stock certificates evidencing the Pledged Stock will be delivered to the Administrative Agent.  Further, for the Irish Subsidiaries, any notices registered with the High Court of Ireland naming Ableco as having a pledge of the stock of such Subsidiaries will be cancelled and new notices created naming the Administrative Agent as pledgee of such stock.

2.  For Collagen Aesthetics (UK) Limited, the existing share certificate will be cancelled, and a new certificate will be issued and delivered to the Administrative Agent.

3.  For Collagen KK, the stock certificate will be issued to a custodian appointed by the Administrative Agent to be held in Japan.

4.  For the Pledged Stock of the Subsidiaries which are incorporated in the Netherlands, written confirmation will be obtained from the former Pledgee confirming that the lien of that former Pledgee is terminated, and then a deed will be issued evidencing that the Administrative Agent has been entered in the registry of such Subsidiaries as the new Pledgee of the Pledged Stock of such Subsidiaries.

B.  INTELLECTUAL PROPERTY

1.  Filings would customarily be done in the PTO, though such filings have not been requested by the Administrative Agent and the Lenders.

C.  DOCUMENTS, EQUIPMENT, GENERAL INTANGIBLES, CHATTEL PAPER, INSTRUMENTS, INVENTORY, BOOKS AND RECORDS AND OTHER GOODS

1.  UCC-1 financing statements will be filed in the jurisdictions designated in the Credit Agreement.

D.  ACCOUNTS

1.  Deposit Accounts:  In California and Illinois, notice is provided by the debtor to the relevant bank of the security interest of the Administrative Agent on behalf of the Lenders.  In other states, while the UCC does not allow a lien, it is possible to get common law liens on deposit accounts, and for perfection of such liens, it is best for the secured parties to seek to obtain “sole dominion and control” over the account itself.

2.  Securities Accounts:  Liens can be perfected either by “control” (which is the superior method, and which can be attained through a securities account control agreement) or by filing UCC financing statements.

2

SCHEDULE 4

to

Guarantee and Collateral Agreement

Executive Office/Jurisdiction of Organization

Grantor	Executive Office	Jurisdiction of Organization
INAMED INTERNATIONAL CORP	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	Delaware

McGHAN MEDICAL CORPORATION	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	California

BIOENTERICS CORPORATION	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	California

INAMED DEVELOPMENT COMPANY	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	California

CUI CORPORATION	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	California

INAMED JAPAN, INC.	5540 Ekwill Street Suite D Santa Barbara, CA 93111	Nevada

BIODERMIS CORPORATION	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	Nevada

BIOPLEXUS CORPORATION	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	Nevada

FLOWMATRIX CORPORATION	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	Nevada

Grantor	Executive Office	Jurisdiction of Organization
MEDISYN TECHNOLOGIES CORPORATION	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	Nevada

INAMED Corporation	5540 Ekwill Street, Suite D Santa Barbara, CA 93111	Delaware

Collagen Aesthetics, Inc.	1850 Embarcadero Road Pala Alto, CA 94303	Delaware

Collagen Aesthetics International Inc.	Kilbride Industrial Estate Arklow, Co. Wicklow Ireland	Delaware

SCHEDULE 5

to

Guarantee and Collateral Agreement

Locations of Equipment and Inventory

McGHAN MEDICAL CORPORATION

700 Ward Drive
Santa Barbara, CA 93111

600 Pine Avenue
Goleta, CA 93117

1160 Mark Avenue
Carpinteria, CA 93013

COLLAGEN AESTHETICS INTERNATIONAL, INC.

Kilbride Industrial Estate
Arklow, Co. Wicklow
Ireland

INAMED CORPORATION

5540 Ekwill Street, Suite D
Santa Barbara, CA 93111

11 Penn Plaza, Suite 946
New York, New York 10036

COLLAGEN AESTHETICS, INC.

48490 Milmont Drive
Fremont, CA 94538

McGhan Medicals Canada Ltd.
1235 Bay Street, Suite 900

Toronto, Ontario M5R 3K4

Collagen Aesthetics (UK) Limited
10, Thame Business Centre
Bertie Road
GB - Thame, Oxon OX9 3FR

Prather Ranch
P.O. Box 817
Fall River Mills, CA 96028

2

SCHEDULE 6

TO

GUARANTEE AND COLLATERAL AGREEMENT

PATENTS AND PATENT LICENSES

On file with the Administrative Agent

ACKNOWGLEDMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

BIOENTERICS LTD.

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
	Title:	Executive Vice President

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

CHAMFIELD LTD.

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
Title:

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

COLLAGEN AESTHETICS (UK) LIMITED

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
Title:

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

COLLAGEN KK

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
Title:

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

MCGHAN LIMITED

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
Title:

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

MCGHAN MEDICAL B.V.

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
Title:

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

MEDICAL CANADA LTD.

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
Title:

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 1, 2000 (the “Agreement”), made by the Grantors parties thereto for the benefit of First Union National Bank, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.  The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3.  The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

MEDISYN TECHNOLOGIES LTD.

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
Title:

INAMED CORPORATION

OFFICER’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Company”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, Ilan K. Reich, hereby certify that I am the President of the Company, and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.        The Company has obtained all consents, licenses and approvals required in connection with the execution, delivery and performance of the Loan Documents to which it is a party, and the continuing operation of the Company and its Subsidiaries; copies of all such consents, licenses and approvals, if any, received to the date hereof are attached as Exhibit 5 hereto or have previously been delivered to the Administrative Agent; and all such consents, licenses and approvals, if any, are in full force and effect on the date hereof.

2.        The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to related to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

3.        The Lenders, the Agents and the Lead Arranger have received all fees required to be paid, and all reasonable expenses for which invoices have been presented, on or before the Closing Date.

4.        After giving effect to the funding of the Loans and the application of the proceeds therefrom, the Company will be in compliance with, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect, all its agreements relating to Indebtedness.

5.        Evidence that the Bridge Loan Agreement has been terminated and all amounts owing thereunder have been paid in full has previously been provided to the Syndication Agent in accordance with Section 5.1(b) of the Credit Agreement.

6.        No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the 1 day of February, 2000.

/s/ Ilan K. Reich
Ilan K. Reich
President

INAMED CORPORATION

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Company”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of the Company, and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.        Attached hereto as Annex 1 is a true, correct and complete copy of the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on December 22, 1998.

2.        Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.        Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Certificate of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.        Attached hereto as Annex 4 is a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Delaware indicating that the Company (i) is in good standing, (ii) has a legal corporate existence not having been cancelled or dissolved, (iii) is duly authorized to transact business and (iv) has paid all franchise taxes to date.

5.        The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

2

I, Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

3

Annex 1

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “INAMED CORPORATION (DELAWARE)”, CHANGING ITS NAME FROM “INAMED CORPORATION (DELWARE)” TO “INAMED CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1998, AT 6:01 O’CLOCK P.M.

[SEAL]	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

2967816 8100	AUTHENTICATION:	0217743

001039210	DATE:	01-26-00

1

[STAMP OF STATE OF DELAWARE]

RESTATED CERTIFICATE OF INCORPORATION

OF

INAMED CORPORATION (Delaware)

This Restated Certificate of Incorporation (the “Certificate”) of INAMED CORPORATION (Delaware) (the “Corporation”), was duly adopted by the Board of Directors of the Corporation on December 22, 1998 and the stockholders of the Corporation on December 21, 1998 in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.  The original Certificate of Incorporation was filed on November 17, 1998.

The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

FIRST:               The name of the corporation is INAMED Corporation.

SECOND:         The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The name and address of the Corporation’s registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

THIRD:             The purpose of the Corporation is to engage in any lawful act or activity for which corporations may power hereafter be organized under the General Corporation Law of the State of Delaware.

FOURTH:         1.        The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Six Million (26,000,000) shares, consisting of Twenty-Five Million (25,000,000) shares of Common Stock, par value $.01 per share (the “Common Stock”), and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

                           2.        Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (the “Board of Directors”), each of which series shall consisted of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board of Directors prior to the issuance of any shares of such series.  Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preference, and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board of Directors

1

providing for the issuance of such series of Preferred Stock.  The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

FIFTH:              In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the “Bylaws”).

SIXTH:             Notwithstanding Article Fifth hereof, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class.

SEVENTH:       The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.  Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto provided that the number of directors shall not be reduced to less than three (3) except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders.  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:           Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.  Any stockholder proposals and nominations for the election of a director by a stockholder shall be delivered to the Corporate Secretary of the Corporation no less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the Company’s annual meeting held in the prior year, provided, however, in the event the Company shall not have had an annual meeting in the prior year, such notice shall be delivered no less than ninety (90) days nor more than one hundred twenty (120) days in advance of May 15 of the current year.  Such stockholder nominations must contain (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting:  (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment of the proposed nominee, (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in

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solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice of nominees for election at the annual meeting, (x) the name and record address of the stockholder, and (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

NINTH:             Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

TENTH:            Except for such additional directors as may be elected by the holders of any series of Preferred Stock pursuant to the terms thereof established by a resolution of the Board of Directors pursuant to Article Fourth hereof, any director may be removed from office with or without cause and only by the affirmative vote of the holders of not less than 50% of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director regardless of class and voting together as a single voting class.

ELEVENTH:     Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

TWELFTH:      For the purposes of this Restated Certificate of Incorporation, the terms “affiliate,” “associate,” “control,” “interested stockholder,” “owner” “person” and “voting stock” shall have the meanings set forth in Section 203(c) of the Delaware General Corporation Law.

THIRTEENTH:           The provisions set forth in this Article Thirteenth and in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of a majority of the voting together as a single voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class, and, where such action is proposed by an interested stockholder, or by any associate or affiliate of an interested stockholder, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class, other

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than shares held by the interested stockholder which proposed (or the affiliate or associate of which proposed) such action, or any affiliate or associate of such interested stockholder.

FOURTEENTH:    The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.  Notwithstanding the preceding sentence, the provisions set forth in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh and Fourteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Fourteenth hereof.

FIFTEENTH:         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.  Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

SIXTEENTH:         No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by:  (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation.  Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any may be interested.

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IN WITNESS WHEREOF INAMED CORPORATION (Delaware) has caused this Restated Certificate of Incorporation to be executed by its President and to be attested to by its Secretary as of the 22nd day of December, 1998.

By:	/s/ Richard G. Babbitt
Richard G. Babbitt
Chairman, Chief Executive Officer and President

By:	/s/ Carol A. Brennan
Carol A. Brennan
Secretary

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “INAMED CORPORATION”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 1999, AT 10 O’CLOCK A.M.

[SEAL]	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

2967816 8100	AUTHENTICATION:	0217742

001039210	DATE:	01-26-00

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[STAMP OF STATE OF DELAWARE]

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING

PREFERRED STOCK

of

INAMED CORPORATION

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Inamed Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on November 16, 1999:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

“Series A Junior Participating Preferred Stock:

Section 1.  Designation and Amount.  The shares of this series shall be designated as  “Series A Junior Participating Preferred Stock” (the “Series A Junior Preferred Stock”) and the number of shares constituting the Series A Junior Preferred Stock shall be twenty-five thousand (25,000).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decreases shall reduce the number of shares of Series A Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock ( or any other stock) ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock, in preference to the holders of Common Stock, par value $1.0 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Junior Preferred Stock shall nevertheless by payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such

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Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights.  The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such level.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, in the Certificate of Incorporation of the Corporation or by law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

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(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares.  Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal

4

to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except distributions made ratably on the Series A Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of Series A Junior Preferred Stock shall not be redeemable.

Section 9.  Rank. The Series A Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

Section 10.  Amendment.  The Certificate of Incorporation of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Preferred Stock, voting together as a single class.”

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IN WITNESS WHEREOF, Inamed Corporation has caused this Certificate of Designations of Series A Junior Participating Preferred Stock to be duly executed by its Senior Vice President, Secretary and General Counsel this 16th day of November, 1999.

INAMED CORPORATION

/s/ David Bamberger
Name:	David Bamberger
Title:	Senior Vice President, Secretary and General Counsel

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Annex 2

Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

IN WITNESS WHEREOF INAMED CORPORATION has caused this Restated Certificate of Incorporation to be executed by its President and to be attested to by its Secretary as of the 22 day of December, 1998.

INAMED CORPORATION

By:	/s/ Richard G. Babbitt
Richard G. Babbitt
Chairman, Chief Executive Officer and President

By:	/s/ Carol A. Brennan
Carol A. Brennan
Secretary

Exhibit 3.2

BYLAWS

OF

INAMED CORPORATION

(A DELAWARE CORPORATION)

The following are the Bylaws of INAMED CORPORATION (Delaware), a Delaware corporation (the “Corporation”), effective as of December 21, 1998, after approval by the Corporation’s Board of Directors and stockholders:

ARTICLE I

Offices

Section 1.01.  Principal Executive Office.  The principal executive office of the Corporation shall be located at 3800 Howard Hughes Boulevard, Suite 900, Las Vegas, Nevada 89109.  The Board of Directors of the Corporation (the  “Board of Directors”) may change the location of said principal executive office.

Section 1.02.  Other Offices.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01.  Annual Meetings.  The annual meeting of stockholders of the Corporation shall be held at a date and at such time as the Board of Directors shall determine.  At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of Section 3.03 hereof and any other proper business may be transacted.

Section 2.02.  Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board, the President or by holders of not less than ten percent (10%) of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class.  The term “voting stock” as used in these Bylaws shall have the meaning set forth in Section 203 (c) of the Delaware General Corporation Law.  Special meetings may not be called by any other person or persons.  Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Section 2.03.  Place of Meetings.  Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairman of the Board.  If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.

Section 2.04.  Notice of Meetings.  Written notice of each annual or special meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to stockholders entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated.  If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request.

Section 2.05.  Conduct of Meetings.  All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.  The chairman of any annual or special meeting of stockholders shall be the Chairman of the Board.  The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

Section 2.06.  Quorum.  At any meeting of stockholders of the Corporation, the presence, in person or by proxy, of the holders of record of majority of the shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business; PROVIDED, HOWEVER, that this Section 2.06 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Certificate of Incorporation of the Corporation, as amended or restated from time to time (the “Certificate”), for the vote necessary for the adoption of any measure governed thereby.

In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained.  At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07.  Votes Required.  The affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting of stockholders of the Corporation, at which a quorum is present and entitled to vote on the subject matter, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except that the election of directors shall be by plurality vote, unless the vote of a greater or different number thereof is required by statute, by the rights of any authorized class of stock or by the Certificate.  Unless the Certificate or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class or series, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

Section 2.08.  Proxies.  A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the stockholder himself or by his duly authorized attorney-in-fact.  No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period.  Each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

Section 2.09.  Action by Written Consent.  Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

Section 2.10.  List of Stockholders.  The Secretary of the Corporation shall prepare and make (or cause to be prepared and made), at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the during the duration thereof, and may be inspected by any stockholder who is present.

Section 2.11.  Inspectors of Election.  In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof.  If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder’s proxy, shall) make such an appointment.

The number of Inspectors of Election shall be one (1) or three (3).  If there are three (3) Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all.  No such Inspector need be a stockholder of the Corporation.

Subject to any provisions of the Certificate of Incorporation, the Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders.  On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

Section 2.13.  Notice of Stockholder Action.  Any stockholder proposal or nomination for the election of a director by a stockholder shall be delivered to the Corporate Secretary of the Corporation no less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the company’s annual meeting held in the prior year, provided, however, in the event the Company shall not have had an annual meeting in the prior year, such notice shall be delivered no less than ninety (90) days nor more than one hundred twenty (120) days in advance of May 15 of the current year.  Such stockholder nominations must contain (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting; (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment or the proposed nominee, (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice of nominees for election at the annual meeting, (x) the name and record address of the stockholder, and (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

ARTICLE III

Directors

Section 3.01.  Powers.  The business and affairs of the Corporation shall be managed by and be under the direction of the Board of Directors.  The Board of Directors shall exercise all the powers of the Corporation, except those that are conferred upon or reserved to the stockholders by statute, the Certificate of Incorporation or these Bylaws.

Section 3.02.  Number.  The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3) nor more than nine (9).

Section 3.03.  Election and Term of Office.  Each director shall serve until his successor is elected and qualified or until his death, resignation or removal, no decrease in the authorized number of directors shall shorten the term of any incumbent director, and additional directors elected in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

Section 3.04.  Election of Chairman of the Board.  At the organizational meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal.  Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

Section 3.05.  Removal.  Any director may be removed from office only as provided in the Certificate of Incorporation.

Section 3.06.  Vacancies and Additional Directorships.  Newly created directorships resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.07.  Regular and Special Meetings.  Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders; without call at such time as shall from time to time be fixed by the Board of Directors; and as called by the Chairman of the Board in accordance with applicable law.

Special meetings of the Board of Directors shall be held upon call by or at the direction of the Chairman of the Board, the President or any two (2) directors, except that when the Board of Directors consists of one (1) director, then the one director may call a special meeting.  Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, telegram, cable, facsimile transmission or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held.  Such notice shall state the time and place of such meeting, but need not state the purpose or purposes thereof, unless otherwise required by law, the Certificate of Incorporation or these Bylaws ("Bylaws").

Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened) or who shall waive notice thereof, before or after such meeting, in a signed writing.

Section 3.08.  Quorum.  At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business, except that when the Board of Directors consists of one (1) director, then the one director shall constitute a quorum.

In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall be present.  At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.09.  Votes Required. Except as otherwise provided by applicable law or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

Section 3.10.  Place and Conduct of Meetings.  Each regular meeting and special meeting of the Board of Directors shall be held at a location determined as follows:  The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting.

If no such designation is made:  (a) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation’s principal executive office, as the directors calling the meeting shall designate; and (b) any other meeting shall be held at such location, within the county of the Corporation's principal executive office, as the Chairman of the Board may designate or, in the absence of such designation, at the Corporation's principal executive office.  Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.  The chairman of any regular or special meeting shall be the Chairman of the Board, or, in his absence, a person designated by the Board of Directors.  The Secretary, or, in the absence of the Secretary, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.11.  Fees and Compensation.  Directors shall be paid such compensation as may be fixed from time to time by resolution of the Board of Directors: (a) for their usual and contemplated services as directors; (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff; and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section 3.11.  Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix.  Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services.  Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

Section 3.12.  Committees of the Board of Directors.  To the full extent permitted by applicable law, the Board of Directors may from time to time establish committees, including, but not limited to, standing or special committees and an executive committee with authority and responsibility for bookkeeping, with authority to act as signatories on Corporation bank or similar accounts and with authority to choose attorneys for the Corporation and direct litigation strategy, which shall have such duties and powers as are authorized by these Bylaws or by the Board of Directors.  Committee members, and the chairman of each committee, shall be appointed by the Board of Directors.  The Chairman of the Board, in conjunction with the several committee chairmen, shall make recommendations to the Board of Directors for its final action concerning members to be appointed to the several committees of the Board of Directors.  Any member of any committee may be removed at any time with or without cause by the Board of Directors.  Vacancies which occur on any committee shall be filled by a resolution of the Board of Directors.  If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.  The Board of Directors may, by resolution, at any time deemed desirable, discontinue any standing or special committee.  Members of standing committees, and their chairmen, shall be elected yearly at the regular meeting of the Board of Directors which is held immediately following the annual meeting of stockholders.  The provisions of Sections 3.07, 3.08, 3.09 and 3.10 of these Bylaws shall apply, MUTATIS MUTANDIS, to any such Committee of the Board of Directors.

ARTICLE IV

Officers

Section 4.01.  Designation, Election and Term of Office.  The Corporation shall have a Chairman of the Board, a President, Treasurer, such senior vice presidents and vice presidents as the Board of Directors deems appropriate, a Secretary and such other officers as the Board of Directors may deem appropriate.  These officers shall be elected annually by the Board of Directors at the organizational meeting immediately following the annual meeting of stockholders, and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected and qualified or until his earlier resignation, death or removal.  Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.02.  Chairman of the Board.  The Chairman of the Board of Directors shall preside at all meetings of the directors and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

Section. 4.03.  President.  The President shall be the chief executive officer of the Corporation and shall, subject to the power of the Board of directors, have general supervision, direction and control of the business and affairs of the Corporation.  He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the directors.  He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.04.  Treasurer.  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by the directors.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as the Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 4.05.  Secretary.  The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors and all committees.  He shall be the custodian of the corporate seal and shall affix it to all documents which he is authorized by law or the Board of Directors to sign and seal.  He also shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board or President.

Section 4.06.  Assistant Officers.  The President may appoint one or more assistant secretaries and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the President.

Section 4.07.  When Duties of an Officer May Be Delegated.  In the case of absence or disability of an officer of the Corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors or any officer designated by it, or the President, may, for the time of the absence or disability, delegate such officer's duties and powers to any other officer of the Corporation.

Section 4.08.  Officers Holding Two or More Offices.  The same person may hold any two (2) or more of the above-mentioned offices.

Section 4.09.  Compensation.  The Board of Directors shall have the power to fix the compensation of all officers and employees of the Corporation.

Section 4.10.  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board of Directors.  The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

Section 4.11.  Removal.  Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.  Any assistant officer of the Corporation may be removed, with or without cause, by the President or by the Board of Directors.

ARTICLE V

Indemnification of Directors, Officers

Employees and other Corporate Agents.

Section 5.01.  Action, Etc. Other Than By Or In The Right of The Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "Agent"), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 5.02.  Action, Etc., By Or In The Right Of The Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 5.03.  Determination of Right of Indemnification.  Any indemnification under Sections 5.01 or 5.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Sections 5.01 and 5.02 hereof, which determination is made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 5.04.  Indemnification Against Expenses of Successful Party.  Notwithstanding the other provisions of this Article V, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding referred to in sections 5.01 or 5.02 hereof, or in defense of any claim, issue or mater therein, such Agent shall be indemnified against expenses, including attorneys' fees actually and reasonably incurred by such Agent in connection therewith.

Section 5.05.  Advances of Expenses.  Except as limited by Section 5.06 of this Article V, expenses incurred by an Agent in defending any civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if the Agent shall undertake to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Article V.  Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful.

Section 5.06.  Right of Agent to Indemnification Upon Application; Procedure Upon Application.  Any indemnification or advance under this Article V shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless a determination shall be made in the manner set forth in the second sentence of Subsection 5.05 hereof that such Agent acted in a manner set forth therein so as to justify the Corporation's not indemnifying or making an advance to the Agent.  The right to indemnification or advances as granted by this Article V shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days.  The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 5.07.  Other Rights and Remedies.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  All rights to indemnification under this Article V shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.

Section 5.08.  Insurance.  Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

Section 5.09.  Constituent Corporations.  For the purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, all constituent corporations (including all constituents of constituents) absorbed in a consolidation or merger as well as the resulting or surviving corporation, which, if the separate existence of such constituent corporation had continued, would have had power and authority to indemnify its Agents, so that any Agent of such constituent corporation shall stand in the same position under the provisions of the Article V with respect to the resulting or surviving corporation as that Agent would have with respect to such constituent corporation if its separate existence had continued.

Section 5.10.  Other Enterprises, Fines, and Serving at Corporation’s Request.  For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

Section 5.11.   Savings Clause.  If this Article V or any portion thereof shall be invalidated on any ground by any court of competent, jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.

ARTICLE VI

Stock

Section 6.01.  Certificates.  Except as otherwise provided by law, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board or a Vice-Chairman of the Board or the President or a Vice President, together with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Any or all of the signatures on any certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.02.  Transfer of Shares.  Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation’s transfer agent, if the Corporation has a transfer agent, or to the Corporation’s registrar, if the Corporation has a registrar, or to the Secretary, if the Corporation has neither a transfer agent nor a registrar.  The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation’s stock as it may deem expedient.

Section 6.03.  Transfer Agents and Registrars.  The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define.  No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar.  The duties of transfer agent and registrar may be combined.

Section 6.04.  Stock Ledgers. Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

Section 6.05.  Record Dates.  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose.  Such date in any case shall be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.  Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

Exhibit 10.46

INAMED CORPORATION

1998 STOCK OPTION PLAN

1.             Purpose of the Plan.

This 1998 Stock Option Plan (the “Plan”) is intended as an incentive, to retain in the employ of INAMED CORPORATION (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new employees, consultants, officers and directors, whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

It is further intended that options (the “Options”) granted pursuant to the Plan shall be Options not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

The Company intends that the Plan meet the requirements of Rule 16b–3 (“Rule 16b–3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b–3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.             Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall administer the Plan unless and until the Board delegates administration to a Committee.  The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board.  In the discretion of the Board, a Committee

Annex 3

ACTION BY BOARD OF DIRECTORS

OF

INAMED CORPORATION

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of INAMED Corporation, a Delaware corporation (the “Company”), and acting pursuant to Section 141 of the Delaware General Corporation Law, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

FINANCING DOCUMENTS

WHEREAS, there has been presented to the Board that certain Credit Agreement, dated as of February 1, 2000 (the “Credit Agreement” terms defined therein, unless otherwise defined herein, being used as therein defined) to be entered into by and between the Company, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”), First Union National Bank, as the Administrative Agent (in such capacity, the “Administrative Agent”) and GMAC Commercial Credit LLC, as Documentation Agent (in such capacity, the “Documentation Agent”), providing for $107,500,000 in loans;

WHEREAS, there has also been presented to the Board the forms of (i) the Term Notes, Revolving Notes and Swingline Notes, (ii) the Guarantee and Collateral Agreement and the other Security Documents to which this Company will be a party, and (iii) the other Loan Documents to which this Company will be a party (together with the Credit Agreement, the “Financing Documents”);

NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable and in the best interests of the Company to execute and deliver the Financing Documents and perform the transactions contemplated thereby and borrow the loans contemplated under the Credit Agreement, and the Financing Documents hereby are authorized and approved, with such changes thereto as the Chief Executive Officer, the President, any Vice President or any Secretary (collectively, the “proper officers”) of the Company may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to (i) enter into the Financing Documents, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof, and (ii) borrow money in accordance with the terms of the Credit Agreement; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, deeds of trust, mortgages, financing statements and other instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, the Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by the Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages, financing statements and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes, deeds of trust, mortgages, financing statements and other instruments or the taking of any such actions to be conclusive evidence of such approval.

GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

[signature page attached]

3

This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: January , 2000

Richard G. Babbitt	James E. Bolin

Malcolm R. Currie, Ph.D.	John F. Doyle

Ilan K. Reich	Mitchell S. Rosenthal, M.D.

David A. Tepper	John E. Williams, M.D.

4

Annex 4

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “INAMED CORPORATION” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF NOVEMBER, A.D. 1998, AT 6 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1998, AT 6 O’CLOCK P.M.

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “INAMED CORPORATION (DELAWARE)” TO “INAMED CORPORATION”, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1998, AT 6:01 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 1999, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES

	/s/ Edward J. Freel
[SEAL]	Edward J.Freel, Secretary of State

2967816 8310	AUTHENTICATION:	0217741
001039210	DATE:	01-26-00

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State of Delaware

Office of the Secretary of State

HAVE BEEN PAID TO DATE.

	/s/ Edward J. Freel
[SEAL]	Edward J.Freel, Secretary of State

2967816 8310	AUTHENTICATION:	0217741
001039210	DATE:	01-26-00

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BIODERMIS CORPORATION

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of BIODERMIS CORPORATION (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.  Attached hereto as Annex 1 are true, correct and complete copies of (i) the Articles of Incorporation of BIO-DERMIS CORPORATION, as filed with the Secretary of State of the State of Nevada on December 1, 1992 and (ii) the Certificate of Amendment of Articles of Incorporation of BIO-DERMIS CORPORATION, changing its name to “BIODERMIS CORPORATION,” as filed with the Secretary of State of the State of Nevada on December 17, 1992.

2.  Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.  Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.  Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Nevada indicating that the Company is in good standing.

5.  There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.  The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

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I, Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

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Annex 1

[STAMP OF STATE OF NEVADA]

ARTICLES OF INCORPORATION

OF

BIO–DERMIS CORPORATION

I, the person hereinafter named aa incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

FIRST:  The name of the corporation (hereinafter called the corporation) is BIO–DERMIS CORPORATION.

SECOND:  The name of the corporation’s resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706.

THIRD:  This corporation is authorized to issue two classes of stock, designated Common Stock and Preferred Stock, respectively.  The number of shares of Common Stock which the corporation is authorized to issue is Fifteen Thousand (15,000), all of which are of a par value of One ($1.00) dollar each. The number of shares of Preferred Stock which the corporation is authorized to issue is Ten Thousand (10,000), all of which are of a par value of One ($1.00) dollar each.

The Preferred Stock may be issued in one or more series.  The Board of Directors of the corporation is hereby authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued class or series of Preferred Stock and to fix and determine the number of shares and the designation of any series of wholly unissued Preferred Stock.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any

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rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have a treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

FOURTH:  The governing board of the corporation shall be styled as a “Board of Directors”, and any member of said Board shall be styled as a “Director.”

The number of members constituting the first Board of Directors of the corporation is two (2); and the names and the post office box or street addresses, either residence or business, of each of said members are as follows:

NAME	ADDRESS
Donald K. McGhan	3800 Howard Hughes Parkway, Suite 900 Las Vegas, NV 89109

Michael D. Farney	3800 Howard Hughes Parkway, Suite 900 Las Vegas, NV 89109

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one.  In the interim between election of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

FIFTH:  The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

NAME	ADDRESS
M. Ryan	5670 Wilshire Blvd., Ste. 750 Los Angeles, CA 90036

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SIXTH:  The corporation shall have perpetual existence.

SEVENTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

EIGHTH:  The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH: The corporation may engage in any lawful activity.

TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on November 30, 1992.

/s/ M. Ryan
M. Ryan, Incorporator

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STATE OF CALIFORNIA	)
) SS.:
COUNTY OF LOS ANGELES	)

On this 30th day of November, 1992, personally appeared before me, a Notary Public in and for the State and County aforesaid, M. Ryan, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal, the day and year first above written.

/s/ Jillaine E. Costelloe
Notary Public

[SEAL OF NOTARY PUBLIC]

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Annex 2

BYLAWS

OF

BIODERMIS CORPORATION

(a Nevada corporation)

ARTICLE  I

STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada (General Corporation Law).  If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk or by a registrar other than the corporation, a facsimile of the signature of any such officers or agents designated by the Board may be printed or lithographed upon such certificate in lieu of the actual signatures.  If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

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The corporation may issue a new certificate or stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction or any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS.  The corporation shall not be obliged to but may execute and deliver a certificate for or including a fraction of a share.  In lieu of executing and delivering a certificate for a fraction of a share, the corporation may pay to any person otherwise entitled to become a holder of a fraction of a share an amount in cash specified for such purpose as the value thereof in the resolution of the Board of Directors, or other instrument pursuant to which such fractional share would otherwise be issued, or, if not specified therein, then as may be determined for such purpose by the Board of Directors of the issuing corporation: or may execute and deliver registered or bearer scrip over the manual or facsimile signature of an officer of the corporation or of its agent for that purpose, exchangeable as therein provided for full share certificates, but such scrip shall not entitle the holder to any rights as a stockholder except as therein provided. Such script may provide that it shall become void unless the rights of the holders are exercised within a specified period and may contain any other provisions or conditions that the corporation shall deem advisable.  Whenever any such scrip shall cease to be exchangeable for full share certificates, the shares that would otherwise have been issuable as therein provided shall be deemed to be treasury shares unless the scrip shall contain other provision for their disposition.

3. STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4. RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed, the record date for determining stockholders entitled to notice of

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or to vote at a meeting or stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held: the record date for determining stock holders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5. MEANING OF CERTAIN TERMS.  As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the, term “share” or “shares” or “share of stock” or “shares of stock” or “stockholders” to “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

6. STOCKHOLDER MEETINGS.

- TIME.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

- PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix.

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- CALL.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

- NOTICE OR WAIVER OF NOTICE.  Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors must designate.  The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held.  A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting.  If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation.  Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

- CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting the, Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION.  Every stockholder may authorize another person or persons to act for him by proxy in any manner described in or otherwise authorized by, the provisions of Section 78.355 of the General Corporation Law.

- INSPECTORS.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents,

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determine the result, and do such acts as are proper to conduct the elections or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

- QUORUM.  Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at a meeting of stockholders for the transaction of business, unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

- VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by stockholders who hold at least a majority of the voting power and are present at a meeting at which a quorum is present, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes, and/or a different exercise of voting power.  In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action.

7. STOCKHOLDER ACTION WITHOUT MEETINGS.  Except as may otherwise be provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.  Any written consent shall be subject to the requirements of Section 78.320 of the General Corporation Law and of any other applicable provision of law.

ARTICLE II

DIRECTORS

1. FUNCTIONS AND DEFINITION.  The business and affairs of the corporation shall be managed by the Board of Directors of the corporation.  The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity.  The use of the phrase “whole Board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER.   Each director must be at least 18 years of age.  A director need not be a stockholder or a resident of the State of Nevada.  The initial Board of Directors shall consist of 2 persons.  Thereafter the number of

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directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be 2. The number of directors may be increased or decreased by action of the stockholders or of the directors.

3. ELECTION AND TERM.  Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada. The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4. MEETINGS.

- TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE.  Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

- CALL.  No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

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- QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting bear each other.  Participation in a meeting by said means constitutes presence in person at the meeting.

- CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

6. COMMITTEES.  Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp. Each committee must include at least one director. The Board of Directors may appoint natural persons who are not directors to serve on committees.

7. WRITTEN ACTION.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

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ARTICLE III

OFFICERS

1. The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such titles as the resolution choosing them shall designate. Each of any such officers shall be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2. QUALIFICATIONS.  Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director.

Any person may hold two or more offices, as the directors may determine.

3. TERM OF OFFICE.  Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

4. DUTIES AND AUTHORITY.  All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

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ARTICLE  IV

REGISTERED OFFICE

The location of the initial registered office of the corporation in the State of Nevada is the address of the initial resident agent of the corporation, as set forth in the original Articles of Incorporation.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto. The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

ARTICLE  V

CORPORATE SEAL OR STAMP

The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

The power to amend, alter, and repeal these Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

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CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

The undersigned, secretary of BIODERMIS CORPORATION, a Nevada corporation (the “Corporation”), does hereby certify that the above and foregoing Bylaws were duly adopted as the Bylaws of the Corporation at a meeting of the Board of Directors duly held on December 21, 1992.

IN WITNESS WHEREOF, the undersigned has subscribed his name and affixed the seal of the Corporation on the date set forth below.

December 21, 1992	/s/ Michael D. Farney
Date	Michael D. Farney, Secretary

Annex 3

ACTION BY BOARD OF DIRECTORS

OF

BIODERMIS CORPORATION

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of BIODERMIS CORPORATION, a Nevada corporation (the “Company”), and acting pursuant to Section 78.315 of the Nevada Revised Statutes, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licenses, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

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GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

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This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000

/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

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Annex 4

SECRETARY OF STATE

[SEAL OF NEVADA]

STATE OF NEVADA

CERTIFICATE OF EXISTENCE

(INCLUDING AMENDMENTS)

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I FURTHER CERTIFY, that the following is a list of all organizational documents on file in this office for

BIODERMIS CORPORATION

Articles of Incorporation for BIO–DERMIS CORPORATION filed December 1, 1992.

Certificate of Amendment to Articles of Incorporation changing name to BIODERMIS CORPORATION filed December 17, 1992.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, BIODERMIS CORPORATION, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since December 1, 1992, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 31, 2000.

/s/ Dean Heller
Secretary of State

By	/s/ [ILLEGIBLE]
Certification Clerk

[ILLEGIBLE PAGE]

BIOENTERICS CORPORATION

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower"), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of BioEnterics Corporation (the “Company”), and as such have access to the Company's corporate records and am familiar with the matters therein contained and herein certified, and that:

1.             Attached hereto as Annex 1 is a true, correct and complete copy of the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of California on August 8, 1991.

2.             Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.             Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.             Attached hereto as Annex 4 is (i) a true correct and complete copy of a certificate from the Office of the Secretary of State of the State of California indicating that the Company is authorized to exercise all its corporate powers, rights and privileges and is in good legal standing and (ii) a certificate from the Franchise Tax Board of the State of California indicating that the Company is in good standing and has no unpaid liability.

5.             There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.             The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	EXECUTIVE VICE PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

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I, Ilan K. Reich, Executive Vice President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
Executive Vice President

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Annex 1

SECRETARY OF STATE

CERTIFICATE OF FILING

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That on the 8th day of August, 1991, BIOENTERICS CORPORATION became incorporated under the laws of the State of California by filing its Articles of Incorporation in this office and that said Articles of Incorporation were duly recorded.

Further, that said Articles of Incorporation constitutes the only document on file in this office, that no documents amendatory and/or supplementary thereto (including Agreements of Merger, Restated Articles of Incorporation and Certificates of Determination of Preferences) have been filed to date.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of January 24, 2000.

/s/ Bill Jones
[SEAL]	BILL JONES
Secretary of State

[GRAPHIC]

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript of 2 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of January 24, 2000.

[SEAL]	/s/ Bill Jones
Secretary of State

ARTICLES OF INCORPORATION

OF

BIOENTERICS CORPORATION

I.

The name of the corporation is BioEnterics Corporation.

II.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

The name and address in the State of California of this corporation’s initial agent for service of process is:

Mr. Michael D. Farney

c/o Inamed Corporation

1035 North Cindy Lane

Carpinteria, California 93013

IV.

This corporation is authorized to issue only one class of shares of stock, designated Common Stock, and the total number and class of shares which this corporation is authorized to issue is one hundred thousand (100,000).

V.

A.  Limitation of Director Liability.  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

B.  Indemnification of Agents for Breach of Duty to Corporation and Shareholders.  The corporation, may, by bylaw, agreement or otherwise, indemnify its agents (as that term is defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by such Section 317, for breach of duty to the corporation and its shareholders, to the fullest extent permissible under California law; provided, however, that such indemnification shall not extend to any acts or omissions or transactions from which a director may not be relieved of liability

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as set forth in the exception to Section 204 (a) (10) of the California Corporations Code or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code.

C.  Subsequent Amendment.  No amendment, termination or repeal of this Article V. or of relevant provisions of the California Corporations Code or any other applicable laws shall affect or diminish in any way the rights of any agent (as that term is defined in Section 317 of the California Corporations Code) to indemnification under the provisions hereof in connection with any action or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

D.  Savings Clause.  If this Article V. or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person as to any expenses, judgments, fines, settlements and other amounts incurred by such person in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, including but not limited to any action by or in the right of the corporation to procure a judgment in its favor, to the fullest extent permissible under applicable law.

E. Subsequent Legislation.  If the California Corporations Code or any other applicable law is amended after approval by the shareholders of this Article V. to further expand the indemnification permitted to directors or officers of the corporation, then the corporation shall indemnify such person to the fullest extent permissible under the California Corporations Code or other applicable law, as so amended.

Dated:	August 7, 1991	/s/ Joseph E. Nida
Joseph E. Nida, Incorporator

[SEAL OF SECRETARY OF STATE]

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Annex 2

BYLAWS OF

BIOENTERICS CORPORATION,

a California corporation

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1.               Place of Meetings.

All meetings of the shareholders of this corporation (“Corporation”) shall be held at the principal executive office of the Corporation in the State of California, or such other place within or without the State as may be designated from time to time by the Board of Directors or as may be consented to in writing by all of the persons entitled to vote thereat and not present at the meeting.

Section 2                Annual Meeting.

The annual meeting of the shareholders shall be held within one hundred twenty (120) days after the closing of the accounting year, at which time the shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.  In the event the annual meeting of shareholders is not held within the time above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as is convenient, and any business transacted or election held at such meeting shall be as valid as if the meeting had been held on the date above specified.

Section 3.               Special Meetings.

Special meetings of the shareholders, for the purpose of taking any action permitted to be taken by the shareholders under the California Corporations Code and the Articles of Incorporation, may be called at any time by the Chairman of the Board, the President, the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

Section 4.               Notice of Meetings.

Notice of meetings, annual or special, shall be given in writing to each shareholder entitled to vote at that meeting by the Secretary or Assistant Secretary, or, if there be no such officers, by the Chairman of the Board or the President, or in the case of neglect or refusal, by any person or persons entitled to call a meeting, not less than ten (10) nor more than sixty (60) days before such meeting.

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Such written notice shall be given either personally or by other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The giving of notice as provided by these Bylaws may be omitted only to the extent and in the manner expressly permitted by the California Corporations Code.

Section 5.               Notice of Adjournment.

When a meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as in the case of an original meeting.  Except as stated above, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken, and the Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

Section 6.               Contents of Notice.

Notice of any meeting of shareholders shall specify:

a.  The place, the date and the time of the meeting;

b.  Those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

c.  If Directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

d.  The general nature of any proposal to take action with respect to the approval of (i) a contract or other transaction with an interested Director, (ii) an amendment of the Articles of Incorporation, (iii) the reorganization of the Corporation within the meaning of the California Corporations Code, (iv) the voluntary dissolution of the Corporation, or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares; and

e.  Such other matters, if any, as may be expressly required by statute.

Section 7.               Consent to Shareholder’s Meeting.

The transactions of any meeting of shareholders, however called and noticed, shall be valid as those had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes

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of the meeting.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  A waiver of notice or a consent to the holding of any meeting of shareholders need not specify the business transacted at or the purpose of any regular or special meeting, other than any proposal approved or to be approved at such meeting, the general nature of which was required by Section 6.d. of these Bylaws to be stated in the notice of the meeting.

Section 8.               Action Without a Meeting.

Unless otherwise provided in the Articles of Incorporation, anyaction which may be taken at any annual or special meeting of the shareholders, other than the election of Directors, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted.

Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of the taking of any corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing, and, as to any action with respect to (i) a contract or other transaction with an interested Director, (ii) the indemnification of any present or former agent of the Corporation within the meaning of Section 317 of the California Corporations Code, (iii) any reorganization within the meaning of the California Corporations Code, or (iv) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, such notice shall be given at least ten (10) days before the consummation of such action.

A director may be elected at any time to fill a vacancy not filled by the Board by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of Directors, and any required notice of any such election shall promptly be given as provided above.  Directors may not otherwise be elected without a meeting unless a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote for the election of Directors.

Section 9.               Quorum; Adjournment.

The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall be required and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Articles of Incorporation.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to

3

do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.  If a quorum shall not be present or represented at any meeting of the shareholders, the meeting may be adjourned from time to time by majority vote of the shares entitled to vote at the meeting who are present in person or represented by proxy, until the requisite number of voting shares shall be present.

Section 10.             Voting Rights; Cumulative Voting.

Subject to the provisions of Sections 702 through 704, inclusive, of the California Corporations Code, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date shall be entitled to vote at meetings of the shareholders.  Every shareholder entitled to vote shall be entitled to one vote for each of such shares, and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Corporations Code or by the Articles of Incorporation.

Every shareholder entitled to vote at any election of Directors shall have the right to cumulate his votes to the extent and in the manner provided by Section 708 of the California Corporations Code.

Section 11.             Proxies.

Every shareholder entitled to vote or to execute consents may do so either in person or by written proxy executed in accordance with the provisions of the California Corporations Code and filed with the Secretary or Assistant Secretary of the Corporation.

Section 12.             Inspectors of Election.

Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at such meeting or any adjournment thereof.  If no Inspectors of Election are appointed, or if an appointment is vacated by an Inspector who fails to appear or fails or refuses to act, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment or fill such vacancy at the meeting.  The Inspectors shall be in the number prescribed by and shall have the duties set forth in Section 707 of the California Corporations Code.

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ARTICLE II

DIRECTORS

Section 1.               Powers.

Subject to the limitations of the Articles of Incorporation, the Bylaws, and of the California Corporations Code as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

Section 2.               Number and Qualification of Directors.

The authorized number of directors of this Corporation shall be two (2) until changed in the manner provided in this Section 2.

A change in the exact number of authorized directors of the Corporation or in the minimum or maximum number of directors who may be authorized to serve on the Board of Directors, or a change from a variable to a fixed Board, may only be made by an amendment of the Articles of Incorporation or by a Bylaw amending this Section 2 duly adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote.  Except as otherwise provided by the California Corporations Code, the authorized number of Directors shall not be reduced below three (3), and no Bylaw or amendment of the Articles of Incorporation reducing the authorized number of Directors to less than five (5) shall be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than one-sixth (16-2/3%) of the outstanding shares entitled to vote.

Section 3.               Election of Directors.

The Directors shall be elected by ballot at the annual meeting of the shareholders to hold office until the next annual meeting and until their successors are elected and qualified.  Their term of office shall begin immediately after election.

Section 4.               Vacancies.

A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any Director, if a Director has been declared of unsound mind by order of Court or convicted of a felony, if the authorized number of Directors is increased, or if the shareholders shall fail, either at a meeting at which an increase in the number of Directors is authorized, or at an adjournment thereof, or at any other time, to elect the full number of authorized Directors.

Vacancies in the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, and each Director so elected

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shall hold office until his successor is elected at an annual or special meeting of the shareholders.  A vacancy created by the removal of a Director may be filled only by a vote of the majority of the shares entitled to vote at a duly held meeting of the shareholders, or by the written consent of the holders of a majority of the outstanding shares.

The shareholders may at any time elect a Director or Directors to fill any vacancies not filled by the Directors.

If any Director tenders his resignation to the Board of Directors to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office at such time as the resignation shall become effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 5.               Removal Of Directors.

The entire Board of Directors, or any individual Director, may be removed from office in the manner provided by the California Corporations Code.

Section 6.               Place Of Meeting.

Meetings of the Board of Directors shall be held at the principal executive office of the Corporation, or as designated from time to time by resolution of the Board of Directors or written consent of all of the members of the Board.  Any meeting shall be valid wherever held if held with the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary or Assistant Secretary of the Corporation.

Section 7.               Annual Meeting.

A regular annual meeting of the Board of Directors shall be held without notice at the place of the annual meeting of shareholders immediately following the adjournment thereof, for the purpose of organization, election of officers, and the transaction of such other business as may properly come before the meeting.

Section 8.               Other Regular Meetings.

Other regular meetings of the Board of Directors shall be held in the discretion of the Board of Directors, and if so held, at such times, dates and places as the Board of Directors may determine.

Section 9.               Special Meetings; Notices.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice-President, the Secretary, or by any two (2) Directors.

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Written notice of the time and place of special meetings shall be delivered or communicated personally to each Director by telephone, or by telecopy or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if such address is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.  If such notice is mailed or telecopied, it shall be deposited in the United States mail or delivered at least forty-eight (48) hours prior to the time of the holding of the meeting.  In case such notice is delivered personally or by telephone, it shall be so delivered at least twenty-four (24) hours prior to the time of holding the meeting.  Such mailing, telecopying or delivery, personally or by telephone, as above provided shall be due, legal and personal notice to such Director.

Section 10.             Waiver of Notice.

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting regularly called and noticed if all the Directors are present and sign a consent to the holding of the meeting on the records of the meeting, or if a majority of the Directors are present and each of those not present, either before or after the meeting, signs a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes of the meeting.  All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.             Action of Directors Without Meeting.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of the Directors.

Section 12.             Action at a Meeting; Quorum.

A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at a meeting duly held at which a quorum is present, when duly assembled, is valid as a corporate act unless a greater number is required by the Articles of Incorporation, these Bylaws, or the California Corporations Code.  Directors may participate in a meeting through the use of conference telephone or similar communications equipment as long as all members participating in the meeting can hear one another, and such participation shall constitute the presence in person at the meeting.

Section 13.             Adjournment.

A majority of the Directors present, whether or not a quorum, may adjourn from time to time by fixing a new time and

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place prior to taking adjournment, but if any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to any Directors not present at the time the adjournment was taken.

Section 14.             Committees.

The Board of Directors may, by resolutions adopted by a majority of the authorized number of Directors, establish one or more committees, including an Executive Committee, each consisting of two or more Directors, to serve at the pleasure of the Board.  The Board of Directors may delegate to any such committee any of the powers and authority of the Board of Directors in the business and affairs of the Corporation, except those powers specifically reserved to the Board of Directors by the provisions of Section 311 of the California Corporations Code.  The Board shall prescribe the manner in which the proceedings of the Executive Committee or any other Committee shall be conducted, and may designate one or more alternate Directors to replace any absent committee members at any meeting of the Committee.

ARTICLE III

OFFICERS

Section 1.               Officers.

The officers of the Corporation shall be elected by and shall hold office at the pleasure of the Board of Directors. These officers shall include a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer, and may include a Chairman of the Board of Directors.

Section 2.               Election.

After their election, the Board of Directors shall meet and organize by electing a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer, who may be, but need not be, members of the Board of Directors, and such additional officers provided by these Bylaws as the Board of Directors shall determine to be appropriate.  Any two or more offices may be held by the same person.

Section 3.               Compensation and Tenure of Office.

The compensation and tenure of office of all of the officers of the Corporation shall be fixed by the Board of Directors.

Section 4.               Removal and Resignation.

Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or except in the case of

8

an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, subject in each case, however, to any rights of an officer under any contract of employment.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or an Assistant Secretary of the Corporation without prejudice, however, to any rights of the Corporation under any contract to which such officer is a party.

Any such resignation shall take effect at the date of receipt of such notice or at any later time specified in the notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.               Vacancies.

Any vacancy in an office occurring because of death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in the Bylaws for appointment to such office.

Section 6.               Chairman of the Board.

The Chairman of the Board, if there be one, shall, when present, preside at all meetings of the shareholders and of the Board of Directors, and shall have such other powers and duties as from time to time shall be prescribed by the Board of Directors.

Section 7.               President.

The President shall be the general manager of the Corporation and, subject to the control of the Board of Directors, shall be chief executive officer of the Corporation and shall have general supervision, direction and control of the business and affairs of the Corporation.  If the Corporation has no Chairman of the Board, the President shall also have the duties prescribed above for the Chairman of the Board.

Section 8.               Vice Presidents.

In the absence or the disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Directors, or if no such designation is made by the Board of Directors, the Vice President designated by the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 9.               Secretary.

The Secretary shall keep, or cause to be kept, a book of Minutes at the principal executive office or such other place as the Board of Directors may order, of all the proceedings

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of its shareholders and the Board of Directors and Committees of the Board, with the time and place of holding of meetings, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders' meetings, and the proceedings of these meetings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; he shall keep the seal of the Corporation and affix the seal to all documents requiring a seal; and he shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 10.             Assistant Secretary.

The Assistant Secretary, if there is one, shall have all the same rights, duties, powers and privileges as the Secretary and may act in his place and stead whenever necessary or desirable.

Section 11.             Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  The books of account shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they so request, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 12.             Subordinate Officers.

Subordinate Officers, including but not limited to, Assistant Secretaries, Treasurers and Assistant Treasurers, or

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agents, as the business of the Corporation may require, may from time to time be appointed by the Board of Directors, the President, or by any officer empowered to do so by the Board of Directors, and shall have such authority and shall perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

ARTICLE IV

CORPORATE RECORDS, INSPECTION, VOTING SHARES

IN NAME OF CORPORATION

Section 1.               Records.

The Corporation shall maintain adequate and correct books and records of account of its business and properties.  All of such accounts, books and records shall be kept at its principal executive office in the State of California, or at such other location as may be fixed by the Board of Directors from time to time.

Section 2.               Inspection.

The accounting books and records and Minutes of the proceedings of the shareholders and the Board of Directors and its Committees shall be open to inspection by the shareholders from time to time and in the manner provided in Section 1601 of the California Corporations Code, and every Director shall have the right to inspect and copy all books, records and documents of the Corporation, and to inspect its properties, in the manner provided by Section 1602 of the California Corporations Code.

Section 3.               Voting Shares in Name of Corporation.

Shares standing in the name of this Corporation may be voted or represented and all rights incident to those shares may be exercised on behalf of the Corporation by the President, or if he is unable or refuses to act, by a Vice President or by such other person as the Board of Directors may determine.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1.               Certificates for Shares.

Every holder of shares in the Corporation shall be entitled to have a certificate, in such form and device as the Board of Directors may designate, certifying the number of shares and the classes or series of shares owned by the shareholder, and containing a statement setting forth the office or agency of the Corporation from which the shareholder may obtain, upon request and without charge, a copy of the statement of any rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders of those shares, and any other legend or statement as may be required

11

by Section 418 of the California Corporations Code and the Federal and California corporate securities laws.

Every certificate for shares shall be signed in the name of the Corporation by the President or Vice President and the Secretary or an Assistant Secretary.  Any signature on the certificate may be by facsimile, provided that at least one signature, which may but need not be that of the Corporation’s registrar or transfer agent, if any, shall be manually signed.

Section 2.               Transfer on the Books.

Upon surrender to the Secretary or Assistant Secretary or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.               Lost or Destroyed Certificates.

A new certificate may be issued without the surrender and cancellation of an old certificate that is lost, apparently destroyed or wrongfully taken when:  (a) the request for the issuance of a new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft; and (b) such request is received by the Corporation prior to its receipt of notice that the old certificate has been acquired by a bona fide purchaser; and (c) the owner of the old certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Corporation to indemnify it against any claim, expense or liability resulting from the issuance of a new certificate. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8404 and 8405 of the California Commercial Code.

Section 4.               Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 5.               Record Date.

The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, to consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution or allotment of any right or to exercise rights with respect to any change, conversion or exchange of shares.  The record date so fixed shall

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not be more than sixty (60) days prior to any event for the purpose for which it is fixed, and shall not be less than ten (10) days prior to the date of any meeting of the shareholders.  If no such record date is fixed by the Board of Directors, then the record date shall be that date prescribed by Section 701 of the California Corporations Code.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the words “INCORPORATED CALIFORNIA.”

ARTICLE VII

AMENDMENTS

Section 1.               By Shareholders.

The Bylaws may be repealed or amended, or new Bylaws may be adopted, by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by the California Corporations Code or by the Articles of Incorporation.

Section 2.               By Directors.

Subject to the right of shareholders as provided in Section 1 of this Article VII to adopt, amend or repeal Bylaws, the Board of Directors may adopt, amend or repeal Bylaws; provided, however, that no Bylaw or amendment changing the number of Directors of the Corporation shall be adopted other than in the manner provided by Section 2 of Article II of these Bylaws.

Section 3.               Records of Amendments.

Any amendment or new Bylaw adopted by the shareholders or Board of Directors shall be copied in the appropriate place in the Minute book with the original Bylaws, and the repeal of any Bylaw shall be entered on the original Bylaws together with the date and manner of such repeal.  The original or a copy of the Bylaws as amended to date shall be open to inspection by the shareholders at the Corporation’s principal executive office in California at all reasonable times during office hours.

ARTICLE VIII

WAIVER OF ANNUAL REPORT

The requirement that this corporation send an annual report to its shareholders is hereby expressly waived.

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ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS, AND AGENTS

Section 1.               Definitions.

For the purposes of this Article IX the following definitions shall apply:

a.            “Agent” means any person who (a) is or was a director, officer, employee or other agent of the Corporation, or (b) is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, joint venture, trust or other enterprise, or (c) was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

b.            “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

c.            “Expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under Section 5 of this Article IX below.

d.            “Independent Legal Counsel” means an attorney mutually agreeable to the Corporation and the agent seeking indemnification, with such attorney to be designated within ten (10) days after notice by one party to the other. If the Corporation and the agent seeking indemnity cannot agree upon the selection of such attorney within such ten (10) day period, an attorney shall be selected by the Corporation from among five (5) attorneys designated in a writing by the agent delivered to the Corporation within five (5) days after the end of the ten (10) day period; provided, however, that the attorneys so designated have a minimum of ten (10) years experience in corporate law, and are each full partners (or the equivalent) in a law firm with at least five (5) attorneys.  If the Corporation and the agent cannot agree upon the selection of the attorney, and if the agent fails to designate his selection of five (5) attorneys within the five (5) day period, the Corporation alone shall choose the attorney.

Section 2.               Proceedings Other than By or In the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably

14

believed to be in the best interest of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3.               Proceedings By or In the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person reasonably believed to be in the best interest of the Corporation and its shareholders.

Section 4.               Determination of Right to Indemnification.

To the extent that a person who is or was an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article IX above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Except as provided in the first paragraph of this Section 4 above, any indemnification under Section 2 or 3 of this Article IX above shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 of this Article IX above, by any of the following: (a) a majority vote of a quorum consisting of directors who are not parties to such action or proceeding; (b) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; (c) approval or ratification by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) ; (d) written consent of the shareholders under Section 603 of the California Corporations Code; (e) the affirmative vote or written consent of such greater proportion (including all) of the shares of any class or series as may be provided in the Articles of Incorporation or in the California Corporations Code, for all or

15

any specified shareholder action; or (f) the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering service in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

The shares owned by the person to be indemnified shall not be entitled to vote on any written consent or affirmative vote set forth in the second paragraph of Section 4 of this Article IX above.

Section 5.               Indemnity for Expenses of Establishing Right to Indemnification.

To the extent that a person who is or was an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article IX above, or in defense of any claim, issue or matter therein, such person shall also be indemnified against expenses of establishing a right to indemnification actually and reasonably incurred by such person in connection therewith.

If authorized in the specific case, upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 2 or 3 of this Article IX above, by any of the following: (a) approval or ratification by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum); (b) written consent of the shareholders under Section 603 of the California Corporations Code, or (c) the affirmative vote or written consent of such greater proportion (including all) of the shares of any class or series as may be provided in the Articles of Incorporation or in the California Corporations Code, for all or any specified shareholder action; such person shall also be indemnified against any expenses of establishing a right to indemnification actually and reasonably incurred therewith.

The shares owned by the person to be indemnified shall not be entitled to vote on any written consent or affirmative vote set forth in the second paragraph of Section 5 of this Article IX above.

Section 6.               Procedure for Indemnification.

Any indemnification under Section 2, 3, or 5 of this Article IX above, or advance under Section 7 of this Article IX below, shall be made promptly, and in any event within sixty (60) days, upon the written request of the agent.  The right to indemnification or advances as granted by this Article IX shall be enforceable by the agent in any court of competent jurisdiction, if

16

the Corporation denies such request in whole or in part or if no disposition thereof is made within sixty (60) days. It shall be a defense to any such action that the agent has not met the standard of conduct set forth in Section 2, 3, or 5 of this Article IX above, or regarding a claim for advances the agent has not delivered the required undertaking under Section 7 of this Article IX below, but the burden of proving the defense is on the Corporation.

Section 7.               Advances.

Expenses incurred in defending any proceeding shall be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of the person claiming a right to be indemnified under this Article IX to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article IX.

Section 8.               Other Rights and Continuation of Rights  to Indemnification.

The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, approval of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation.  The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.  Nothing contained in this Article IX shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 9.               Insurance.

This Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article IX.  The fact that the Corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this Section 9 inapplicable if either of the following conditions are satisfied:  (a) if authorized in the Articles of Incorporation, any policy issued is limited to the extent not in conflict with Section 204 (d) of the California Corporations Code, or (b) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, the company issuing the policy provides procedures for processing claims that do not permit that company to be subject

17

to the direct control of the Corporation that purchased that policy, and the policy issued provides for some manner of risk sharing between the issuer and purchaser or the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Section 10.             Indemnification for Breach of Duty to Corporation and Shareholders.

The Corporation may indemnify any agent of the Corporation in excess of that expressly permitted by this Article IX for those agents of the Corporation for breach of duty to the Corporation and its shareholders.

Notwithstanding the first paragraph of this Section 10 above, to the extent and only to the extent required by Section 204 (a) (11) or any successor provision of the California Corporations Code, the Corporation shall not indemnify directors for (a) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the director; (c) for any transaction from which a director derived an improper personal benefit; (d) for acts or omissions that show a reckless disregard for the director’s duty to the Corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the Corporation or its shareholders; (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Corporation or its shareholders; (f) liability under Section 310 of the California Corporations Code (which section concerns certain  transactions between corporations and directors or corporations having interrelated directors) ; (g) liability of a director who approves of any of the following Corporation actions: (1) the making of any distribution to the shareholders to the extent that it is contrary to the provisions of Sections 500 to 503, inclusive, of the California Corporations Code (which sections concern certain retained earnings and asset requirements on corporate distributions to shareholders, distributions resulting in corporate insolvency, distributions to junior shares affecting liquidation preferences of senior shares, and distributions to junior shares affecting cumulative dividends to senior shares); (2) the distribution of assets to shareholders after institution of dissolution proceedings of the Corporation, without paying or adequately providing for all known liabilities of the Corporation excluding any claims not filed by creditors within the time limit set by the court in a notice to creditors under Chapters 18 (commencing with Section 1800), 19 (commencing with Section 1900) and 20 (commencing with Section 2000) of Division 1 of the California Corporations Code; (3) the making of any loan or guaranty contrary to Section 315 of the

18

California Corporations Code (which section concerns certain loans and guaranties to directors, officers and others); (h) any act or omission that occurs prior to the date this Article IX becomes effective; and (i) any act as an officer of the Corporation, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

Notwithstanding the first paragraph of this Section 10 above, this Corporation shall not indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation (a) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (b) of amounts paid in settling or otherwise disposing of a pending action without court approval; and (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Notwithstanding the first paragraph of this Section 10 above, this Corporation shall not indemnify any person who was or is a party or is threatened to be made a party to any proceeding (a) except upon meeting the standard set forth in the first or second paragraph of Section 4 of this Article IX above; (b) except upon meeting the standard set forth in the second paragraph of Section 5 of this Article IX above, in any circumstance where it appears that:  (1) it would be inconsistent with a provision of the Articles of Incorporation or these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in such proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification, or (2) it would be inconsistent with any condition expressly imposed by a court in approving a settlement; or (c) in connection with any such proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent as defined in Section 1 of this Article IX above of the employer Corporation.

Notwithstanding the first paragraph of this Section 10 above, no advance shall be made under this Article IX except upon meeting the standard set forth in the first or second paragraph of Section 5 of this Article IX above, in any circumstance where it appears that (a) it would be inconsistent with a

19

provision of the Articles of Incorporation or these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in such proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification, or (b) it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 11.             Savings Clause.

If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as to any expenses, judgments, fines, settlements and other amounts incurred by such person in connection with any proceeding, to the fullest extent permissible under applicable law.

Section 12.             Subsequent Amendment.

If the California Corporations Code or any other applicable law is amended after approval by the shareholders of this Article IX to further expand the indemnification permitted to directors, officers and agents of the Corporation, then the Corporation shall indemnify such person to the fullest extent permissible under the California Corporations Code or other applicable law, as so amended.

Section 13.             Contract.

The rights to indemnification conferred in this Article shall be deemed to be a contract between the Corporation and each person who serves in the capacities described above at any time while this Article is in effect.  Any repeal or modification of this Article shall not in any way diminish any rights to indemnification of such person or the obligations of the Corporation arising hereunder.

Section 14.             Indemnity Agreements.

The Corporation may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other agents, of the Corporation as the Board may designate, such indemnity agreements to provide in substance thatthe Corporation will indemnify such persons to the fullest extent permitted by the provisions of this Articles IX and the Articles of Incorporation.

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CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

The undersigned, Secretary of BIOENTERICS CORPORATION, a California corporation (the “Corporation”), does hereby certify that the above and foregoing Bylaws were duly adopted as the Bylaws of the Corporation at a meeting of the Board of Directors duly held on August 8, 1991.

IN WITNESS WHEREOF, the undersigned has subscribed his name and affixed the seal of the Corporation on the date set forth below.

August 8, 1991	/s/ Michael D. Farney
Date	Michael D. Farney, Secretary

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

BIOENTERICS CORPORATION

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the members of the Board of Directors of BioEnterics Corporation, a California corporation (the “Company”), acting pursuant to Section 307(8)(b) of the General Corporation Law of the State of California, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent’), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licenses, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers” ) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such  approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000
/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

Annex 4

[ILLEGIBLE PAGE]

BIOPLEXUS CORPORATION

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower"), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5. 1 (g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of BIOPLEXUS CORPORATION (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.  Attached hereto as Annex 1 is a true, correct and complete copy of the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada on June 4, 1993.

2.  Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.  Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.  Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Nevada indicating that the Company is a corporation existing under and by virtue of the laws of the State of Nevada and is in good standing.

5.  There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

[Remainder of page intentionally left blank.]

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6.  The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of  February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

I, Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

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Annex 1

ARTICLES OF INCORPORATION

OF

BIOPLEXUS CORPORATION

I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

FIRST:  The name of the corporation (hereinafter called the corporation) is BIOPLEXUS CORPORATION.

SECOND:  The name of the corporation’s resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706.

THIRD:  This corporation is authorized to issue two classes of stock, designated Common Stock and Preferred Stock, respectively.  The number of shares of Common Stock which the corporation is authorized to issue is Fifteen Thousand (15,000), all of which are of a par value of One ($1.00) dollar each.  The number of shares of Preferred Stock which the corporation is authorized to issue is Ten Thousand (10,000), all of which are of a par value of One ($1.00) dollar each.

The Preferred Stock may be issued in one or more series.  The Board of Directors of the corporation is hereby authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued class or series of Preferred Stock and to fix and determine the number of shares and the designation of any series of wholly unissued Preferred Stock.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation

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which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

FOURTH: The governing board of the corporation shall be styled as a “Board of Directors”, and any member of said Board shall be styled as a “Director.”

The number of members constituting the first Board of Directors of the corporation is two (2); and the name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME	ADDRESS:
Donald K. McGhan	3800 Howard Hughes Parkway, Suite 900 Las Vegas, NV 89109

Michael D. Farney	3800 Howard Huges Parkway, Suite 900 Las Vegas, NV 89109

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one.  In the interim between election of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

FIFTH:  The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

NAME	ADDRESS
M. Ryan	5670 Wilshire Blvd., Suite 750 Los Angeles, CA 90036

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SIXTH:  The corporation shall have perpetual existence.

SEVENTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

EIGHTH:  The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH:  The corporation may engage in any lawful activity.

TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on June 3, 1993.

/s/ M. Ryan
M. Ryan, Incorporator

[SEAL]

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STATE OF CALIFORNIA	)
	)	SS.:
COUNTY OF LOS ANGELES	)

On June 3, 1993, before me, Jillaine E. Costelloe, Notary Public, personally appeared M. Ryan, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL OF JILLAINE E. COSTELLOE]
Signature	/s/ Jillaine E. Costelloe	(Seal)

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Annex 2

BYLAWS

OF

BIOPLEXUS CORPORATION

A Nevada Corporation

ARTICLE I

OFFICES

SECTION 1.  PRINCIPAL EXECUTIVE OFFICE.  The principal office of the Corporation is hereby fixed in 3800 Howard Hughes Parkway, #900, Las Vegas, in the State of Nevada.

SECTION 2.  OTHER OFFICES.  Branch or subordinate offices may be established by the Board of Directors at such other places as may be desirable.

ARTICLE II

SHAREHOLDERS

SECTION 1.  PLACE OF MEETING.  Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other location within or without the State of Nevada which may be designated by written consent of all persons entitled to vote thereat.

SECTION 2.  ANNUAL MEETINGS.  The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the Corporation at its principal executive office, then any such meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day.  At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.

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SECTION 3.  SPECIAL MEETINGS.  Special meetings of the shareholders may be called for any purpose or purposes permitted under Chapter 78 of Nevada Revised Statutes at any time by the Board, the Chairman of the Board, the President, or by the shareholders entitled to cast not less than twenty-five percent (25%) of the votes at such meeting.  Upon request in writing to the Chairman of the Board, the President, any Vice-President or the Secretary, by any person or persons entitled to call a special meeting of shareholders, the Secretary shall cause notice to be given to the shareholders entitled to vote, that a special meeting will be held not less than thirty-five (35) nor more than sixty (60) days after the date of the notice.

SECTION 4.  NOTICE OF ANNUAL OR SOCIAL MEETING.  Written notice of each annual meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat.  Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, any proper matter may be presented at the meeting for such action.  The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election.

Notice of a shareholders’ meeting shall be given either personally or by mail or, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or if no such address appears or is given, by publication at least once in a newspaper of general circulation in Clark County, Nevada.

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An affidavit of mailing of any notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.

SECTION 5.  QUORUM.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented and voting at the meeting on any matter, shall be the act of the shareholders.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the number of shares required as noted above to constitute a quorum.  Notwithstanding the foregoing, (1) the sale, transfer and other disposition of substantially all of the corporation’s properties and (2) a merger or consolidation of the corporation shall require the approval by an affirmative vote of not less than two-thirds (2/3) of the corporation’s issued and outstanding shares.

SECTION 6.  ADJOURNED MEETING AND NOTICE THEREOF.  Any shareholders meeting, whether or not a quorum is present, may be adjourned from time to time.  In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting.

It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however when a shareholders meeting is adjourned for more than forty-five (45) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be

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given as in the case of an original meeting.

SECTION 7.  VOTING.  The shareholders entitled to notice of any meeting or to vote at such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

SECTION 8.  RECORD DATE.  The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of a meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action.  The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action.  When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the meeting.  The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which notice is given.  The record date for determining shareholders for any purpose

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other than as set in this Section 8 or Section 10 of this Article shall be at the close of the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

SECTION 9.  CONSENT OF ABSENTEES.  The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10.  ACTION WITHOUT MEETING.  Any action which, under any provision of law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

SECTION 11.  PROXIES.  Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary not less than five (5) days prior to the meeting.

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SECTION 12.  CONDUCT OF MEETING.  The President shall preside as Chairman at all meetings of the shareholders, unless another Chairman is selected.  The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure.  The Chairman’s ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made by the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders without limiting the generality of the foregoing, the Chairman shall have all the powers usually vested in the chairman of a meeting of shareholders.

ARTICLE III

DIRECTORS

SECTION 1.  POWERS.  Subject to limitation of the Articles of Incorporation, of these bylaws, and of actions required to be approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.  The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.  Without prejudice to such general powers, it is hereby expressly declared that the Board shall have the following powers:

(a)  To select and remove all of the officers, agents

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and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or by these bylaws, fix their compensation, and require from them, if necessary, security for faithful service.

(b)  To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best.

(c)  To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best.

(d)  To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e)  To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidence of debt and securities therefor.

SECTION 2.  NUMBER AND QUALIFICATION OF DIRECTORS.  The authorized number of directors shall be two (2) until changed by amendment of the Articles or by a bylaw duly adopted by approval of the outstanding shares amending this Section 2.

SECTION 3.  ELECTION AND TERM OF OFFICE.  The directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the directors are not

7

elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

SECTION 4.  CHAIRMAN OF THE BOARD.  At the regular meeting of the Board, the first order of business will be to select, from its members, a Chairman of the Board whose duties will be to preside over all board meetings until the next annual meeting and until a successor has been chosen.

SECTION 5.  VACANCIES.  Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specified a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board including those existing as a result of a removal of a director, shall be filled by the shareholders at a special meeting, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any directors are elected, to elect the full authorized number of directors to be voted for the meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind or convicted of a felony by an order of court.

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The shareholders may elect a director or directors at any time to fill any vacancy or vacancies.  Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the shareholder shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

SECTION 6.  PLACE OF MEETING.  Any meeting of the Board shall be held at any place within or without the State of Nevada which has been designated from time to time by the Board.  In the absence of such designation meetings shall be held at the principal executive office of the corporation.

SECTION 7.  REGULAR MEETINGS.  Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of other business.  Call and notice of such regular meeting is hereby dispensed with.

SECTION 8.  SPECIAL MEETINGS.  Special meetings of the Board for any purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two directors.

Special meetings of the Board shall be held upon at least four (4) days written notice or forty-eight (48) hours notice given personally or by telephone, telegraph, telex or other similar means of communication.  Any such notice shall be

9

addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for the purposes of notice.

SECTION 9.  QUORUM.  A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles of Incorporation.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to constitute a quorum for such meeting.

SECTION 10.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.  Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participate in such meeting can hear one another.

SECTION 11.  WAIVER OF NOTICE.  The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

SECTION 12.  ADJOURNMENT.  A majority of the directors

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present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.  If the meeting is adjourned for more than forty-eight (48) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

SECTION 13.  FEES AND COMPENSATION.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

SECTION 14.  ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent inwriting to such action.  Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

SECTION 15.  COMMITTEES.  The board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(a)  The approval of any action which requires shareholders’ approval or approval of the outstanding shares;

(b)  The filling of vacancies on the Board or on any committees;

(c)  The fixing of compensation of the directors for serving on the Board or on any committee;

(d)  The amendment or repeal of bylaws or the adoption of new bylaws;

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(e)  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable by a committee of the board;

(f)  A distribution to the shareholders of the corporation;

(g)  The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify.  The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted.  Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board.  Minutes shall be kept of each meeting of each committee.

ARTICLE IV

OFFICERS

SECTION 1.  OFFICERS.  The officers of the corporation shall be a president, a secretary and a treasurer.  The corporation may also have, at the discretion of the Board, one or more vice-presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

SECTION 2.  ELECTION.  The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this

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Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

SECTION 3.  SUBORDINATE OFFICERS.  The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board, or the President may from time to time direct.

SECTION 4.  REMOVAL AND RESIGNATION.  Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.  The acceptance of such resignation shall be necessary to make it effective.

SECTION 5.  VACANCIES.  A vacancy of any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.

SECTION 6.  PRESIDENT.  The President shall be the chief executive officer and general manager of the corporation.  The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board at all meetings of the Board. The president has the general powers and duties of management usually vested in the chief executive officer and the

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general manager of a corporation and such other powers and duties as may be prescribed by the Board.

SECTION 7.  VICE PRESIDENTS.  In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President or the Board.

SECTION 8.  SECRETARY.  The Secretary shall keep or cause to be kept, at the principal executive offices and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders’ meetings, and proceedings thereof.  The Secretary shall keep, or cause to be kept, a copy of the bylaws of the corporation at the principal executive office of the corporation.

The Secretary shall keep, or cause to be kept, at the principa1 executive office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any

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committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 9.  TREASURER.  The Treasurer is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and financial transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial conditions of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 10.  AGENTS.  The President, any Vice-President, the Secretary or Treasurer may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the corporation to execute and deliver, and affix the seal of the corporation thereto, to bonds, undertakings, recognizance, consents of surety or other written obligations in the nature thereof and any said officers may remove any such agent and revoke the power and authority given to him.

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ARTICLE V

OTHER PROVISIONS

SECTION 1.  DIVIDENDS.  The Board may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any contractual restrictions on which the corporation is then subject.

SECTION 2.  INSPECTION OF BY-LAWS.  The Corporation shall keep in its Principal executive Office the original or a copy of these bylaws as amended to date which shall be open to inspection to shareholders at all reasonable times during office hours.  If the Principal Executive Office of the corporation is outside the State of Nevada and the Corporation has no principal business office in such State, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these bylaws as amended to date.

SECTION 3.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

ARTICLE VI

INDEMNIFICATION

SECTION 1.  INDEMNIFICATION IN ACTIONS BY THIRD PARTIES.  Subject to the limitations of law, if any, the corporation shall have the power to indemnify any director,

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officer, employee and agent of the corporation who was or  is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, provided that the Board shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person's conduct was unlawful.

SECTION 2.  INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION.  Subject to the limitations of law, if any, the Corporation shall have the power to indemnify any director, officer, employee and agent of the corporation who was or is threatened to be made a party to any threatened, pending or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonable incurred by such person in connection with the defense or settlement, if the Board of Directors determine that such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances.

SECTION 3.  ADVANCE OF EXPENSES.  Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt

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of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.

SECTION 4.  INSURANCE.  The corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

ARTICLE VII

AMENDMENTS

These bylaws may be altered, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of the Board; provided however that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a flexible Board or vice versa may only be adopted by the approval by an affirmative vote of not less than two-thirds of the corporation’s issued and outstanding shares entitled to vote.

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CERTIFICATE OF PRESIDENT

THIS IS TO CERTIFY that I am the duly elected, qualified and acting president of BIOPLEXUS CORPORATION and that the above and foregoing.  Bylaws, constituting a true original copy were duly adapted as  the Bylaws of said corporation on  June 16 1993, by the Directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand.

Dated:  June 16 1993

/s/ Donald K. McGhan
President
DONALD K. McGHAN

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

BIOPLEXUS CORPORATION

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of BIOPLEXUS CORPORATION, a Nevada corporation (the “Company”), and acting pursuant to Section 78.315 of the Nevada Revised Statutes, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent ( in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger” ) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

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GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

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This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated:  February 1, 2000

/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

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Annex 4

SECRETARY OF STATE

[SEAL OF STATE OF NEVADA]

STATE OF NEVADA

CERTIFICATE OF EXISTENCE

WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, BIOPLEXUS CORPORATION, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since June 4, 1993, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 21, 2000.

[SEAL]	/s/ Dean Heller
Secretary of State

By	/s/ [ILLEGIBLE]
Certification Clerk

COLLAGEN AESTHETICS, INC.

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of  February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower"), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of COLLAGEN AESTHETICS, INC. (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.             Attached hereto as Annex 1 are true, correct and complete copies of (i) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on October 10, 1986, (ii) the Certificate of Merger, as filed with the Secretary of State of the State of Delaware on June 13, 1988, (iii) the Certificate of Ownership, as filed with the Secretary of State of the State of Delaware on October 1, 1990, (iv) the Certificate of Ownership, as filed with the Secretary of State of the State of Delaware on June 18, 1992, (v) the Certificate of Correction, as filed with the Secretary of State of the State of Delaware on June 26, 1992 and (vi) the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware August 13, 1998.

2.             Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.             Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.             Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Delaware indicating that the Company is a corporation existing under and by virtue of the laws of the State of Delaware and is in good standing.

5.             There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

[Remainder of page intentionally left blank.]

2

6.             The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

I, Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

3

Annex 1

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “COLLAGEN SUBSIDIARY, INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF OCTOBER, A.D. 1986, AT 10 O’CLOCK A.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8100	AUTHENTICATION:	0218055

001039509	DATE:	01-26-00

CERTIFICATE OF INCORPORATION

OF

COLLAGEN SUBSIDIARY, INC.

1.             The name of the corporation is Collagen Subsidiary, Inc. (the “Corporation”).

2.             The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.              The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             (a)           The Corporation is authorized to issue two classes of shares to be designated, respectively, “Preferred Shares” and “Common Shares.” The number of shares of Preferred Shares authorized to be issued is Five Million (5,000,000) and the number of shares of Common Shares authorized to be issued is Twenty Eight Million Nine Hundred Fifty Thousand (28,950,000).  The Preferred Shares and the Common Shares shall each have a par value of $.01 per share.

(b)           The shares of Preferred Shares may be issued from time to time in one or more series.  The Board of Directors of the Corporation is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to:  (i) establish from time to time the number of shares to be included in each such series; (ii) fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rate, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Shares; and (iii) increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the number of shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c)       The shares of Common Shares shall be issued in two series.  The first series of Common Shares shall be designated Common Stock and shall consist of Twenty Eight Million Five Hundred Thousand (28,500,000) shares with the rights, preferences, privileges and restrictions granted or imposed in paragraph (d) below.  The second series of Common Shares shall be designated Series C Common Stock and shall consist of Four Hundred Fifty Thousand (450,000) shares with the rights, preferences, privileges and restrictions granted or imposed in paragraph (d) below.

(d)       The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Series C Common Stock and the holders thereof are as follows:

(1)     Dividends and Other Changes.

(aa)     No dividends may be declared or paid with respect to any share of Series C Common Stock, except share dividends in Series C Common Stock in proportion to any share dividend on Common Stock payable in Common Stock.

(bb)    No stock split, stock combination or dividend payable in shares of any series of Common Shares to holders of shares of such series shall be effected as to any series of Common Shares without an equivalent and proportionate split, combination or dividend with respect to all other series of Common Shares.

(2)     Liquidation Preference.

(aa)     In the event of any liquidation, dissolution or winding up of the Corporation, the cash or other assets available for distribution (if any) to the shareholders of the Corporation, after payment to the holders of Preferred Shares of any liquidation preference to which they are entitled, shall be distributed ratably to the holders of Common Shares, with the holder of each share of Series C Common Stock to receive one-tenth the amount to be distributed to the holder of each share of Common Stock until the holder of each share of Series C Common Stock shall have received an amount equal to $.67 per share of Series C Common Stock (adjusted for stock splits and recombinations), and thereafter all remaining cash or other amounts available for distribution shall be distributed ratably among the holders of Common Stock.

(bb)    If the consideration received by the Corporation in such liquidation, dissolution or winding up is other than cash or indebtedness, its value will be deemed to be its fair market value as determined by the Board of Directors of the Corporation.

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(3)     Convecrsion Rights of Series C Common Stock.

(aa)     The shares of Series C Common Stock shall not be convertible into shares of Common Stock, except as provided below.  Upon the occurrence of any of the following events, each share of Series C Common Stock shall automatically be converted into one share of Common Stock:

(i)     immediately after the end of any four consecutive fiscal quarters in which the Corporation and its subsidiaries realize revenues from continuing operations of at least $30,000,000 and net operating income of at least $10,000,000 (as shown on the Corporation’s unaudited (or audited, if available) consolidated financial statements for such periods).  “Net operating income” shall mean net sales of the Corporation less (i) costs of goods sold as reflected on the Corporation’s unaudited (or audited, if available) financial statements (which includes manufacturing, allocated overhead expenses, quality assurance, quality control and products liability insurance); (ii) general and administrative expenses; (iii) marketing expenses; and (iv) an amount equivalent to 5% of net sales as an allowance for research and development expenses; or

(ii)    immediately prior to the consummation of any merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all the assets of the Corporation to another person or entity or other form of reorganization, in which shareholders of the Corporation are to receive cash or other securities or property with a fair market value (as determined by the Corporation’s Board of Directors) of at least $100,000,000 in exchange for their shares of the Corporation; or

(iii)   immediately after the acquisition by any person (directly or indirectly) in any transaction or series of transactions of more than 50% of the voting power of the voting securities of the Corporation then outstanding, provided that the total fair market value of all voting securities of the Corporation then outstanding (as determined by the Corporation’s Board of Directors) is at least $100,000,000 at such time.  “Person” shall mean any person, firm, association or company of affiliates or subsidiaries thereof or other person or entity which controls, is controlled by or is under common control with the designated party.  “Control” shall mean ownership of voting securities entitled to elect a majority of the authorized number of directors or a majority interest in profits, as the case may be.  “Voting securities” shall mean Common Shares and any other securities of the Corporation entitled to vote generally for the election of directors.

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(bb)    The conversion of shares of Series C Common Stock hereunder shall be effected by notice given by the Corporation to the holders of Series C Common Stock that an event of conversion described in Article 4, Paragraph (d) (3) (aa) has occurred and by the surrender at the office of the Corporation or any transfer agent for the Series C Common Stock of the certificate therefor, in such form and accompanied by such documents, if any, as the Corporation may require.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Common Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of occurrence of the applicable event of conversion described in Article 4, Paragraph (d) (3) (aa) or the date of the surrender of the shares of Series C Common Stock to be converted, whichever is the later to occur, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(cc)     No fractional shares shall be issuable upon conversion, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.  If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be deliverable upon conversion of any of the Series C Common Stock, the Corporation shall pay to the holder of such converted stock an amount in cash equal to the current market value of such fractional interest, as determined by the Corporation’s Board of Directors.

(dd)    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series C Common Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Common Stock, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(ee)     Any notice required by the provisions of this Article 4, Paragraph (d)(3) to be given to the holders of shares of Series C Common Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to

4

each holder of record at his address appearing on the books of the Corporation.

(4)     Voting Rights.

On all matters submitted to a vote of the holders of the Corporation’s Common Shares, each share of Common Stock shall entitle the holder thereof to one vote and each share of Series C Common Stock shall entitle the holder thereof to one tenth of one vote.  The holders of Series C Common Stock shall vote together with holders of Common Stock on all matters, except as may otherwise be required by law.

5.              The name and mailing address of the incorporator are as follows:

Craig W. Johnson                                                                 Two Palo Alto Square

Palo Alto, California 94306

6.              The Corporation is to have perpetual existence.

7.              In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

8.              The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the By-Laws of the Corporation.

9.              At all elections of directors of the Corporation, and subject to the provisions of the By-Laws of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

10.            Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

5

11.            To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Neither any amendment nor repeal of this Article 11, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 11, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

12.            Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

13.            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of October, 1986.

/s/ Craig W. Johnson
Craig W. Johnson

6

State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“COLLAGEN CORPORATION”, A CALIFORNIA CORPORATION,

WITH AND INTO “COLLAGEN SUBSIDIARY, INC.” UNDER THE NAME OF “COLLAGEN CORPORATION”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWELFTH DAY OF FEBRUARY, A.D. 1987, AT 10 O’CLOCK A.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8100M	AUTHENTICATION:	0218056

001039509	DATE:	01-26-00

1

CERTIFICATE OF MERGER

OF

COLLAGEN CORPORATION

A CALIFORNIA CORPORATION

INTO

COLLAGEN SUBSIDIARY, INC.

A DELAWARE CORPORATION

The undersigned corporation does hereby certify:

FIRST:      That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
Collagen Corporation	California
Collagen Subsidiary, Inc.	Delaware

SECOND:  That an Agreement and Plan of Merger (the “Merger Agreement”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and that the effective time of the merger shall be noon eastern standard time on the day on which this Certificate is filed with the Secretary of State of the State of Delaware.

THIRD:  That the name of the surviving corporation of the merger shall be Collagen Subsidiary, Inc., a Delaware corporation which name shall be changed to Collagen Corporation.

FOURTH:  That the Certificate of Incorporation of Collagen Subsidiary, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation except that Article FIRST be amended to read as follows:

FIRST:         The name of the corporation is
Collagen Corporation

FIFTH:  That the executed Merger Agreement is on file at the principal place of business of the surviving corporation.  The address of said principal place of business is 2500 Faber Place, Palo Alto, California 94303.

SIXTH:  That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:  That the authorized capital stock of Collagen Corporation, a California corporation, is 28,500,000 shares of Common Stock, no par value, 450,000 shares of Series C Common Stock, no par value, 300,000 shares of undesignated Common Shares, and 5,000,000 shares of undesignated Preferred Shares, no par value.

COLLAGEN SUBSIDIARY, INC.
A Delaware corporation

	By:	/s/ William W. Jaeger
William W. Jaeger,
Vice President - Finance and Administration

ATTEST:

/s/ Craig W. Johnson
Craig W. Johnson, Secretary

2

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“COLLAGEN RESEARCH CORPORATION”, A DELAWARE CORPORATION,

WITH AND INTO “COLLAGEN CORPORATION” UNDER THE NAME OF “COLLAGEN CORPORATION”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF OCTOBER, A.D. 1990, AT 10:01 O’CLOCK A.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8100M	AUTHENTICATION:	0218058

001039509	DATE:	01-26-00

1

CERTIFICATE OF OWNERSHIP AND MERGER

Howard D. Palefsky and Craig W. Johnson certify that:

1.                                      They are the President and Secretary, respectively, of Collagen Corporation, a Delaware corporation.

2.                                       This Corporation owns all the outstanding shares of Collagen Research Corporation, a Delaware corporation.

3.                                        The Board of Directors of this Corporation duly adopted the following resolution on August 10, 1990:

RESOLVED: That this Corporation merge Collagen Research Corporation, a Delaware corporation and its wholly owned subsidiary corporation (“CRC”), into itself and assume all of CRC’s obligations pursuant to Section 253 of the Delaware Corporation Law.

RESOLVED FURTHER: That the President and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolution to merge CRC into this corporation and to assume said subsidiary’s liabilities and obligations and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of the County of Delaware in which this Corporation is located.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, this Corporation has caused its corporate seal to be affixed and this certificate to be signed by Howard D. Palefsky, its President and Craig W. Johnson, its Secretary, this 24th day of September , 1990.

COLLAGEN CORPORATION

/s/ Howard D. Palefsky
Howard D. Palefsky, President

ATTEST:	/s/ Craig W. Johnson
Craig W. Johnson, Secretary

State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“ORCON SCIENCES, INC.”, A MASSACHUSETTS CORPORATION,

WITH AND INTO “COLLAGEN CORPORATION” UNDER THE NAME OF “COLLAGEN CORPORATION”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF JUNE, A.D. 1988, AT 10 O’CLOCK A.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8100M	AUTHENTICATION:	0218057
001039509	DATE:	01-26-00

1

CERTIFICATE OF OWNERSHIP

OF COLLAGEN CORPORATION

James T. McKinley and Craig W. Johnson certify that:

1.   They are the Vice President–Finance and Administration and Secretary, respectively, of Collagen Corporation, a Delaware corporation.

2.   The corporation owns 100 percent of the outstanding shares of Orcon Sciences, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts.

3.   The following resolution was duly adopted by the Board of Directors of the corporation at a meeting held on June 27, 1988:

RESOLVED:               That the corporation shall merge into itself Orcon Sciences, Inc., its wholly-owned subsidiary corporation, and shall assume all of the liabilities of said subsidiary corporation, effective on or about June 30, 1988.

COLLAGEN CORPORATION
a Delaware corporation

By:	/s/ James T. McKinley
James T. McKinley
Vice President – Finance and Administration
Dated: June 27, 1988
ATTEST:

/s/ Craig W. Johnson
Craig W. Johnson
Secretary

State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“COLLAGEN INTERNATIONAL SALES CORPORATION”, A CALIFORNIA CORPORATION,

WITH AND INTO “COLLAGEN CORPORATION” UNDER THE NAME OF “COLLAGEN CORPORATION”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTEENTH DAY OF JUNE, A.D. 1992, AT 2 O’CLOCK P.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8100M	AUTHENTICATION:	0218059

001039509	DATE:	01-26-00

1

CERTIFICATE OF OWNERSHIP AND MERGER

Howard D. Palefsky and Craig W. Johnson certify that:

1.             They are the President and the Secretary, respectively, of Collagen Corporation, a Delaware corporation.

2.             This corporation owns all the outstanding shares of Collagen International Sales, Inc., a California corporation.

3.             The Board of Directors of this corporation duly adopted the following resolution on June 5, 1992:

“RESOLVED:     That this corporation merge Collagen International Sales, Inc., a California corporation, its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 253 of the Delaware Corporations Code and Section 1110 of the California Corporations Code.”

We further declare under penalty of perjury under the laws of the States of Delaware and California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 5 , 1992

/s/ Howard D. Palefsky
Howard D. Palefsky, President

/s/ Craig W. Johnson
Craig W. Johnson, Secretary

State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “COLLAGEN CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE , A.D. 1992, AT 1 O’CLOCK P.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8100	AUTHENTICATION:	0218060

001039509	DATE :	01-26-00

1

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN

THE CERTIFICATE OF OWNERSHIP AND MERGER OF

COLLAGEN INTERNATIONAL SALES CORPORATION,

A CALIFORNIA CORPORATION,

WITH COLLAGEN CORPORATION,

A DELAWARE CORPORATION,

ON JUNE 18, 1992

Collagen Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.             The name of the corporation is Collagen Corporation.

2.             That a Certificate of Ownership and Merger for the above corporation was filed by the Secretary of State of Delaware on June 18, 1992 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.             The inaccuracy or defect of said Certificate to be corrected is as follows:  the name of the California corporation being merged into Collagen Corporation was stated improperly on the original Certificate.

4.             Article 2 of the Certificate is corrected to read as follows:

“This corporation owns all the outstanding shares of Collagen International Sales Corporation, a California corporation.”

5.             Article 3 of the Certificate is corrected to read as follows:

“The Board of Directors of this corporation duly adopted the following resolution on June 5, 1992:

RESOLVED:        That this corporation merge Collagen International Sales Corporation, a California corporation, its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 253 of the Delaware Corporations Code and Section 1110 of the California Corporations Code.”

IN WITNESS WHEREOF, said Collagen Corporation has caused this Certificate to be signed by Howard D. Palefsky, its President, and attested by Craig W. Johnson, its Secretary, this 24th day of June, 1992.

COLLAGEN CORPORATION

/s/ Howard D. Palefsky
Howard D. Palefsky, President

ATTEST:

/s/ Craig W. Johnson
Craig W. Johnson, Secretary

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State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “COLLAGEN CORPORATION”, CHANGING ITS NAME FROM “COLLAGEN CORPORATION” TO “COLLAGEN AESTHETICS, INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF AUGUST, A.D. 1998, AT 9 O’CLOCK A.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8100	AUTHENTICATION:	0218061

001039509	DATE:	01-26-00

1

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

COLLAGEN CORPORATION

The undersigned hereby certifies that:

1.             He is the duly elected and acting President and Chief Executive Officer of Collagen Corporation, a Delaware corporation.

2.             The Certification of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on October 10, 1986.

3.             Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends Article I of this corporation’s Certificate of Incorporation to read in its entirety as follows:

“The name of this corporation is Collagen Aesthetics, Inc.”

4.             The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

Executed at Palo Alto, California, August 13, 1998.

/s/ Gary S. Petersmayer
Gary S. Petersmayer,
President and Chief Executive Officer

State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“INAMED ACQUISITION CORPORATION”, A DELAWARE CORPORATION,

WITH AND INTO “COLLAGEN AESTHETICS, INC.” UNDER THE NAME OF “COLLAGEN AESTHETICS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF SEPTEMBER, A.D. 1999, AT 10:30 O’CLOCK A.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8100M	AUTHENTICATION:	0218062

001039509	DATE:	01-26-00

1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

INAMED ACQUISITION CORPORATION

WITH AND INTO

COLLAGEN AESTHETICS, INC.

Under Section 253 of the General Corporation Law

Pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the “GCL”), Inamed Acquisition Corporation, a Delaware corporation (this “Corporation”) and a wholly owned subsidiary of  Inamed Corporation, a Delaware corporation (“Parent”), does hereby certify:

FIRST:  That this Corporation is organized and validly existing under the GCL.

SECOND:  That this Corporation owns more than ninety percent (90%) of the outstanding shares of common stock, par value $.01 per share, of Collagen Aesthetics, Inc., a Delaware corporation (“Collagen”), and there are no shares of any other class outstanding other than said common stock.

THIRD:  That this Corporation, by the following resolutions of its Board of Directors duly adopted pursuant to Section 141 of the GCL by unanimous written consent in lieu of a meeting dated September 1, 1999, determined to and authorized the merger of itself with and into Collagen on the conditions set forth in such resolutions, with Collagen to continue as the surviving corporation. Such resolutions are set forth below and have not been modified or rescinded and remain in full force and effect on the date hereof:

RESOLVED, that pursuant to Section 253 of the GCL, this Corporation shall merge (the “Merger”) with and into Collagen Aesthetics, Inc., a Delaware corporation (“Collagen”), with Collagen to continue as the surviving corporation (the “Surviving Corporation”), and that Collagen shall assume all of the debts, liabilities and obligations of this Corporation.

RESOLVED, that the Merger shall be effective (the “Effective Time”) upon the filing of a duly executed Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with the GCL.

RESOLVED, that the terms and conditions of the Merger are as follows:

1.             Each share of common stock, par value $.01 per share, of Collagen (the “Collagen Shares”) that is outstanding immediately prior to the Effective Time (other than Collagen Shares held by Parent or any of its subsidiaries, which Collagen Shares will be cancelled with no payment with respect thereto, and other than Collagen Shares, if any, held by stockholders who perfect their appraisal rights under the GCL) shall be converted into a right to receive in cash $16.25 per Collagen Share payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Collagen Share.

2.            Each share of common stock, par value $.01 per share, of this Corporation outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

3.             All options to purchase Collagen Shares pursuant to any arrangement adopted by the Collagen Board of Directors to provide options, warrants or other rights to purchase capital stock of the Company then outstanding shall be subject to the provisions of the Agreement and Plan of Merger, dated July 31, 1999, among Parent, this Corporation and Collagen (the “Merger Agreement”).

4.             At the Effective Time, the Surviving Corporation shall continue its existence under the laws of the GCL.  The Merger shall have the effects specified in Section 259 of the GCL.  The name of the Surviving Corporation shall continue to be “Collagen Aesthetics, Inc.”

5.             Pursuant to Section 4.01 of the Merger Agreement, at the Effective Time and without any further action on the part of this Corporation or Collagen, the Certificate of Incorporation of this Corporation, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, provided that, at the Effective Time, Article First of such certificate shall be amended to read as follows: “The name of the corporation is Collagen Aesthetics, Inc.”

6.             Pursuant to Section 4.02 of the Merger Agreement, at the Effective Time and without any further action on the part of this Corporation or Collagen, the bylaws of this Corporation, as in effect at the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

7.             Pursuant to Section 4.03 of the Merger Agreement, from and after the Effective Time, until successors are duly elected or appointed

2

and qualified in accordance with applicable law, the directors of this Corporation at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Corporation at the Effective Time shall be the officers of the Surviving Corporation.

8.             At and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented issued and outstanding Collagen Shares (the “Certificates”) shall cease to have any rights as stockholders of Collagen except for the right to surrender such Certificates in exchange for the payment provided pursuant hereto or the right to perfect their rights to receive payment of the fair value of their Collagen Shares pursuant to Section 262 of the GCL.  No transfer of Collagen Shares outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation after the Effective Time.  If, after the Effective Time, Certificates formerly representing Collagen Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration set forth herein, subject to applicable law.

RESOLVED, that the proposed Merger be submitted to the sole stockholder of this Corporation and that upon receiving the written consent of such stockholder the proposed Merger shall be approved.

RESOLVED, that the Surviving Corporation shall notify each stockholder of record of Collagen within ten days after the Effective Time that the Merger has become effective.

RESOLVED, that the appropriate officers be, and each hereby is, authorized and directed, in the name and on behalf of this Corporation to make and execute a Certificate of Ownership and Merger as required by Section 253 of the GCL, and to cause the same to be filed with the Secretary of State of Delaware and a certified copy thereof to be recorded in the office of the Recorder of Deeds of New Castle County, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to affect the Merger.

FOURTH:  That the sole stockholder of this Corporation has approved the Merger by unanimous written consent in lieu of a meeting dated September 1, 1999, pursuant to Section 228 of the GCL.

FIFTH:  That this Certificate of Ownership and Merger shall become effective upon filing with the Secretary of State of the State of Delaware in accordance with the GCL.

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IN WITNESS WHEREOF, this Corporation has caused this certificate to be signed by Ilan K. Reich, its President, this 1st day of September, 1999.

INAMED ACQUISITION CORPORATION

By:	/s/ Ilan K. Reich
Ilan K. Reich
President

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Annex 2

BYLAWS

OF

INAMED ACQUISITION CORPORATION

ARTICLE I

Office and Records

Section 1.1 Delaware Office.  The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

Section 1.2 Other Offices.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records.  The books and records of the Corporation may be kept at the Corporation’s principal executive offices or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

Stockholders

Section 2.1 Annual Meeting.  Except as otherwise provided in Section 2.8 of these Bylaws, an annual meeting of stockholders of the Corporation shall be held at such time and date in each year as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.  The annual meeting in each year shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors, or if not so fixed, at 10:00 A.M., local time, at the principal executive offices of the Corporation.

Section 2.2 Special Meetings.  A special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board, if any, or the President or any Vice President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the “Whole Board”).  Any such request shall state the purpose or purposes of the proposed meeting.  The Board of Directors may designate the place of meeting for any special meeting of stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

Section 2.3 Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in  Section 8.1 of these Bylaws, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote

2

at such meeting.  If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.4 Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 2.3 of these Bylaws, notice need not be given of the adjourned meeting.

Section 2.5 Voting.  Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote.  Whenever any corporate action, other than the election of directors, is to be taken by

3

vote of stockholders at a meeting, such corporate action shall, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, be authorized by the affirmative vote of the holders of a majority of the shares of stock present or represented by proxy and entitled to vote with respect to such corporate action.

Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 2.6 Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons in act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Every proxy shall be signed by the stockholder or by his duly authorized attorney.

Section 2.7 List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of

4

stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section at the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.8 Written Consent of Stockholders in Lieu of Meeting.  Any action required by the General Corporation Law of the State of Delaware (the “GCL”) to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt  written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to

5

those stockholders who have not consented in writing.  Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation.  Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty (60) days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

ARTICLE III

Directors

Section 3.1 Number of Directors.  The Board of Directors shall consist of two (2) directors until changed as provided in this Section.  The number of directors may be changed at any time and from time to time by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors, or by a resolution of the Board of Directors passed by a majority of the Whole Board, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 3.5 of these Bylaws at the time of such decrease.

Section 3.2 Election and Term of Directors.  Directors shall be elected annually, by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting.  If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon

6

thereafter as convenient.  Each director shall hold office from the time of his or her election and qualification until his successor is elected and qualified or until his or her earlier resignation, or removal.

Section 3.3 Vacancies and Newly Created Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting.  Except as otherwise provided by law, vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director.

Section 3.4 Resignation.  Any director may resign at any time upon written notice to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3.5 Removal.  Any or all of the directors may be removed at any time, with or without cause, by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors.

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Section 3.6 Meetings.  Meetings of the Board of Directors, regular or special may be held at any place within or without the State of Delaware.  Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.  An annual meeting of the Board of Directors shall be held after each annual election of directors.  If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no further notice thereof need be given other than this Bylaw.  If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board of Directors may fix times and places for additional regular meetings of the Board of Directors and no notice of such meetings need be given.  A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President or by at least one-third of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof.  Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting.

8

Section 3.7 Quorum and Voting. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned.  Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.9 Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

Section 3.10 Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation.

9

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member of members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law.  Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Any such committee may adopt rules governing the method of calling and time and place of holding its meetings.  Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.  Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do.  Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.

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ARTICLE IV

Officers, Agents and Employees

Section 4.1 Appointment and Term of Office.  The officers of the Corporation may include a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.  All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof, and shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof.  Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.  Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board of Directors for an unlimited term and need not be reappointed annually or at any other periodic interval.  The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

Section 4.2 Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation.  Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or

11

without cause at any time.  The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee.  Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4.3 Compensation and Bond.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control.  The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

Section 4.4 Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

Section 4.5 President. The President shall be the chief executive officer of the Corporation.  In the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the stockholders and of the Board of Directors.  He or she shall have general charge of the business affairs of the Corporation.  He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers.  The President may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at

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any time be owned by the Corporation, may execute any stockholders’ or other consents in respect thereof any may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Section 4.6 Vice Presidents.  Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.  In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.

Section 4.7 Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize.  He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation.  He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or the Board of Directors.

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Section 4.8 Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting.  He or she shall attend to the giving and serving of all notices of the Corporation.  He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required.  He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors.  He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.

Section 4.9 Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer.  An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

Section 4.10 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary.  An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

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Section 4.11 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

Indemnification and Insurance

Section 5.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is of was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under

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the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 5.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 5.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 5.1 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

Section 5.3 Right of Indemnitee to Bring Suit. If a claim under Section 5.1 or Section 5.2 is not paid in full by the Corporation within thirty (30) days after a

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written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the burden of proving that the indemnitee is

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not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.4 Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

Section 5.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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Section 5.7 Contract Rights. The rights to indemnification and to the advancement of expenses conferred in Section 5.1 and Section 5.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

ARTICLE VI

Common Stock

Section 6.1 Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Such certificates may be sealed with the seal of the Corporation or a facsimile thereof.  Any of or all the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, properly endorsed.  The Board of Directors shall have the power to make all such rules and regulations,

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not inconsistent with the Certificate of Incorporation and these Bylaws and the GCL, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation.  The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

Section 6.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.  The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

Section 6.4 Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by

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the Board of Directors, and which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 2.8 of these Bylaws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after my record date so fixed.

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ARTICLE VII

Seal

Section 7.1 Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

Waiver of Notice

Section 8.1 Waiver of Notice. Whenever notice is required to be given to any stockholder or director of the Corporation under any provision of the GCL or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  In case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

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ARTICLE IX

Checks, Notes, Drafts, Etc.

Section 9.1 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

ARTICLE X

Amendments

Section 10.1 Amendments. These Bylaws or any of them may be altered or repealed, and new Bylaws may be adopted, by the stockholders by vote at a meeting or by written consent without a meeting.  The Board of Directors shall also have power, by a majority vote of the Whole Board, to alter or repeal any of these Bylaws, and to adopt new Bylaws.

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

COLLAGEN AESTHETICS, INC.

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of COLLAGEN AESTHETICS, INC., a Delaware corporation (the “Company”), and acting pursuant to Section 141 of the Delaware General Corporation Law, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

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GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

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This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000

/s/ David E. Bamberger
David E. Bamberger

/s/ Ilan K. Reich
Ilan K. Reich

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Annex 4

State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “COLLAGEN AESTHETICS, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

CERTIFICATE OF INCORPORATION, FILED THE TENTH DAY OF OCTOBER, A.D. 1986, AT 10 O’CLOCK A.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “COLLAGEN SUBSIDIARY, INC.” TO “COLLAGEN CORPORATION”, FILED THE TWELFTH DAY OF FEBRUARY, A.D. 1987, AT 10 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTIETH DAY OF JUNE, A.D. 1988, AT 10 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FIRST DAY OF OCTOBER, A.D. 1990, AT 10:01 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE EIGHTEENTH DAY OF JUNE, A.D. 1992, AT 2 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE TWENTY-SIXTH DAY OF JUNE, A.D. 1992, AT 1 O’CLOCK P.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8310	AUTHENTICATION:	0233301

001053425	DATE:	02-02-00

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CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “COLLAGEN CORPORATION” TO “COLLAGEN AESTHETICS, INC.”, FILED THE THIRTEENTH DAY OF AUGUST, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FIRST DAY OF SEPTEMBER, A.D. 1999, AT 10:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2104191 8310	AUTHENTICATION:	0233301

001053425	DATE:	02-02-00

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COLLAGEN AESTHETICS INTERNATIONAL, INC.

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time,  the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”). Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement. This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of Collagen Aesthetics International, Inc. (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.         Attached hereto as Annex 1 is a true, correct and complete copy of the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on December 8, 1998.

2.         Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.         Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Certificate of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.         Attached hereto as Annex 4 is a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Delaware indicating that the Company (i) is in good standing, (ii) has a legal corporate existence not having been cancelled or dissolved, (iii) is duly authorized to transact business and (iv) has paid all franchise taxes to date.

5.         There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.         The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/	Ilan K. Reich

David E. Bamberger	SECRETARY	/s/	David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

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I, Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

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Annex I

C.A.

International

State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “COLLAGEN INTERNATIONAL, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF OCTOBER, A.D. 1990, AT 10 O’CLOCK A.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2243951 8100	AUTHENTICATION:	0217822

001039261	DATE:	01-26-00

1

CERTIFICATE OF INCORPORATION

OF

COLLAGEN INTERNATIONAL, INC.

1.         The name of the corporation is Collagen International, Inc. (the “Corporation”).

2.         The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.         The corporation is authorized to issue one class of shares to be designated “Common Stock.” The number of shares of Common Stock authorized to be issued is One Thousand (1,000).  The Common Stock shall have a par value of $.01 per share.

5.         The name and mailing address of the incorporator are as follows:

Robert P. Ruscher

Wilson, Sonsini, Goodrich & Rosati, P.C.

Two Palo Alto Square

Palo Alto, California 94306

6.          The Corporation is to have perpetual existence.

7.         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

8.         The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

9.         At all elections of directors of the Corporation, and subject to the provisions of the Bylaws of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

10.       Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

11.       (a)  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(b)  The corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

(c)  Neither any amendment nor repeal of this Article 11, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 11, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

12.       Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

13.       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General

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Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated as true, and accordingly have hereunto set my hand this 15th day of October, 1990.

/s/ Robert P. Ruscher
Robert P. Ruscher

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State of Delaware

Office of the Secretary of State

________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “COLLAGEN INTERNATIONAL, INC.”, CHANGING ITS NAME FROM “COLLAGEN INTERNATIONAL, INC.” TO “COLLAGEN AESTHETICS INTERNATIONAL, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF OCTOBER, A.D. 1998, AT 4 O’CLOCK P.M.

	/s/ Edward J. Freel
[SEAL]	Edward J. Freel, Secretary of State

2243951 8100	AUTHENTICATION:	0217821

001039261	DATE:	01-26-00

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CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

COLLAGEN INTERNATIONAL, INC.

The undersigned hereby certifies that:

1.         He is the duly elected and acting President and Chief Executive Officer of Collagen International, Inc., a Delaware corporation.

2.         The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on October 16, 1990.

3.         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends Article I of this corporation’s Certificate of Incorporation to read in its entirety as follows:

“The name of this corporation is Collagen Aesthetics International, Inc.”

4.         The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

Executed at Palo Alto, California, October 5, 1998.

/s/ Gary S. Petersmeyer
Gary S. Petersmeyer,
President and Chief Executive Officer

Annex 2

ARTICLE I – CORPORATE OFFICES

1.1	REGISTERED OFFICE
1.2	OTHER OFFICES

ARTICLE II – MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS
2.2	ANNUAL MEETING
2.3	SPECIAL MEETING
2.4	NOTICE OF STOCKHOLDERS’ MEETINGS
2.5	ADVANCE NOTICE OF STOCKHOLDER NOMINEES
2.6	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
2.7	QUORUM
2.8	ADJOURNED MEETING; NOTICE
2.9	CONDUCT OF BUSINESS
2.10	VOTING
2.11	WAIVER OF NOTICE
2.12	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
2.13	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS
2.14	PROXIES
2.15	LIST OF STOCKHOLDERS ENTITLED TO VOTE

ARTICLE III – DIRECTORS

3.1	POWERS
3.2	NUMBER OF DIRECTORS
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
3.4	RESIGNATION AND VACANCIES
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE
3.6	REGULAR MEETINGS
3.7	SPECIAL MEETINGS; NOTICE
3..8	QUORUM
3.9	WAIVER OF NOTICE
3.10	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
3.11	FEES AND COMPENSATION OF DIRECTORS
3.12	APPROVAL OF LOANS TO OFFICERS
3.13	REMOVAL OF DIRECTORS
3.14	CHAIRMAN OF THE BOARD OF DIRECTORS

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ARTICLE IV – COMMITTEES

4.1	COMMITTEES OF DIRECTORS
4.2	COMMITTEE MINUTES
4.3	MEETINGS AND ACTION OF COMMITTEES

ARTICLE V – OFFICERS

5.1	OFFICERS
5.2	APPOINTMENT OF OFFICERS
5.3	SUBORDINATE OFFICERS
5.4	REMOVAL AND RESIGNATION OF OFFICERS
5.5	VACANCIES IN OFFICES
5.6	CHIEF EXECUTIVE OFFICER
5.7	PRESIDENT
5.8	VICE PRESIDENTS
5.9	SECRETARY
5.10	CHIEF FINANCIAL OFFICER
5.11	REPRESENTATION OF SHARES OF OTHER CORPORATIONS
5.12	AUTHORITY AND DUTIES OF OFFICERS

ARTICLE VI – INDEMNITY

6.1	THIRD PARTY ACTIONS
6.2	ACTIONS BY OR IN THE RIGHT OF THE CORPORATION
6.3	SUCCESSFUL DEFENSE
6.4	DETERMINATION OF CONDUCT
6.5	PAYMENT OF EXPENSES IN ADVANCE
6.6	INDEMNITY NOT EXCLUSIVE
6.7	INSURANCE INDEMNIFICATION
6.8	THE CORPORATION
6.9	EMPLOYEE BENEFIT PLANS
6.10	CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

ARTICLE VII – RECORDS AND REPORTS

7.1	MAINTENANCE AND INSPECTION OF RECORDS
7.2	INSPECTION BY DIRECTORS
7.3	ANNUAL STATEMENT TO STOCKHOLDERS

ARTICLE VIII – GENERAL MATTERS

8.1	CHECKS
8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

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8.3	STOCK CERTIFICATES; PARTLY PAID SHARES
8.4	SPECIAL DESIGNATION ON CERTIFICATES
8.5	LOST CERTIFICATES
8.6	CONSTRUCTION; DEFINITIONS
8.7	DIVIDENDS
8.8	FISCAL YEAR
8.9	SEAL
8.10	TRANSFER OF STOCK
8.11	STOCK TRANSFER AGREEMENTS
8.12	REGISTERED STOCKHOLDERS

ARTICLE IX – AMENDMENTS

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BY-LAWS

OF

COLLAGEN INTERNATIONAL, INC.

ARTICLE I

CORPORATE OFFICES

1.1          REGISTERED OFFICE

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.  The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2          OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1           PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

2.2          ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.  At the meeting, directors shall be elected and any other proper business may be transacted.

2.3          SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty five (35) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4           NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5           ADVANCE NOTICE OF STOCKHOLDER NOMINEES

Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so

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received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder.  At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

2.6           MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7           QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting

3

of the stockholders, then either (i) the Chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8           ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these by-laws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9           CONDUCT OF BUSINESS

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.10         VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.14 of these by-laws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as provided in the last paragraph of this Section 2.10, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

At a stockholders’ meeting at which directors are to be elected, each stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates’ names have been properly placed in nomination (in accordance with these by-laws) prior to commencement of the voting and the stockholder requesting cumulative voting has

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given notice prior to commencement of the voting of the stockholder’s intention to cumulate votes.  If cumulative voting is properly requested, each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate, votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

2.11         WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

2.12         STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice

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and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.13         RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the board of directors does not so fix a record date:

(i)           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)           The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

(iii)          The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.14         PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the

6

proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

2.15         LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

DIRECTORS

3.1           POWERS

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these by-laws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2           NUMBER OF DIRECTORS

The Board of Directors shall consist of three (3) persons until changed by a proper amendment of this Section 3.2.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

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3.3          ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these by-laws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these by-laws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Elections of directors need not be by written ballot.

3.4          RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the attention of the Secretary of the corporation.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or  resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these by-laws:

(i)            Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)              Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these by-laws, or

8

may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5          PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6          REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7          SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited

9

in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8           QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9           WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

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3.10         BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.11         FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors.

3.12         APPROVAL OF LOANS TO OFFICERS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.13         REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these by-laws, any director or the entire board of directors may be removed, with or without-cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as shareholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

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3.14        CHAIRMAN OF THE BOARD OF DIRECTORS

The corporation may also have, at the discretion of the board of directors, a chairman of the board of directors who shall not be considered an officer of the corporation.

ARTICLE IV

COMMITTEES

4.1           COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the by-laws of the corporation; and, unless the board resolution establishing the committee, the by-laws or the certificate of incorporation

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expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2          COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3          MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these by-laws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those by-laws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these by-laws.

ARTICLE V

OFFICERS

5.1          OFFICERS

The officers of the corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these by-laws.  Any number of offices may be held by the same person.

5.2          APPOINTMENT OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or

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5.5 of these by-laws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3           SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws or as the board of directors may from time to time determine.

5.4           REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5           VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.6           CHIEF EXECUTIVE OFFICER

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers

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and duties as may be prescribed by the board of directors or these by-laws.

5.7          PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the corporation. He shall have the general powers and duties of management usuallyvested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these by-laws.

5.8                VICE PRESIDENTS

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these by-laws, the president or the chairman of the board.

5.9          SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required

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to be given by law or by these by-laws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these by-laws.

5.10        CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.

5.11         REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.12         AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

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ARTICLE VI

INDEMNITY

6.1          THIRD PARTY ACTIONS

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect, to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2          ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view

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of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6.3          SUCCESSFUL DEFENSE

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

6.4          DETERMINATION OF CONDUCT

Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by the Board of Directors or the Executive Committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

6.5          PAYMENT OF EXPENSES IN ADVANCE

Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

6.6           INDEMNITY NOT EXCLUSIVE

The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

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6.7          INSURANCE INDEMNIFICATION

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

6.8          THE CORPORATION

For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, office, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

6.9          EMPLOYEE BENEFIT PLANS

For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

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6.10         CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

RECORDS AND REPORTS

7.1           MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive offices or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2           INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe

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any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and, proper.

7.3          ANNUAL STATEMENT TO STOCKHOLDERS

The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

ARTICLE VIII

GENERAL MATTERS

8.1          CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2          EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3          STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of

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directors, or the chief executive officer or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4           SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5           LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and

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cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6          CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7          DIVIDENDS

The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8          FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8. 9          SEAL

The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

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8.10         TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11         STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner notprohibited by the General Corporation Law of Delaware.

8.12         REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

The by-laws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal by-laws.

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CERTIFICATE OF ADOPTION OF BY-LAWS

OF

COLLAGEN INTERNATIONAL, INC.

Adoption by Incorporator

The undersigned person appointed in the Certificate of Incor poration to act as the Incorporator of Collagen International, Inc. hereby adopts the foregoing By-laws, comprising twenty-four (24) pages, as the By-Laws of the corporation.

Executed effective as of the 16th day of October, 1990.

/s/ Robert P. Ruscher
Robert P. Ruscher, Incorporator

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

COLLAGEN AESTHETICS INTERNATIONAL, INC.

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of Collagen Aesthetics International, Inc., a Delaware corporation (the “Company”), and acting pursuant to Section 141 of the Delaware General Corporation Law, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent"), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement dated of even date with the Credit Agreement (the “Guarantee and Collateral Agreement”), a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

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GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

***

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This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original. The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000

/s/ David E. Bamberger
David E. Bamberger

/s/ Ilan K. Reich
Ilan K. Reich

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Annex 4

State of Delaware

Office of the Secretary of State

_________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “COLLAGEN AESTHETICS INTERNATIONAL, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTEENTH DAY OF OCTOBER, A.D. 1990, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “COLLAGEN INTERNATIONAL, INC.” TO “COLLAGEN AESTHETICS INTERNATIONAL, INC.”, FILED THE SIXTEENTH DAY OF OCTOBER, A.D. 1998, AT 4 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State
[SEAL]
2243951 8310	AUTHENTICATION:	0217820
001039261	DATE:	01-26-00

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State of Delaware

Office of the Secretary of State

HAVE BEEN PAID TO DATE.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State
[SEAL]
2243951 8310	AUTHENTICATION:	0217820
001039261	DATE:	01-26-00

2

CUI CORPORATION

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement. This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of CUI CORPORATION (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.       Attached hereto as Annex I are true, correct and complete copies of (i) the Articles of Incorporation of CUI ACQUISITION CORPORATION, as filed with the Secretary of State of the State of California on March 8, 1989, (ii) the Agreement of Merger Between Cox-Uphoff Corp. and CUI ACQUISITION CORPORATION, as filed with the Secretary of State of the State of California on May 25, 1989 and (iii) the Certificate of Amendment of Articles of Incorporation of CUI ACQUISITION CORPORATION, changing its name to “CUI CORPORATION,” as filed with the Secretary of State of the State of California on May 25, 1989.

2.       Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.       Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.       Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of California indicating that the Company is authorized to exercise all its corporate powers, rights and privileges and is in good legal standing and (ii) a certificate from the Franchise Tax Board of the State of California indicating that the Company is in good standing [and has an unpaid liability of $397.00 for income year ended 2/98].

5.       There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.       The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

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I, IIan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ IIan K. Reich
Ilan K. Reich
President

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Annex I

CUI CORPORATION

[LOGO OF STATE OF CALIFORNIA]

State of California

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That on the 8th day of March, 1989, CUI CORPORATION

became incorporated under the laws of the State of California by filing its Articles of Incorporation in this office.

That all documents amendatory and/or supplementary thereto (including Agreements of Merger, Restated Articles of Incorporation and Certificates of Determination of Preferences, if any), recorded in this office for said corporation are as follows:

DOCUMENT	FILED
AGREEMENT OF MERGER	May 25, 1989
Merged in: COX-UPHOFF CORP., a California corporation.

CERTIFICATE OF AMENDMENT	May 25, 1989
Name changed from: CUI ACQUISITION CORPORATION

[SEAL]	IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this 24th day of January, 2000.

/s/ Bill Jones
Secretary of State

[LOGO OF STATE OF CALIFORNIA]

State of California

[SEAL]

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript of 4 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

Jan 24 2000

[SEAL]	/s/ Bill Jones
Secretary of State

AGREEMENT OF MERGER

BETWEEN

COX-UPHOFF CORP.

AND

CUI ACQUISITION CORPORATION

This Agreement of Merger (the “Agreement”) is entered into between CUI ACQUISITION CORPORATION, a California corporation (herein, the “Surviving Corporation”), and COX-UPHOFF CORP., a California corporation (herein, the “Merging Corporation”).

1.  The Merging Corporation shall be merged into the Surviving Corporation.

2.  Each outstanding share of the Merging Corporation shall be converted to 4.5 shares of Inamed Corporation, a Florida corporation and the parent of the Surviving Corporation.

3.  The outstanding shares of the Surviving Corporation shall remain outstanding and are not affected by the merger.

4.  The Merging Corporation shall, from time to time, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.  This Agreement has been executed pursuant to the Acquisition Agreement dated May 15, 1989.

6.  The effect of the merger and the effective date of the merger are as prescribed by law.

In Witness Whereof, the parties have executed this Agreement this 24th day of May, 1989.

COX-UPHOFF CORP.

By:	/s/ [ILLEGIBLE]
President

By:	/s/ [ILLEGIBLE]
Secretary

CUI ACQUISITIONCORPORATION

By:	/s/ [ILLEGIBLE]
President

By:	/s/ [ILLEGIBLE]
Secretary

ARTICLES OF INCORPORATION

OF

CUI ACQUISITION CORPORATION

a California Corporation

ARTICLE I

The name of this corporation is CUI ACQUISITION CORPORATION.

ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

The name and address in this state of the corporation’s initial agent for service of process is:

Michael D. Farney

1035 Cindy Lane

Carpinteria, CA 93013

ARTICLE IV

The total number of shares which the corporation is authorized to issue is one hundred thousand (100,000).

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ARTICLE V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE VI

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

Dated: 3-7-89
/s/ J. Robert Andrews
J. Robert Andrews, Incorporator

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CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

CLARK L. POOL and JAMES E. COX, JR. certify that:

1.  They are the President and the Secretary, respectively, of COX-UPHOFF CORP., a California corporation (the “Corporation”).

2.  The Agreement of Merger in the form attached was duly approved by the Board of Directors and Shareholders of the Corporation.

3.  The Shareholder approval was by the holders of one hundred percent (100%) of the outstanding shares of the Corporation.

4.   There is only one (1) class of shares and the number of shares outstanding is 194,144.

We further declare, under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

MAY 24 1989
/s/ Clark L. Pool
CLARK L. POOL, President

/s/ James E. Cox, Jr.
JAMES E. COX, JR., Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

DONALD K. McGHAN and MICHAEL D. FARNEY certify that:

1.   They are the President and the Secretary, respectively, of CUI ACQUISITION CORPORATION, a California corporation (the “Corporation”).

2.   The Agreement of Merger in the form attached hereto was duly approved by the Board of Directors and Shareholders of the Corporation.

3.   The Shareholder approval was by the holders of one hundred percent (100%) of the outstanding shares of the Corporation. No vote of the shareholders of Inamed Corporation the parent of the corporation is required.

4.   There is only one (1) class of shares and the number of shares outstanding is one hundred thousand (100,000).

We further declare, under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

MAY 24 1989
/s/ Donald K. McGhan
DONALD K. McGHAN, President

/s/ Michael D. Farney
MICHAEL D. FARNEY, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

DONALD K. McGHAN and MICHAEL D. FARNEY certify that:

1.   They are the President and the Secretary, respectively, of CUI ACQUISITION CORPORATION, a California Corporation.

2.   Article I of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of this corporation is CUI CORPORATION.”

3.   The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.   The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is one hundred thousand (100,000). The number of Shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare, under penalty of perjury, under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: May 24th, 1989
/s/ Donald K. McGhan
DONALD K. McGHAN, President

/s/ Michael D. Farney
MICHAEL D. FARNEY, Secretary

[SEAL]

Annex 2

i

ARTICLE IX
AMENDMENTS

Section 1.	Amendment by Shareholders

Section 2.	Amendment by Directors

CERTIFICATE

v

BYLAWS

OF

CUI ACQUISITION CORPORATION

ARTICLE I

OFFICES

Section 1. Principal Offices. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall fix and designate a principal business office in the State of California.

Section 2. Other Offices. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.  Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors.  The initial annual meeting must be held within fifteen (15) months after the organization of the corporation, and each succeeding annual meeting must be held within fifteen (15) months after the preceding meeting. At each annual meeting directors shall be elected, and any other proper business may be transacted.

Section 3.  Special Meeting.

(a)  A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

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(b)  If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 4.  Notice of Shareholders’ Meetings.

(a)  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

(b)  If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

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Section 5.  Manner of Giving Notice; Affidavit of Notice.

(a)  Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

(b)  If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

(c)  An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

Section 6.  Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.  Adjourned Meeting; Notice.

(a)  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a

3

quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

(b)  When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 8.  Voting.

(a)  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.

(b) At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then

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every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 9.  Waiver of Notice or Consent by Absent Shareholders.

(a)  The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b)  Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

Section 10. Shareholder Action by Written Consent Without a Meeting.

(a)  Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent

5

shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

(b)  If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II.  In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 11.  Record Date for Shareholder Notice, Voting, and Giving Consents.

(a)  For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

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(b)  If the board of directors does not so fix a record date:

(1)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2)  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

Section 12.  Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

Section 13. Inspectors of Election.

(a)  Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1)

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or three (3). If inspectors are appointed at a meeting on the request of one (1) or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

(b)  These inspectors shall:

(1)  Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(2)  Receive votes, ballots, or consents;

(3)  Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(4)  Count and tabulate all votes or consents;

(5)  Determine when the polls shall close;

(6)  Determine the result; and

(7)  Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1.  Powers.

(a)  Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

(b)  Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(1)  Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them

8

that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

(2)  Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders’ meeting, or meetings, including annual meetings.

(3)  Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(4)  Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

(5)  Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 2.  Number and Qualification of Directors. The authorized number of directors shall be two (2) until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

Section 3.  Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

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Section 4.  Vacancies.

(a)  Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

(b)  A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

(c)  The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

(d)  Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

(e)  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 5.  Place of Meetings and Meetings by Telephone. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of

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the meeting or, if not stated in the notice, or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 6.  Annual meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 7.  Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

Section 8.  Special Meetings.

(a)  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

(b)  Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. The notice need not specify the place if the meeting is to be held at the principal executive office of the corporation.

Section 9.  Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Corporations Code

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of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 10.  Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

Section 11.  Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12.  Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

Section 13.  Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 14.  Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer,

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agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 1. Committees of Directors. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a)  The approval of any action which, under the General Corporation Law of California, also requires shareholders’ approval or approval of the outstanding shares;

(b)  The filling of vacancies on the board of directors or in any committee;

(c)  The fixing of compensation of the directors for serving on the board or on any committee;

(d)  The amendment or repeal of bylaws or the adoption of new bylaws;

(e)  The amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f)  A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g)  The appointment of any other committees of the board of directors or the members of these committees.

Section 2.  Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 5 (place of meetings), Section 7 (regular meetings), Section 8 (special meetings and notice), Section 9 (quorum), Section 10 (waiver of notice), Section 11 (adjournment), Section 12 (notice of adjournment), and Section 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the

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board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

Section 1.  Officers. The officers of the corporation shall be a president, a secretary, and a chief financial officer.  The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2.  Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3.  Subordinate Officers. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

Section 4.  Removal and Resignation of Officers.

(a)  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

(b)  Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time

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specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.  Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

Section 6.  Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7.  President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

Section 8.  Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, and the president, or the chairman of the board.

Section 9.  Secretary.

(a)  The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of

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directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

(b)  The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c)  The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

Section 10.  Chief Financial Officer.

(a)  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b)  The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

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ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND

OTHER AGENTS

Section 1.  Agents, Proceedings and Expenses. For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(b) of this Article.

Section 2.  Actions Other than by the Corporation. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3.  Actions by the Corporation. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith,

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in a manner that person believed to be in the best interests of this corporation and its shareholders. No indemnification shall be made under this Section 3 for any of the following:

(a)  In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person’s duty to this corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses and then only to the extent that the court shall determine.

(b)  Of amounts paid in settling or otherwise disposing of a threatened or pending action, without court approval.

(c)  Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 4.  Successful Defense by Agent. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.  Required Approval. Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by any of the following:

(a)  A majority vote of a quorum consisting of directors who are not parties to the proceeding.

(b)  If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(c)  Approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.

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(d)  The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

Section 6.  Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

Section 7.  Other Contractual Rights. The indemnification provided herein shall not be deemed to limit the right of this corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of this corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 8.  Limitations. No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

(a)  That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(b)  That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9.  Insurance. Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such

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capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this section. The fact that this corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if authorized in the articles of the corporation, any policy issued is limited to the extent provided by subdivision (d) of Section 204 of the California Corporations Code; or (2)(A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to direct control of the corporation that purchase that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Section 10. Fiduciaries of Corporate Employee Benefit Plan. This Article does not apply to any proceeding against trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VII

RECORDS AND REPORTS

Section 1.  Maintenance and Inspection of Share Register.

(a)  The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

(b)  A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding

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voting shares of the corporation may (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2.  Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

Section 3.  Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person

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or by an argent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 4.  Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.  Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate. Provided, however, that at such time as the corporation has one hundred (100) or more shareholders, then, the board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article II of these bylaws for giving notice to shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 6.  Financial Statements.

(a)  A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

(b)  If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three (3)-month, six

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(6)-month or nine (9)-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

(c)  The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

(d)  The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 7.  Annual Statement of General Information. The corporation shall file with the Secretary of State of the State of California annually, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary, and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1.  Record Date for Purposes Other than Notice and Voting.

(a)  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by

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written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

(b)  If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 2.  Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 3.  Corporate Contracts and Instruments; How Executed. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4.  Certificates for Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who

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has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 5.  Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 6.  Representation of Shares of Other Corporations. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 7.  Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

Section 1.  Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles

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of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

Section 2.  Amendment by Directors. Subject to the rights of the shareholders as provided in Section 1 of this Article IX, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the board of directors.

26

CERTIFICATE

I, the undersigned, do hereby certify:

(1)  That I am the Secretary of CUI ACQUISITION CORPORATION, a California corporation; and

(2)  That the foregoing bylaws, consisting of twenty-six (26) pages, constitute the bylaws of said corporation as duly adopted on the date hereinafter set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 31 day of March, 1989.

/s/ Michael D. Farney
Michael D. Farney, Secretary

Annex 3

ACTION BY BOARD OF DIRECTORS

OF

CUI CORPORATION

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the members of the Board of Directors of CUI CORPORATION, a California corporation (the “Company”), acting pursuant to Section 307(8)(b) of the General Corporation Law of the State of California, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED. that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above the execution of such agreements, documents promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other document, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000
/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

Annex 4

State of California

SECRETARY OF STATE

CERTIFICATE OF STATUS

DOMESTIC CORPORATION

[ILLEGIBLE]

FLOWMATRIX CORPORATION

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”). Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement. This certificate is being delivered pursuant to Section 5. 1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of FLOWMATRIX CORPORATION (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.             Attached hereto as Annex 1 is a true, correct and complete copy of the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada on June 4, 1993.

2.             Attached hereto as Annex 2 is a true, correct and complete copy of the By–laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.             Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.             Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Nevada indicating that the Company is in good standing.

5.             There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.             The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

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I, Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

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Annex I

ARTICLES OF INCORPORATION

OF

FLOWMATRIX CORPORATION

I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

FIRST:  The name of the corporation (hereinafter called the corporation) is FLOWMATRIX CORPORATION

SECOND:  The name of the corporation’s resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706.

THIRD:  This corporation is authorized to issue two classes of stock, designated Common Stock and Preferred Stock, respectively. The number of shares of Common Stock which the corporation is authorized to issue is Fifteen Thousand (15,000), all of which are of a par value of One ($1.00) dollar each. The number of shares of Preferred Stock which the corporation is authorized to issue is Ten Thousand (10,000), all of which are of a par value of One ($1.00) dollar each.

The Preferred Stock may be issued in one or more series. The Board of Directors of the corporation is hereby authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued class or series of Preferred Stock and to fix and determine the number of shares and the designation of any series of wholly unissued Preferred Stock.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation

1

which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

FOURTH:  The governing board of the corporation shall be styled as a “Board of Directors”, and any member of said Board shall be styled as a “Director.”

The number of members constituting the first Board of Directors of the corporation is two (2); and the name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME	ADDRESS
Donald K. McGhan	3800 Howard Hughes Parkway, Suite 900 Las Vegas, NV 89109

Michael D. Farney	3800 Howard Hughes Parkway, Suite 900 Las Vegas, NV 89109

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between election of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

FIFTH:  The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

NAME	ADDRESS
M. Ryan	5670 Wilshire Blvd., Suite 750
Los Angeles, CA 90036

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SIXTH:  The corporation shall have perpetual existence.

SEVENTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH:  The corporation may engage in any lawful activity.

TENTH:  The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on June 3, 1993.

/s/ M. Ryan
M. Ryan, Incorporator

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STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF LOS ANGELES	)

On June 3, 1993, before me, Jillaine E. Costelloe, Notary Public, personally appeared M. Ryan, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL]

Signature	/s/ Jillaine E. Costelloe

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Annex 2

BYLAWS

OF

FLOWMATRIX CORPORATION

A Nevada Corporation

ARTICLE I

OFFICES

SECTION 1.  PRINCIPAL EXECUTIVE OFFICE. The principal office of the Corporation is hereby fixed in 3800 Howard Hughes Parkway, #900, Las Vegas, in the State of Nevada.

SECTION 2.  OTHER OFFICES. Branch or subordinate offices may be established by the Board of Directors at such other places as may be desirable.

ARTICLE II

SHAREHOLDERS

SECTION 1.  PLACE OF MEETING. Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other location within or without the State of Nevada which may be designated by written consent of all persons entitled to vote thereat.

SECTION 2.  ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the Corporation at its principal executive office, then any such meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.

1

SECTION 3.  SPECIAL MEETINGS.  Special meetings of the shareholders may be called for any purpose or purposes permitted under Chapter 78 of Nevada Revised Statutes at any time by the Board, the Chairman of the Board, the President, or by the shareholders entitled to cast not less than twenty-five percent (25%) of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice-President or the Secretary, by any person or persons entitled to call a special meeting of shareholders, the Secretary shall cause notice to be given to the shareholders entitled to vote, that a special meeting will be held not less than thirty-five (35) nor more than sixty (60) days after the date of the notice.

SECTION 4.  NOTICE OF ANNUAL OR SOCIAL MEETING. Written notice of each annual meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election.

Notice of a shareholders’ meeting shall be given either personally or by mail or, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or if no such address appears or is given, by publication at least once in a newspaper of general circulation in Clark County, Nevada.

2

An affidavit of mailing of any notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.

SECTION 5.  QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented and voting at the meeting on any matter, shall be the act of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the number of shares required as noted above to constitute a quorum. Notwithstanding the foregoing, (1) the sale, transfer and other disposition of substantially all of the corporation’s properties and (2) a merger or consolidation of the corporation shall require the approval by an affirmative vote of not less than two-thirds (2/3) of the corporation’s issued and outstanding shares.

SECTION 6.  ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders meeting, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting.

It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however when a shareholders meeting is adjourned for more than forty-five (45) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be

3

given as in the case of an original meeting.

SECTION 7.  VOTING. The shareholders entitled to notice of any meeting or to vote at such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

SECTION 8.  RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of a meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

If no record date is fixed by the Board, the record date f or determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which notice is given. The record date for determining shareholders for any purpose

4

other than as set in this Section 8 or Section 10 of this Article shall be at the close of the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

SECTION 9.  CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10.  ACTION WITHOUT MEETING. Any action which, under any provision of law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

SECTION 11.  PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary not less than five (5)

5

days prior to the meeting.

SECTION 12.  CONDUCT OF MEETING.  The President shall preside as Chairman at all meetings of the shareholders, unless another Chairman is selected. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman’s ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made by the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders without limiting the generality of the foregoing, the Chairman shall have all the powers usually vested in the chairman of a meeting of shareholders.

ARTICLE III

DIRECTORS

SECTION 1.  POWERS.  Subject to limitation of the Articles of Incorporation, of these bylaws, and of actions required to be approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, it is hereby expressly declared that the Board shall have the following powers:

(a)  To select and remove all of the officers, agents

6

and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or by these bylaws, fix their compensation, and require from them, if necessary, security for faithful service.

(b)  To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best.

(c)  To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best.

(d)  To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e)  To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidence of debt and securities therefor.

SECTION 2.  NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be two (2)until changed by amendment of the Articles or by a bylaw duly adopted by approval of the outstanding shares amending this Section 2.

SECTION 3.  ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the directors are not

7

elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

SECTION 4.  CHAIRMAN OF THE BOARD. At the regular meeting of the Board, the first order of business will be to select, from its members, a Chairman of the Board whose duties will be to preside over all board meetings until the next annual meeting and until a successor has been chosen.

SECTION 5.  VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specified a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board including those existing as a result of a removal of a director, shall be filled by the shareholders at a special meeting, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any directors are elected, to elect the full authorized number of directors to be voted for the meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind or convicted of a felony by an order of court.

8

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the shareholder shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

SECTION 6.  PLACE OF MEETING. Any meeting of the Board shall be held at any place within or without the State of Nevada which has been designated from time to time by the Board. In the absence of such designation meetings shall be held at the principal executive office of the corporation.

SECTION 7.  REGULAR MEETINGS. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of other business. Call and notice of such regular meeting is hereby dispensed with.

SECTION 8.  SPECIAL MEETINGS. Special meetings of the Board for any purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two directors.

Special meetings of the Board shall be held upon at least four (4) days written notice or forty-eight (48) hours notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be

9

addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for the purposes of notice.

SECTION 9.  QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to constitute a quorum for such meeting.

SECTION 10.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participate in such meeting can hear one another.

SECTION 11.  WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

SECTION 12.  ADJOURNMENT. A majority of the directors

10

present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place.   Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than forty-eight (48) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

SECTION 13.  FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

SECTION 14.  ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

SECTION 15.  COMMITTEES. The board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(a)  The approval of any action which requires shareholders’ approval or approval of the outstanding shares;

(b)  The filling of vacancies on the Board or on any committees;

(c)  The fixing of compensation of the directors for serving on the Board or on any committee;

(d)  The amendment or repeal of bylaws or the adoption of new bylaws;

11

(e)  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable by a committee of the board;

(f)  A distribution to the shareholders of the Corporation;

(g)  The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

ARTICLE IV

OFFICERS

SECTION 1.  OFFICERS. The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board, one or more vice-presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

SECTION 2.  ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this

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Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

SECTION 3.  SUBORDINATE OFFICERS.  The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board, or the President may from time to time direct.

SECTION 4.  REMOVAL AND RESIGNATION.  Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.  The acceptance of such resignation shall be necessary to make it effective.

SECTION 5.  VACANCIES.  A vacancy of any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.

SECTION 6.  PRESIDENT.  The President shall be the chief executive officer and general manager of the corporation.  The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board at all meetings of the Board.  The president has the general powers and duties of management usually vested in the chief executive officer and the

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general manager of a corporation and such other powers and duties as may be prescribed by the Board.

SECTION 7.  VICE PRESIDENTS.  In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President or the Board.

SECTION 8.  SECRETARY.  The Secretary shall keep or cause to be kept, at the principal executive offices and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders’ meetings, and proceedings thereof.  The Secretary shall keep, or cause to be kept, a copy of the bylaws of the corporation at the principal executive office of the corporation.

The Secretary shall keep, or cause to be kept, at the principal executive office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any

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committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 9.  TREASURER.  The Treasurer is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and financial transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial conditions of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 10.  AGENTS.  The President, any Vice-President, the Secretary or Treasurer may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the corporation to execute and deliver, and affix the seal of the corporation thereto, to bonds, undertakings, recognizance, consents of surety or other written obligations in the nature thereof and any said officers may remove any such agent and revoke the power and authority given to him.

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ARTICLE V

OTHER PROVISIONS

SECTION 1.  DIVIDENDS.  The Board may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any contractual restrictions on which the corporation is then subject.

SECTION 2.  INSPECTION OF BY-LAWS.  The Corporation shall keep in its Principal executive Office the original or a copy of these bylaws as amended to date which shall be open to inspection to shareholders at all reasonable times during office hours.  If the Principal Executive Office of the corporation is outside the State of Nevada and the Corporation has no principal business office in such State, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these bylaws as amended to date.

SECTION 3.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation.  The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

ARTICLE VI

INDEMNIFICATION

SECTION 1.  INDEMNIFICATION IN ACTIONS BY THIRD PARTIES.  Subject to the limitations of law, if any, the corporation shall have the power to indemnify any director,

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officer, employee and agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of to procure a judgement in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, provided that the Board shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person’s conduct was unlawful.

SECTION 2.  INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION.  Subject to the limitations of law, if any, the Corporation shall have the power to indemnify any director, officer, employee and agent of the corporation who was or is threatened to be made a party to any threatened, pending or completed legal action by or in the right of the Corporation to procure a judgement in its favor, against expenses actually and reasonable incurred by such person in connection with the defense or settlement, if the Board of Directors determine that such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances.

SECTION 3.  ADVANCE OF EXPENSES.  Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt

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of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.

SECTION 4.  INSURANCE.  The corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

ARTICLE VII

AMENDMENTS

These bylaws may be altered, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of the Board; provided however that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a flexible Board or vice versa may only be adopted by the approval by an affirmative vote of not less than two-thirds of the corporation’s issued and outstanding shares entitled to vote.

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CERTIFICATE OF PRESIDENT

THIS IS TO CERTIFY that I am the duly elected, qualified and acting president of FLOWMATRIX CORPORATION and that the above and foregoing Bylaws, constituting a true original copy were duly adapted as the Bylaws of said corporation on JUNE 16, 1993, by the Directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand.

Dated:  JUNE 15, 1993

/s/ DONALD K. McGHAN
President
DONALD K. McGHAN

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

FLOWMATRIX CORPORATION

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of FLOWMATRIX CORPORATION, a Delaware corporation (the “Company”), and acting pursuant to Section 78.315 of the Nevada Revised Statutes, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of the Borrowers’ obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

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GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

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This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an Original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000
/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

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Annex 4

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE

WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, FLOWMATRIX CORPORATION, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since June 4, 1993, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 21, 2000.

/s/ Dean Heller
Secretary of State

By	/s/ [ILLEGIBLE]
Certification Clerk

INAMED DEVELOPMENT COMPANY

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) First Union National Bank, as the Administrative Agent (in such capacity, the “Administrative Agent”) and GMAC Commercial Credit LLC, as Documentation Agent (in such capacity, the “Documentation Agent”), providing for $107,500,000 in loans.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of INAMED DEVELOPMENT COMPANY (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.             Attached hereto as Annex 1 is a true, correct and complete copy of the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of California on September 11, 1986.

2.             Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.             Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.             Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of California indicating that the Company is authorized to exercise all its corporate powers, rights and privileges and is in good legal standing and (ii) a certificate from the Franchise Tax Board of the State of California indicating that the Company is in good standing and has no unpaid liability.

5.             There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.             The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name:  the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1st day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

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I, Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

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Annex 1

STATE OF CALIFORNIA

[LOGO]

SECRETARY OF STATE

CERTIFICATE OF FILING

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That on the 11th day of September, 1986, INAMED DEVELOPMENT COMPANY became incorporated under the laws of the State of California by filing its Articles of Incorporation in this office and that said Articles of Incorporation were duly recorded.

Further, that said Articles of Incorporation constitutes the only document on file in this office, that no documents amendatory and/or supplementary thereto (including Agreements of Merger, Restated Articles of Incorporation and Certificates of Determination of Preferences) have been filed to date.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of January 31, 2000.

[SEAL]	/s/ BILL JONES
BILL JONES
Secretary of State

STATE OF CALIFORNIA

[LOGO]

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript of 2 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

Jan 31, 2000

[SEAL]	/s/ BILL JONES
BILL JONES
Secretary of State

ARTICLES OF INCORPORATION

OF

INAMED DEVELOPMENT COMPANY

One:  The name of this corporation is:

INAMED DEVELOPMENT COMPANY

Two:  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Three:  The name and address in the State of California of this corporation’s initial agent for service of process are:

Ms. Lynn Dempsey

5511 Ekwill

Santa Barbara, CA 93111

Four:  This corporation is authorized to issue 20,000 shares, all of which shall be of one class.

IN WITNESS WHEREOF, for the purpose of forming this corporation under the General Corporation Law of the State of California, the undersigned has executed these Articles of Incorporation this 11th day of September, 1986.

/s/ Carol A. Pfaffmann
Carol A. Pfaffmann

September 5, 1986

Office of the Secretary of State

State of California

Suite 4001

107 S. Broadway

Los Angeles, CA 90012

Gentlemen:

INAMED Corporation, a Florida corporation qualified to do business in California, hereby allows INAMED Development Company to use the name “INAMED” in its corporate name.

INAMED Corporation

By:	/s/ [ILLEGIBLE]
President and Chief
Financial Officer

Annex 2

BYLAWS

OF

INAMED DEVELOPMENT COMPANY

Article 1	Offices

1.1	Principal Office
1.2	Other Offices

Article 2	Meetings of Shareholders

2.1	Place of Meetings
2.2	Annual Meetings
2.3	Special Meetings
2.4	Notice of Meetings
2.5	Manner of Giving Notice
2.6	Quorum
2.7	Adjournment
2.8	Voting
2.9	Waiver of Notice and Consent
2.10	Action Without Meeting
2.11	Record Date
2.12	Proxies
2.13	Inspectors of Election

Article 3	Directors

3.1	Powers
3.2	Number
3.3	Election and Term of Office
3.4	Removal
3.5	Vacancies
3.6	Place of Meetings and Meetings by Telephone
3.7	Regular Meetings
3.8	Special Meetings
3.9	Quorum
3.10	Contents of Notice and Waiver of Notice
3.11	Adjournment
3.12	Action Without Meeting
3.13	Fees and Compensation

Article 4	Committees

4.1	Committees of Directors
4.2	Meetings and Action

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Article 5	Officers

5.1	Officers
5.2	Election
5.3	Other Officers
5.4	Removal and Resignation
5.5	Vacancies
5.6	Chairman of the Board
5.7	President
5.8	Vice Presidents
5.9	Secretary
5.10	Chief Financial Officer

Article 6	Indemnification of Directors, Officers, Employees and Other Agents

6.1	Indemnification
6.2	Advance of Expenses
6.3	Other Contractual Rights
6.4	Insurance

Article 7	Certain Loans and Guarantees

7.1	Shareholder Approval
7.2	Security
7.3	Exceptions

Article 8	Records and Reports

8.1	Maintenance and Inspection of Share Register
8.2	Maintenance and Inspection of Bylaws
8.3	Maintenance and Inspection of Other Corporate Records
8.4	Inspection by Directors
8.5	Annual Reports
8.6	Financial Statements

Article 9	General Matters

9.1	Record Date for Purposes Other Than Notice and Voting
9.2	Checks, Drafts, Evidences of Indebtedness
9.3	Corporate Contracts and Instruments; How Executed
9.4	Certificates for Shares
9.5	Lost Certificates
9.6	Representation of Shares of Other Corporations
9.7	Construction and Definitions

Article 10	Amendments

10.1	Shareholders
10.2	Board of Directors

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BYLAWS

OF

INAMED DEVELOPMENT COMPANY

Article 1

Offices

1.1    Principal Office.  The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California.  If the principal executive office is located outside the State of California, and the corporation has one or more business offices in the State of California, the board of directors shall likewise fix and designate a principal business office in the State of California.

1.2    Other Offices.  The corporation may also establish offices at such other places, both within and outside the State of California, as the board of directors may from time to time determine or the business of the corporation may require.

Article 2

Meetings of Shareholders

2.1    Place of Meetings.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

2.2    Annual Meetings.  The annual meeting of shareholders shall be held on the first Monday of March in each year at 10:00 o’clock, a.m., or such other date or time as may be fixed by the board of directors; provided, however, that should said day fall upon a legal holiday, such annual meeting of shareholders shall be held at the same time on the next succeeding day which is a full business day.  At such meeting, directors shall be elected and any other proper business may be transacted.

2.3    Special Meetings.  A special meeting of the shareholders may be called at any time by the board of directors, the chairman of the board, the president, or one or more shareholders holding in the aggregate shares entitled to cast not less than ten percent of the votes at any such meeting.  If a special meeting is called by any one other than the board of directors, the request shall be in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation.  The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.  If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this
Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

2.4    Notice of Meetings.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 not less than ten nor more than 60 days before the date of the meeting being noticed.  The notice shall specify the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders.  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the board intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the “Code”), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of such proposal.

2.5    Manner of Giving Notice.  Notice of any meeting of shareholders shall be given personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the shareholder’s address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice.  If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located.  Notice shall be deemed to have been given when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

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If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand at the principal executive office of the corporation for a period of one year from the date of the giving of such notice or report to all other shareholders.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the secretary, assistant secretary or any transfer agent of the corporation, and shall be filed and maintained in the minute book of the corporation.

2.6  Quorum.  Unless otherwise provided in the articles of incorporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.7  Adjournment.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at such meeting, either in person or by proxy, but, in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.6.

When any meeting of shareholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the board of directors shall set a new record date.  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5.  At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

2.8  Voting.  The shareholders entitled to notice of and to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of Sections 702 to 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in

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the names of two or more persons).  The vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by a shareholder at the meeting and before the voting begins.  Any shareholder entitled to vote on any matter (other than elections of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or the articles of incorporation.

At a shareholders’ meeting involving the election of directors, no shareholder shall be entitled to cumulate votes on behalf of any candidate for director (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice prior to the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such notice, every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.  The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against the director and votes withheld shall have no legal effect.

2.9  Waiver of Notice and Consent.  The transactions of any meeting of shareholders, annual or special, however called and noticed, and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to a holding of the meeting, or an approval of the minutes thereof.  Neither the waiver of notice nor the consent to holding of the meeting nor the approval of the minutes thereof need specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any matters specified in the second paragraph of Section 2.4, the waiver of notice or the consent to the holding of the meeting and the approval of the minutes thereof shall state the general nature

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of the proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if such objection is expressly made at the meeting.

2.10  Action Without Meeting.  Unless otherwise provided in the articles of incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors not filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.  All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.  Any shareholder giving a written consent, or the shareholder’s proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.  Such notice shall be given in the manner specified in Section 2.5.  In the case of approval of (a) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (b) indemnification of agents of the corporation, pursuant to Section 317 of the Code, (c) a reorganization of the corporation, pursuant to Section 1201 of the Code, or (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, such notice shall be given at least ten days before the consummation of the action authorized by any such approval.

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2.11  Record Date.  For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days prior to the date of the meeting nor more than 60 days prior to the action without a meeting, and in such case only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

If the board of directors does not so fix a record date:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

2.12  Proxies.  Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation.  A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy which is executed by the person executing the prior proxy and is presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy; or (b) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and (f) of the Code.

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2.13  Inspectors of Election.  Before any meeting of shareholders, the board of directors may appoint any persons (other than nominees for office) to act as inspectors of election at the meeting or any adjournments thereof.  If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one or three.  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.  If any person appointed as inspector fails to appear or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to replace the one who so failed or refused.  If there are three inspectors of election, the decision, act or certificate of a majority of them is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Article 3

Directors

3.1    Powers.  Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2  Number.  The authorized number of directors shall be three until changed by an amendment to the articles of incorporation or, if permitted by Section 212 of the Code, by an amendment to this bylaw, duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

3.3  Election and Term of Office.  Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

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3.4  Removal.  Any or all of the directors may be removed by order of court pursuant to Section 304 of the Code, or by the shareholders pursuant to the provisions of Section 303 of the Code.

3.5  Vacancies.  Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.  Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

3.6  Place of Meetings and Meetings by Telephone.  Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board.  In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.  Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.  Any

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meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating can hear one another, and all such directors shall be deemed to be present in person at such meeting.

3.7  Regular Meetings.  Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business.  Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors.  Notice of regular meetings shall not be required.

3.8  Special Meetings.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered to each director personally or by telephone or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown on the records of the corporation.  In case the notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting.  In case such notice is delivered personally or by telephone or telegraph, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours prior to the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose of the meeting and it need not specify the place if the meeting is to be held at the principal executive office of the corporation.

3.9  Quorum.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Code (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (appointment of committees ), and Section 317(e) of the Code (indemnification of directors).  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.10  Contents of Notice and Waiver of Notice.  The waiver of notice or consent need not specify the purpose of the meeting nor the business to be transacted thereat.  All such

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waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director.

3.11  Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 3.8, to the directors who were not present at the time of the adjournment.

3.12  Action Without Meeting.  Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action.  Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors.  The written consent or consents shall be filed with the minutes of the proceedings of the board.

3.13  Fees and Compensation.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors.  Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such service.

Article 4

Committees

4.1  Committees of Directors.  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board.  The board may designate oneor more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.  Any such committee, to the extent provided in the resolution of the board, may have all the authority of the board, except with respect to:

(a) the approval of any action, which, under the California General Corporation Law, also requires shareholders’ approval or approval of the outstanding shares;

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(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or on any committee;

(d) the amendment or repeal of bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles of incorporation or determined by the board of directors; or

(g) the appointment of any other committees of the board of directors or the members thereof.

4.2    Meetings and Action.  Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3.6 (place of meetings and meetings by telephone), 3.7 (regular meetings), 3.8 (special meetings), 3.9 (quorum), 3.10 (contents of notice and waiver of notice), 3.11 (adjournment) and 3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that: the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Article 5

Officers

5.1  Officers.  The officers of the corporation shall be a president, a secretary and a chief financial officer.  The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3.  Any number of offices may be held by the same person.

5.2  Election.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5, shall be chosen by the board of

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directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

5.3  Other Officers.  The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

5.4  Removal and Resignation.  Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

5.6  Chairman of the Board.  The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by the bylaws.  If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7.

5.7  President.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation.  He or she shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors.  He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors.

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5.8  Vice Presidents.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors and the president or the chairman of the board.

5.9  Secretary.  The secretary shall keep, or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he or she shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

5.10  Chief Financial Officer.  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

The chief financial officer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors.  He or she shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all financial transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

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Article 6

Indemnification of Directors, Officers, Employees and Other Agents

6.1  Indemnification.  The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.  For purposes of this Article 6, an “agent” of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2  Advance of Expenses.  Expenses incurred in defending any proceeding may be advanced by this corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article 6.

6.3  Other Contractual Rights.  Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or of any subsidiary of this corporation may be entitled by contract or otherwise.

6.4  Insurance.  Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against such liability.

Article 7

Certain Loans and Guarantees

7.1  Shareholder Approval.  Except as otherwise provided in this Article 7, the corporation shall not make any loan of money or property to, or guarantee the obligation of, any director or officer of the corporation or of its parent corporation, if any, unless the transaction, or an employee benefit plan authorizing the loan or guarantee after disclosure of the right under such a plan to include officers or directors, is approved by a majority of the shareholders entitled to act thereon (without

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counting any shares owned by any officer or director eligible to participate in the plan or transaction that is subject to approval).

7.2  Security.  The corporation shall not make any loan of money or property to, or guarantee the obligation of, any person upon the security of shares of the corporation or of its parent corporation, if any, if the corporation’s recourse in the event of default is limited to the security for the loan or guarantee, unless (a) the loan or guarantee is adequately secured without considering such shares, or (b) the loan or guarantee is approved by a majority of the shareholders entitled to act thereon (without counting any shares owned by any officer or director eligible to participate in the plan or transaction that is subject to approval).

7.3  Exceptions.  The provisions of Section 7.1 do not apply to:

(a) Any advance of money to a director or officer of the corporation or of its parent corporation, if any, for any expenses reasonably anticipated to be incurred in the performance of the duties of the director or officer, provided that in the absence of the advance the director or officer would be entitled to be reimbursed for the expenses by the corporation, its parent corporation, if any, or any subsidiary corporation;

(b) The payment of premiums in whole or in part by the corporation on a life insurance policy on the life of a director or officer, so long as repayment to the corporation of the amount of premiums so paid is secured by the proceeds of the policy and its cash surrender value; or

(c) Any transaction, plan, or agreement permitted under Section 408 of the Code.

Article 8

Records and Reports

8.1  Maintenance and Inspection of Share Register.  The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least five percent in the aggregate of the outstanding voting shares of the corporation may (a) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours upon five days’ prior written demand upon the corporation, or (b) obtain from the transfer agent of the corporation, upon written demand and upon the tender of the transfer agent’s usual charges for such list, a list of the

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shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand.  The list shall be made available to that shareholder on or before the later of five days after the demand is received or the date specified therein as the date as of which the list is to be compiled.  The record of shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate.  Any inspection and copying under this Section 8.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

8.2  Maintenance and Inspection of Bylaws.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in that State, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in that State, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the bylaws as amended to date.

8.3  Maintenance and Inspection of Other Corporate Records.  The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the corporation.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.  The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.

8.4  Inspection by Directors.  Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each subsidiary corporation.  Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

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8.5  Annual Reports.  The annual report to shareholders referred to in Section 1501 of the Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they may deem appropriate.

If no annual report meeting the requirements of Section 1501(a) of the Code has been delivered or mailed by the corporation to the shareholders covering the immediately preceding fiscal year, the corporation shall deliver or mail such financial statements and other information requested by a shareholder relating to the immediately preceding fiscal year as such shareholder may be entitled to receive pursuant to Section 1501(c) or other provisions of the Code.

8.6  Financial Statements.  A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for 12 months.

If a shareholder or shareholders holding at least five percent of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than 30 days prior to the date of the request, and a balance sheet of the corporation as of the end of such period, the chief financial officer shall cause such statement or statements to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within 30 days after the receipt of such request.  If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within 30 days after such request.

Article 9

General Matters

9.1  Record Date for Purposes Other Than Notice and Voting.  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than 60 days prior to any such action, and in such case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any

17

shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the date on which the board adopts the resolution relating thereto, or the sixtieth day prior to the date of such action, whichever is later.

9.2  Checks, Drafts, Evidences of Indebtedness.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

9.3  Corporate Contracts and Instruments; How Executed.  The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.4  Certificates for Shares.  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon.  All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

9.5  Lost Certificates.  Except as provided in this Section 9.5, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and cancelled.  The board of directors may, in case any share certificate or certificate for any other security is lost,

18

stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of a replacement certificate.

9.6  Representation of Shares of Other Corporations.  The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation.  The authority granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by a proxy duly executed by said officer.

9.7  Construction and Definitions.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws.  Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.  All references in these bylaws to the California General Corporation Law or to sections of the Code shall be deemed to be to such Law or sections as they may be amended and in effect and, if renumbered, to such renumbered provisions at the time of any action taken under the bylaws.  References to Articles and Sections are to Articles and Sections of these bylaws unless the context expressly indicates otherwise.

Article 10

Amendments

10.1  Shareholders.  New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

10.2  Board of Directors.  Subject to the rights of the shareholders to adopt, amend or repeal bylaws as provided in Section 10.1, bylaws, other than a bylaw amendment changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

INAMED DEVELOPMENT COMPANY

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the members of the Board of Directors of INAMED DEVELOPMENT COMPANY, a California corporation (the “Company”), acting pursuant to Section 307(8)(b) of the General Corporation Law of the State of California, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co.  Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000
/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

Annex 4

State of California

[LOGO]

SECRETARY OF STATE

CERTIFICATE OF STATUS

DOMESTIC CORPORATION

I BILL JONES, Secretary of State of the State of California, hereby certify:

That on the 11th day of September 1986 INAMED DEVELOPMENT COMPANY became incorporated under the laws of the State of California by filing its Articles of Incorporation in this office; and

That no record exists in this office of a certificate of dissolution of said corporation nor of a court order declaring dissolution thereof, nor of a merger or consolidation which terminated its existence, and

That said corporation’s corporate powers, rights and privileges are not suspended on the records of this office; and

That according to the records of this office the said corporation is authorized to exercise all its corporate powers, rights and privileges and is in good legal standing in the State of California; and

That no information is available in this office on the financial condition, business activity or practices of this corporation.

IN WITNESS WHEREOF, I execute this Certificate and affix the Great Seal of the State of California this day of

January 31, 2000
[SEAL]

/s/ Bill Jones
Secretary of State

[LOGO]

STATE OF CALIFORNIA

FRANCHISE TAX BOARD

PO Box 942857

Sacramento, CA 94257

In Reply Refer to:357JL

Date                     :01/31/2000

[STAMP]

Corporation Name		:INAMED DEVELOPMENT COMPANY
Corporation Number		:1385729

X	1.	The above named corporation is in good standing with this agency.

	2.	Information on record with this agency indicates the above corporation is not qualified to transact business in California.

	3.	The above corporation was incorporated or qualified on

	4.	The above corporation has an unpaid liability of $ for income year ended

	5.	Our records do not show that the above corporation filed franchise tax returns for the income years

	6.	The above corporation was effective

	7.	The above corporation’s current address on record with this agency is:

	8.	We have no current information on the above corporation.

Comments:	/s/ [ILLEGIBLE]
Representative

TELEPHONE ASSISTANCE

Our regular toll-free telephone service is available from 7:00 a.m. until 8:00 p.m. Monday through Friday from the first working day in January through April 15.  The best times to call are between 7:00 and 10:00 in the morning and between 6:00 and 8:00 in the evening.  Service is also available from 8:00 a.m. through 6.00 p.m. on the two Saturdays prior to April 15. After April 15, service is available Monday through Friday, between 8:00 a.m. and 5:00 p.m.

From within the United States, call                                                         1-800-852-5711

From outside the United States, call (not toll free)                              1-916-845-6500

For hearing impaired with TDD, call                                                       1-800-822-6268

INAMED INTERNATIONAL CORP.

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower ”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E.  Bamberger, hereby certify that I am the Secretary of INAMED International Corp. (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.             Attached hereto as Annex 1 is a true, correct and complete copy of the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on December 8, 1998.

2.             Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.             Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Certificate of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.             Attached hereto as Annex 4 is a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Delaware indicating that the Company (i) is in good standing, (ii) has a legal corporate existence not having been cancelled or dissolved, (iii) is duly authorized to transact business and (iv) has paid all franchise taxes to date.

5.             There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.             The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	EXECUTIVE VICE PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

2

I, Ilan K. Reich, Executive Vice President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
Executive Vice President

3

Annex 1

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “INAMED INTERNATIONAL CORP.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 1998, AT 3 O’CLOCK P.M.

/s/ Edward J. Freel
	[SEAL]	Edward J. Freel, Secretary of State

2975829 8100		AUTHENTICATION: 0217785
001039246		DATE: 01-26-00

1

CERTIFICATE OF INCORPORATION

OF

INAMED International Corp.

FIRST:  The name of the Corporation is: INAMED International Corp. (the “Corporation”).

SECOND:  The registered office of the corporation and registered agent in the State of Delaware is to be located at 9 East Loockerman Street, Dover, Delaware 19901.  The name of its registered agent is National Corporate Research, Ltd., in Kent County.

THIRD:  The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any lawful act or thing for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH:  The aggregate number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) with a par value of one cent ($.01) per share, all of which shall be designated “Common Stock”.

FIFTH:  The name and mailing address of the incorporator is:

Marc E. Sailer

c/o Olshan Grundman Frome & Rosenzweig LLP

505 Park Avenue

New York, New York 10022

SIXTH:  A.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors’ duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the 3CL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall beeliminated or limited to the fullest extent permitted by the GCL, as so amended.  Any repeal or modification of this Paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.  (1)  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”,) , by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Paragraph B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The right to indemnification conferred in this Paragraph B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph B or otherwise.

(2)  If a claim under paragraph (1) of this Paragraph B is not paid in full by the Corporation within thirty

2

days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the c1aim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth it the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3)  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(4)  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

(5)  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation for the expenses incurred in defending any proceeding in advance of its' final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Paragraph B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

3

SEVENTH:  In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of plans or the issuance of rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, subject to the limitations set forth in this Certificate of Incorporation and in the manner now or hereafter provided herein by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article EIGHTH.

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of December, 1998.

/s/ Marc E. Bailer
Marc E. Bailer
Sole Incorporator

4

Annex 2

BY-LAWS

OF

INAMED INTERNATIONAL CORP.

AS ADOPTED ON

DECEMBER 8, 1998

ARTICLE 1.

STOCKHOLDERS

SECTION 1.1  Annual Meetings.  An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place as the Board of Directors may from time to time fix, if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday or as soon thereafter as may be practical, determined by the Board of Directors.

SECTION 1.2  Special Meetings.  A special meeting of stockholders may be called at any time by two or more directors or the Chairman of the Board or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day.  Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

SECTION 1.3  Notice of Meeting.  For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

SECTION 1.4  Quorum.  Except as otherwise required by Delaware law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained.  At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 1.5  Chairman and Secretary at Meeting.  At each meeting of stockholders the Chairman of the Board, or in his absence the person designated in writing by the Chairman of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote.  The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 1.6  Voting; Proxies.  Except as otherwise provided by Delaware law or the Certificate of Incorporation, and subject to the provisions of Section 1.10:

(a)  Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by him.

(b)  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c)  Directors shall be elected by a plurality vote.

(d)  Each matter, other than election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

(e)  Election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

SECTION 1.7  Adjourned Meetings.  A meeting of stockholders may be adjourned to another time or place as provided in Section 1.4.  Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the

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adjourned meeting shall be given to each stockholder of record entitled to vote.  At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 1.8  Consent of Stockholders in Lieu of Meeting.  Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

SECTION 1.9  List of Stockholders Entitled to Vote.  At least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held.  Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 1.10  Fixing of Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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ARTICLE 2.

DIRECTORS

SECTION 2.1  Number; Term of Office; Qualifications; Vacancies.  The number of the directors constituting the entire Board of Directors shall be the number, not more than 15, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.  Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

SECTION 2.2  Resignation.  Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.  When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

SECTION 2.3  Removal.  Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

SECTION 2.4  Regular and Annual Meetings; Notice.  Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe.  No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof.  A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

SECTION 2.5  Special Meetings; Notice.  A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors.  Any such meeting shall be held at such

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time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting.  Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least seven days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation’s records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

SECTION 2.6  Presiding Officer and Secretary at Meetings.  Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by such member of the Board of Directors as shall be chosen at the meeting.  The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

SECTION 2.7  Quorum.  Three directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.8  Meeting by Telephone.  Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 2.9  Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

SECTION 2.10  Committees of the Board.  The Board of Directors may, by resolution passed by the whole Board of Directors, designate one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine.  Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have such power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution

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shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Each such committee shall have such name as may be determined from time to time by the Board of Directors.

SECTION 2.11  Compensation.  No director shall receive any stated salary for his services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the action of a majority of the stockholders.

ARTICLE 3.

OFFICERS

SECTION 3.1  Election; Qualification.  The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors.  The Board of Directors may elect a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine.  Two or more offices may be held by the same person.

SECTION 3.2  Term of Office.  Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

SECTION 3.3  Resignation.  Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.4  Removal.  Any officer may be removed at any time, with or without cause, by the vote of two directors if there are three directors or less, or the vote of a majority of the whole Board of Directors if there are more than three directors.

SECTION 3.5  Vacancies.  Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

SECTION 3.6  Compensation.  The compensation of each officer shall be such as the Board of Directors may from time to time determine.

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SECTION 3.7  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders, and shall have such powers and duties as generally pertain to the office of Chairman of the Board, subject to the direction of the Board of Directors.

SECTION 3.8  President.  The President shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject however to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors.

SECTION 3.9  Vice President.  Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe.  During the absence of the president or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

SECTION 3.10  Secretary.  The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors.  He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

SECTION 3.11  Other Officers.  Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors and the Executive Committee, if any.

ARTICLE 4.

CAPITAL STOCK

SECTION 4.1  Stock Certificates.  The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe.  Each certificate shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  Any of or all the signatures appearing on such certificate or certificates may be a facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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SECTION 4.2  Transfer of Stock.  Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

SECTION 4.3  Holders of Record.  Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

SECTION 4.4  Lost, Stolen, Destroyed or Mutilated Certificates.  The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser, (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

ARTICLE 5.

MISCELLANEOUS

SECTION 5.1  Indemnity.  The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order; settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(a)  The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is

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or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(b)  To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(c)  Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section.  Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the Stockholders.

(d)  Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

(e)  The indemnification and advancement of expenses provided by or granted pursuant to, the other subsections of this Section shall not limit the

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Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(f)  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

(g)  The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h)  For the purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i)  This Section 5.1 shall be construed to give the Corporation the broadest power permissible by the Delaware General Corporation Law, as it now stands and as heretofore amended.

SECTION 5.2  Waiver of Notice.  Whenever notice is required by the Certificate of Incorporation, the By-Laws or any provision of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice.   Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the

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transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 5.3  Fiscal Year.  The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

SECTION 5.4  Corporate Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE 6.

AMENDMENT OF BY-LAWS

SECTION 6.1  Amendment.  The By-Laws may be altered, amended or repealed by the stockholders or by the Board of Directors by a majority vote.

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

INAMED INTERNATIONAL CORP.

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of INAMED International Corp., a Delaware corporation (the “Company”), and acting pursuant to Section 141 of the Delaware General Corporation Law, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”).  Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board.

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

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GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

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This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000

/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

/s/ John E. Williams, M.D.
John E. Williams, M.D.

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Annex 4

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “INAMED INTERNATIONAL CORP.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF DECEMBER, A.D. 1998, AT 3 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

/s/ Edward J. Freel
	[SEAL]	Edward J. Freel, Secretary of State

2975829 8310		AUTHENTICATION: 0217784
001039246		DATE: 01-26-00

INAMED JAPAN, INC.

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Loan Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of INAMED JAPAN, INC. (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.             Attached hereto as Annex 1 is a true, correct and complete copy of the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada on September 12, 1994.

2.             Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.             Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.             Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Nevada indicating that the Company is in good standing.

5.             There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.             The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

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I, Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

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Annex 1

Inamed Japan, Inc.

ARTICLES OF INCORPORATION

OF

INAMED JAPAN, INC.

I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

FIRST:  The name of the corporation (hereinafter called the corporation) is INAMED JAPAN, INC.

SECOND:  The name of the corporation’s resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706.  The mailing address and the street address of the said resident agent are identical.

THIRD:  The number of shares the corporation is authorized to issue is Twenty-Five Thousand (25,000), all of which are without nominal or par value.  All such shares are of one class and are designated as Common Stock.

FOURTH:  The governing board of the corporation shall be styled as a “Board of Directors,” and any member of said Board shall be styled as a “Director.”

The number of members constituting the first Board of Directors of the corporation is Two (2); and the name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME	ADDRESS
Donald McGhan	3800 Howard Hughes Parkway, Suite 900 Las Vegas, Nevada 89109

Michael D. Farney	3800 Howard Hughes Parkway, Suite 900 Las Vegas, Nevada 89109

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The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one.  In the interim between election of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

FIFTH:  The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation is as follows:

NAME	ADDRESS
C. A. Ver Hoeve	5670 Wilshire Boulevard, Suite 750 Los Angeles, California 90036

SIXTH:  The Corporation shall have perpetual existence.

SEVENTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

EIGHTH:  The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH:  The corporation may engage in any lawful activity.

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TENTH:  The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I do hereby execute these Articles or Incorporation on September 9, 1994.

/s/ C.A. Ver Hoeve
C. A. Ver Hoeve

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CALIFORNIA ALL–PURPOSE ACKNOWLEDGMENT

State of	California
County of	Los Angeles
On	9/9/94	before me,	/s/ Mary Galstian, Notary Public
DATE	NAME, TITLE OF OFFICER-EG-JANE DOE NOTARY PUBLIC
personally appeared	C.A.Ver Hoeve
NAME(S) OF SIGNER(S)

☒ personally known to me - OR - ☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

[SEAL]	/s/ Mary Galstian
SIGNATURE OF NOTARY

OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form

CAPACITY CLAIMED BY SIGNER	DESCRIPTION OF ATTACHED DOCUMENT

☐ INDIVIDUAL
☐ CORPORATE OFFICER

TITLE(S)	TITLE OR TYPE OF DOCUMENT

☐ PARTNER(S) ☐ LIMITED
☐ GENERAL
NUMBER OF PAGES
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER
DATE OF DOCUMENT

SIGNER IS REPRESENTING:
NAME OF PERSONS OR ENTITIES
I	SIGNER(S) OTHER THAN NAMED ABOVE

Annex 2

BYLAWS

OF

INAMED JAPAN, INC.

(a Nevada corporation)

ARTICLE I

STOCKHOLDERS

1.  CERTIFICATES REPRESENTING STOCK.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada (General Corporation Law).  If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk or by a registrar other than the corporation, a facsimile of the signature of any such officers or agents designated by the Board may be printed or lithographed upon such certificate in lieu of the actual signatures.  If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

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The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2.  FRACTIONAL SHARE INTERESTS.  The corporation shall not be obliged to but may execute and deliver a certificate for or including a fraction of a share.  In lieu of executing and delivering a certificate for a fraction of a share, the corporation may pay to any person otherwise entitled to become a holder of a fraction of a share an amount in cash specified for such purpose as the value thereof in the resolution of the Board of Directors, or other instrument pursuant to which such fractional share would otherwise be issued, or, if not specified therein, then as may be determined for such purpose by the Board of Directors of the issuing corporation; or may execute and deliver registered or bearer scrip over the manual or facsimile signature of an officer of the corporation or of its agent for that purpose, exchangeable as therein provided for full share certificates, but such scrip shall not entitle the holder to any rights as a stockholder except as therein provided.  Such scrip may provide that it shall become void unless the rights of the holders are exercised within a specified period and may contain any other provisions or conditions that the corporation shall deem advisable.  Whenever any such scrip shall cease to be exchangeable for full share certificates, the shares that would otherwise have been issuable as therein provided shall be deemed to be treasury shares unless the scrip shall contain other provision for their disposition.

3.  STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4.  RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed, the record date for determining stockholders entitled to notice of

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or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.  MEANING OF CERTAIN TERMS.  As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

6.  STOCKHOLDER MEEET1NGS.

- TIME.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annua1 meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

- PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix.

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- CALL.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

- NOTICE OR WAIVER OF NOTICE.  Notice of all meetings shall be in writing, and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors must designate.  The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held.  A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting.  If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation.  Any stockholder may waive notice of any meeting by a writing signed by him or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

- CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION.  Every stockholder may authorize another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the General Corporation Law.

- INSPECTORS.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents,

4

determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

- QUORUM.  Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion.  The stockholders present may adjourn the meeting despite the absence of a quorum.

- VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by stockholders who hold at least a majority of the voting power and are present at a meeting at which a quorum is present, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power.  In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action.

7.  STOCKHOLDER ACTION WITHOUT MEETINGS.  Except as may otherwise be provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.  Any written consent shall be subject to the requirements of Section 78.320 of the General Corporation Law and of any other applicable provision of law.

ARTICLE II

DIRECTORS

1. FUNCTIONS AND DEFINITION.  The business and affairs of the corporation shall be managed by the Board of Directors of the corporation.  The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity.  The use of the phrase “whole Board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER.  Each director must be at least 18 years of age.  A director need not be a stockholder or a resident of the State of Nevada.  The initial Board of Directors shall consist of 2 persons.  Thereafter the number of

5

directors constituting the whole board shall be at least one.  Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be.  The number of directors may be increased or decreased by action of the stockholders or of the directors.

3. ELECTION AND TERM.  Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada.  The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of director's for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4. MEETINGS.

- TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE.  Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

- CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

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- QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other.  Participation in a meeting by said means constitutes presence in person at the meeting.

- CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5.  REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

6.  COMMITTEES.  Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine.  Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp.  Each committee must include at least one director.  The Board of Directors may appoint natural persons who are not directors to serve on committees.

7.  WRITTEN ACTION.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

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ARTICLE III

OFFICERS

1.  The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such titles as the resolution choosing them shall designate.  Each of any such officers shall be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2.  QUALIFICATIONS.  Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director.

Any person may hold two or more offices, as the directors may determine.

3.  TERM OF OFFICE.  Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

4.  DUTIES AND AUTHORITY.  All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

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ARTICLE IV

REGISTERED OFFICE

The location of the initial registered office of the corporation in the State of Nevada is the address of the initial resident agent of the corporation, as set forth in the original Articles of Incorporation.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto.  The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

ARTICLE V

CORPORATE SEAL OR STAMP

The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

The power to amend, alter, and repeal these Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

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I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of INAMED JAPAN, INC., a Nevada corporation, as in effect on the date hereof.

WITNESS my hand and the seal or stamp of the corporation.

Dated:	October 5,	1994
/s/ Michael D.Farney
MICHAEL D.FARNEY Secretary of
INAMED JAPAN, INC.

(SEAL)

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

INAMED JAPAN, INC.

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of INAMED JAPAN, INC., a Nevada corporation (the “Company”), and acting pursuant to Section 78.315 of the Nevada Revised Statutes, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders.  Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent’).  Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

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GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

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This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original.  The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000
/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

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Annex 4

SECRETARY OF STATE

[THE GREAT SEAL OF THE STATE OF NEVADA]

CERTIFICATE OF EXISTENCE

(including amendments)

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited–liability companies, limited partnerships, limited–liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, INAMED JAPAN, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since September 12, 1994, and is in good standing in this state.

I FURTHER CERTIFY, that the above corporation has Articles of Incorporation and no amendments on file in this office as of the date of this certificate.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 31, 2000.

/s/ Dean Heller
Secretary of State
[SEAL]
By	/s/ [ILLELIGIBLE]
Certification Clerk

[ILLEGIBLE PAGE]

McGHAN MEDICAL CORPORATION

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower”), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) First Union National Bank, as the Administrative Agent (in such capacity, the “Administrative Agent”) and GMAC Commercial Credit LLC, as Documentation Agent (in such capacity, the “Documentation Agent”), providing for $107,500,000 in loans.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement.  This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of McGHAN MEDICAL CORPORATION (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.             Attached hereto as Annex 1 are true, correct and complete copies of (i) the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of California on June 1, 1984, (ii) the Certificate of Amendment of Articles of Incorporation of the Company, as filed with the Secretary of State of the State of California on June 21, 1984, (iii) the Certificate of Determination of preferences of Preferred Stock of the Company, as filed with the Secretary of State on June 28, 1984, (iv) the Certificate of Amendment of Articles of Incorporation of the Company, as filed with the Secretary of State of the State of California on November 7, 1984, (v) the Certificate of Determination of preferences of Preferred Stock of the Company, as filed with the Secretary of State on November 7, 1984 and (vi) the Agreement of Merger by and between FA MERGERCO and the Company, as filed with the Secretary of State of the State of California on October 4, 1995.

2.             Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.             Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.             Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of California indicating that the Company is authorized to exercise all its corporate powers, rights and privileges and is in good legal standing and (ii) a certificate from the Franchise Tax Board of the State of California indicating that the Company is in good standing and has no unpaid liability.

5.             There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.             The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	EXECUTIVE VICE PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

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IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1st day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

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I, Ilan K. Reich, Executive Vice President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
Executive Vice President

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Annex 1

McGhan Medical Corp.

STATE OF CALIFORNIA

[SEAL]

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That on the 1st day of June, 1984, MCGHAN MEDICAL CORPORATION became incorporated under the laws of the State of California by filing its Articles of Incorporation in this office.

That all documents amendatory and/or supplementary thereto (including Agreements of Merger, Restated Articles of Incorporation and Certificates of Determination of Preferences, if any), of record in this office for said corporation are as follows:

DOCUMENT	FILED
CERTIFICATE OF AMENDMENT	June 21, 1984

CERTIFICATE OF DETERMINATION	June 28, 1984

CERTIFICATE OF AMENDMENT	November 7, 1984

CERTIFICATE OF DETERMINATION	November 7, 1984

AGREEMENT OF MERGER	October 4, 1985
Merged in: FA MERGERCO, a California corporation

STATE OF CALIFORNIA

[SEAL]

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript of 37 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

JAN 24 2000
[SEAL]
/s/ Bill Jones
Secretary of State

ARTICLES OF INCORPORATION

OF

McGHAN MEDICAL CORPORATION

I

The name of this corporation is McGHAN MEDICAL CORPORATION.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation, may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process are:

Donald K. McGhan

1351 Plaza Pacifica

Santa Barbara, California 93108

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 5,000,000.

DATED: May 25, 1984
/s/ Rebecca Foster
Rebecca Foster

I declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Rebecca Foster
Rebecca Foster

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

McGHAN MEDICAL CORPORATION

REBECCA FOSTER certifies that:

1.             She is the sole incorporator of McGHAN MEDICAL CORPORATION, a California corporation.

2.             She hereby adopts the following amendment of the articles of incorporation of this corporation:

Article IV is amended to read as follows:

(a)           This corporation is authorized to issue two classes of capital stock designated “Common Stock” and “Preferred Stock”, respectively.  The number of shares of Common Stock authorized to be issued is 4,000 000, and the number of shares of Preferred Stock authorized to be issued is 1,000,000.

(b)           The Preferred Stock may be divided into such number of series as the Board of Directors may determine.  The Board of Directors may determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and may fix the number of shares and the designation of shares of any such series.  The Board of Directors, within the limits and restrictions stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, any increase or decrease (but not being the number of shares of such series than outstanding) the number of shares of such series subsequent to the issuance of shares of such series.

3.             No directors were named in the original articles of incorporation and none have been elected.

4.             No shares have been issued.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowlege.

Date: June 19, 1984
/s/ Rebecca Foster
REBECCA FOSTER, Incorporator

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CERTIFICATE OF DETERMINATION OF

PREFERENCES OF PREFERRED STOCK OF

McGHAN MEDICAL CORPORATION

The undersigned, DONALD K. McGHAN and WILLIAM R. PEEPLES, do hereby certify as follows:

One:        They are, respectively, the duly elected and acting President and Chief Financial Officer of McGhan Medical Corporation, a California corporation.

Two:       Pursuant to authority given by said corporation’s Articles of Incorporation, the Board of Directors of said corporation has duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation of this corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series and to determine the designation thereof; and

WHEREAS, this corporation has not issued any shares of such Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges, and restrictions relating to the initial series of said Preferred Stock and the number of shares constituting and the designation of said series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, said initial series of Preferred Stock as follows:

1.             Designation and Amount.

The initial series of Preferred Stock shall be designated "Series A Preferred Stock.”  The number of shares constituting the Series A Preferred Stock shall be 500,000 shares.

2.             Dividends.

(a)  Right to Dividends.  The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cash dividends at a rate of $0.32 per share per annum, before any dividend is paid on Common Stock.  Such dividends may be payable quarterly or otherwise as the Board may from time to time determine.  The right to such dividends on Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

(b)  Priority.  Unless dividends on the Series A Preferred Stock at the foregoing annual rate for the then current fiscal quarter shall have been paid or declared and a sum sufficient for the payment thereof set apart, (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock, and (ii) no shares of Common Stock shall be purchased, redeemed or acquired by the Company and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events including the termination of their employment or consulting arrangement.

3.             Liquidation Rights.

(a)  Preference on Series A Preferred Stock.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $4.00 per share plus an amount equal to all declared and unpaid dividends thereon to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up and no more.  If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential

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amounts as aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock.

(b)  Preference on  Common Stock.  After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts as aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive, out of any remaining assets of the Company  available for distribution to its shareholders, an amount equal to the full preferential amount paid to the holders of the Series A Preferred Stock as aforesaid, which amount shall be distributed ratably to the holders of Common Stock, based on the number of shares of Common Stock held by each holder.  If any such remaining assets shall be insufficient to permit the payment to the holders of Common Stock of the full preferential amounts set forth in the preceding sentence, then all of such remaining assets shall be distributed ratably to the holders of Common Stock, based on the number of shares of Common Stock held by each holder.

(c)  Remaining Assets.  After the payment or distribution of the full preferential amounts set forth in paragraphs (a) and (b) above, all of the remaining assets available for distribution to shareholders shall be distributed ratably to the holders of both the Series A Preferred Stock and the Common Stock, based upon the number of shares of either class held by each holder.  For the purpose of this paragraph (c), no distinction shall be made between shares of Series A Preferred Stock and shares of Common Stock.

(d)  Reorganization.  A consolidation or merger of the Company with or into any other corporation or corporations or sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive solely capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

4.             Restriction on Redemption.

The Company shall not have the right to call or redeem any or all of the Series A Preferred Stock; and the Company, shall not purchase or otherwise acquire for value any outstanding shares of Series A Preferred Stock unless the Company makes an offer to all holders of Series A Preferred Stock to purchase such stock from them pro rata, based on the number of shares of Series A Preferred Stock held by each such holder, at the same per share cash purchase price.

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5.             Voting Rights.

Each holder of shares of Series A Preferred Stock shall be entitled to vote on all matters and, except as, otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.  Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock and holders on Common Stock shall vote together and not as separate classes.

6.             Conversion.

The holders of Series A Preferred Stock shall have the following conversion rights:

(a)  Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, into fully paid and nonassessable shares of Common Stock, at the Conversion Price (as hereinafter defined) in effect at the time of conversion.

(b)  Conversion Price.  Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price per share in effect at the time of conversion into $4.00.  The initial Conversion Price per share shall be $4.00.  Such initial Conversion Price shall be subject to adjustment from time to time as provided below.

(c)  Mechanics of Conversion.  Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted.  Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash all declared and unpaid dividends or the shares of Series A Preferred stock being converted to and including the time of conversion.  Such conversion shall be deemed to have been made immediately

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prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(d)  Adjustment for Stock Splits and Combinations.  If the Company at any time or from time to time after the original issuance of the Series A Preferred Stock effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the original issuance of the Series A Preferred Stock combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)  Adjustment for Certain Dividends and Distributions.  In the event the Company at any time, or from time to time, after the original issuance of the Series A Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph (e) as of the time of actual payment of such dividend or distribution.

(f)  Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the original issuance of the Series A Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other

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distribution payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6  with respect to the rights of the holders of the Series A Preferred Stock.

(g)  Adjustment for Reclassification, Exchange and Substitution.  If the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, provided for elsewhere in this Section 6, or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company’s assets to another person) then, and in any such event, each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(h)  Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders there of who are entitled to receive any dividend or other distribution, or to vote on or consent to any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Preferred Stock at least 20 days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is

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to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(i)  Automatic Conversion.

(1)  Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price immediately upon (i) the closing of an underwritten public offering pursuant to an effective Regulation A notification or a registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the aggregate gross proceeds received by the Company at the public offering price equals or exceeds $2,000,000, the public offering price per share of which equals or exceeds $7.00 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends payable in shares of Common Stock) and the obligation of the underwriters is that if any of the securities being offered are purchased, all such securities must be purchased; (ii) the effective date of (A) a consolidation or merger of the Company with or into another corporation or corporations; (B) a consolidation or merger in which the Company is a constituent corporation, it survives the consolidation or merger and its shareholders receive capital stock of another corporation; or (C) a sale of all or substantially all of the assets of the Company, provided, however, that one of the other constituent corporations, the acquiring corporation or the parent of any such corporation has at that time a class of securities publicly traded on a national securities exchange or quoted on a national quotation system or otherwise has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended; or (iii) the payment and satisfaction by the Company of all indebtedness owed by it to Minnesota Mining and Manufacturing Company representing the deferred portion of the purchase price for the Company’s purchase of certain assets associated with Minnesota Mining and Manufacturing Company’s plastic surgery product lines.

(2)  Upon the occurrence of the events specified in paragraph (1) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not, be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless

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the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.  Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock or Common Stock.  Thereupon, there shall be issued and delivered to such holder promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred and the Company shall promptly pay, or cause to be paid, in cash all declared and unpaid dividends on the shares of Series A Preferred Stock being converted.

(j)  Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company’s Common Stock on the date of conversion, as determined in good faith by the Board.

(k)  Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(l)  Notices.  Any notice required by the provisions of this Section 6 to be given to the holder of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or 72 hours after the same has been deposited in the United States mail, by certified or registered

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mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

7.             Restrictions and Limitations.

(a)           So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of more than 50% of the then outstanding shares of Series A Preferred Stock —

(1)    Redeem, purchase or otherwise acquire for value, any share or shares of Series A Preferred Stock, except as otherwise permitted under Section 4;

(2)    Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of their employment or consulting arrangement.

(3)    Authorize or issue, or obligate itself to issue, any other equity security senior to the Series A Preferred Stock as to redemption rights, liquidation preferences, conversion rights, voting rights or otherwise;

(4)    Declare or pay any dividends on or declare or make any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock), on account of the Common Stock or set apart any sum for any such purpose, except as otherwise permitted under Section 2(a); or

(5)    Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock.

(b)           The Company shall not amend its Articles of Incorporation without the approval, by vote or written consent, of the holders of more than 50% of the Series A Preferred Stock if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of the Series A Preferred Stock.  Without limiting the generality of the next preceding sentence, the Company will  not amend its Articles of Incorporation without the approval by the holders of more than 50% of the Series A Preferred Stock if such amendment would —

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(1)    Reduce the dividend rate on Series A Preferred Stock provided for herein, or cancel declared and unpaid dividends, or change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of Common Stock of the Company;

(2)    Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of Common Stock of the Company;

(3)    Cancel or modify the conversion rights provided for in Section 6 hereof; or

(4)    Authorize any other equity security senior to the Series A Preferred Stock.

8.             No Reissuance of Series A Preferred Stock.

No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

9.             Definitions.

As used herein, the following words are defined as follows:

(a)    “Board” shall mean the Board of Directors of McGhan Medical Corporation.

(b)    “Company” shall mean McGhan Medical Corporation.

(c)    “Common Stock” shall mean the Common Stock of the Company.

(d)    “Preferred Stock” shall mean the Preferred Stock of the Company.

(e)    “Series A Preferred Stock” shall mean the Series A Preferred Stock designated herein.

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(f)    “Subsidiary” shall mean any corporation at least 50% of whose outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of its subsidiary corporations.

Three:  That the authorized number of shares of Preferred Stock of this corporation is 1,000,000, and the number of shares constituting Series A, none of which has been issued, is 500,000.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 27th day of June, 1984.

/s/ Donald K. McGhan
DONALD K. McGHAN, President

/s/ William R. Peeples
WILLIAM R. PEEPLES,
Chief Financial Officer

The undersigned, DONALD K. McGHAN and WILLIAM R. PEEPLES, the President and Chief Financial Officer, respectively, of McGhan Medical Corporation, each certifies under penalty of perjury that the matters set out in the foregoing Certificate are true and correct.

Executed at Los Angeles, California as of June 27, 1984.

/s/ Donald K. McGhan
DONALD K. McGHAN

/s/ William R. Peeples
WILLIAM R. PEEPLES

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

McGHAN MEDICAL CORPORATION

RICHARD A. COMPTON and WILLIAM R. PEEPLES certify that:

1.  They are the Vice President and the Chief Financial Officer, respectively, of McGHAN MEDICAL CORPORATION, a California corporation.

2.  Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

IV

(a)  This corporation is authorized to issue two classes of capital stock designated “Common Stock” and “Preferred Stock”, respectively.  The number of shares of Common Stock authorized to be issued is 5,000,000 and the number of shares of Preferred Stock authorized to be issued is 1,500,000.

(b)  The Preferred Stock may be divided into such number of series as the Board of Directors may determine.  The Board of Directors may determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and may fix the number of shares and the designation of shares of any such series.  The Board of Directors, within the limits and restrictions stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issuance of shares of such series.

3.  The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.  The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code.  The total number of outstanding shares of the corporation is 2,246,875 consisting of 1,777,000 shares of Common Stock and [ILLEGIBLE] shares of Series A Preferred Stock.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50% of the outstanding Common Stock and more than 50% of the outstanding  Series A Preferred Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATE:	November 6, 1984
/s/ Richard A. Compton
Richard A. Compton
Vice President

/s/ William R. Peeples
William R. Peeples
Chief Financial Officer

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CERTIFICATE OF DETERMINATION OF

PREFERENCES OF PREFERRED STOCK OF

McGHAN MEDICAL CORPORATION

The undersigned, RICHARD A. COMPTON and WILLIAM R. PEEPLES, do hereby certify as follows:

One:  They are, respectively, the duly elected and acting Vice President and Chief Financial Officer of McGhan Medical Corporation, a California corporation.

Two:  Pursuant to authority given by said corporation’s Articles of Incorporation, the Board of Directors of said corporation has duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation of this corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series and to determine the designation thereof;

WHEREAS, pursuant to a Certificate of Determination of Preferences of Preferred Stock filed with the Secretary of State of the State of California on June 28, 1984, this corporation designated an initial series of Preferred Stock as “Series A Preferred Stock” and fixed the number of shares at 500,000; and

WHEREAS, the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges, and restrictions relating to the second series of said Preferred Stock and the number of shares constituting and the designation of said series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, said second series of Preferred Stock as follows:

1.             Designation and Amount.

The second series of Preferred Stock shall be designated “Series B Preferred Stock.” The number of shares constituting the Series B Preferred Stock shall be 1,000,000 shares.

2.             Dividends.

(a)           Right to Dividends.  The holders of the then outstanding Series B Preferred Stock, in pari passu with the holders of the then outstanding Series A Preferred Stock, shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cash dividends at a rate of $0.40 per share per annum, before any dividend is paid on Common Stock.  Such dividends may be payable quarterly or otherwise as the Board may from time to time determine.  The right to such dividends on Series B Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

(b)           Priority.  Unless dividends on the Series B Preferred Stock at the foregoing annual rate for the then current fiscal quarter shall have been paid or declared and a sum sufficient for the payment thereof set apart, (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock, and (ii) no shares of Common Stock shall be purchased, redeemed or acquired by the Company and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events including the termination of their employment or consulting arrangements.

3.             Liquidation Rights.

(a)           Preference on Series B Preferred Stock.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, and in pari passu with the holders of the then outstanding Series A Preferred Stock, an amount equal to $5.00 per share plus an amount equal to all declared and unpaid dividends thereon to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up and no more.  If upon any liquidation, dissolution or winding up of the company whether voluntary or involuntary, the assets to be

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distributed to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts as aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock and Series B Preferred Stock.

(b)           Preference on Common Stock.  After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts to which they are entitled, the holders of the Common Stock then outstanding shall be entitled to receive, out of any remaining assets of the Company available for distribution to its shareholders, an amount equal to the full preferential amount paid to the holders of the Preferred Stock as aforesaid, which amount shall be distributed ratably to the holders of Common Stock, based on the number of shares of Common Stock held by each holder.  If any such remaining assets shall be insufficient to permit the payment to the holders of the Common Stock of the full preferential amounts set forth in the preceding sentence, then all of such remaining assets shall be distributed ratably to the holders of Common Stock, based on the number of shares of Common Stock held by each holder.

(c)           Remaining Assets.  After the payment or distribution of the full preferential amounts set forth in paragraphs (a) and (b) above, all of the remaining assets available for distribution to shareholder shall be distributed ratably to the holders of the Preferred Stock and the Common Stock, based upon the number of shares of each class held by each holder.  For the purpose of this paragraph (c), no distinction shall be made between shares of Preferred Stock and shares of Common Stock.

(d)           Reorganization.  A consolidation or merger of the Company with or into any other corporation or corporations or sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive solely capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

4.             Restriction on Redemption.

The Company shall not have the right to call or redeem any or all of the Series E Preferred Stock; and the Company shall not purchase or otherwise acquire for value any outstanding shares of Series B Preferred Stock unless the Company makes an offer to all holders of Preferred Stock to purchase such stock from them pro rata, based on the number of shares held by each

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such holder, at the same per share cash purchase price; provided, however, that the price per share of Class B Preferred Stock must be 125% of the price per share of the Series A Preferred Stock.

5.             Voting Rights.

Each holder of shares, of Series B Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.  Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

6.             Conversion.

The holders of Series B Preferred Stock shall have the following conversion rights:

(a)           Right to Convert.  Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, into fully paid and nonassessable shares of Common Stock, at the Conversion Price (as hereinafter defined) in effect at the time of conversion.

(b)           Conversion Price.  Each share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price per share in effect at the time of conversion into $5.00.  The initial Conversion Price per share shall be $5.00.  Such initial Conversion Price shall be subject to adjustment from time to time as provided below.

(c)           Mechanics of Conversion.  Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted.  Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which

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such holder is entitled and shall promptly pay in cash all declared and unpaid dividends on the shares of Series B Preferred Stock being converted to and including the time of conversion.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(d)             Adjustment for Stock Splits and Combinations.  If the Company at any time or from time to time after the original issuance of the Series B Preferred Stock effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the original issuance of the Series B Preferred Stock combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)             Adjustment for Certain Dividends and Distributions.  In the event the Company at any time, or from time to time, after the original issuance of the Series B Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph (e) as of the time of actual payment of such dividend or distribution.

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(f)             Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the original issuance of the Series B Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series B Preferred Stock.

(g)            Adjustment for Reclassification, Exchange an Substitution.  If the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, provided for elsewhere in this Section 6, or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company’s assets to another person) then, and in any such event, each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(h)             Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any  class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or to vote on or consent to any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series B Preferred Stock at least 20 days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be

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taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii ) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(i)              Automatic Conversion.

(1)         Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price immediately upon (i) the closing of an underwritten public offering pursuant to an effective Regulation A notification or a registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the aggregate gross proceeds received by the Company at the public offering price equals or exceeds $2,000,000, the public offering price per share of which equals or exceeds $7.00 per share of Common Stock (appropriately adjusted for sub-divisions and combinations of shares of Common Stock and dividends payable in shares of Common Stock) and the obligation of the underwriters is that if any of the securities being offered are purchased, all such securities must be purchased; (ii) the effective date of (A) a consolidation or merger of the Company with or into another corporation or corporations; (B) a consolidation or merger in which the Company is a constituent corporation, it survives the consolidation or merger and its shareholders receive capital stock of another corporation; or (C) a sale of all or substantially all of the assets of the Company, provided, however, that one of the other constituent corporations, the acquiring corporation or the parent of any such corporation has at that time a class of securities publicly traded on a national securities exchange or quoted on a national quotation system or otherwise has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended; or (iii) the payment and satisfaction by the Company of all indebtedness owed by it to Minnesota Mining and Manufacturing Company representing the deferred portion of the purchase price for the Company’s purchase of certain assets associated with Minnesota Mining and Manufacturing Company’s plastic surgery product lines.

(2)         Upon the occurrence of the events specified in paragraph (1) above, the outstanding shares of Series B Preferred Stock shall be converted automatically without any

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further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.  Upon the occurrence of such automatic conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock or Common Stock.  Thereupon, there shall be issued and delivered to such holder promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred and the Company shall promptly pay, or cause to be paid, in cash all declared and unpaid dividends on the shares of Series B Preferred Stock being converted.

(j)              Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock.  In 1ieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company’s Common Stock on the date of conversion, as determined in good faith by the Board.

(k)             Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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(1)         Notices.  Any notice required by the provisions of this Section 6 to be given to the holder of shares of the Series B Preferred Stock shall be deemed given upon the earlier of actual receipt or 72 hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

7.             Restrictions and Limitations.

(a)     So long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of more than 50% of the then outstanding shares of Series B Preferred Stock —

(1)         Redeem, purchase or otherwise acquire for value, any share or shares of Preferred Stock, except as otherwise permitted under Section 4;

(2)         Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence or certain events, including the termination of their employment or consulting arrangement.

(3)         Authorize or issue, or obligate itself to issue, any other equity security senior to the Series B Preferred Stock as to redemption rights, liquidation preferences, conversion rights, voting rights or otherwise;

(4)         Declare or pay any dividends on or declare or make any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock), on account of the Common Stock or set apart any sum for any such purpose, except as otherwise permitted under Section 2(a); or

(5)         Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock.

(b)    The Company shall not amend its Articles of Incorporation without the approval, by vote or written consent, of the holders of more than 50% of the Series B Preferred Stock if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit

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of any shares of the Series B Preferred Stock.  Without limiting the generality of the next preceding sentence, the Company will not amend its Articles of Incorporation without the approval by the holders of more than 50% of the Series B Preferred Stock if such amendment would —

(1)         Reduce the dividend rate on Series B Preferred Stock provided for herein, or cancel declared and unpaid dividends, or change the relative seniority rights of the holders of Series B Preferred Stock as to the payment of dividends in relation to the holders of Common Stock of the Company;

(2)         Reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series B Preferred Stock to the rights upon liquidation of the holders of Common Stock of the Company;

(3)         Cancel or modify the conversion rights provided for in Section 6 hereof; or

(4)         Authorize any other equity security senior to the Series B Preferred Stock.

8.             No Reissuance of Series B Preferred Stock.

No share or shares of Series B Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

9.             Definitions.

As used herein, the following words are defined as follows:

(a)           “Board” shall mean the Board of Directors of McGhan Medical Corporation.

(b)           “Company’ shall mean McGhan Medical Corporation.

(c)           “Common Stock” shall mean the Common Stock of the Company.

(d)           “Preferred Stock” shall mean the Preferred Stock of the Company.

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(e)             “Series A Preferred Stock” shall mean the Series A Preferred Stock designated in that certain Certificate of Determination of Preferences of Preferred Stock filed by the Company with the Secretary of State of the State of California on June 28, 1984.

(f)             “Series B Preferred Stock” shall mean the Series B Preferred Stock designated herein.

(g)            “Subsidiary” shall mean any corporation at least 50% of whose outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of its subsidiary corporations.

Three:              That the authorized number of shares of Preferred Stock of this corporation is 1,500,000, the number of shares constituting the Series A Preferred Stock is 500,000, of which 471,875 have been issued and are currently outstanding, and the number of shares constituting the Series B Preferred Stock is 1,000,000, none of which has been issued.

IN WITNESS WHEREOF, the undersigned have executed this Certificate the 6th day of November, 1984.

/s/ Richard A. Compton
RICHARD A. COMPTON,
Vice President

/s/ William R. Peeples
WILLIAM R. PEEPLES,
Chief Financial Officer

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The undersigned, RICHARD A. COMPTON and WILLIAM R. PEEPLES, the Vice President and Chief Financial Officer, respectively, of McGhan Medical Corporation, each certifies under penalty of perjury that the matters set out in the foregoing Certificate are true and correct.

Executed at Carpinteria, California as of November 6, 1984.

/s/ Richard A. Compton
RICHARD A. COMPTON

/s/ William R. Peeples
WILLIAM R. PEEPLES.

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AGREEMENT OF MERGER

PRELIMINARY STATEMENT

A.            Mergerco was duly incorporated as a California corporation on August 9, 1985.  The authorized capital stock of Mergerco consists of 1,000 shares of capital stock, of which 1,000 shares are issued and outstanding and are owned by FIRST AMERICAN CORPORATION, a Florida corporation (“FAC”).

B.            MMC was duly incorporated as a California corporation on June 1, 1984.  MMC is authorized to issue 5,000,000 shares of Common Stock, of which 1,823,165 shares are issued and outstanding, and 1,500,000 shares of Preferred Stock, of which 469,375 shares of Series A Convertible Preferred Stock and 448,340 shares of Series B Convertible Preferred Stock are issued and outstanding (Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock being hereinafter collectively referred to as the “MMC Shares”).  Each outstanding MMC Share is entitled to one vote with respect to the Merger (as hereinafter defined).  The approval of the Merger requires the affirmative vote of the holders of a majority of each class of the issued and outstanding MMC Shares, and of FAC as the sole shareholder of Mergerco.

C.            FAC, Mergerco and MMC have entered into an Agreement and Plan of Reorganization dated as of August 1, 1985, setting forth certain representations, warranties and agreements relating to the Merger.

D.            The Boards of Directors of MMC, Mergerco and FAC deem the Merger desirable and in the best interests of their respective shareholders and have approved the Merger.  The Boards of Directors of MMC and Mergerco have submitted the principal terms of the Merger to their respective shareholders and received the requisite shareholder approval.

In consideration of the promises and of the mutual covenants and agreements herein contained, the parties hereby agree that the terms and conditions of the Merger [ILLEGIBLE]

but unpaid dividends thereon, into shares of FAC Common Stock and for converting the outstanding shares of the capital stock of Mergerco into MMC Shares are as follows:

1.        Merger of MMC and Mergerco.

(a)          At the Effective Time (as hereinafter defined) Mergerco will be merged with and into MMC (the “Merger”).

(b)         The Merger shall not become effective until, and shall become effective when this Agreement, together with certificates of approval of  MMC and Mergerco, shall have been duly executed and filed in accordance with the California Corporations Code.  The time and date when the Merger shall become effective as aforesaid is herein called the “Effective Time” and such date is also referred to below as the “Closing Date.”

2.        Effect of the Merger on Existence, Etc.  At the Effective Time, the separate existence of Mergerco shall cease; MMC shall continue its separate existence under the laws of the State of California and shall possess all of the rights, powers and privileges and be subject to all of the restrictions, liabilities and duties of Mergerco; the Articles of Incorporation and Bylaws of MMC as in effect immediately prior to the Effective Time shall continue in full force and effect until amended or repealed; and the directors and officers of MMC immediately prior to the Effective Time shall continue to hold their respective offices until their successors have been elected.

3.        Effect of the Merger on Capital Stock.

(a)          At the Effective Time, the 1,000 outstanding shares of capital stock of Mergerco, by virtue of the Merger and without any action on the part of the holder of such stock, shall be cancelled and shall cease to exist and shall be converted into the right to receive from MMC, upon the surrender of the certificate representing such share, a certificate representing 1,823,165 fully paid and nonassessable shares of Common Stock of MMC.

(b)         At the Effective Time, each outstanding share of the Common Stock of MMC, by virtue of the Merger and without any action on the part of the holder of such share, shall be cancelled and shall cease to exist and shall be converted into the right to receive, upon the surrender of the certificate representing such share, a certificate representing two fully paid and nonassessable shares of the $.01 par value Common Stock of FAC (“FAC Common Stock”).

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(c)          At the Effective Time, each outstanding share of the Series A Convertible Preferred Stock of   MMC, together with all accrued but unpaid dividends thereon, by virtue of the Merger and without any action on the part of the holder of, such share, shall be cancelled and shall cease to exist and shall be converted into the right to receive, upon the surrender of the  certificates representing such share, a certificate representing two fully paid and nonassessable shares of FAC Common Stock.

(d)          At the Effective Time, each outstanding share of the Series B Convertible Preferred Stock of MMC together with all accrued but unpaid dividends thereon, by virtue of the Merger and without any action on the part of the holder of such share, shall be cancelled and shall cease to exist and shall be converted into the right to receive, upon the surrender of the certificate representing such share, a certificate representing two fully paid and nonassessable shares of FAC Common Stock.

(e)          At the Effective Time, each holder of a certificate representing MMC Shares shal1 cease to have any rights as a shareholder of MMC and his or her sole  right with respect to such corporation shall be to convert such shares into FAC Common Stock, pursuant to paragraphs (b), (c), and (d) of this Section 3 or the right to exercise and receive payment in respect of such dissenters’ rights as may be provided under applicable law.  (The conversion of MMC Shares into FAC Common Stock, provided for by this Section 3, shall be in full satisfaction of all rights pertaining to such MMC Shares, except for any rights which the holders of such stock may have as dissenting shareholders under the California Corporations Code.)

(f)           On the Closing Date, each holder of a certificate which before the Effective Time represented MMC Shares, other than shares as to which a demand in respect of dissenters’ rights has been furnished pursuant to applicable law, shall surrender such certificate, duly endorsed or accompanied by a stock power, and in proper form and order for transfer, to FAC or its agent and upon such surrender shall be entitled to receive the certificates described in paragraphs (b), (c), and (d) of this Section 3.  Until so surrendered, each such outstanding certificate which, prior to the Effective Time of the Merger, represented validly issued and outstanding MMC Shares shall, subject to the further provisions of this Section 3, be deemed for all corporate purposes to evidence the ownership of the number of shares of FAC Common Stock into which such shares have been so converted pursuant to paragraphs (b), (c), and (d) above.  Until any outstanding certificate representing MMC Shares shall be surrendered, no dividend or distribution, if any, payable to the holder of record of FAC Common Stock shall be paid to the holders of such outstanding certificate but, upon surrender of such certificate, there shall be paid to the holder of record of the shares of FAC Common Stock issued in exchange therefor the

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amount (without interest) of any dividend or other distribution which has been declared and become payable at any time at or after the Effective Time with respect to the shares of FAC Common Stock.

(g)         If any certificate for shares of FAC Common Stock is to be issued in a name other than that in which the MMC stock certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of a certificate for shares of FAC Common Stock in any name other than that of the registered holder of the certificate surrendererd or establish to the satisfaction of FAC that such tax has been paid or is not payable.

(h)         Within ten (10) days after the approval of the Merger by the shareholders of MMC, MMC shall have caused a notice to be mailed to its shareholders entitled thereto, pursuant to the provisions of the California Corporations Code, and such notice shallcontain such information as is required by the California Corporations Code.

(i)          After the Effective Time, there shall be no transfers on the stock transfer records of MMC of the MMC Shares which were outstanding immediately prior to the Effective Time, except transfers in connection with the purchase by MMC of shares held by dissenting shareholders.  Certificates representing MMC Shares which are presented for transfer after the Effective Time (other than certificates representing shares held by dissenting shareholders) shall be exchanged for certificates representing shares of FAC Common Stock as herein provided.

(j)          After the Effective Time, FAC shall be entitled to receive from MMC, upon request, a certificate or certificates representing its ownership of all of the shares Common Stock of MMC to be issued pursuant to paragraph (a) of this Section 3.

(k)         In the event any certificate representing shares of the Capital Stock of MMC shall not be surrendered within five years from the Closing Date, FAC, as agent for the holder of such certificate, may sell the shares of FAC Common Stock which would have been delivered in exchange for such certificate and may hold the proceeds of such sale for such holder to be paid to him (without interest) on the surrender of such certificate.  From the date of such sale, the sole right of the holder of an unsurrendered certificate shall be to collect upon the surrender of such certificate, the net sales proceeds (without interest) held for his or her account.

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4.        Notices.  Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given immediately if personally delivered or seventy-two hours later if placed in the United States mail, registered or certified, postage prepaid, addressed as follows:

If to MMC :

McGhan Medical Corporation

700  Ward Drive

Santa Barbara, California 93111

Attention:  Donald K. McGhan

If to Mergerco or FAC:

First American Corporation

P.O. Box 136

West Chester, Pennsylvania 19380

Attention:  Donald F. U. Goebert

5.        Governing Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of

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the State of California applicable to contracts made and to be performed wholly within that state.

[ILLEGIBLE]

FA MERGERCO,
a California corporation

By:	/s/ Ronald W. Hayes
Ronald W. Hayes
President and Secretary

MCGHAN MEDICAL CORPORATION,
a California corporation

By:	/s/ Donald K. McGhan
Donald K. McGhan, President

By:	/s/ William R. Peeples
William R. Peeples, Assistant
Secretary

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CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

RONALD W. HAYES certifies that:

1.             He is the President and the Secretary of FA MERGERCO, a California corporation.

2.             The Agreement of Merger  in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

3.             The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4.             There is only one class of shares and the number of shares outstanding is 1,000.

5.             No vote of the shareholders of the parent corporation was required.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Date: September 25, 1985	/s/ Ronald W. Hayes
RONALD W. HAYES
President and Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

DONALD K. McGHAN and T. JAN VARNER certify that:

1.             They are the President and the Secretary, respectively, of McGHAN MEDICAL CORPORATION, a California corporation.

2.             The Agreement of Merger in the form attached was duly approved by the Board of Directors and holders of the outstanding shares of each class entitled to vote of the corporation.

3.             The total number of shares of each class outstanding and entitled to vote on the merger was 1,799,358 shares of Common Stock and 917,715 shares of Preferred Stock of the corporation.

4.             The shareholder approval was by the holders of  98% of the Common Stock and 88% of the Preferred Stock of the corporation.

5.             The required shareholder percentage vote was more than 50% of each class of stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: SEPT. 25, 1985	/s/ Donald K. McGhan
DONALD K. McGHAN, President

/s/ T. Jan Varner
T. JAN VARNER, Secretary

[SEAL OF OFFICE OF THE SECRETARY OF STATE]

Annex 2

BYLAWS

OF

McGHAN MEDICAL CORPORATION

ARTICLE I

OFFICES

Section 1.  PRINCIPAL OFFICE.  The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California.  If the principal executive office is located outside the State of California and the corporation has one or more business offices in the State of California, the board of directors shall likewise fix and designate a principal business office in the State of California.

Section 2.  OTHER OFFICES.  The corporation may also establish offices at such other places, both within and outside the State of California, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  PLACE OF MEETINGS.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.  ANNUAL MEETINGS.  The annual meeting of shareholders shall be held on the 2nd Wed.  of April in each year at ten o’clock, A.M., or such other date or time as may be fixed by the board of directors; provided, however, that should said day fall upon a legal holiday, such annual meeting of shareholders shall be held at the same time on the next succeeding day which is a full business day.  At such meeting, directors shall be elected and any other proper business may be transacted.

Section 3.  SPECIAL MEETINGS.  A special meeting of the shareholders may be called at any time by the board of directors, the chairman of the board, the president, or one or more shareholders holding in the aggregate shares entitled to cast not less than 10% of the votes at any such meeting.

If a special meeting is called by anyone other than the board of directors, the request shall be in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation.  The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

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Section 4.  NOTICE OF MEETINGS.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) not more than sixty (60) days before the date of the meeting being noticed.  The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders.  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the “Code”), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of such proposal.

Section 5.  MANNER OF GIVING NOTICE.  Notice of any meeting of shareholders shall be given personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the shareholder’s address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice.  If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located.  Notice shall be deemed to have been given when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand at the principal executive office of the corporation for a period of one year from the date of the giving of such notice or report to all other shareholders.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation, and shall be filed and maintained in the minute book of the corporation.

Section 6.  QUORUM.  Unless otherwise provided in the articles of incorporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

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Section 7.  ADJOURNMENT.  Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date.  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II.  At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 8.  VOTING.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section II of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in the names of two or more persons).  The vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by a shareholder at the meeting and before the voting begins.  Any shareholder entitled to vote on any matter (other than elections of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or the articles of incorporation.

At a shareholders’ meeting involving the election of directors, no shareholder shall be entitled to cumulate votes on behalf of any candidate for director ( i.e., each shareholder shall be entitled to cast for any one or more candidates no greater number of votes than the number of shares held by such shareholder) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice prior to the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such notice, every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 9.  WAIVER OF NOTICE:  CONSENT;  The transactions of any meeting of shareholders, annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of

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any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if such objection is expressly made at the meeting.

Section 10. ACTION WITHOUT MEETING.  Unless otherwise provided in the articles of incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors, provided however, that a director may be elected at any time to fill a vacancy on the board of directors not filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.  All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.  Any shareholder giving a written consent, or the shareholder’s proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.  Such notice shall be given in the manner specified in Section 5 of this Article II.  In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, or iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, such notice shall be given at least ten (10) days before the consummation of the action authorized by any such approval.

Section 11.  RECORD DATE.  For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to the action without a meeting, and in such case only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

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If the board of directors does not so fix a record date:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or ( ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 12.  PROXIES.  Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and (f) of the Code.

Section 13.  INSPECTORS OF ELECTION.  Before any meeting of shareholders, the board of directors may appoint any persons (other than nominees for office) to act as inspectors of election at the meeting or any adjournments thereof.  If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to replace the one who so failed or refused.  If there are three (3) inspectors or election, the decision, act or certificate of a majority of them is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

Section 1.  POWERS.  Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action

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required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Section 2.  NUMBER.  The authorized number of directors shall be four (4), until changed by an amendment to the articles of incorporation or, if permitted by Section 212 of the Code, by an amendment to this bylaw, duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

Section 3.  ELECTION AND TERM OF OFFICE.  Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.  REMOVAL.  Any or all of the directors may be removed by order of court pursuant to Section 304 of the Code, or by the shareholders pursuant to the provisions of Section 303 of the Code.

Section 5.  VACANCIES.  Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.  Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 6.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board.  In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.  Special meetings of the board shall be held at any place within or

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outside the State of California that has been designated in the notice of the meeting or if not stated in the notice or there is no notice, at the principal executive office of the corporation.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors particpating can hear one another, and all such directors shall be deemed to be present in person at such meeting.

Section 7.  REGULAR MEETINGS.  Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business.  Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors.  Notice of regular meetings shall not be required.

Section 8.  SPECIAL MEETINGS.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered to each director personally or by telephone or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown on the records of the corporation.  In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting.  In case such notice is delivered personally or by telephone or telegraph, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

          Section 9.  QUORUM.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Code (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (appointment of committees), and Section 317(e) of the Code (indemnification of directors).  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 10.  WAIVER OF NOTICE; CONSENT.  The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director.

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Section 11.  ADJOURNMENT.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

Section 12.  ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action.  Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors.  The written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 13.  FEES AND COMPENSATION.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors.  Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such service.

ARTICLE IV

COMMITTEES

Section 1.  COMMITTEES OF DIRECTORS.  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board.  The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the board, may have all the authority of the board, except with respect to:

(a) the approval of any action which, under the California General Corporation Law, also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or on any committee;

(d) the amendment or repeal or bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or reapealable:

(f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g) the appointment of any other committees of the board of directors or the members thereof.

Section 2.  MEETINGS AND ACTION.  Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 6 (place of meetings and meetings by telephone), 7 (regular meetings), 8

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(special meetings), 9 (quorums), 10 (waiver of notice), 11 (adjournment) and 12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions or these bylaws.

ARTICLE V

OFFICERS

Section 1.  OFFICERS.  The officers of the corporation shall be a president, a secretary and a chief financial officer.  The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers.  and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  Any number of offices may be held by the same person.

Section 2.  ELECTION.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board subject to the rights, if any, of an officer under any contract of employment.

Section 3.  OTHER OFFICERS.  The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

Section 4.  REMOVAL AND RESIGNATION.  Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date or the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.  VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 6.  CHAIRMAN OF THE BOARD.  The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by the bylaws.  If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

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Section 7.  PRESIDEINT.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation.  He or she shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors.  He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

Section 8.  VICE PRESIDENTS.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws and the president or the chairman of the board.

Section 9.  SECRETARY.  The secretary shall keep, or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders; with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he or she shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

Section 10.  CHIEF FINANCIAL OFFICER.  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors.  He or she shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all financial transactions and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

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ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

AND OTHER AGENTS

Section 1.  INDEMNIFICATION.  The corporation may, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation.  For purposes of this Article VI, an “agent” of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 2.  ADVANCE OF EXPENSES.  Expenses incurred in defending any proceeding may be advanced by this corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 3.  OTHER CONTRACTUAL RIGHTS.  Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 4.  INSURANCE.  Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against such liability.

ARTICLE VII

RECORDS AND REPORTS

Section 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) days’ prior written demand upon the corporation, or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of the transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand.  The list shall be made available to that shareholder on or before the later of five (5) days after the demand is received or the date

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specified therein as the date as of which the list is to be compiled.  The record or shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate.  Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

Section 2.  MAINTENANCE AND INSPECTION OF BYLAWS.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State, of California, at its principal business office in that State, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in that State, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the bylaws as amended to date.

Section 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.  The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours.  for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.  The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.

Section 4.  INSPECTION BY DIRECTORS.  Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each subsidiary corporation.  Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 5.  ANNUAL REPORTS.  The annual report to shareholders referred to in Section 1501 of the Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they deem appropriate.

Section 6.  FINANCIAL STATEMENTS.  A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding examination of any such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month

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period of the then current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period, the chief financial officer shall cause such statement or statements to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request.  If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

The corporation also shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

ARTICLE VIII

GENERAL MATTERS

Section 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action, and in such case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the date on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

Section 2.  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 3.  CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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Section 4.  CERTIFICATES FOR SHARES.  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon.  All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying, the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 5.  LOST CERTIFICATES.  Except as hereinafter in this Section provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and cancelled.  The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board, may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of a replacement certificate.

Section 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation.  The authority granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by a proxy duly executed by said officer.

Section 7.  CONSTRUCTION AND DEFINITIONS.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws.  Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.  All references in these bylaws to the California General Corporation Law or to sections of the Code shall be deemed to be to such Law or sections as they may be amended and in effect and, if renumbered, to such renumbered provisions at the time of any action taken under the bylaws.

ARTICLE IX

AMENDMENTS

Section 1.  AMENDMENT BY SHAREHOLDERS.  New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of

14

incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

Section 2.  AMENDMENT BY DIRECTORS.  Subject to the rights of the share holders to adopt, amend or repeal bylaws as provided in Section I of this Article IX, bylaws, other than a bylaw amendment changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.

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Annex 3

ACTION BY BOARD OF DIRECTORS

OF

McGHAN MEDICAL CORPORATION

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the members of the Board of Directors of McGHAN MEDICAL CORPORATION, a California corporation (the “Company") acting pursuant to Section 307(8)(b) of the General Corporation Law of the State of California, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders. Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”). Bear. Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licenses, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original. The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the record of the Company.

Dated: February 1, 2000

/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

Annex 4

STATE OF CALIFORNIA

SECRETARY OF STATE

CERTIFICATE OF STATUS

DOMESTIC CORPORATION

[ILLEGIBLE]

MEDISYN TECHNOLOGIES CORPORATION

SECRETARY’S CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of February 1, 2000 (as amended. supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inamed Corporation (the “Borrower“), the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Credit Agreement. This certificate is being delivered pursuant to Section 5.1(g) of the Credit Agreement.

I, David E. Bamberger, hereby certify that I am the Secretary of MEDISYN TECHNOLOGIES CORPORATION (the “Company”), and as such have access to the Company’s corporate records and am familiar with the matters therein contained and herein certified, and that:

1.             Attached hereto as Annex 1 are true, correct and complete copies of (i) the Articles of Incorporation of MEDISYN TECHNOLOGICAL CORPORATION, as filed with the Secretary of State of the State of Nevada on December 1, 1992 and (ii) the Certificate of Amendment of Articles of Incorporation of MEDISYN TECHNOLOGICAL CORPORATION, changing its name to “MEDISYN TECHNOLOGIES CORPORATION,” as filed with the Secretary of State of the State of Nevada on May 12, 1993.

2.             Attached hereto as Annex 2 is a true, correct and complete copy of the By-laws of the Company as presently in effect on and as of the date hereof, which By-laws are in full force and effect in said form without modification, amendment, rescission or repeal in any respect.

3.             Attached hereto as Annex 3 is a true, correct and complete copy of resolutions adopted by unanimous written consent in lieu of a meeting in accordance with applicable laws and the Articles of Incorporation and By-laws of the Company, and such resolutions (i) were duly adopted by the Board of Directors of the Company and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed, and (ii) constitute the only resolutions of the Board of Directors of the Company relating to the subject matter of the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

4.             Attached hereto as Annex 4 is (i) a true, correct and complete copy of a certificate from the Office of the Secretary of State of the State of Nevada indicating that the Company is in good standing.

5.             There are no consents, licenses or approvals required in connection with the execution, delivery and performance by the Company or the validity and enforceability against the Company of the Loan Documents to which it is a party.

6.             The following persons are duly qualified and acting officers of the Company, each of whom is authorized to sign any of the Loan Documents to which the Company is a party, and each of whom is duly elected to the office set forth opposite his respective name; the signature appearing opposite the name of each such officer is his authentic signature:

NAME	OFFICE	SIGNATURE

Ilan K. Reich	PRESIDENT	/s/ Ilan K. Reich

David E. Bamberger	SECRETARY	/s/ David E. Bamberger

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the 1 day of February, 2000.

/s/ David E. Bamberger
David E. Bamberger
Secretary

2

I. Ilan K. Reich, President of the Company, hereby certify that David E. Bamberger is the duly elected Secretary of the Company and that the signature appearing above is his genuine signature.

/s/ Ilan K. Reich
Ilan K. Reich
President

3

Annex I

[ILLEGIBLE]

ARTICLES OF INCORPORATION

OF

MEDISYN TECHNOLOGICAL CORPORATION

I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

FIRST:             The name of the corporation (hereinafter called the corporation) is MEDISYN TECHNOLOGICAL CORPORATION.

SECOND:        The name of the corporation’s resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706.

THIRD:            This corporation is authorized to issue two classes of stock, designated Common Stock and Preferred Stock, respectively. The number of shares of Common Stock which the corporation is authorized to issue is Fifteen Thousand (15,000), all of which are of a par value of One ($1.00) dollar each. The number of shares of Preferred Stock which the corporation is authorized to issue is Ten Thousand (10,000), all of which are of a par value of One ($1.00) dollar each.

The Preferred Stock may be issued in one or more series. The Board of Directors of the corporation is hereby authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued class or series of Preferred Stock and to fix and determine the number of shares and the designation of any series of wholly unissued Preferred Stock.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any

1

rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

FOURTH:        The governing board of the corporation shall be styled as a “Board of Directors”, and any member of said Board shall be styled as a “Director.”

The number of members constituting the first Board of Directors of the corporation is two (2); and the names and the post office box or street addresses, either residence or business, of each of said members are as follows:

NAME	ADDRESS
Donald K. McGhan	3800 Howard Hughes Parkway, Suite 900 Las Vegas, NV 89109

Michael D. Farney	3800 Howard Hughes Parkway, Suite 900 Las Vegas, NV 89109

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between election of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

FIFTH:             The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

NAME	ADDRESS
M. Ryan	5670 Wilshire Blvd., Ste. 750 Los Angeles, CA 90036

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SIXTH:            The corporation shall have perpetual existence.

SEVENTH:      The personal liability or the directors of the corporation in hereby eliminated to the fullest extent permitted by, the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

EIGHTH:          The corporation shall, to the fullest extent, permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive, of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH:            The corporation may engage in any lawful activity.

TENTH:           The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on November 30, 1992.

/s/ M. Ryan, Incorporator
M. Ryan, Incorporator

3

STATE OF CALIFORNIA	)
	)	SS.:
COUNTY OF LOS ANGELES	)

On this 30th day of November, 1992, personally appeared before me, a Notary Public in and for the State and County aforesaid, M. Ryan, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal, the day and year first above written.

/s/ Jillaine E. Costelloe
Notary Public

[SEAL]

(Notarial Seal)

4

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

MEDISYN TECHNOLOGICAL CORPORATION

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify that:

FIRST:            The name of the Corporation in MEDISYN TECHNOLOGICAL CORPORATION.

SECOND:       The Board of Directors of the Corporation duly adopted the following resolutions on April 30, 1993:

RESOLVED:  That it is advisable in the judgment of the Board of Directors of the Corporation that the name of the Corporation be changed, and that, in order to accomplish the same, Article FIRST of the Articles of Incorporation be amended to read as follows:

“FIRST:  The name of the corporation (hereinafter called the corporation) is MEDISYN TECHNOLOGIES CORPORATION.

RESOLVED, FURTHER:  That a special meeting of stockholders having voting power be and it is hereby called and that notice be given in the manner prescribed by the Bylaws of the Corporation and by Nevada Revised Statutes, Title 7, Chapter 78, unless such stockholders shall waive the notice of meeting in writing or unless all of such stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amendment by a consent in writing signed by them.

RESOLVED, FURTHER:  That, in the event that the stockholders shall adopt the aforesaid proposed amendment by a vote in favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the Corporation is hereby authorized to make by the hands of its President and by its Secretary a certificate setting forth such amendment and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

1

THIRD:  That the total number of outstanding shares having voting power of the Corporation is five thousand (5,000), and the total number of votes entitled to be cast by the holders of all of such outstanding shares is five thousand (5,000).

FOURTH:  The holders of all of the aforesaid total number of outstanding shares having voting power, to wit, five thousand (5,000) shares, dispensed with the holding of a meeting of stockholders and adopted the amendment herein certified by a consent in writing signed by all of them.

EXECUTED this 7th day of May, 1993.

MEDISYN TECHNOLOGICAL CORPORATION,
a Nevada corporation

By	/s/ Donald K. McGhan
Donald K. McGhan, President

By	/s/ Michael D. Farney
Michael D. Farney, Secretary

ACKNOWLEDGEMENT

[SEAL]

STATE OF NEVADA	)
)
COUNTY OF CLARK	)

On May 7, 1993, personally appeared before me, a Notary Public, for the State and County aforesaid, Donald K. McGhan, President of Medisyn Technological Corporation, and Michael D. Farney, Secretary of Medisyn Technological Corporation, who acknowledged that they executed the above instrument.

/s/ Pamela L. Goodwill
Notary Public

[Notarial Seal]

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Annex 2

BYLAWS

OF

MEDISYN TECHNOLOGICAL CORPORATION

(a Nevada corporation)

ARTICLE I

STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada (General Corporation Law). If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk or by a registrar other than the corporation, a facsimile of the signature of any such officers or agents designated by the Board may be printed or lithographed upon such certificate in lieu of the actual signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS.  The corporation shall not be obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may pay to any person otherwise entitled to become a holder of a fraction of a share an amount in cash specified for such purpose as the value thereof in the resolution of the Board of Directors, or other instrument pursuant to which such fractional share would otherwise be issued, or, if not specified therein, then as may be determined for such purpose by the Board of Directors of the issuing corporation; or may execute and deliver registered or bearer scrip over the manual or facsimile signature of an officer of the corporation or of its agent for that purpose, exchangeable as therein provided for full share certificates, but such scrip shall not entitle the holder to any rights as a stockholder except as therein provided. Such scrip may provide that it shall become void unless the rights of the holders are exercised within a specified period and may contain any other provisions or conditions that the corporation shall deem advisable. Whenever any such scrip shall cease to be exchangeable for full share certificates, the shares that would otherwise have been issuable as therein provided shall be deemed to be treasury shares unless the scrip shall contain other provision for their disposition.

3. STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4. RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5. MEANING OF CERTAIN TERMS.  As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder: provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

6. STOCKHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

- PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix.

- CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

- NOTICE OR WAIVER OF NOTICE. Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors must designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held. A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation.  Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

- CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the General Corporation Law.

- INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

- QUORUM.  Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

- VOTING.  Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by stockholders who hold at least a majority of the voting power and are present at a meeting at which a quorum is present, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action.

7. STOCKHOLDER ACTION WTTHOUT MEETINGS.  Except as may otherwise be provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed. Any written consent shall be subject to the requirements of Section 78.320 of the General Corporation Law and of any other applicable provision of law.

ARTICLE II

DIRECTORS

1. FUNCTIONS AND DEFINITION.  The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase “whole Board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER.  Each director must be at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The initial Board of Directors shall consist of 2 persons. Thereafter the number of directors constituting the whole board shall be at least one, Subject to the foregoing. Limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be 2. The number of directors may be increased or decreased by action of the stockholders or of the directors.

3. ELECTION AND TERM.  Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada. The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4. MEETINGS.

- TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE.  Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

- CALL.  No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

- QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other. Participation in a meeting by said means constitutes presence in person at the meeting.

- CHAIRMAN  OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

6. COMMITTEES.  Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp. Each committee must include at least one director. The Board of Directors may appoint natural persons who are not directors to serve on committees.

7. WRITTEN ACTION.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

ARTICLE III

OFFICERS

1. The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such titles as the resolution choosing them shall designate. Each of any such officers shall be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2. QUALIFICATIONS.  Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director.

Any person may hold two or more offices, as the directors may determine.

3. TERM OF OFFICE.  Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

4. DUTIES AND AUTHORITY.  All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

ARTICLE IV

REGISTERED OFFICE

The location of the initial registered office of the corporation in the State of Nevada is the address of the initial resident agent of the corporation, as set forth in the original Articles of Incorporation.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto. The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

ARTICLE V

CORPORATE SEAL OR STAMP

The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

The power to amend, alter, and repeal these Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

The undersigned, Secretary of MEDISYN TECHNOLOGICAL CORPORATION, a Nevada corporation (the “Corporation”), does hereby certify that the above and foregoing Bylaws were duly adopted as the Bylaws of the Corporation at a meeting of the Board of Directors duly held on December 21, 1992.

IN WITNESS WHEREOF, the undersigned has subscribed his name and affixed the seal of the Corporation on the date set forth below.

December 21, 1992	/s/ Michael D. Farney
Date	Michael D. Farney, Secretary

Annex 3

ACTION BY BOARD OF DIRECTORS

OF

MEDISYN TECHNOLOGIES CORPORATION

BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the Directors of MEDISYN TECHNOLOGIES CORPORATION, a Nevada corporation (the “Company”), and acting pursuant to Section 78.315 of the Nevada Revised Statutes, hereby consent in writing to the adoption of the following actions in lieu of a special meeting of the Board of Directors:

GUARANTEE AND COLLATERAL AGREEMENT

WHEREAS, INAMED Corporation (“Inamed”) intends to enter into that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among Inamed, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to guaranty all of Inamed’s obligations under the Credit Agreement (the “Obligations”, as defined under the Credit Agreement), by entering into that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated of even date with the Credit Agreement, a copy of which has been presented to the Board;

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Company, as a subsidiary of Inamed, is required to secure payment and performance of the Obligations, also by entering into that same Guarantee and Collateral Agreement (as defined above), whereby the Company would grant to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on all of its right, title and interest in all of its personal property, including but not limited to all capital stock of its domestic subsidiariery 65% of the capital stock of its foreign subsidiaries, accounts, fixtures, contract rights, intellectual property, licences, material property, etc.

WHEREAS, the Board of Directors of the Company has determined that in order to give effect to the Credit Agreement, it is advisable and in the best interests of the Company that the Company enter into the Guarantee and Collateral Agreement and each of the transactions contemplated thereby:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to enter into the Guarantee and Collateral Agreement and any other documents contemplated thereby and such documents hereby are authorized and approved, with such changes thereto as the Chairman, the President, any Vice President or the Secretary of the Company (the “proper officers”) may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof;

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to enter into the Guarantee and Collateral Agreement, substantially on the terms and conditions as presented and described to the Board, with such changes thereto as the proper officers may approve, such approval to be conclusively evidenced by such officer’s or officers’ execution and delivery thereof; and

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed to enter into such other agreements, documents, promissory notes, and instruments with respect to any of the foregoing, in such form and on such terms and conditions as may be agreed to by the proper officers of the Company, Administrative Agent and the Lenders, and to take such other actions with respect to the foregoing as may be required by Administrative Agent and the Lenders; and that the proper officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, promissory notes, deeds of trust, mortgages and other instruments and to perform all other acts as such officers shall approve in connection with any of the above, the execution of such agreements, documents, promissory notes and other instruments or the taking of any such actions to be conclusive evidence of such approval.

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GENERAL AUTHORIZATIONS

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to do or cause to be done all such other acts or things, and to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates of any kind and nature whatsoever, as such officer or officers may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions; all such other actions to be performed in such manner, and all such other documents, instruments, agreements, notes, undertakings, guarantees and certificates to be executed and delivered in such form, as the officer or officers performing or executing the same shall approve, such officer’s or officers’ approval thereof to be conclusively evidenced by the performance of any such other action or the execution and delivery of any such other documents, instruments, agreements, notes, undertakings and certificates; and

RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company, in connection with the transactions contemplated by the foregoing resolutions, are in all respects ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company.

* * *

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This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be considered as an original. The Secretary of the Company shall file this Unanimous Written Consent in the minute book of the Company and it shall become part of the records of the Company.

Dated: February 1, 2000
/s/ Richard G. Babbitt
Richard G. Babbitt

/s/ Ilan K. Reich
Ilan K. Reich

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Annex 4

[SECRETARY OF STATE OF NEVADA SEAL]

CERTIFICATE OF EXISTENCE

(INCLUDING AMENDMENTS)

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I FURTHER CERTIFY, that the following is a list of all organizational documents on file in this office for

MEDISYN TECHNOLOGIES CORPORATION

Articles of Incorporation for MEDISYN TECHNOLOGICAL CORPORATION filed December 1, 1992.

Certificate of Amendment to Articles of Incorporation changing name to MEDISYN TECHNOLOGIES CORPORATION filed May 12, 1993.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, MEDISYN TECHNOLOGIES CORPORATION, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since December 1, 1992, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 31, 2000.

/s/ Dean Heller
Secretary of State

By	/s/ [ILLEGIBLE]
Certification Clerk

[ILLEGIBLE]

[SKADDEN, ARPS, SLATE, MEGAHER & FLOW LLP LETTERHEAD]

February 1, 2000

First Union National Bank,

as Administrative Agent

201 South College Street, CP-23

Charlotte, North Carolina 28288-0680

and each of the Lenders

Re: INAMED Corporation $107,500,000 Credit Agreement

Ladies and Gentlemen:

We have acted as special counsel to INAMED Corporation, a Delaware corporation (the “Borrower”) and the corporations listed on Annex I hereto (the “Subsidiary Guarantors”) in connection with the preparation, execution and delivery of the Credit Agreement, dated as of February 1, 2000 (the “Loan Agreement”), among the Borrower, the lenders listed on the signature pages thereof as the Lenders, Bear Steams & Co. Inc., as sole lead arranger and sole book manager (the “Lead Arranger”), GMAC Commercial Credit LLC, as documentation agent (the “Documentation Agent”), Bear Stearns Corporate Lending Inc., as syndication agent (the “Syndication Agent”) and First Union National Bank, as administrative agent for the Lenders (the “Administrative Agent”) and certain other agreements, instruments and documents related to the Loan Agreement. This opinion is being delivered pursuant to Section 5.1(h)(i) of the Loan Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the Loan Agreement;

(b) the Guarantee and Collateral Agreement dated as of February 1, 2000, executed by the Borrower and each Subsidiary Guarantor (the “Guarantee and Collateral Agreement”);

(c) unfiled, but signed copies of financing statements naming “INAMED Corporation” as debtor and “First Union National Bank, as Administrative Agent” as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the Offices of the Secretary of State of the State of California, the Secretary of State of the State of New York and N.Y. County/City Register, New York (such filing offices, the “Borrower Filing Offices” and such financing statements, the “Borrower Financing Statements”);

(d) unfiled, but signed copies of financing statements, each to be filed against a separate Subsidiary Guarantor, naming such Subsidiary Guarantor as debtor and “First Union National Bank, as Administrative Agent” as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the Office of the Secretary of State of the State of California (such filing office, the “Guarantor Filing Office” and such financing statements, the “Guarantor Financing Statements”);

(e) the certificate of Ilan K. Reich, President of the Borrower and President or Vice President of each of the Subsidiary Guarantors, dated February 1, 2000, a copy of which is attached as Exhibit A hereto (the “Officer’s Certificate”);

(f) certified copies of the Certificate or Articles of Incorporation and By-Laws, each as amended to date, of the Borrower and each of the Subsidiary Guarantors which is a California corporation (a “California Guarantor”) or a Delaware corporation (a “Delaware Guarantor”);

(g) (i) certified copies of certain resolutions of the Board of Directors of the Borrower and each of the Delaware Guarantors and California Guarantors adopted on February 1, 2000;

(h) (i) a certificate dated February 1, 2000 from the Office of the Secretary of State of the State of Delaware as to the good standing of the Borrower and each Delaware Guarantor in such jurisdiction; and (ii) certificates dated February 1, 2000 from the Office of the Secretary of State of the State of California as to authorization to exercise corporate powers, rights and privileges and the good legal standing of each of the California Guarantors; and

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(i) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

The documents described in clauses (a) and (b) above shall hereinafter be referred to collectively as the “Transaction Agreements.”

In our examination we have assumed the genuineness of all signatures (other than those of the Borrower and the Subsidiary Guarantors) including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials, including the facts set forth in the Officer’s Certificates described above.

We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws, (ii) the General Corporation Law of the State of Delaware, (iii) the California Corporations Code and (iv) the Uniform Commercial Code of the State of New York and the State of California as in effect on the date hereof.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed thereto in the Loan Agreement. “Applicable Contracts” mean those agreements or instruments set forth on Schedule I to the Officer’s Certificate. “Applicable Laws” means those laws, rules and regulations of the State of New York and the United States of America (including, without limitation, Regulations U and X of the Federal Reserve Board) which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, but without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not otherwise the subject of a specific opinion herein referring expressly to a particular law or laws. “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority

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pursuant to the Applicable Laws. “Governmental Authority” means any United States or New York governmental, administrative or regulatory authority or agency. “Applicable Orders” means those orders or decrees of Governmental Authorities identified on Schedule II to the Officer’s Certificate. Unless otherwise indicated, references to the “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York and with respect to our opinions regarding the perfection and the effect of perfection or non–perfection of the security interest granted by the Borrower and each Guarantor contained in paragraphs 16 and 18, the Uniform Commercial Code as in effect on the date hereof in the States of New York and California. References to “Applicable States” shall mean the States of New York and California. For purposes of this opinion letter, the terms “Borrower Obligations”, “Guarantor Obligations” and “Obligations” shall mean such term as defined in the Guarantee and Collateral Agreement; provided, such definitions shall not include any obligations and liabilities of the Borrower or any Guarantor to any Affiliate (as defined in the Credit Agreement) of a Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under any Lender Hedge Agreement or any other document made, delivered or given in connection with any Lender Hedge Agreement.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.              The Borrower and each Delaware Guarantor is validly existing and in good standing under the laws of the State of Delaware. Each of the California Guarantors is authorized to exercise all its corporate powers, rights and privileges and is in good legal standing under the laws of the State of California.

2.              The Borrower and each Delaware Guarantor has the corporate power and corporate authority under the laws of the State of Delaware to (i) conduct its business as described in the Borrower’s Form 10–K filed on March 29, 1999 and (ii) execute, deliver and perform all of its obligations under the Transaction Agreements to which it is a party. The execution and delivery of the Transaction

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Agreements to which the Borrower and each Delaware Guarantor is a party and the consummation by the Borrower and each Delaware Guarantor of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Borrower and each Delaware Guarantor under the laws of the State of Delaware. The Transaction Agreements to which the Borrower and each Delaware Guarantor is a party have been duly executed and delivered by the Borrower and each Delaware Guarantor.

3.              Each of the California Guarantors has the corporate power and corporate authority under the laws of the State of California to (i) conduct its business as described in the Borrower’s Form 10–K filed on March 29, 1999 and (ii) execute, deliver and perform all of its obligations under the Guarantee and Collateral Agreement. The execution and delivery of the Guarantee and Collateral Agreement and the consummation by each of the California Guarantors of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each of the California Guarantors, as applicable, under the laws of the State of California. The Guarantee and Collateral Agreement has been duly executed and delivered by each of the California Guarantors, as applicable, under the laws of the State of California.

4.              Each of the Transaction Agreements constitutes the valid and binding obligation under the laws of the State of New York of each Borrower and Subsidiary Guarantor which is a party thereto, enforceable against such Borrower or Subsidiary Guarantor, as applicable, in accordance with its terms.

5.              The execution and delivery by the Borrower, the Delaware Guarantors and the California Guarantors of the Transaction Agreements (to the extent each is a party thereto) and the performance by the Borrower, the Delaware Guarantors and the California Guarantors of their obligations under the Transaction Agreements (to the extent each is a party thereto), each in accordance with its terms, do not conflict with the Certificate or Articles of Incorporation, as applicable, or By–Laws of the Borrower, of any of the Delaware Guarantors or any of the California Guarantors. The execution and delivery by the Borrower and the Subsidiary

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Guarantors of the Transaction Agreements (to the extent each is a party thereto) and the performance by the Borrower and the Subsidiary Guarantors of their obligations under the Transaction Agreements (to the extent each is a party thereto), each in accordance with its terms, do not, (i) constitute a violation of or a default under any Applicable Contracts or (ii) cause the creation of any security interest or lien (other than the liens granted under or created by the Transaction Agreements) upon any of the property of the Borrower or the Subsidiary Guarantors pursuant to any Applicable Contracts.

6.              Neither the execution, delivery or performance by the Borrower or the Subsidiary Guarantors of the Transaction Agreements (to the extent each is a party thereto) nor the compliance by the Borrower or the Subsidiary Guarantors with the terms and provisions thereof will contravene any Applicable Laws.

7.              No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance (including, without limitation, the grant of the security interests pursuant to the Guarantee and Collateral Agreement) of the Transaction Agreements by the Borrower or the Subsidiary Guarantors.

8.              Neither the execution, delivery or performance by the Borrower and the Subsidiary Guarantors of their obligations under the Transaction Agreements (to the extent each is a party thereto) nor compliance by the Borrower and the Subsidiary Guarantors with the terms thereof will contravene any Applicable Order.

9.              The Borrower is not, after giving effect to the transactions contemplated by the Transaction Agreements and the application of the net proceeds from the making of the Loan under the Loan Agreement (i) an “investment company” required to register as such under the Investment Company Act of 1940, as amended, or (ii) a “holding company,” or a “subsidiary company” of a “holding

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company,” or  an “affiliate” of a “holding company” or of a “subsidiary company” or of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

10.            The provisions of the Guarantee and Collateral Agreement are effective to create, in favor of the Administrative Agent for the benefit of itself and the Lenders to secure all of the Obligations (as defined in the Guarantee and Collateral Agreement), a valid security interest (i) in the Borrower’s rights in the promissory note identified on Schedule 2 to the Guarantee and Collateral Agreement (the “Pledged Note”) and (ii) in the Borrower’s rights in the certificates identified on Schedule 2 to the Guarantee and Collateral Agreement (the “Borrower Pledged Securities” and, together with the Pledged Note, the “Borrower Pledged Collateral”).

11.            Upon delivery of the Borrower Pledged Securities to the Administrative Agent in the State of New York, the security interest of the Administrative Agent for the benefit of itself and the Lenders in the Borrower Pledged Securities will be perfected.

12             Upon delivery of the Pledged Note to the Administrative Agent in the State of New York, the security interest of the Administrative Agent for the benefit of itself and the Lenders in the Pledged Note will be perfected.

13.            The provisions of the Guarantee and Collateral Agreement are effective to create, in favor of the Administrative Agent for the benefit of itself and the Lenders to secure all of the Obligations (as defined in the Guarantee and Collateral Agreement), a valid security interest in each Subsidiary Guarantor’s rights in the certificates identified on Schedule 2 to the Guarantee and Collateral Agreement (the “Guarantor Pledged Securities” and, together with the Borrower Pledged Securities, the “Pledged Securities” and the Guarantor Pledged Securities, together with the Borrower Pledged Collateral, the “Pledged Collateral”).

14.            Upon delivery of the Guarantor Pledged Securities to the Administrative Agent in the State of New York, the security interest of the

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Administrative Agent for the benefit of itself and the Lenders in the Guarantor Pledged Securities will be perfected.

15.            The provisions of the Guarantee and Collateral Agreement are effective to create, in favor of the Administrative Agent for the benefit of itself and the Lenders to secure all of the Obligations (as defined in the Guarantee and Collateral Agreement), a valid security interest in the Borrower’s rights in that portion of the Collateral described therein which is subject to Article 9 of the UCC (the “Borrower UCC Collateral”).

16.            The Borrower Financing Statements are in appropriate form for filing in each of the Borrower Filing Offices. With respect to that portion of the Borrower UCC Collateral as to which the filing of a financing statement is a permissible method of perfection (the “Borrower UCC Filing Collateral”), the security interest in favor of the Administrative Agent for the benefit of itself and the Lenders in that portion of the Borrower UCC Filing Collateral which is described in the Borrower Financing Statements will be perfected upon filing of the Borrower Financing Statements in the respective Borrower Filing Offices.

17.            The provisions of the Guarantee and Collateral Agreement are effective to create, in favor of the Administrative Agent for the benefit of itself and the Lenders to secure all of the Obligations (as defined in the Guarantee and Collateral Agreement), a valid security interest in each Subsidiary Guarantor’s rights in that portion of the Collateral described therein which is subject to Article 9 of the UCC (the “Guarantor UCC Collateral” and, together with the Borrower UCC Collateral, the “Collateral”).

18.            The Guarantor Financing Statements are in appropriate form for filing in the Guarantor Filing Office. With respect to that portion of the Guarantor UCC Collateral as to which the filing of a financing statement is a permissible method of perfection (the “Guarantor UCC Filing Collateral”), the security interest in favor of the Administrative Agent for the benefit of itself and the Lenders in that portion of the Guarantor UCC Filing Collateral which is described in

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the Guarantor Financing Statements will be perfected upon filing of the Guarantor Financing Statements in the Guarantor Filing Office.

Our opinions are subject to the following assumptions and qualifications:

(a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we express no opinion as to the effect on the opinion expressed herein of (i) the compliance or non–compliance of the Administrative Agent or any party (other than the Borrower and the Subsidiary Guarantors) to the Transaction Agreements with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of the Administrative Agent or the Lenders;

(c) in rendering our opinions expressed herein, we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Agreements or any transactions contemplated thereby;

(d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(e) enforcement of the Guarantee and Collateral Agreement may be subject to the terms of instruments, leases, contracts or other agreements between the Borrower, any of the Subsidiary Guarantors and the other parties to such agreements, the rights of such other parties and any claims or defenses of such other parties

9

against the Borrower or the Subsidiary Guarantors arising under or outside such instruments, leases or contracts or other agreements.

(f) certain of the remedial provisions, including waivers, with respect to the exercise of remedies against the collateral contained in the Guarantee and Collateral Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guarantee and Collateral Agreement, taken as a whole, and the Guarantee and Collateral Agreement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security interest created thereby;

(g) we express no opinion with respect to any provision of the Loan Agreement to the extent it authorizes or permits any party to the Loan Agreement or any purchaser of a participation interest from any such party to set–off or apply any deposit, property or indebtedness with respect to any participation interest;

(h) we express no opinion as to any waiver of rights to assert the applicability of forum non-conveniens doctrine or any other such doctrine;

In rendering the foregoing opinions, we have also assumed, with your consent, that:

(a) each of the Subsidiary Guarantors which is a Nevada corporation (the “Nevada Guarantors”) is validly existing and in good standing under the laws of the State of Nevada;

(b) each of the parties to the Transaction Agreements (other than the Borrower, the Delaware Guarantors and the California Guarantors) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, with respect to all such parties other than the Borrower and the Subsidiary Guarantors, the validity and binding effect thereof;

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(c) the execution, delivery and performance by each of the Nevada Guarantors of any of their respective obligations under the Transaction Documents does not and will not conflict with, contravene, violate or constitute a default under the Articles of Incorporation or Bylaws of such Nevada Guarantors;

(d) the execution, delivery and performance of the obligations of the Borrower and each Subsidiary Guarantor under the Transaction Agreements does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Borrower or any of the Subsidiary Guarantors is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 5 herein), (ii) any rule, law or regulation to which the Borrower or any of the Subsidiary Guarantors is subject (other than Applicable Laws as to which we express our opinion in paragraph 6 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 8 herein); and

(e) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 7 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower or any Subsidiary Guarantor of the Transaction Agreements to which it is a party or the transactions contemplated thereby.

We understand that you are separately receiving an opinion, with respect to certain of the foregoing assumptions and certain other matters from David Bamberger, Esq., General Counsel of the Borrower and the Subsidiary Guarantors, and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinion.

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Our opinions with respect to the security interest of the Administrative Agent for the benefit of itself and the Lenders in the Collateral and the Pledged Collateral are subject to the following qualifications:

(i) We have assumed that the Borrower and each Subsidiary Guarantor, as applicable, owns, or with respect to after–acquired property will own, the Collateral and the Pledged Collateral, and we express no opinion as to the nature or extent of the Borrower’s or any Guarantor’s rights in, or title to, any of the Collateral or the Pledged Collateral and we note that with respect to any after-acquired property, the security interest will not attach until the Borrower or applicable Subsidiary Guarantor acquires ownership thereof.

(ii) In the case of chattel paper, accounts or general intangibles, we call to your attention that the security interest of the Administrative Agent for the benefit of itself and the Lenders may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors.

(iii) Our opinions with respect to the security interest of the Administrative Agent for the benefit of itself and the Lenders are limited to Article 9 of the UCC, and such opinions do not address (i) laws of jurisdictions other than the Applicable States, and of the Applicable States except for Article 9 of the UCC, (ii) collateral of a type not subject to Article 9 of the UCC, and (iii) what law governs perfection or priority of the security interests granted in the collateral covered by this opinion.

(iv) We express no opinion with respect to proceeds of the Collateral.

(v) We express no opinion whether the description “other property not otherwise described above” used in Section 3 of the Guarantee and Collateral Agreement is an adequate description for purposes of Section 9–203 or Section 9–401 of the UCC.

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(vi) We express no opinion with respect to the priority of the security interest of the Administrative Agent for the benefit of itself and the Lenders in any of the Collateral or the Pledged Collateral.

(vii) We call to your attention that the issuers of certain of the Pledged Securities are organized under the laws of Ireland, Hong Kong, the United Kingdom, Mexico, Japan and the Netherlands, and we express no opinion as to the effect of the laws of Ireland, Hong Kong, the United Kingdom, Mexico, Japan and the Netherlands on the opinions herein stated. Our opinion with respect to the security interest of the Administrative Agent for the benefit of itself and the Lenders in the Pledged Securities is limited to the UCC and the laws of the jurisdiction of the issuer of the securities may affect, among other things, whether the security is characterized as a certificated security, the exercise of remedies with respect to such security and the exercise of voting or other rights with respect to such security.

(viii) We express no opinion with respect to proceeds of, or distributions on the Pledged Collateral.

(ix) We have assumed that the Pledged Note is represented by only one original document.

(x) We express no opinion with respect to the security interest of the Administrative Agent for the benefit of itself and the Lenders in any of the following types of property: (i) any option or similar obligation issued by a clearing corporation to its participants; (ii) any commodity contract; (iii) an ownership interest evidenced by certificates of stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate; (iv) any interest in a trust, partnership or limited liability company or (v) property of a type constituting financial assets (or a security entitlement with respect thereto) not subject to Article 9 of the UCC.

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(xi) In the case of goods, we express no opinion regarding the security interest of the Administrative Agent for the benefit of itself and the Lenders in any goods which are (i) an accession to, or commingled or processed with other goods to the extent that the security interest of the Administrative Agent for the benefit of itself and the Lenders is limited by Section 9–314 or 9–315 of the UCC or (ii) subject to a certificate of title or a document of title.

(xii) We express no opinion regarding the security interest of the Administrative Agent for the benefit of itself and the Lenders in any items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the UCC for filing to perfect such security interest.

(xiii) We express no opinion regarding the security interest of the Administrative Agent for the benefit of itself and the Lenders in any of the Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

(xiv) In the case of any instrument, chattel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to the rights of the Administrative Agent for the benefit of itself and the Lenders's in and to such underlying property.

(xv) We have assumed that the Borrower’s only place of business in New York is and will be located at 1120 Avenue of the Americas, 4th Floor, New York, New York 10036.

(xvi) We express no opinion with respect to the security interest in any of the Collateral consisting of goods which are or are to become fixtures, equipment used in farming operations, or farm products, or accounts or general

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intangibles arising from or relating to the sale of farm products by a farmer, consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas), accounts subject to subsection 5 of Section 9–103 of the UCC.

(xvii) We express no opinion regarding the security interest of the Administrative Agent for the benefit of itself and the Lenders in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof, money due or any rights (including accounts or general intangibles) with respect to the lease, license or use thereof except to the extent Article 9 of the UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein.

(xviii) We advise you that with respect to that portion of the Collateral and the Pledged Collateral in which the Administrative Agent for the benefit of itself and the Lenders has been granted a security interest by more than one agreement, a court may limit the right of the Administrative Agent for the benefit of itself and the Lenders to choose among the remedies otherwise given to it by such agreements with respect to the Collateral and the Pledged Collateral.

(xix) We call to your attention that the American Law Institute and the National Conference of Commissioners on Uniform State Laws have approved a revised version of Article 9, with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8, of the Uniform Commercial Code (“Revised Article 9”), which substantially changes the law governing the creation and perfection of security interests. Revised Article 9 has been enacted in California and is expected to be introduced in other states in the near future. Revised Article 9 will become effective on July 1, 2001 in the State of California. The opinions set forth herein are based solely on the law in effect on the date hereof;

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accordingly, we express no opinion as to the effect of Revised Article 9 on the validity, perfection or priority of the security interest.

This opinion is being furnished only to you (and Assignees) in connection with the Loan Agreement and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our prior written consent.

Very truly yours,

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Annex 1

Guarantors

California Corporations

BioEnterics Corporation

CUI CORPORATION

INAMED DEVELOPMENT COMPANY

McGHAN MEDICAL CORPORATION

Nevada Corporations

INAMED JAPAN, INC.

BIODERMIS CORPORATION

BIOPLEXUS CORPORATION

FLOWMATRIX CORPORATION

MEDISYN TECHNOLOGIES CORPORATION

Delaware Corporations

INAMED International Corp.

Collagen Aesthetics International, Inc.

Collagen Aesthetics, Inc.

Exhibit A

INAMED Corporation

Inamed Acquisition Corporation

Officer’s Certificate

I, Ilan K. Reich, am the President of INAMED Corporation, a Delaware corporation (the “Borrower”) and the President or the Vice President of each of the corporations set forth on Annex 1 hereto (collectively, the “Guarantors”).  I understand that pursuant to the Loan Agreement, dated as of February 1, 2000 (the “Loan Agreement”), among the Borrower, the lenders named on the signature pages thereof as Lenders, Bear Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Lead Arranger”), GMAC Commercial Credit LLC, as documentation agent (the “Documentation Agent”), Bear Stearns Corporate Lending Inc., as syndication agent (the “Syndication Agent”) and First Union National Bank, as administrative agent for the Lenders (the “Administrative Agent”).  Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion dated February 1, 2000 (the “Opinion”) to the Administrative Agent.  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Opinion.  I further understand that Skadden, Arps, Slate, Meagher & Flom LLP is relying on this officer’s certificate and the statements made herein in rendering such Opinion.

With regard to the foregoing, on behalf of the Borrower and each of the Guarantors, I certify that:

1.             Set forth on Schedule I are all of the agreements and instruments (other than the Transaction Agreements) to which the Borrower or any Guarantor is a party or by which it or any of its assets are bound and which are material to the business or financial condition of the Borrower or any of the Guarantors.

2.             Set forth on Schedule II hereto are all of the orders, judgments and decrees of any governmental authority which are specifically applicable to the Borrower or any Guarantor.

3.             Set forth on Schedule III hereto are all consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with any Governmental Authority required in connection with the execution, delivery or performance of the Transaction Agreements.

4.             Less than 25 percent of the assets of the Borrower on a consolidated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

5.             The Borrower and each of the Guarantors (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and does not have any such certificate outstanding, and (c) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities (as defined in Section 3(a) of the Investment Company Act of 1940, as amended) having a value exceeding 40 percent of the value of the Borrower’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

6.             Neither the Borrower nor any of the Guarantors directly or indirectly owns or operates facilities used for the generation, transmission or distribution of electric energy for sale or facilities used for the distribution at retail of natural or manufactured gas for heat, light or power and neither the Borrower nor any of the Guarantors owns any interest in any company which owns or operates such facilities.

7.             Neither the Borrower nor any of the Guarantors is a person providing railroad transportation for compensation (a “rail carrier”) or a person controlled by or affiliated with a rail carrier or a person providing sleeping car transportation for compensation (a “sleeping car carrier”) or a corporation organized to provide transportation by rail carrier or sleeping car carrier.

8.             Neither the Borrower nor any of the Guarantors, directly or indirectly, or through one or more intermediary companies, owns, controls or holds with power to vote (a) 10% or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit-sharing agreements or in oil, gas, other mineral royalties or  leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for a security, receiver’s or trustee's certificates or instruments commonly known as a “security” (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on or warrants or right to subscribe to or purchase any of the foregoing) presently entitling it to vote in the

2

direction or management of, or any such instrument issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any corporation, partnership association, joint-stock compay, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (ii) any of the foregoing types of entities which have received notice of the sort described in Paragraph 9 below.

9.             Neither the Borrower nor any of the Guarantors have received notice that the Securities and Exchange Commission has determined, or may determine, that the Borrower or any Guarantor exercises a controllling influence over the management or direction of the policies of a gas utility company or any electric utility company as to make it subject to the obligations, duties and liabilities imposed upon holding companies by the Public Utility Holding Company Act of 1935, as amended.

10.           The Borrower and each of the California Guarantors conduct only the businesses described in the Borrower’s Form 10-K for the fiscal year ended December 31, 1999.

IN WITNESS WHEREOF I have executed this certificate this 31st day of January, 2000.

/s/ Ilan K. Reich
Name:	Ilan K. Reich
Title:	President or Vice President, as
appropriate

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Schedule I

Material Agreements

1.                                       Heads of Agreement for Plastic Surgery and Cosmetic Dermatology Tissue Engineered Products between Advanced Tissue Sciences, Inc. and Inamed Corporation dated as of May 10, 1999.

2.                                       Letter Agreement Strategic Alliance between NovaMed Inc. and Inamed Corporation dated as of March 25, 1999.

3.                                       Development and Distribution Agreement between Collagen Corporation and Bard Urological Division, C.R. Bard Inc., dated Aril 3, 1987, as amended.

4.                                       Assignment and License Agreement between Collagen Corporation and Cohesion Technologies, Inc., dated January 1, 1998.

5.                                       Collagen Supply Agreement between Collagen Corporation and Cohesion Technologies, Inc., dated January 1, 1998.

6.                                       Second Amended and Restated Hide Supply Agreement between Collagen Aesthetics, Inc. and Ralphs Ranches, Inc. dba Prather Ranch, dated January 1, 1994.

7.                                       Manufacturing and Technical Alliance Term Sheet between Inamed Corporation and NuSil Corporation, dated November 21, 1998.

4

Schedule II

Orders, Judgments, Decrees

None.

5

Schedule III

Governmental Approvals

None.

6

February 1, 2000

First Union National Bank,

as Administrative Agent

201 South College Street, 17th Floor

Charlotte, North Carolina 28288

Each of the Lenders

Re: INAMED Corporation $107,500,000 Credit Agreement

Ladies and Gentlemen,

I am General Counsel of INAMED Corporation, a Delaware corporation (the “Borrower”), and have acted as such in connection with the preparation, execution and delivery of (i) the Credit Agreement, dated as of February 1, 2000 (the “Credit Agreement”), among the Borrower, the lenders listed on the signature pages thereof as the Lenders, Bear Stearns & Co. Inc, as sole lead arranger and sole book manager (the “Lead Arranger”), GMAC Commercial Credit LLC as documentation agent (the “Documentation Agent”), Bear Stearns Corporate Lending Inc., as syndication agent (the “Syndication Agent”) and First Union National Bank, as administrative agent for the Lenders (the “Administrative Agent”), (ii) the Guarantee and Collateral Agreement dated as of February 1, 2000, executed by the Borrower and each Subsidiary Guarantor (the “Guarantee and Collateral Agreement”) and (iii) certain other agreements, instruments and documents related to the Credit Agreement.  This opinion is being delivered pursuant to Section 5.1(h)(ii) of the Credit Agreement.  Capitalized terms used and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

In my examination I have assumed the genuineness of all signatures (other than those of the Borrower and the Subsidiary Guarantors), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

First Union National Bank, as Administrative Agent

The Lenders

February 1, 2000

In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

(a) the Credit Agreement;

(b) the Guarantee and Collateral Agreement;

(c) the Articles of Incorporation of each Subsidiary Guarantor which is a Nevada corporation (the “Nevada Guarantors”);

(d) the By-laws of each Nevada Guarantor; and

(e) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

The documents described in clauses (a) and (b) above shall hereinafter be referred to collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.     Each Nevada Guarantor is validly existing and in good standing under the laws of the State of Nevada.

2.     Each Nevada Guarantor has the corporate power and corporate authority to conduct its business as currently conducted and to execute, deliver and perform all of its obligations under the Guarantee and Collateral Agreement, and the execution and delivery by each Nevada Guarantor of the Guarantee and Collateral Agreement, and the consummation by each Nevada Guarantor of the transactoins contemplated thereby have been duly authorized by all requisite corporate action on the part of each Nevada Guarantor.

3.     The Guarantee and Collateral Agreement has been duly executed and delivered by each of the Nevada Guarantors party thereto.

4.     The execution, delivery and performance by each Nevada Guarantor of its obligations under the Guarantee and Collateral Agreement does not and will

2

not conflict with, contravene, violate or constitute a default under the Articles of Incorporation or By-laws of such Nevada Guarantor.

5.     To the best of my knowledge, there is no pending or threatened action, suit or proceeding affecting the Borrower or any Subsidiary before any court or other governmental authority or any arbitrator which affects the Transaction Agreements or which may materially adversely affect the operations or condition, financial or otherwise, of the Borrower or any Subsidiary or the ability of the Borrower or any Subsidiary to perform its obligations under any Transaction Agreement to which it is a party.

6.     The Borrower is the owner of the Collateral (as defined in the Guarantee and Collateral Agreement) pledged by it in existence on the date hereof, free and clear of any Lien except for the security interest created by the Guarantee and Collateral Agreement and as permitted under the Credit Agreement.  The Pledged Stock (as defined in the Guarantee and Collateral Agreement) pledged by the Borrower has been duly authorized and validly issued and are fully paid and nonassessable.

7.     Each Subsidiary Guarantor is the owner of (i) the Collateral (as defined in the Guarantee and Collateral Agreement) pledged by it in existence on the date hereof, free and clear of any Lien except for the security interest created by the Guarantee and Collateral Agreement and as permitted under the Credit Agreement.  The Pledged Stock (as defined in the Guarantee and Collateral Agreement) pledged by the Subsidiary Guarantors have been duly authorized and validly issued and are fully paid and nonassessable.

3

This opinion is being furnished only to you (and Assignees) and is solely for your benefit and is not to be relied upon by any other Person or for any other purpose without my prior written consent, except that Skadden, Arps, Slate, Meagher & Flom LLP is entitled to rely on this opinion.  I am not, and never have been, a member of the Nevada bar.

Very truly yours,

/s/ David E. Bamberger
David E. Bamberger
General Counsel

4

Schedule A

Guarantors

California Corporations

BioEnterics Corporation

CUI CORPORATION

INAMED DEVELOPMENT COMPANY

McGHAN MEDICAL CORPORATION

Nevada Corporations

INAMED JAPAN, INC.

BIODERMIS CORPORATION

BIOPLEXUS CORPORATION

FLOWMATRIX CORPORATION

MEDISYN TECHNOLOGIES CORPORATION

Delaware Corporations

INAMED International Corp.

Collagen Aesthetics International, Inc.

Collagen Aesthetics, Inc.

5

SOLVENCY CERTIFICATE

I, the undersigned, the Chief Financial Officer of Inamed Corporation, a Delaware corporation (the “Borrower”), do hereby certify that

1.             This Certificate is furnished pursuant to Section 5.1(k) of that certain Credit Agreement dated as of February 1, 2000 (the “Credit Agreement”), by and among the Borrower, the Lenders, Bear Stearns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), Bear, Stearns & Co. Inc., as sole lead arranger and sole book manager (the “Arranger”), First Union National Bank, as the Administrative Agent (in such capacity, the “Administrative Agent”) and GMAC Commercial Credit LLC, as Documentation Agent (in such capacity, the “Documentation Agent”), providing for $107,500,000 in loans.  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.             For purposes of this Certificate, the terms below shall have the following definitions.

“Fair Value”

The amount at which the assets, in their entirely, of (i) the Borrower or (ii) the Borrower and its Subsidiaries, taken as a whole, as the case may be, would change hands between a willing buyer and willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles, consistently applied (“GAAP”)) of (i) the Borrower or (ii) the Borrower and its Subsidiaries, taken as a whole, as the case may be, at the date hereof, together with the amount of all indebtedness to be incurred pursuant to the Credit Agreement.

“Contingent Liabilities”

The estimated amount, as of the date hereof, of liability, reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of (i) the Borrower or (ii) the Borrower and its Subsidiaries, taken as a whole, as the case may be, as of the date hereof after the issuance of all Loans to be made on the Closing Date (including all fees and expenses related thereto but exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

1

3.             For purpose of this Certificate, I, or other officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the period set forth below.

(a)                                  I have reviewed the financial statements of the Borrower and its Subsidiaries.

(b)                                 I have made inquiries of certain other officials of the Borrower and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Contingent Liabilities associated with the business of the Borrower and its Subsidiaries.

(c)                                  I have knowledge of and have reviewed to my satisfaction the Loan Documents, the documents to be executed in connection therewith, and the respective Schedules and Exhibits thereto.

(d)                                 With respect to Contingent Liabilities, I

1.                                       have inquired of certain officials of the Borrower and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them,

2.                                       have confirmed with senior officers of the Borrower and its subsidiaries that (i) all appropriate items were included in Stated Liabilities or Contingent Liabilities and (ii) the amounts relating  thereto were the maximum estimated amount of liability reasonably likely to result therefrom as of the date hereof, and

3.                                       hereby certify that all material Contingent Liabilities that may reasonably be expected to arise from any pending litigation, asserted claims and assessments, guaranties, uninsured risks and other Contingent Liabilities of (i) the Borrower and (ii) the Borrower and its Subsidiaries, taken as a whole (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities), have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimated amount of liability with respect thereto was used in making such certification.

2

(e)                                  I have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause (x) the Borrower or (y) the Borrower and its Subsidiaries, taken as a whole, after the issuance of all Loans to be made on the Closing Date, to have assets with a Fair Value less than the sum of Stated Liabilities and Congingent Liabilities.

4.             Based on and subject to the foregoing, I hereby certify it is my informed opinion that as of the date hereof the Fair Value of the assets of each of (A) the Borrower and (B) the Borrower and its Subsidiaries, taken as a whole, will exceed its Stated Liabilities and Contingent Liabilities.

3

IN WITNESS WHEREOF, I have hereto set my hand this 1st day of February, 2000

/s/ Michael Doty
Name: Michael Doty
Title: Chief Financial Officer

4

Execution Copy

Ableco Finance LLC

450 Park Avenue, 28th Floor

New York, New York 10022

February 1, 2000

INAMED CORPORATION

c/o Mr. Michael Doty

11 Penn Plaza

Suite 946

New York, New York 10001

Dear Mr. Doty:

Reference is made to the Loan Agreement, dated as of September 1, 1999 (the “Bridge Loan Agreement”), among Inamed Corporation, Inamed Acquisition Corporation (each, a “Borrower” and, collectively, the “Borrowers”), the lenders from time to time parties thereto (the “Lenders”) and Ableco Finance LLC, as administrative agent (in such capacity, the “Agent”) for the Lenders.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Bridge Loan Agreement.

We understand that you intend to enter into a $107,500,000 Senior Secured Credit Agreement (the “New Credit Agreement”) among Inamed Corporation, the several banks and other financial institutions or entities identified therein, Bear, Stearns & Co. Inc. as sole lead arranger and sole book manager, Bear Stearns Corporate Lending Inc., as syndication agent, GMAC Commercial Credit LLC, as documentation agent and First Union National Bank, as administrative agent.  Without recourse and without any representation or warranty of any kind, we hereby confirm that simultaneously with the funding of the loans under the New Credit Agreement and the receipt of $78,754,427.02 of the proceeds thereof, such amount to be paid by wire transfer of immediately available funds to the parties set forth in Schedule A attached hereto and pursuant to the instructions set forth in such Schedule A, provided that if such funding and receipt occurs after 11:00 a.m. (New York City time) on the date hereof, the additional amount  of $27,510 shall be paid in accordance with Attachment 1 to Schedule A (such funding and receipt in accordance with such Schedule A and, if applicable, Attachment 1 thereto, being referred to herein as the “Payoff” and the date of such funding and receipt being referred to herein as the “Payoff Date”), all of the Obligations of the Borrowers to the Agent and the Lenders under the Bridge Loan Agreement and the other Loan Documents shall be terminated and satisfied in full (subject only to any provision therein expressly providing for the survival thereof).  On the Payoff Date, the Agent (on behalf of the Lenders) agrees to release (but without recourse and without any represenation or warranty of any kind), and upon consummation of the Payoff, hereby does release, all of its security interests and liens created as security for the Obligations of the Borrowers evidenced by the Security Documents.  Simultaneously with such release, the

Borrowers (for themselves and each of the Guarantors) hereby release the Agent and the Lenders from any duty, obligation or claim, directly or indirectly, arising out of the Loan Documents (except as stated in the fourth paragraph of this letter agreement).

We intend, on the Payoff Date and upon consummation of the Payoff, to deliver to the administrative agent under the New Credit Agreement (i) the UCC-3 termination statements listed in Schedule B hereto, (ii) the stock certificates and promissory notes listed on Schedule C hereto and (iii) a letter addressed to The Bank of New York, as Securities Intermediary, substantially in the form attached hereto as Exhibit I. In this regard, at the sole cost and expense of the Borrowers, we will send a representative of the Agent to the closing of the New Credit Agreement, who, following the consummation of the Payoff and payment in full of all legal fees and expenses invoiced to the Borrowers and payable by the Borrowers under the Bridge Loan Agreement (but without recourse and without representation or warranty of any kind) will deliver all such UCC-3 termination statements, stock certificates and promissory notes and the letter described above at such time.  We further agree that to facilitate the closing of the New Credit Agreement and the repayment of the loans under the Bridge Credit Agreement, we will make such UCC-3 termination statements (to the extent delivered to the Agent prior to such time for signature), stock certificates and promissory notes available for inspection by counsel to the administrative agent under the New Credit Agreement at a reasonable time prior to the Payoff.

We further agree, as promptly as practicable following the Payoff Date, following your request and at your sole cost and expense, to execute such other Uniform Commercial Code termination statements, termination of assignments of trade marks and copyrights and other similar discharges and release documents in the form prepared by you or your counsel (including, if applicable, in recordable form) as are necessary to release the security interests and financing statements and all other notices of security interests and liens previously filed by the Agent or any Lender with respect to the Obligations of the Borrowers, in each case without recourse and without any representation or warranty of any kind.

Without recourse and without any representation or warranty of any kind, we confirm that all the terms, provisions, covenants, respresentations and warranties of the Borrowers and the other Loan Parties under the Bridge Loan Agreement and the other Loan Documents shall not survive termination of the Bridge Loan Agreement, but shall be deemed null and void in all respects (other than those terms, provisions and covenants which by their express terms survive repayment of the Obligations).

The effectiveness of this letter agreement is subject to the conditions precedent that (i) the Agent shall have signed this letter agreement, (ii) the Agent shall have received counterparts of this letter agreement, duly executed by each Borrower and each Lender and (iii) the Payoff shall have been made, and the parties set forth on Schedule A hereto shall have received the proceeds thereof in accordance with such Schedule A and, if applicable, Attachment 1 thereto not later than 2:00 p.m. (New York City time) on February 1, 2000

This letter agreement shall (i) be binding on each of the Agent, the Lenders, the Borrowers and the other Loan Parties, and their respective successors and assigns and (ii) inure to

2

the benefit of the Agent, the Lenders and the Borrowers and their respective successors and assigns.

The Borrowers agree, jointly and severally, to pay all costs and expense of the Agent in connection with the preparation, execution and delivery of this letter agreement, the release documents executed in connection herewith, and the performance of any other acts and the execution of any other documents required to effect the release of any security granted to the Agent, including, without limitation, the fees and disbursements of counsel to the Agent.

This letter agreement may be executed in any number of counterparts (including by telecopy) and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

This letter agreement shall be governed by and construed in accordance with the law of the State of New York.

Each of the Borrowers, the Lenders and the Agent hereby irrevocably and unconditionally waives any right to trial by jury in any action, proceeding or counterclaim concerning this letter agreement.

3

Very truly yours,

ABLECO FINANCE LLC, as Agent under the
Bridge Loan Agreement and the other Loan
Documents

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Senior Vice President

INAMED CORPORATION

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
	Title:	President

COLLAGEN AESTHETICS, INC.

By:	/s/ Ilan K. Reich
	Name:	Ilan K. Reich
	Title:	President

4

Acknowledged and Agreed:

Lenders:

ABLECO FINANCE LLC

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Senior Vice President

A2 FUNDING L.P.
By:	A2 Fund Management LLC,
its General Partner

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Vice President

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Exec. V.P.

WILLIAM E. SIMON & SONS
SPECIAL SITUATION PARTNERS, L.P.

By:	William E. Simon & Sons
Special Situation Partners, LLC,
its General Partner

	By:	/s/ John E. Klinge
	Name:	John E. Klinge
	Title:	Authorized Signatory

CONTINENTAL CASUALTY COMPANY

By:	/s/ Richard W. Dubberke	[SEAL]
Name:	Richard W. Dubberke
Title:	Vice President

FOOTHILL CAPITAL CORPORATION

By:	/s/ Karen S. Sandler
Name:	Karen S. Sandler
Title:	[ILLEGIBLE]

THE BROWN & WILLIAMSON MASTER
RETIREMENT TRUST

By:	MacKay Shields LLC
its Investment Advisor

By :	/s/ Robert A. Nisi
Name:	Robert A. Nisi
Title:	General Counsel

MACKAY-SHIELDS DOMESTIC HEDGE FUND, L.P.

By:	MacKay Shields LLC
its Investment Advisor

By:
Name:	Robert A. Nisi
Title:	General Counsel

EA CAYMAN UNIT TRUST-EA/MACKAY HIGH
YIELD CAYMAN UNIT TRUST
By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	General Counsel

HIGHBRIDGE CAPITAL CORPORATION

By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	General Counsel

POLICE OFFICERS PENSION SYSTEM OF THE
CITY OF HOUSTON

By:		MacKay Shields LLC,
its Investment Advisor

By :	/s/ Robert A. Nisi
	Name:	Robert A. Nisi
	Title:	General Counsel

THE 1199 HEALTH CARE EMPLOYEES PENSION FUND

By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	General Counsel

TEACHERS’ RETIREMENT SYSTEM OF LOUISIANA
By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	General Counsel

RETIREMENT SYSTEM OF THE CITY OF MEMPHIS

By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	Director

MEZZACAPPA CAPITAL PARTNERS, L.P.

By:	MacKay Shields LLC,
its Investment Adviser

	By :		/s/ Robert A. Nisi
	Name:	Robert A. Nisi
	Title:	General Counsel

THE MAINSTAY FUNDS, on behalf of its High Yield
Corporate Bond Fund Series

By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	General Counsel

MACKAY-SHIELD OFFSHORE HEDGE FUND, LTD
By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	General Counsel

MAINSTAY VP SERIES FUND, INC., on behalf of its HIGH
YIELD CORPORATE BOND PORTFOLIO

By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	General Counsel

EMPLOYEES RETIREMENT FUND OF THE CITY
OF FORT WORTH

By:	Mellon Bank, N.A., solely in its capacity as Trustee for the Employees Retirement Fund of the City of Fort Worth as Directed by MacKay Shields LLC, and not in its individual capacity

	By :	/s/ Bernadette Rist
		Name:	BERNADETTE RIST
		Title:	AUTHORIZED SIGNATORY

ANSCHUTZ FOUNDATION

The decision to participate in the investment, any representations made herein by the participant, and any actions taken hereunder by the participant has / have been met solely at the direction of the investment fiduciary who has  [ILLEGIBLE] investment discretion with respect to this  investment.

By:	MacKay-Shields LLC,
its Investment Adviser

By:	/s/ Robert A. Nisi
	Name:		Robert A. Nisi
	Title:		General Counsel

401K SAVINGS PLAN OF THE CHASE MANHATTAN
BANK - HIGH YIELD BOND FUND

By:	MacKay Shields LLC,
its Investment Adviser

	By:	/s/ Robert A. Nisi
		Name:	Robert A. Nisi
		Title:	General Counsel

[LOGO OF ACORD]		EVIDENCE OF PROPERTY INSURANCE			DATE (MM/DD/YY)
02/02/00
THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.
PRODUCER: MFCA	PHONE (A/C No. Ext). 805-965-0071	COMPANY		9FEDI
MFC C & V Insurance Services		Federal Insurance Company
P. O. Box 1469		A Division of Chubb
Santa Barbara , CA 93102-0000		00000-0000
CODE	SUB CODE
AGENCY CUSTOMER ID # 000705
INSURED		LOAN NUMBER		POLICY NUMBER
Inamed Corporation & its Subsidiaries 700 Ward Drive Goleta, CA 93111-0000				35354380
		EFFECTIVE DATE 06/01/99		EXPIRATION DATE 06/01/00	☐CONTINUED UNTIL TERMINATED IF CHECKED
THIS REPLACES PRIOR EVIDENCE DATED:
PROPERTY INFORMATION
LOCATION/DESCRIPTION

Re: All Locations – see attached list

COVERAGE INFORMATION
COVERAGE/PERILS/FORMS				AMOUNT OF INSURANCE	DEDUCTIBLE
Property “Loss Limit” including Buildings, Business Personal Property, Tenant Improvements, EDP, Business Income				$22,500,000	$25,000

REMARKS (Including Special Conditions)
CANCELLATION 10 Day Notice For Non-Payment of Premium

THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD.  SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST
	☐	MORTGAGE	☐	ADDITIONAL INSURED
NAME AND ADDRESS	☒	LOSS PAYEE	☐
First Union National Bank as Administrative Agent 201 S. College Street, l7th Floor Charlotte, NC 28288-	LOAN#
AUTHORIZED REPRESENTATIVE
ACORD 27 [3/93]	/s/ [ILLEGIBLE]		©ACORD CORPORATION 1993

POLICY NUMBER: 35354380	COMMERCIAL PROPERTY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

LOSS PAYABLE PROVISIONS

This endorsement modifies insurance provided under the following:

BUILDING AND PERSONAL PROPERTY COVERAGE FORM

BUILDER’S RISK COVERAGE FORM

CONDOMINIUM ASSOCIATION COVERAGE FORM

CONDOMINIUM COMMERCIAL UNIT-OWNERS COVERAGE FORM

STANDARD PROPERTY POLICY

SCHEDULE

Provisions Applicable

Prem. No.	Bldg. No.	Description of Property	Loss Payee [Name & Address]	Loss Payable	Lender’s Loss Payable	Contract Of Sale
Re: All Locations – see attached list					x

First Union National Bank
as Administrative Agent
201 S. College Street, 17th Floor
Charlotte, NC 28288

A.	When this endorsement is attached to the STANDARD PROPERTY POLICY CP 00 99 the term Coverage Part in this endorsement is replaced by the term Policy.	B.	LOSS PAYABLE For Covered Property in which both you and a Loss Payee shown in the Schedule or in the Declarations have an insurable interest, we will:
The following is added to the LOSS PAYMENT Loss Condition, as indicated in the Declarations or by an “X” in the Schedule:			1. Adjust losses with you; and

CP 12 18 07 88	Copyright, Insurance Service Office Inc. 1983, 1987

1

	2.	Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.				All of the terms of this coverage Part will then apply directly to the Loss Payee.
					d.	If we pay the Loss Payee for any loss or damage and
C.	LENDER’S LOSS PAYABLE.					deny payment to you because of your acts or because
1.

The Loss Payee shown in the Schedule or in the Declarations is a creditor (including a mortgage holder or trustee) with whom you have entered a contract for the sale of Covered Property, whose interest in that Covered Property is established by such written contracts as:

you have failed to comply with the terms of this Coverage Part.
						[1]	The Loss Payee’s rights will be transferred to us to the extent of the amount we pay; and
		a.	Warehouse receipts;			[2]	The Loss Payee’s rights to recover the full
amounts of the Loss Payee’s claim will not be
		b.	A contract for deed;				impaired.

		c.	Bills for lading; or		3.		If we cancel this policy, we will give written .
notice to the Loss Payee at least
		d.	Financing Statements.
	2.	For Covered Property in which both you and a Loss Payee have an insurable interest;				a. b.	10 days before the effective date of cancellation if we cancel for your nonpayment of premium; or 30 days before the effective date of cancellation if we cancel for any other reason.
		a.	We will pay for covered loss or damage to each Loss Payee in their order of precedence, as interests may appear.
					4.	If we do not renew this policy, we will give written notice to the Loss Payee at least 10 days before the expiration date of this policy.
		b.	The Loss Payee has the right to receive loss payment
c.

even if the Loss Payee has started foreclosure or similar action on their Covered Property.

If we deny your claim because of your acts or because you have failed to comply with the terms of the Coverage Part, the Loss Payee will still have the right to receive loss payment if the Loss Payee;

				D.	CONTRACT OF SALE 1. The Loss Payee shown in the Schedule or in the Declarations is a person or organization you have entered a contract with for the sale of Covered Property.

			[1] Pays any premium due under this Coverage Part at our request if you have failed to do so; and		2.	For Covered Property in which both you and the Loss Payee have an insurable interest we will:

[2] [3]

Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and

Has notified us of any change in ownership, occupancy or substantial change in risk known to the Loss Payee.

						a. b.	Adjust losses with you; and Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.
					3.	The following is added to the OTHER INSURANCE Condition:
For Covered Property that is the subject of a contract of sale, the word “you” includes the Loss Payee.

CP 12 18 07 88	Copyright, Insurance Service Office, Inc. 1983, 1987

2

[LOGO OF ACORD]		EVIDENCE OF PROPERTY INSURANCE				DATE (MM/DD/YY)
02/02/00
THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.
PRODUCER	MFCA	PHONE (A/C No. Ext): 805-965-0071	COMPANY		9ESSX
MFC & V Insurance Services			Essex Insurance Company
P.O. Box 1469
Santa Barbara , CA 93102-0000			CA 00000-0000
CODE		SUB CODE
AGENCY CUSTOMER ID # 000705
INSURED			LOAN NUMBER			POLICY NUMBER
Inamed Corporation & its Subsidiaries 700 Ward Drive Goleta , CA 93111-0000						MSP3615
			EFFECTIVE DATE 05/26/99		EXPIRATION DATE 06/01/00	☐CONTINUED UNTIL TERMINATED IF CHECKED
THIS REPLACES PRIOR EVIDENCE DATED:
PROPERTY INFORMATION
LOCATION/DESCRIPTION

Re: All Locations – see attached list

COVERAGE INFORMATION
COVERAGE/PERILS/FORMS				AMOUNT OF INSURANCE		DEDUCTIBLE
Excess Property (excess of $22,500,000) includes Buildings, Business Personal Property, Tenant Improvements, EDP, Business Income * Per underlying policy				$25,000,000		*
REMARKS (Including Special Conditions)
CANCELLATION 10 Day Notice For Non-Payment of Premium

THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD.  SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST
NAME AND ADDRESS		☐	MORTGAGEE	☐	ADDITIONAL INSURED
		☒	LOSS PAYEE	☐
First Union National Bank as Administrative Agent 201 S. College Street, l7th Floor Charlotte, NC 28288-		LOAN#
AUTHORIZED REPRESENTATIVE
ACORD 27 (3/93)		/s/ [ILLEGIBLE]		©ACORD CORPORATION 1993

POLICY NUMBER: MSP3615	COMMERCIAL PROPERTY

THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

LOSS PAYABLE PROVISIONS

This endorsement modifies insurance provided under the following:

BUILDING AND PERSONAL PROPERTY COVERAGE FORM

BUILDER’S RISK COVERAGE FORM

CONDOMINIUM ASSOCIATION COVERAGE FORM

CONDOMINIUM COMMERCIAL UNIT–OWNERS COVERAGE FORM

STANDARD PROPERTY POLICY

SCHEDULE

Provisions Applicable

Prem.	Bldg.	Description	Loss Payee	Loss	Lender’s	Contract
No.	No.	of Property	[Name & Address]	Payable	Loss Payable	Of Sale
Re: All Locations – see attached list					X

First Union National Bank
as Administrative Agent
201 S. College Street, 17th Floor
Charlotte, NC 28288-

A.	When this endorsement is attached to the STANDARD PROPERTY POLICY CP 00 99 the term Coverage Part in this endorsement is re-placed by the term Policy.	B.	LOSS PAYABLE For Covered Property in which both you and a Loss Payee shown in the Schedule or in the Declarations have an insurable interest, we will:
The following is added to the LOSS PAYMENT Loss Condition, as indicated in the Declarations or by an “X’ in the Schedule:			1. Adjust losses with you; and

CP 12 18 07 88	Copyright, Insurance Service Office Inc. 1983, 1987

1

	2.	Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.				All of the terms of this coverage Part will then apply directly to the Loss Payee.
					d.	If we pay the Loss Payee for any loss or damage and
C.	LENDER’S LOSS PAYABLE.					deny payment to you because of your acts or because
1.

The Loss Payee shown in the Schedule or in the Declarations is a creditor (including a mortgage holder or trustee) with whom you have entered a contract for the sale of Covered Property, whose interest in that Covered Property is established by such written contracts as:

you have failed to comply with the terms of this Coverage Part.
						[1]	The Loss Payee’s rights will be transferred to us to the extent of the amount we pay; and
		a.	Warehouse receipts;			[2]	The Loss Payee’s rights to recover the full
amounts of the Loss Payee’s claim will not be
		b.	A contract for deed;				impaired.

		c.	Bills for lading; or		3.		If we cancel this policy, we will give written .
notice to the Loss Payee at least
		d.	Financing Statements.
	2.	For Covered Property in which both you and a Loss Payee have an insurable interest;				a. b.	10 days before the effective date of cancellation if we cancel for your nonpayment of premium; or 30 days before the effective date of cancellation if we cancel for any other reason.
		a.	We will pay for covered loss or damage to each Loss Payee in their order of precedence, as interests may appear.
					4.	If we do not renew this policy, we will give written notice to the Loss Payee at least 10 days before the expiration date of this policy.
		b.	The Loss Payee has the right to receive loss payment
c.

even if the Loss Payee has started foreclosure or similar action on their Covered Property.

If we deny your claim because of your acts or because you have failed to comply with the terms of the Coverage Part, the Loss Payee will still have the right to receive loss payment if the Loss Payee;

				D.	CONTRACT OF SALE 1. The Loss Payee shown in the Schedule or in the Declarations is a person or organization you have entered a contract with for the sale of Covered Property.

			[1] Pays any premium due under this Coverage Part at our request if you have failed to do so; and		2.	For Covered Property in which both you and the Loss Payee have an insurable interest we will:

[2] [3]

Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and

Has notified us of any change in ownership, occupancy or substantial change in risk known to the Loss Payee.

						a. b.	Adjust losses with you; and Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.
					3.	The following is added to the OTHER INSURANCE Condition:
For Covered Property that is the subject of a contract of sale, the word “you” includes the Loss Payee.

CP 12 18 07 88	Copyright, Insurance Service Office Inc. 1983, 1987

2

[LOGO OF ACORD]		EVIDENCE OF PROPERTY INSURANCE				DATE (MM/DD/YY)
02/02/00
THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.
PRODUCER	MFCA	PHONE (A/C No. Ext): 805-965-0071	COMPANY		9GESI
MFC & V Insurance Services			General Star Indemnity
P. O. Box 1469
Santa Barbara, CA 93102-0000			00000-0000
CODE:		SUB CODE:
AGENCY CUSTOMER ID # 000705
INSURED			LOAN NUMBER		POLICY NUMBER
Inamed Corporation & its Subsidiaries 700 Ward Drive Goleta , CA 93111-0000					IPG366871
			EFFECTIVE DATE 05/26/99		EXPIRATION DATE 06/01/00	CONTINUED UNTIL ☐ TERMINATED IF CHECKED
THIS REPLACES PRIOR EVIDENCE DATED:
PROPERTY INFORMATION
LOCATION/DESCRIPTION

Re: All Locations – see attached list

COVERAGE INFORMATION
COVERAGE/PERILS/FORMS					AMOUNT OF INSURANCE	DEDUCTIBLE
Excess Property - (excess of $47,500,000) includes Buildings, Business Personal Property, Tenant Improvements, EDP, Business Income * Per underlying policy					$50,000,000	*
REMARKS (Including Special Conditions)
CANCELLATION 10 Day Notice For Non-Payment of Premium

THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST
		☐	MORTGAGEE	☐	ADDITIONAL INSURED
NAME AND ADDRESS		☒	LOSS PAYEE	☐
First Union National Bank as Administrative Agent 201 S. College Street, l7th Floor Charlotte, NC 28288-		LOAN#
AUTHORIZED REPRESENTATIVE
ACORD 27 (3/93)		/s/ [ILLEGIBLE]		©ACORD CORPORATION 1993

POLICY NUMBER: IPG366871	COMMERCIAL PROPERTY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

LOSS PAYABLE PROVISIONS

This endorsement modifies insurance provided under the following:

BUILDING AND PERSONAL PROPERTY COVERAGE FORM

BUILDER’S RISK COVERAGE FORM

CONDOMINIUM ASSOCIATION COVERAGE FORM

CONDOMINIUM COMMERCIAL UNIT–OWNERS COVERAGE FORM

STANDARD PROPERTY POLICY

SCHEDULE

Provisions Applicable

Prem.	Bldg.	Description	Loss Payee	Loss	Lender’s	Contract
No.	No.	of Property	[Name & Address]	Payable	Loss Payable	Of Sale
Re: All Locations - see attached list					X

First Union National Bank
as Administrative Agent
201 S. College Street, 17th Floor
Charlotte, NC 28288–

A.	When this endorsement is attached to the STANDARD PROPERTY POLICY CP 00 99 the term Coverage Part in this endorsement re–placed by the term Policy.	B.	LOSS PAYABLE For Covered Property in which both you and a Loss Payee shown in the Schedule or in the Declarations have an insurable interest, we will:
The following is added to the LOSS PAYMENT Loss Condition, as indicated in the Declarations or by an “X’ in the Schedule:			1. Adjust losses with you; and

CP 12 18 07 88	Copyright, Insurance Service Office, Inc. 1983, 1987

1

	2.	Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.				All of the terms of this coverage Part will then apply directly to the Loss Payee.
					d.	If we pay the Loss Payee for any loss or damage and
C.	LENDER’S LOSS PAYABLE.					deny payment to you because of your acts or because
1.

The Loss Payee shown in the Schedule or in the Declarations is a creditor (including a mortgage holder or trustee) with whom you have entered a contract for the sale of Covered Property, whose interest in that Covered Property is established by such written contracts as:

you have failed to comply with the terms of this Coverage Part.
						[1]	The Loss Payee’s rights will be transferred to us to the extent of the amount we pay; and
		a.	Warehouse receipts;			[2]	The Loss Payee’s rights to recover the full
amounts of the Loss Payee’s claim will not be
		b.	A contract for deed;				impaired.

		c.	Bills for lading; or		3.		If we cancel this policy, we will give written .
notice to the Loss Payee at least
		d.	Financing Statements.
	2.	For Covered Property in which both you and a Loss Payee have an insurable interest;				a. b.	10 days before the effective date of cancellation if we cancel for your nonpayment of premium; or 30 days before the effective date of cancellation if we cancel for any other reason.
		a.	We will pay for covered loss or damage to each Loss Payee in their order of precedence, as interests may appear.
					4.	If we do not renew this policy, we will give written notice to the Loss Payee at least 10 days before the expiration date of this policy.
		b.	The Loss Payee has the right to receive loss payment
c.

even if the Loss Payee has started foreclosure or similar action on their Covered Property.

If we deny your claim because of your acts or because you have failed to comply with the terms of the Coverage Part, the Loss Payee will still have the right to receive loss payment if the Loss Payee;

				D.	CONTRACT OF SALE 1. The Loss Payee shown in the Schedule or in the Declarations is a person or organization you have entered a contract with for the sale of Covered Property.

			[1] Pays any premium due under this Coverage Part at our request if you have failed to do so; and		2.	For Covered Property in which both you and the Loss Payee have an insurable interest we will:

[2] [3]

Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and

Has notified us of any change in ownership, occupancy or substantial change in risk known to the Loss Payee.

						a. b.	Adjust losses with you; and Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.
					3.	The following is added to the OTHER INSURANCE Condition:
For Covered Property that is the subject of a contract of sale, the word “you” includes the Loss Payee.

CP 12 18 07 88	Copyright, Insurance Service Office, Inc. 1983, 1987

2

ACORD	CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YY) 02/02/00
PRODUCER MFCA

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

MFC & V Insurance Services
P. 0. Box 1469
Santa Barbara, CA 93102-0000	COMPANIES AFFORDING COVERAGE
805–965-0071	COMPANY
A	Federal Insurance Company
INSURED 000705	COMPANY
B	Safeco Insurance Company
Inamed Corporation	COMPANY
& its Subsidiaries	C	MEDMARC – Casualty Insurance Co.
700 Ward Drive	COMPANY
Santa Barbara, CA 93111–	D

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
A	GENERAL LIABILITY	35354380	06/01/99	06/01/00	GENERAL AGGREGATE	$1,000,000
☒	COMMERCIAL GENERAL LIABILITY	PRODUCTS – COMP/OP AGG	$
☐	☐ CLAIMS MADE ☒ OCCUR	PERSONAL & ADV INJURY	$1,000,000
☐	OWNER'S & CONTRACTOR’S PROT	EACH OCCURRENCE	$1,000,000
☐	FIRE DAMAGE (Any one fire)	$1,000,000
☐	MED EXP (Any one person)	$10,000

A	AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT	$1,000,000
☒	ANY AUTO	73242800	06/01/09	06/01/00	BODILY INJURY(Per Person)	$
☒	ALL OWNED AUTOS	BODILY INJURY (Per accident)	$
☒	SCHEDULED AUTOS
☒	HIRED AUTOS	PROPERTY DAMAGE	$
☒	NON–OWNED AUTOS
☐
☐

GARAGE LIABILITY	AUTO ONLY – EA ACCIDENT	$
☐	ANY AUTO	OTHER THAN AUTO ONLY:	$
☐	EACH ACCIDENT	$
☐	AGGREGATE	$
A	EXCESS LIABILITY	79754796	06/01/99	06/01/00	EACH OCCURRENCE	$9,000,000
☒	UMBRELLA FORM	AGGREGATE	$9,000,000
☐	OTHER THAN UMBRELLA FORM	Excl. Products	$

B	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	☒	WC STATUTORY LIMITS	☐ OTHER
THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE	☐ INCL	WC2199180	05/10/99	05/10/00	EL EACH ACCIDENT	$1,000,000
☐ EXCL
EL DISEASE – POLICY LIMIT	$1,000,000
EL DISEASE – EA EMPLOYEE	$1,000,000

C	OTHER	98NV380004	12/03/98	02/07/00	$10,000,000 Occur. & Aggregate
Products – Completed Operations

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS
Re: All Locations - see attached list	Certificate Holder is named as Additional Insured to the General Liability per the attached form.
CERTIFICATE HOLDER	CANCELLATION 10 Day Notice For Non-Pavment of Premium
First Union National Bank as Administrative Agent 201 S. College Street, l7th Floor Charlotte, NC 28288-

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE
ACORD 25–S(1/95)	© ACORD CORPORATION 1988

POLICY NUMBER: 36354380	COMMERCIAL PROPERTY LIABILITY

THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

ADDITIONAL INSURED -

MORTGAGEE, ASSIGNEE OR RECEIVER

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART

SCHEDULE

Name of Person or Organization:

First Union National Bank
as Administrative Agent
201 S. College Street, 17th Floor
Charlotte, NC 28288

Designation of Premises:

Re: All Locations - see attached list         Certificate Holder is named as Additional Insured to the General Liability per the attached form.

entry appears above, information required to complete this endorsement will be shown in the Declarations as applicable to this endorsement.)

1.                WHO IS AN INSURED (Section II) is amended to include as an insured the person(s) or organization(s) shown in the Schedule but only with respect to their liability as mortgagee, assignee, or receiver and arising out of the ownership, maintenance, or use of the premises by you and shown in the Schedule.

2.                This insurance does not apply to structural alterations, new construction and demolition operations performed by or for that person or organization.

CG 20 18 11 85	Copyright, Insurance Service Office, Inc. 1984

IV. LOCATION SCHEDULE

#	ADDRESS	OCCUPANCY
1)	1035 Cindy Lane Carpinteria, CA 93013	BioEnterics Corp.

2)	10760 Oak Shadow Avenue Las Vegas, NV 89144	Inamed Corporation

3)	3753 Howard Hughes Pkwy #310 Las Vegas, NV 89109	Leased to Others

4)	871 Grier Drive Las Vegas, NV 89119	????

5)	1160 Mark Avenue Carpinteria, CA 93013	McGhan Medical Corp.

6)	5511 Ekwill Street Santa Barbara, CA 93111	McGhan Medical Corp.

7)	5531 Ekwill Street Santa Barbara, CA 93111	McGhan Medical Corp.

8)	5551 Ekwill Street Santa Barbara, CA 93111	McGhan Medical Corp.

9)	5571 Ekwill Street Santa Barbara, CA 93111	McGhan Medical Corp.

10)	5540 Ekwill St. (700 Ward Dr.) Santa Barbara, CA 93111	McGhan Medical Corp.

11)	5520 Ekwill Street Santa Barbara, CA 93111	McGhan Medical Corp.

12)	600 Pine Avenue Santa Barbara, CA 93111	McGhan Medical Corp.

13)	460 Ward Drive Santa Barbara, CA 93111	McGhan Medical Corp.

14)	1125 Mark Avenue Carpinteria, CA 93013	BioEnterics

15)	11 Penn Plaza, Suite 946 New York, NY 10001	Inamed Corporation

16)	71 S. Los Carneros Road Santa Barbara, CA 93111	Inamed Corporation

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 21st day of August, 2000 (this “Amendment”), is made among INAMED CORPORATION, a Delaware corporation (the “Borrower”), the Required Lenders (as defined in the Credit Agreement referred to below), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.            The Borrower, the Administrative Agent, certain banks and other financial institutions or entities, Bear, Stearns & Co. Inc., as Lead Arranger, GMAC Commercial Credit LLC, as Documentation Agent, and Bear Stearns Corporate Lending Inc., as Syndication Agent, are parties to a Credit Agreement, dated as of February 1, 2000 (the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.            The Borrower has requested an amendment to the Credit Agreement, and the Required Lenders have agreed to make such amendment upon the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.  The following defined term is hereby added to the Credit Agreement in proper alphabetical order:

“First Amendment Effective Date”  has the meaning given to such term in the First Amendment to Credit Agreement dated as of August 21, 2000 among the Borrower, the Administrative Agent and the Required Lenders.

2.                                       Restricted Payments.  Subsection (d) of Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)         so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase its common stock; provided that the aggregate amount of such purchases of the Borrower during any fiscal year may not exceed an amount equal to 25% of Consolidated Domestic Net Income for the two immediately preceding fiscal years of the Borrower; but provided further that (x) subject to clauses (y) and (z) below, the Borrower may make additional purchases of its common stock in an aggregate amount not exceeding $25,000,000 from and after the First Amendment Date during the term of this Agreement; (y) in no event shall the Borrower effect purchases of its common stock pursuant to this subsection (d) in an aggregate amount exceeding $50,000,000 during the term of this Agreement, and (z) if Consolidated Domestic Net Income is negative during any fiscal year, the Borrower shall not be permitted to purchase its common stock pursuant to this subsection (d) during the next succeeding fiscal year.”

3.             Representations and Warranties.  The Borrower hereby represents and warrants as follows:

(a)           Each of the representations and warranties contained in the Credit Agreement and in the other Loan Documents is true and correct in all material respects on and as of the date hereof and will be true and correct in all material respects on and as of the Amendment Effective Date (as hereinafter defined) and after giving effect to this Amendment with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date).

(b)           On and as of the date hereof, no Default or Event of Default has occurred and is continuing, and on and as of the Amendment Effective Date and after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing.

4.             Amendment Fee.  As a condition to the effectiveness of this Amendment and in consideration of the amendments effected hereby, the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has executed and delivered this Amendment to the Administrative Agent by 12:00 p.m. on August 21, 2000, a fee for such Lender equal to 0.125% of the sum of (i) such Lender’s aggregate outstanding Term Loans, if any, plus (ii) such Lender’s Revolving Commitment, if any.

5.             Effect of Amendment.  From and after the Amendment Effective Date, all references to the Credit Agreement set forth in any other Loan Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

6.             Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof).

7.             Severability.  To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting

2

or invalidating such provision in any other Jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

8.             Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

9.             Construction.  The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

10.           Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective on the date (the “Amendment Effective Date”) upon which the Administrative Agent shall have received (i) an executed counterpart hereof from each of the Borrower and the Required Lenders and (ii) the fee required by Section 4 hereof.

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

INAMED CORPORATION

By:	/s/ David E. Bamberger
David E. Bamberger
Title:	Senior Vice President and Secretary

FIRST UNION NATIONAL BANK, as
Administrative Agent and as a Lender

By:	/s/ [ILLEGIBLE]

Title:	SVP

4

ARCHIMEDES FUNDING III, LTD.
By ING Capital Advisors LLC, as Collateral Manager

By:
Name:
Title:

5

BEAR STEARNS CORPORATE LENDING INC.

By:	/s/ Vic Bulzacchelli
	Name:	Vic Bulzacchelli
	Title:	Managing Director

6

BLACK DIAMOND CLO 2000-1 LTD.

By:	/s/ David Dyer
	Name:	DAVID DYER
	Title:	Director

7

BLACK DIAMOND CLO 1998-1 LTD.

By:	/s/ John H. Cullinane
	Name:	John H. Cullinane
	Title:	Director

8

FC-CBO II LIMITED

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Collateral Manager

9

FC-CBO III LIMITED

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Collateral Manager

10

FIRST DOMINION FUNDING I

By:	/s/ John G. Popp
	Name:	JOHN G. POPP
	Title:	MANAGING DIRECTOR

11

FIRST DOMINION FUNDING II

By:	/s/ John G. Popp
	Name:	JOHN G. POPP
	Title:	MANAGING DIRECTOR

12

FOOTHILL CAPITAL CORPORATION

By:	/s/ M. E. Stearns
	Name:	M.E. STEARNS
	Title:	Sr. Vice President

13

GMAC COMMERCIAL CREDIT LLC

By:	/s/ [ILLEGIBLE]
Name:
	Title:	SVP

14

KZH ING-1 LLC

By:	/s/ Nicholas Lucente
	Name:	NICHOLAS LUCENTE
	Title:	AUTHORIZED AGENT

15

KZH ING-2 LLC

By:	/s/ Nicholas Lucente
	Name:	NICHOLAS LUCENTE
	Title:	AUTHORIZED AGENT

16

KZH ING-3 LLC

By:	/s/ Nicholas Lucente
	Name:	NICHOLAS LUCENTE
	Title:	AUTHORIZED AGENT

17

LONGHORN CDO (CAYMAN) LTD.
By Merrill Lynch Investment Managers, L.P.
As Investment Advisor

By:	/s/ [ILLEGIBLE]
Name:
Title:

18

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

By:	/s/ Sheila Finnerty
	Name:	Sheila Finnerty
	Title:	Senior Vice President

19

NORTHWOODS CAPITAL, LIMITED
By Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/ [ILLEGIBLE]
Name:
Title:

20

NORTHWOODS CAPITAL II, LIMITED
By Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/ [ILLEGIBLE]
Name:
Title:

21

PACIFICA PARTNERS I, L.P.
By Imperial Credit Asset Management as its Investment
Manager

By:	/s/ Sean R. Walker
	Name:	Sean R. Walker
	Title:	Vice President

22

SEQUILS-ING I (HBDGM), LTD.
By ING Capital Advisors LLC, as Collateral Manager

By:
Name:
Title:

23

TORONTO DOMINION (NEW YORK), INC.

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	VICE PRESIDENT

24

SECOND AMENDMENT TO CREDIT AGREEMENT

AND WAIVER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of the 22nd day of November, 2000 (this “Amendment and Waiver”), is made by and among INAMED CORPORATION, a Delaware corporation (the “Borrower”), the Required Lenders (as defined in the Credit Agreement referred to below), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.            The Borrower, the Administrative Agent, certain banks and other financial institutions or entities, Bear, Stearns & Co. Inc., as Lead Arranger, GMAC Commercial Credit LLC, as Documentation Agent, and Bear Stearns Corporate Lending Inc., as Syndication Agent, are parties to a Credit Agreement, dated as of February 1, 2000 (the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.            The Borrower has requested that the Administrative Agent and the Required Lenders waive certain violations of the Credit Agreement resulting from an investment by the Borrower and from the settlement of certain patent infringement litigation, and has also requested that Section 7.7 of the Credit Agreement be amended to accommodate a Capital Expenditure that the Borrower has committed to make in connection with the settlement. The Administrative Agent and the Lenders have agreed to effect such waivers and amendment upon the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT

1.1           Amendment to Section 7.7.  Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Make or commit to make any Capital Expenditure, except (i) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding (A) an aggregate amount of $20,000,000 during the fiscal years of the Borrower ending December 31, 2000 and December 31, 2001, provided that no more than $15,000,000 of such amount shall be expended in either such fiscal year and (B) $7,500,000 during any fiscal year of the Borrower occurring thereafter, and (ii) a Capital Expenditure of the Borrower in the fiscal year ending December 31, 2000, in an aggregate principal amount not exceeding $30,000,000, in connection with the settlement of certain patent infringement litigation among the Borrower, its subsidiary McGhan Medical Corporation and Medical Products Development, Inc.”

ARTICLE II

WAIVERS

2.1           Investment in Reconstructive Technologies.  On October 24, 2000, the Borrower invested $3,001,050 in Reconstructive Technologies, Inc., a Delaware corporation (“RTI”), in exchange for 1,755,000 shares of preferred stock in RTI convertible into common stock constituting 15% of the common stock of RTI (the “RTI Investment”), in violation of Section 7.8 of the Credit Agreement. The Required Lenders hereby waive any Default or Event of Default under Section 7.8 of the Credit Agreement arising from the RTI Investment, provided that the Borrower delivers to the Administrative Agent, within five (5) Business Days of the Amendment Effective Date (as defined below), (i) stock certificates evidencing the preferred stock received by the Borrower in connection with the RTI Investment, together with undated assignments separate from certificate for each such certificate, duly executed in blank; (ii) updated Schedules 2 and 6 to the Guarantee and Collateral Agreement evidencing the pledge pursuant thereto to the Administrative Agent, for the benefit of the Lenders, of such preferred stock and of the intellectual property rights granted to the Borrower by RTI under that certain License Agreement effective October 24, 2000 between RTI and the Borrower (the “License Agreement”); and (iii) written consent by RTI to the pledge of intellectual property rights described in clause (ii), which pledge is expressly prohibited by Section 14.01 of the License Agreement absent consent.

2.2           Settlement Agreement with Medical Products Development. On September 30, 2000, the Borrower executed an agreement with Medical Products Development, Inc. (“MPDI and such agreement, the “MPDI Settlement”) pursuant to which the Borrower agreed to pay $30,000,000 to MPDI in six installments in exchange for title to certain patents and settlement of an action brought by MPDI against the Borrower and its subsidiary McGhan Medical Corporation alleging infringement of those patents. On October 16, 2000, pursuant to the terms of the MPDI Settlement, the Borrower made the initial installment payment of $6,000,000 and issued promissory notes to MPDI in the aggregate principal amount of $24,000,000, representing the remaining amount of the settlement. Such promissory notes constitute Indebtedness of the Borrower that is not permitted by Section 7.2 of the Credit Agreement; and the commitment by the Borrower to pay $30,000,000 for the patents, which the Borrower intends to treat as capital assets, violates Section 7.7 of the Credit Agreement (as such Section was in effect immediately prior to giving effect to the amendment set forth in Section 1.1 above). The Required Lenders hereby waive any Default or Event of Default under Section 7.2 and Section 7.7 of the Credit Agreement (as such Section was in effect immediately prior to giving effect to the amendment thereto set forth in Section 1.1 above) arising from the MPDI Settlement.

2

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

3.1           Representations and Warranties. After giving effect to this Amendment and Waiver, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct as of such date).

3.2            No Default. After giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing.

ARTICLE IV

MISCELLANEOUS

4.1           Amendment Fee. As a condition to the effectiveness of this Amendment and Waiver and in consideration of the amendment and waivers effected hereby, the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has executed and delivered this Amendment to the Administrative Agent by 12:00 p.m. on November 22, 2000, a fee for such Lender equal to 0.125% of the sum of (i) such Lender’s aggregate outstanding Term Loans, if any, plus (ii) such Lender’s Revolving Commitment, if any.

4.2           Counteparts; Effectiveness. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment and Waiver shall become effective on the date (the “Amendment Effective Date”) upon which the Administrative Agent shall have received (i) an executed counterpart hereof from each of the Borrower and the Required Lenders and (ii) the fee required by Section 4.1 hereof.

4.3           Effect of Amendment. From and after the Amendment Effective Date, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and Waiver and as may be further amended, modified, restated or supplemented from time to time. This Amendment and Waiver is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

3

4.4            Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

4.5           Severability. To the extent any provision of this Amendment and Waiver is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment and Waiver in any jurisdiction.

4.6           Successors and Assigns. This Amendment and Waiver shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

4.7           Construction. The headings of the various sections and subsections of this Amendment and Waiver have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their duly authorized officers as of the date first above written.

INAMED CORPORATION

By:	/s/ Michael J. Doty
	Name:	MICHAEL J. DOTY
	Title:	SVP & CFO

FIRST UNION NATIONAL BANK, as
Administrative Agent and as a Lender

By:	/s/ Joyce Barry
	Name:	Joyce Barry
	Title:	Senior Vice President
and Managing Director

ARCHIMEDES FUNDING III, LTD.
By ING Capital Advisors LLC, as Collateral Manager

By:	/s/ Helen Y. Rhee
	Name:	Helen Y. Rhee
	Title:	Vice President & Portfolio Manager

BEAR STEARNS CORPORATE LENDING INC.

By:	/s/ Victor F. Bulzacchelli
	Name:	Victor F. Bulzacchelli
	Title:	Managing Director

BLACK DIAMOND CLO 2000-1 LTD.

By:	/s/ David Dyer
	Name:	David Dyer
Title:

5

BLACK DIAMOND CLO 1998-1 LTD.

By:
Name:
Title:

FC-CBO II LIMITED

By:	/s/ Mike McCarthy
	Name:	Mike McCarthy
	Title:	Manager

FC-CBO III LIMITED

By:	/s/ Mike McCarthy
	Name:	Mike McCarthy
	Title:	Manager

FIRST DOMINION FUNDING I

By:	/s/ John G. Popp
	Name:	John G. Popp
	Title:	Managing Director

FIRST DOMINION FUNDING II

By:	/s/ John G. Popp
	Name:	John G. Popp
	Title:	Managing Director

FOOTHILL CAPITAL CORPORATION

By:	/s/ M. E. Stearns
	Name:	M. E. Stearns
	Title:	Sr. Vice President

6

GMAC COMMERCIAL CREDIT LLC

By:	/s/ Frank Imperato
	Name:	Frank Imperato
	Title:	Senior Vice President

KZH ING-1 LLC

By:
Name:
Title:

KZH ING-2 LLC

By:
Name:
Title:

KZH ING-3 LLC

By:
Name:
Title:

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

By:	/s/ PETER GEWIRTZ
	Name:	PETER GEWIRTZ
	Title:	VICE PRESIDENT

NEEHMAN CLO, LTD.

By:	/s/ Helen Y. Rhee
	Name:	Helen Y. Rhee
	Title:	Vice President & Portfolio Manager

7

NORTHWOODS CAPITAL LIMITED
By Angelo, Gordon & Co., L.P., as Collateral Manager

By:
Name:
Title:

NORTHWOODS CAPITAL II LIMITED
By Angelo, Gordon & Co., L.P., as Collateral Manager

By:
Name:
Title:

PACIFICA PARTNERS 1, L.P.
By Imperial Credit Asset Management as its Investment
Manager

By:	/s/ Sean R. Walker

Name:

Sean R. Walker

	Title:	Vice President

SEQUILS-ING I (HBDGM), LTD.
By ING Capital Advisors LLC, as Collateral Manager

By:	/s/ Helen Y. Rhee
	Name:	Helen Y. Rhee
	Title:	Vice President & Portfolio Manager

SWISS LIFE US RAINBOW LIMITED
By:	ING Capital Advisors LLC
as Investment Manager

By:	/s/ Helen Y. Rhee
	Name:	Helen Y. Rhee
	Title:	Vice President & Portfolio Manager

TORONTO DOMINION (NEW YORK), INC.

By:	/s/ Stacey Malek
	Name:	Stacey Malek
	Title:	Vice President

8

[PAGE ONE (1) IS MISSING]

provided, that from and after the date which is six months after the Third Amendment Effective Date, the Applicable Margin will be determined pursuant to the Pricing Grid.

“Commitment”: as to any Lender, the sum of the Aggregate Term Commitment and the Revolving Commitment of such Lender.

“Facility”: each of (a) the Aggregate Term Commitments and the Aggregate Term Loans made thereunder (the “Aggregate Term Facility”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”, and together with the Aggregate Term Facility, the “Facilities”).

(b)           by deleting each reference to “Term Loans” in the definitions of “Consolidated Fixed Charges”, “Excess Domestic Cash Flow”, “Interest Period”, “Majority Facility Lenders”, “Reinvestment Deferred Amount”, and “Required Lenders” and substituting in lieu thereof a reference to “Aggregate Term Loans”.

(c)           by deleting the reference to “Term Loans” and “Closing Date” in the definition of “Aggregate Exposure” and substituting in lieu thereof a reference to “Aggregate Term Loans” and “Third Amendment Effective Date”, respectively.

(d)           (i) by adding after the words “(e) any other non-cash charges,” in the definition of “Consolidated EBITDA” the following: “and (f) the cash restructuring charges of (1) $5,600,000 recorded in the first quarter of the Borrower’s fiscal year ending December 31, 2001, (2) up to $2,800,000 recorded in the period from the Third Amendment Effective Date through the 12 month anniversary thereof, and (3) $600,000 to be recorded in future periods,” and (ii) by deleting the word “and” before the words “(e) any other non-cash charges,” and substituting in lieu thereof, a comma.

(e)           by adding the following new definitions in the proper alphabetical order:

“Additional Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make an Additional Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Additional Term Commitment” opposite such Lender’s name on Schedule 1.1B. The original aggregate amount of the Additional Term Commitments is $25,000,000.

“Additional Term Lender”: each Lender that has an Additional Term Commitment or is the holder of an Additional Term Loan.

“Additional Term Loan”: as defined in Subsection 2A.1.

“Additional Term Percentage”: as to any Additional Term Lender at any time, the percentage which such Lender’s Additional Term Commitment

2

then constitutes of the Additional Term Commitment or, at any time after the Third Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Additional Term Loans then outstanding constitutes of the aggregate principal amount of the Additional Term Loans then outstanding).

“Aggregate Term Commitment”: as to any Lender, its Term Commitment and Additional Term Commitment.

“Aggregate Term Lender”: a Term Lender or Additional Term Lender.

“Aggregate Term Loans”: as to any Lender, its Term Loans and Additional Term Loans.

“Aggregate Term Note”: as referred to in Exhibit G-1 hereto.

“Aggregate Term Percentage”: collectively, the Term Percentage and the Additional Term Percentage.

“ERP Expenditure Amount”: as defined in Subsection 7.7 hereto.

“Permitted Purchase Amount”: as defined in Subsection 7.6(b) hereto.

“Third Amendment”: the Third Amendment, dated May 16, 2001, to this Agreement.

“Third Amendment Effective Date”: the Third Amendment Effective Date under the Third Amendment to this Agreement (which date is as of May 16, 2001).

2.2           Addition of New Subsection. The Credit Agreement is hereby amended by adding a new Section between Sections 2 and 3 to read in its entirety as follows:

“2A.1      Additional Term Commitments. Subject to the terms and conditions hereof, each Additional Term Lender severally agrees to make a term loan (an “Additional Term Loan”) to the Borrower on the Third Amendment Effective Date in an amount equal to the amount of the Additional Term Commitment of such Lender; provided that the failure of any Lender to make any Additional Term Loan required to be made by it shall not relieve any other Lender if its obligations to make an Additional Term Loan hereunder. The Additional Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Subsections 2.A.2 and 2.12.

2A.2        Procedure for Additional Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 10.00 A.M., Charlotte, North Carolina time, one Business Day prior to the anticipated Third Amendment Effective Date) requesting that

3

the Additional Term Lenders make the Additional Term Loans on the Third Amendment Effective Date. The Additional Term Loans made on the Third Amendment Effective Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Additional Term Lender thereof. Not later than 12:00 Noon, Charlotte, North Carolina time, on the Third Amendment Effective Date each Additional Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Additional Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Additional Term Lenders in immediately available funds.

2A.3        Repayment of Additional Term Loans. The Additional Term Loan of each Additional Term Lender shall mature in 15 consecutive quarterly installments, commencing on June 30, 2001, each of which shall be in an amount equal to such Additional Term Lender’s Additional Term Percentage multiplied by the amount set forth below opposite such installment.

Installment	Principal Amount
June 30, 2001	$63,291.00
September 30, 2001	$63,291.00
December 31, 2001	$63,291.00
March 31, 2002	$63,291.00
June 30, 2002	$63,291.00
September 30, 2002	$63,291.00
December 31, 2002	$63,291.00
March 31, 2003	$63,291.00
June 30, 2003	$63,291.00
September 30, 2003	$63,291.00
December 31, 2003	$63,291.00
March 31, 2004	$6,075,949.75
June 30, 2004	$6,075,949.75
September 30, 2004	$6,075,949.75
January 31, 2005	$6,075,949.75

2A.4        Use of Proceeds. The proceeds of the Additional Term Loans shall be used to refinance Revolving Loans, to make Capital Expenditures, to provide for working capital needs, and to pay related fees and expenses related to the Additional Term Loans and the Third Amendment.”

2.3           Amendment to Subsections 2.10, 2.11 and 6.9.  Subsections 2.10, 2.11, and 6.9 of the Credit Agreement are hereby amended by deleting each reference to “Term Loans” in each of such subsections and substituting in lieu thereof a reference to “Aggregate Term Loans”.

4

2.4           Amendment to Subsection 2.17(b). Subsection 2.17(b) of the Credit Agreement is hereby amended by deleting the terms “Term Lenders” and “Term Loans” each time they appear in such subsection and substituting in lieu thereof the terms “Aggregate Term Lenders” and “Aggregate Term Loans”, respectively.

2.5           Amendment to Subsection 2.23.  Subsection 2.23 of the Credit Agreement is hereby amended by deleting the term “Term Loans” each time it appears in such subsection and substituting in lieu thereof the term “Aggregate Term Loans”.

2.6           Amendment to Subsection 7.1(b).  Subsection 7.1 of the Credit Agreement is hereby amended by deleting paragraph (b) of such subsection in its entirety and substituting in lieu thereof the following new paragraph:

“(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 1.25 to 1.00, in the case of any such period ending on or prior to December 31, 2002, and 1.50 to 1.00 thereafter.”

2.7           Amendments to Section 7.6.  Subsection 7.6 of the Credit Agreement is hereby amended by:

(a)(i)   adding the words “until the first date after December 3l, 2001 on which the Consolidated Leverage Ratio is less than or equal to 1.24 to 1.00 and (ii) $15,000,000 thereafter.” after the reference to the amount “$5,000,000” in paragraph (b) thereof; (ii) deleting the words “a single purchase” in paragraph (b) thereof and substituting in lieu thereof the words “aggregate purchases”; and (iii) by deleting the words “common stock or common stock options” and substituting in lieu thereof the words “common stock, common stock options or common stock warrants”;

(b)   deleting all the words following “so long as no Default or Event of Default shall have occurred and be continuing,” in paragraph (d) thereof and substituting in lieu thereof the words “(1) after the Third Amendment Effective Date, the Borrower may purchase up to $5,00,000 of its common stock (the “Permitted Purchase Amount”), provided that on the date of any purchase, the Consolidated Leverage Ratio is less than or equal to 1.80 to 1.00 on a pro forma basis; (2) six months after the Third Amendment Effective Date, the Permitted Purchase Amount shall be increased by $5,000,000 to a total of $10,000,000, provided that on the date of any purchase that occurs after the six month anniversary of the Third Amendment Effective Date, the Consolidated Leverage Ratio is less than or equal to 1.50 to 1.00 on a pro forma basis (3) after December 31, 2001, the Permitted Purchase Amount shall be increased to $25,000,000 minus the aggregate amount spent by the Borrower to purchase its common stock from the First Amendment Effective Date through (but not including) the Third Amendment Effective Date, provided that the Consolidated Leverage Ratio is less than or equal to 1.24 to 1.00 on December 31, 2001. Notwithstanding any of the foregoing, if on December 31, 2001, the Consolidated Leverage Ratio is greater than 1.24 to 1.00, the Borrower may no longer purchase its common stock until the date on which the Consolidated Leverage Ratio is less than or equal to 1.24 to 1.00.”

5

2.8           Amendment to Section 7.7. Subsection 7.7 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

"7.7  Capital Expenditures.  Make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding (i) an aggregate amount of $22,000,000 during the fiscal year of the Borrower ending December 31, 2001; (ii) an aggregate amount of $35,000,000 during the fiscal years of the Borrower ending December 31,2002 and December 31, 2003, provided that no more than $22,000,000 of such amount shall be expended in either such fiscal year, and (iii) an aggregate amount of $11,000,000 during the fiscal year of the Borrower ending December 31, 2004; provided further that, with respect to (i), (ii) and (iii) immediately above, (a) no more than an aggregate amount of $16,000,000 shall be expended during the fiscal years of the Borrower ending December 31, 2001 and December 31, 2002 for Capital Expenditures relating to leasehold improvements and equipment with respect to the Borrower's Los Cameros project Phase I through Phase III and (b)(1) no more than an aggregate amount of $15,000,000 shall be expended during the fiscal years of the Borrower ending December 31, 2001, December 31, 2002 and December 31, 2003 for Capital Expenditures relating to the installation and development of the Borrower's Enterprise Resource Program (the "ERP Expenditure Amount"); (2) no such Capital Expenditures relating to the Borrower's Enterprise Resources Program in the United States shall be made until the Borrower has received written approval from the U.S. Food and Drug Administration that it may manufacture breast implants at its Los Cameros Facility; and (3) the ERP Expenditure Amount outside of the United States shall be limited to $3,000,000. To the extent that actual Capital Expenditures relating to the Borrower's Los Cameros facility or its Enterprise Resource Program are less than the applicable aggregate amounts set forth in provisos (a) and (b)(1) to (i), (ii) and (iii) of this Section, the aggregate amounts provided for in (ii) and (iii) of this Section will be reduced by such unused amounts."

2.9           Amendments to Subsection 7.8.  Subsection 7.8 of the Credit Agreement is hereby amended as follows:

(a)           by amending and restating paragraph (k) thereof in its entirety to read as follows: "(k) [intentionally omitted]" and

(b)           by deleting the reference to the amount “$1,000,000” in paragraph (n) and substituting in lieu thereof a reference to the amount “$5,000,000”.

2.10         Amendment to Subsection 10.1.  Subsection 10. 1 of the Credit Agreement is hereby amended by deleting the references to the terms “Term Loan”, “Term Loans” and “Term Facility” each time they appear in such subsection and substituting in lieu thereof, the terms “Aggregate Term Loan”, “Aggregate Term Loans” and “Aggregate Term Facility” respectively.

2.11         Amendment to Annex A.  Annex A of the Credit Agreement is hereby amended by (a) deleting the reference to the term “Term Loans” and substituting in lieu thereof

6

the term "Aggregate Term Loans" and (b) deleting the Pricing Grid in its entirety and substituting in lieu thereof the following:

Consolidated Lcverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
> 1.50 to 1.00	4.00%	3.00%
< 1.50 to 1.00	3.50%	2.50%

2.12         Amendment to Exhibit G-1 to the Credit Agreement.  Exhibit G- 1 of the Credit Agreement is hereby amended by deleting the references to "Term Note", and substituting in lieu thereof, a reference to “Aggregate Term Note”.

2.13         Addition of Schedule 1.1B to the Credit Agreement.  The Credit Amendment is hereby amended by adding a new schedule thereto to be designated Schedule 1.1B and to read in its entirety as set forth in Schedule 1.1B to this Amendment.

2.14         Consent.  The Required Lenders hereby consent (a) that CUI Corporation shall no longer be a guarantor under the Guarantee and Collateral Agreement and (b) to the transfer by Inamed International Corp. to McGhan Medical B.V. ("McGhan Medical") of all of the Capital Stock of McGhan Limited (the "Transfer") and agree that the Transfer shall not be included for purposes of determining compliance with the Dollar threshold in subsection 7.8(h).

2.15         Inactive Status of CUI Corporation.  (A) The Borrower covenants that (i) as of the date hereof, CUI Corporation no longer conducts, transmits or otherwise engages in any business or other operations, and does not own or lease any property or assets and does not have any Liens, Indebtedness (except for monies owed to the California Franchise Board) or Guarantee Obligations (other than under the Guarantee and Collateral Agreement until the Third Amendment Effective Date) and (ii) it will not permit CUI Corporation to conduct, transmit or otherwise engage in any business or other operations, to own or lease any property or assets, or to create, assume, incur or suffer to exist any Lien, Indebtedness or Guarantee Obligation. (B) The Borrower covenants that any monies owed by CUI Corporation to the California Franchise Board will be paid by the Borrower when due.

2.16         Passive Holding Status of McGhan Medical.  The Borrower covenants that it will not permit McGhan Medical to conduct, transmit or otherwise engage in any business or other operations (other than holding the capital stock of its Subsidiaries), to own or lease any property (other than holding the capital stock of its Subsidiaries) or to create, assume, incur or suffer to exist, any Lien, Indebtedness or Guarantee Obligation.

7

[Page Missing]

8

Loan Party, dated the Third Amendment Effective Date, as to the incumbency and signature of the officers of such Subsidiaries acknowledging and consenting to this Amendment, which certificate shall be reasonably satisfactory in form and substance to the Arranger and shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

(e)           Fees.  The Arranger, the Administrative Agent and the Lenders shall have received the fees required to be received by them on or prior to the Third Amendment Effective Date.

(f)            Legal Opinion.  The Arranger and the Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

(1)                                  the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, substantially in the form of Exhibit A hereto;

(2)                                  the executed legal opinion of David Bamberger, general counsel of the Loan Parties, substantially in the form of Exhibit B hereto; and

(3)                                  the executed legal opinions of such special and local counsel as may be required by the Arranger and the Administrative Agent.

Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Arranger and Administrative Agent may reasonably require.

(g)           Updated Ratings.  The Arranger shall have received an updated rating for the Facilities from Standard & Poor's Ratings Group and Moody's Investors Service, Inc. of at least BB- and Ba3, respectively.

(h)           Representations and Warranties.  After giving effect to this Amendment, each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.  The borrowing of the Additional Term Loans by the Borrower shall constitute a representation and warranty by the Borrower that this condition has been satisfied.

(i)            No Default.  No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date.  The borrowing of the Additional Term Loans by the Borrower shall constitute a representation and warranty by the Borrower that this condition has been satisfied.

3.4           Continuing Effect; No Other Amendments.  Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect.  The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or any indication of the Arranger's, the Administrative Agent's or the Lender's willingness to amend, any other

9

provisions of the Credit Agreement or the same subsection for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment).

3.5           Expenses.  The Borrower agrees to pay and reimburse the Arranger and the Administrative Agent for all reasonable costs and out-of-pocket expenses incurred by the Arranger and the Admistrative Agent, respectively, in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Arranger.

3.6           Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

3.7           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.8           Consent.  By signature below, each of the Subsidiary Guarantors below acknowledges that the Guarantee and Collateral Agreement remains in full force and effect, and that the Third Amendment is fully enforceable under the Guarantee and Collateral Agreement.

10

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

INAMED CORPORATION

By:
Name:
Title:

FIRST UNION NATIONAL BANK, as
Administrative Agent and as a Lender

By:	/s/ Joyce L. Barry
	Name:	Joyce L. Barry
	Title:	SVP

BEAR STEARNS CORPORATE LENDING INC.,
as Syndication Agent and as a Lender

By:	/s/ Victor F. Bulzacchelli
	Name:	Victor F. Bulzacchelli
	Title:	Managing Director

11

ARCHIMEDES FUNDING III, LTD.

By:	ING Capital Advisors LLC,
as Collateral Manager

By:	/s/ Steven Gorski
Name:	STEVEN GORSKI
Title:	VICE PRESIDENT &
SENIOR CREDIT ANALYST

NEMEAN CLO, LTD.
By:	ING Capital Advisors LLC,
as Investment Manager

By:	/s/ Steven Gorski
Name:	STEVEN GORSKI
Title:	VICE PRESIDENT &
SENIOR CREDIT ANALYST

SWISS LIFE US RAINBOW LIMITED
By:	ING Capital Advisors LLC,
as Investment Manager

By:	/s/ Steven Gorski
Name:	STEVEN GORSKI
Title:	VICE PRESIDENT &
SENIOR CREDIT ANALYST

SEQUILS-ING I (HBDGM), LTD.
By:	ING Capital Advisors LLC,
as Collateral Manager

By:	/s/ Steven Gorski
Name:	STEVEN GORSKI
Title:	VICE PRESIDENT &
SENIOR CREDIT ANALYST

12

ARCHIMEDES FUNDING III, LTD.
By:	ING Capital Advisors LLC, as Collateral Manager

By:
Name:
Title:

BLACK DIAMOND CLO 2000-1 LTD.

By:	/s/ David Dyer
	Name:	David Dyer
	Title:	Director

BLACK DIAMOND CLO 2000-1 LTD.

By:	/s/ John H. Cullinane
	Name:	John H. Cullinane
	Title:	Director

FC-CBO II LIMITED

By:	/s/ David Walsh
	Name:	David Walsh
	Title:	Collateral Manager

FC-CBO III LIMITED

By:	/s/ David Walsh
	Name:	David Walsh
	Title:	Collateral Manager

13

FIRST DOMINION FUNDING I

By:	/s/ DAVID H. LERNER
	Name:	DAVID H. LERNER
	Title:	AUTHORIZED SIGNATORY

FIRST DOMINION FUNDING II

By:	/s/ DAVID H. LERNER
	Name:	DAVID H. LERNER
	Title:	AUTHORIZED SIGNATORY

FOOTHILL CAPITAL CORPORATION

By:
Name:
Title:

FOOTHILL INCOME TRUST II L.P.
By:	FIT II EP, LLC, its General Partner

By:	/s/ Dennis R. Ashner
	Name:	Dennis R. Ashner
	Title:	Managing Member

GMAC COMMERCIAL CREDIT LLC

By:
Name:
Title:

KZH ING-1 LLC

By:
Name:
Title:

14

KZH ING-2 LLC

By:
Name:
Title:

KZH ING-3 LLC

By:
Name:
Title:

MORGAN STANLEY DEAN WITTER PRIME
INCOME TRUST

By:	/s/ Sheila A. Finnerry
	Name:	Sheila A. Finnerry
	Title:	Senior Vice President

NEMEAN CLO, LTD
By:	ING Capital Advisors LLC
As Investment Manager

By:
Name:
Title:

NORTHWOODS CAPITAL, LIMITED
By:	Angelo, Gordon & Co., L.P., as Collateral Manager

By:
Name:
Title:

15

TORONTO-DOMINION (NEW YORK), INC.

By:	/s/ Stacey Malek
	Name:	STACEY MALEK
	Title:	VICE PRESIDENT

[Inamed Third Amendment Signature Page]

16

Acknowledged and Consented to:

BIODERMIS CORPORATION

BIOENTERICS CORPORATION

BIOPLEXUS CORPORATION

AEI INC, FORMERLY COLLAGEN AESTHETICS INTERNATIONAL, INC.

COLLAGEN AESTHETICS, INC.

FLOWMATRIX CORPORATION

INAMED DEVELOPMENT COMPANY

INAMED INTERNATIONAL CORP.

INAMED JAPAN, INC.

MCGHAN MEDICAL CORPORATION

MEDISYN TECHNOLOGIES CORPORATION

By:	/s/ Michael J. Doty
	Name:	Michael J. Doty
	Title:	SENIOR VP & CFO